UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

HANSEN MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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June 20, 2016

Dear Hansen Stockholder:

The annual meeting of stockholders of Hansen Medical, Inc., a Delaware corporation (“Hansen” or the “Company”), will be held on July 22, 2016, at 10:00 a.m. Pacific Time, at Hansen’s principal executive offices located at 800 East Middlefield Road, Mountain View, California 94043. You are cordially invited to attend.

At the meeting, among other proposals, you will be asked to consider and vote on proposals relating to the proposed acquisition of Hansen by Auris Surgical Robotics, Inc., a Delaware corporation (“Auris”). Regardless of whether you plan to attend the meeting, we encourage you to vote your shares by mail, by telephone or through the Internet following the procedures outlined below.

On April 19, 2016, Hansen entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”) with Auris and Pineco Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Auris (“Sub”), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of Hansen by Auris at a price of $4.00 per share in cash. Subject to the terms and conditions of the merger agreement, Sub will be merged with and into Hansen (the “merger”), with Hansen surviving the merger as a wholly owned subsidiary of Auris. At the annual meeting, Hansen will ask you to adopt the merger agreement.

At the effective time of the merger, each share of Hansen common stock issued and outstanding immediately prior to the effective time (other than (i) shares held in treasury of Hansen or owned of record by Hansen, Auris or any wholly owned subsidiary of Hansen or Auris and (ii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the Delaware General Corporation Law) will be cancelled and cease to exist and will automatically be converted into the right to receive $4.00 per share in cash, without interest, subject to any applicable withholding taxes.

Concurrently with entering into the merger agreement, certain Hansen stockholders owning approximately 64.6% of the outstanding shares of Hansen common stock as of April 18, 2016, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, an affiliated entity of Lawrence T. Kennedy, Jr. and certain other Hansen stockholders (the “Rollover Stockholders”), executed and delivered a stock purchase agreement with Auris, pursuant to which the Rollover Stockholders have agreed to purchase in the aggregate approximately $49 million of preferred stock of Auris, which approximately represents the aggregate amount of consideration payable to the Rollover Stockholders in the merger.

The proxy statement accompanying this letter provides you with more specific information concerning the annual meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to read carefully the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

In connection with the process to explore strategic alternatives announced by Hansen, our board of directors (the “Board”) formed a special committee (the “Special Committee”) on December 8, 2015 consisting of Marjorie L. Bowen, Stephen L. Newman and William R. Rohn and, effective January 9, 2016, appointed Michael L. Eagle to the Special Committee, each of whom is an independent director, to evaluate the merger and other alternatives available to the Company. The Special Committee carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. Among other things, the Board resolved not to approve any transaction without a favorable recommendation from the Special Committee. The Special Committee unanimously recommended that our Board approve the merger agreement. After careful consideration and based in part on the unanimous recommendation of the Special Committee, our Board unanimously (i) adopted and declared advisable the merger agreement and the merger and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Hansen and its stockholders (excluding the Rollover Stockholders), (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Hansen stockholders and (v) recommended that Hansen stockholders vote in favor of the adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement.

Concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, Auris, Sub and Hansen obtained voting agreements and irrevocable proxies from each of the Rollover Stockholders and directors and executive officers of Hansen to vote all shares beneficially owned by each such person in favor of the adoption of the merger agreement and to otherwise support the merger. The voting agreements cover in the aggregate approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016. The vote by the Rollover Stockholders and the directors and executive officers of Hansen in favor of the adoption of the merger agreement will be sufficient to adopt the merger agreement even if other stockholders of Hansen vote against (or fail to vote in favor of) the adoption of the merger agreement.

In addition, at the annual meeting you will be asked to consider and vote on the following Proposals 2 and 3 (which relate to the merger) and Proposals 4 and 5 (which are unrelated to the merger), as described in greater detail in the attached proxy statement:

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A proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger (Proposal 2);

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A proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement (Proposal 3);

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A proposal to elect the three Class I directors nominated by our Board to serve for a three-year term and until their successors are elected (Proposal 4); if the merger is completed, all members of our Board, including the Class I directors, will cease to be members of the Board at the effective time of the merger; and

•	A proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 5).

You will also at the annual meeting be asked to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the annual meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important, and we encourage you to vote promptly. Completion of the merger is conditioned upon the adoption of the merger agreement by stockholders holding at least a majority of the outstanding shares of Hansen common stock entitled to vote on such matter. The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. The Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger, “FOR” the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement, “FOR” the election of each Class I director and “FOR” the ratification of the appointment of BDO USA, LLP.

After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares.

Thank you in advance for your continued support and your consideration of this matter.

Michael Eagle	Cary Vance
Chairman, Board of Directors	President and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated June 20, 2016 and is first being mailed to Hansen stockholders on or about June 23, 2016.

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 22, 2016

To the Stockholders of Hansen Medical, Inc.:

The annual meeting of stockholders of Hansen Medical, Inc. (“Hansen” or the “Company”) will be held on July 22, 2016, at 10:00 a.m. Pacific Time, at Hansen’s offices located at 800 East Middlefield Road, Mountain View, California 94043, for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2016 (as it may be amended from time to time, the “merger agreement”), by and among Hansen, Auris Surgical Robotics, Inc., a Delaware corporation (“Auris”), and Pineco Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Auris, which provides for a merger in which Hansen will become a wholly owned subsidiary of Auris (the “merger”) (Proposal 1);

2.	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (Proposal 2);

3.	To consider and vote on a proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement (Proposal 3);

4.	To elect the three Class I directors nominated by our Board to serve for a three-year term and until their successors are elected (Proposal 4); if the merger is completed, all members of our Board, including the Class I directors, will cease to be members of the Board at the effective time of the merger;

5.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 5); and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 31, 2016 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

For more information concerning the annual meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

In connection with the process to explore strategic alternatives announced by Hansen, our board of directors (the “Board”) formed a special committee (the “Special Committee”) on December 8, 2015 consisting of Marjorie L. Bowen, Stephen L. Newman and William R. Rohn and, effective January 9, 2016, appointed Michael L. Eagle to the Special Committee, each of whom is an independent director, to evaluate the merger and other alternatives available to the Company. The Special Committee carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Special Committee unanimously recommended that our Board approve the merger agreement. After careful consideration and based in part on the unanimous recommendation of the Special Committee, our Board unanimously (i) adopted and declared advisable the merger agreement and the merger and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Hansen and its stockholders (excluding the Rollover Stockholders (as defined in the merger agreement)), (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Hansen stockholders and (v) recommended that Hansen stockholders vote in favor of the adoption of the merger agreement.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger, “FOR” the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the adoption of the merger agreement, “FOR” the election of each Class I director and “FOR” the ratification of the appointment of BDO USA, LLP.

To assure that your shares are represented at the annual meeting, regardless of whether you plan to attend the annual meeting in person, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by telephone or through the Internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the Internet, then your voting instructions must be received by 11:59 p.m. Pacific Time on the day before the annual meeting. Your proxy is being solicited by the Board.

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043.

If you fail to return your proxy, vote by telephone or through the Internet or attend the annual meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on July 22, 2016. Our Proxy Statement and our Annual Report on Form 10-K, as amended, are available at http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=irol-IRHome. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our Annual Report on Form 10-K, as amended. You should access and review all of the important information contained in the proxy materials before voting.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

By Order of the Board of Directors

Cary Vance, President and Chief Executive Officer

Mountain View, California

June 20, 2016

Please Vote—Your Vote is Important

i

Annex A—Agreement and Plan of Merger

Annex B—Opinion of Perella Weinberg Partners LP

Annex C—Section 262 of the Delaware General Corporation Law

Annex D—Form of Voting Agreement

SUMMARY TERM SHEET

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the annual meeting. In addition, this proxy statement incorporates by reference important business and financial information about Hansen Medical, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to Hansen Medical, Inc. as “Hansen,” the “Company,” “we,” “us” or “our.” In addition we refer to Auris Surgical Robotics, Inc. as “Auris” and Pineco Acquisition Corp. as “Sub.”

The Merger-Related Proposals

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Proposal 1 — You are being asked to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2016 (as it may be amended from time to time, the “merger agreement”), by and among Hansen, Auris and Sub, which provides for a merger in which Hansen will become a wholly owned subsidiary of Auris (the “merger”). Completion of the merger is conditioned upon, among other things, the adoption of the merger agreement by stockholders holding at least a majority of the outstanding shares of Hansen common stock entitled to vote on such matter.

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Proposal 2 — You are being asked to vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.

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Proposal 3 — You are being asked to vote on a proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement.

Concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, Auris, Sub and Hansen obtained voting agreements and irrevocable proxies from each of the Rollover Stockholders (as defined below) and directors and executive officers of Hansen to vote all shares beneficially owned by each such person in favor of the adoption of the merger agreement and to otherwise support the merger. The voting agreements cover in the aggregate approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016 (excluding shares issuable upon the exercise of options, restricted stock units and warrants exercisable within 60 days of such date). The vote by the Rollover Stockholders and the directors and executive officers of Hansen in favor of the adoption of the merger agreement will be sufficient to adopt the merger agreement even if other stockholders of Hansen vote against (or fail to vote in favor of) the adoption of the merger agreement.

Other Proposals

In addition to Proposals 1, 2 and 3 the following additional proposals unrelated to the merger are being brought before the stockholders for a vote at the annual meeting:

•

Proposal 4 — You are being asked to vote on a proposal to elect the three Class I directors nominated by our board of directors (the “Board”) to serve for a three-year term and until their successors are elected. If the merger is completed, all members of our Board, including the Class I directors, will cease to be members of the Board at the effective time of the merger.

•	Proposal 5 — You are being asked to vote on a proposal to ratify the appointment of BDO USA, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2016.

The Parties to the Merger Agreement (see page 21)

Hansen, based in Mountain View, California, is a leader in intravascular robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan™ Robotic System, Magellan Robotic Catheters, and related accessories are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The Company’s mission is to enable cardiac arrhythmia and endovascular procedures and to improve patient outcomes through the use of intravascular robotics. Additional information can be found at www.hansenmedical.com.

Auris, based in San Carlos, California, is in the business of developing robotics technology for medical applications.

Sub was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Sub will merge with and into Hansen, and Sub will cease to exist.

The Merger (see page 30) and the Voting Agreements (see page 87)

On April 19, 2016, Hansen, Auris and Sub entered into the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or waiver of the conditions set forth therein, Sub will merge with and into Hansen (the “merger”), and Hansen will survive the merger (the “surviving corporation”) as a wholly owned subsidiary of Auris.

Upon completion of the merger, each share of Hansen common stock, par value $0.0001 per share (“Hansen common stock”), that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held in treasury of Hansen or owned of record by Hansen, Auris or any wholly owned subsidiary of Hansen or Auris and (iii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”) will be cancelled and cease to exist and will automatically be converted into the right to receive $4.00 per share, in cash, without interest (the “merger consideration”), subject to any applicable withholding taxes.

Concurrently with entering into the merger agreement, certain Hansen stockholders owning approximately 64.6% of the outstanding shares of Hansen common stock as of April 18, 2016, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, an affiliated entity of Lawrence T. Kennedy, Jr. and certain other Hansen stockholders (the “Rollover Stockholders”), executed and delivered (i) a stock purchase agreement with Auris (the “investment agreement”) whereby each Rollover Stockholder has agreed to acquire, in a private placement exempt from registration under the Securities Act of 1933, as amended, shares of preferred stock of Auris at the effective time of the merger on the terms set forth therein for an aggregate purchase price of approximately $49 million, which approximately represents the aggregate amount of consideration payable to the Rollover Stockholders in the merger, and (ii) a general release in favor of Auris, Sub, Hansen and certain other persons (the “general release”). The execution and delivery of the investment agreement was a condition to the transaction imposed by Auris, which was unwilling to pay on a net basis the approximately $49 million that the Rollover Stockholders would have been entitled to receive and retain absent the investment agreement. Although the Special Committee and our Board approved the merger agreement (which was conditioned on the Rollover Stockholders entering into the investment agreement), neither the Special Committee nor our Board participated in the negotiation of the terms of the investment agreement.

In addition, concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, Auris, Sub and Hansen obtained voting agreements and irrevocable proxies from each of the Rollover Stockholders and directors and executive officers of Hansen to vote all shares beneficially owned by each such person in favor of the adoption of the merger agreement and to otherwise support the merger. The voting agreements cover in the aggregate approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016 (excluding shares issuable upon the exercise of options, restricted stock units and warrants exercisable within 60 days of such date).

The Board and Special Committee

Our Board formed a Special Committee on December 8, 2015 consisting of Marjorie L. Bowen, Stephen L. Newman and William R. Rohn and, effective January 9, 2016, appointed Michael L. Eagle to the Special Committee, each of whom is an independent director, to evaluate the merger and other alternatives available to the Company and to otherwise represent the interests of our unaffiliated stockholders. Among other things, the Board resolved not to approve any transaction without a favorable recommendation from the Special Committee. The Special Committee carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Special Committee members have no personal or financial interest in the completion in the merger, other than to receive the same consideration for any shares held by them as will be paid to the unaffiliated stockholders.

The Special Committee unanimously recommended that our Board approve the merger agreement, a copy of which is attached as Annex A to this proxy statement. After careful consideration and based in part on the unanimous recommendation of the Special Committee, our Board unanimously (i) adopted and declared advisable the merger agreement and the merger and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Hansen and its stockholders, (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Hansen stockholders and (v) recommended that Hansen stockholders vote in favor of the adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement.

The Annual Meeting (see page 22)

The annual meeting will be held on July 22, 2016, at 10:00 a.m. Pacific Time, at Hansen’s offices located at 800 East Middlefield Road, Mountain View, California 94043. At the annual meeting, you will be asked to, among other things, vote for the proposals related to the merger. See the section entitled “The Annual Meeting,” beginning on page 22, for additional information on the annual meeting, including how to vote your shares of Hansen common stock.

Stockholders Entitled to Vote (see page 22)

You may vote at the annual meeting if you were a holder of record of shares of Hansen common stock as of the close of business on May 31, 2016, which is the record date for the annual meeting (the “record date”). You will be entitled to one vote for each share of Hansen common stock that you owned on the record date. As of the record date, there were 18,989,610 shares of Hansen common stock issued and outstanding and entitled to vote at the annual meeting.

Quorum; Votes Required; Effects of Broker Non-Votes

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Adoption of the Merger Agreement (Proposal 1). Under the terms of the merger agreement and as required by Delaware law, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Hansen common stock entitled to vote thereon.

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Approval of Executive Compensation (Proposal 2). The approval, on an advisory (non-binding) basis, of the executive compensation proposal requires the affirmative vote of the holders of a majority of the shares of Hansen common stock present in person or represented by proxy at the meeting and entitled to vote thereon.

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Approval of the Adjournment to Solicit Proxies (Proposal 3). The proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the shares of Hansen common stock present in person or by proxy at the meeting.

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Election of Directors (Proposal 4). Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote generally on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. You may either vote “FOR” each nominee to the Board or you may withhold your vote from any nominee you specify. Only votes “FOR” will affect the outcome. Votes “WITHHELD” will have no effect. Proxies may not be voted for a greater number of persons than the number of nominees named.

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Ratification of Appointment of Independent Auditor (Proposal 5). The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the shares of Hansen common stock present at the meeting either in person or by proxy and entitled to vote thereon.

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Note: If you fail to attend the meeting in person or by proxy or indicate “ABSTAIN” and a quorum is present, your failure to attend the meeting in person or by proxy or abstention will have the same effect as a vote “AGAINST” Proposal 1 and will have no effect on Proposal 4 because Proposal 4 is subject to a plurality voting standard. For purposes of Proposals 2, 3 and 5, if you fail to attend the meeting in person or by proxy and a quorum is present, your failure to attend the meeting in person or by proxy will have no effect on the outcome of such Proposals. However, if a quorum is present and you submit a proxy or vote in person at the annual meeting and indicate “ABSTAIN” on Proposals 2, 3 and/or 5, your abstention will have the same effect as a vote “AGAINST” such Proposals. If you sign and return your proxy card but your proxy card does not contain specific voting instructions, your shares will be voted by the persons named in the proxy in accordance with the recommendations of our Board as set forth in this proxy statement (and therefore be counted “FOR” the approval of Proposals 1, 2, 3, 4 and 5).

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Effect of Broker Non-Votes. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not receive specific voting instructions with respect to a proposal from the beneficial owner and does not have the discretionary authority to vote the shares without such instructions. Nominee holders do not have discretionary authority to vote your shares on Proposals 1, 2, 3 or 4, so if you hold shares through a bank, broker or other nominee, YOU MUST INSTRUCT THEM HOW YOU WANT YOUR SHARES VOTED ON THESE PROPOSALS IF YOU WANT YOUR SHARES TO BE VOTED ON THESE PROPOSALS.

Broker non-votes will have the same effect as votes “AGAINST” Proposal 1 and, to the extent your bank, broker, trustee or other nominee has caused your shares to be represented at the meeting, Proposal 3. Broker non-votes will have no effect on Proposals 2 and 4. Banks, brokers and other nominee holders have discretion to act upon Proposal 5 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions on Proposal 5, they may vote your shares on Proposal 5 (or elect not to vote your shares on Proposal 5) as they determine in their discretion.

How to Vote (see page 25)

Stockholders of record have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Pacific Time on the day before the annual meeting.

If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Hansen common stock, your bank, broker, trust or other nominee will not be able to vote your shares at the annual meeting, except for Proposal 5.

If you wish to vote in person at the annual meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the annual meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Hansen common stock will be mailed to stockholders if the merger is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Annual Meeting—How to Vote,” beginning on page 25, and “The Annual Meeting—Solicitation of Proxies,” beginning on page 26. If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043.

Recommendation of the Special Committee and the Board; Reasons for Recommendation, and Background of the Merger (see page 30)

After careful consideration, including the consideration of the recommendation of the Special Committee, the Board unanimously declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of Hansen and its stockholders (other than the Rollover Stockholders). Accordingly, the Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the adoption of the merger agreement.

For a discussion of the material factors considered by the Special Committee and the Board in reaching their respective conclusions, see the section entitled “The Merger— Reasons for Recommendation, and Background of the Merger,” beginning on page 30. In addition, in considering the recommendations of the Special Committee and the Board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Hansen stockholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 59.

Opinion of Our Financial Advisor

The Special Committee retained Perella Weinberg Partners LP (“Perella Weinberg”) to act as its financial advisor in connection with the Company’s exploration of strategic alternatives, including the merger. The Special Committee selected

Perella Weinberg based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the business and affairs of Hansen and the industry in which Hansen conducts its business. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.

On April 19, 2016, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Board and Special Committee that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Perella Weinberg’s written opinion, dated April 19, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex B and is incorporated by reference herein. Holders of Hansen common stock are urged to read Perella Weinberg’s opinion carefully and in its entirety. The opinion does not address Hansen’s underlying business decision to enter into the merger or the relative merits of the merger as compared with any other strategic alternative which may be available to Hansen. The opinion was not intended to be and does not constitute a recommendation to any holder of Hansen common stock as to how such holder should vote or otherwise act with respect to the merger or any other matter. The opinion does not in any manner address the prices at which Hansen common stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the merger to, or any consideration received in connection with the merger by, the holders of cancelled shares or dissenting shares, the Rollover Stockholders or the holders of any other class of securities, creditors or other constituencies of Hansen. Perella Weinberg provided its opinion for the information and assistance of the Board and Special Committee in connection with, and for the purposes of their evaluation of, the merger. This summary is qualified in its entirety by reference to the full text of the opinion.

Market Price and Dividend Data (see page 132)

Hansen common stock is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “HNSN.” On April 19, 2016, the last full trading day prior to the public announcement of the merger, the closing price for Hansen common stock was $2.86 per share. On June 20, 2016, the latest practicable date before the printing of this proxy statement, the closing price for Hansen common stock was $3.99 per share.

Certain Effects of the Merger (see page 63)

Upon completion of the merger, Sub will be merged with and into Hansen upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Hansen will continue to exist following the merger as a wholly owned subsidiary of Auris.

Following the completion of the merger, shares of Hansen common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Hansen common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), will be terminated.

Consequences if the Merger is Not Completed (see page 63)

If the proposal to adopt the merger agreement does not receive the required approval from Hansen stockholders, or if the merger is not completed for any other reason, you will not receive any consideration from Auris for your shares of Hansen common stock. Instead, Hansen will remain a public company, and Hansen common stock will continue to be listed and traded on NASDAQ. In addition, if the merger is not completed by August 17, 2016, Hansen will be in breach of the forbearance agreement (as defined below) and there would be an Event of Default (as such term is defined in the White Oak agreement (as defined below)) under the White Oak agreement which would, among other things, give the lenders the right to request immediate acceleration of repayment.

In addition, if the merger agreement is terminated under specified circumstances, Hansen is required to pay Auris a termination fee of $3,325,000 or reimburse Auris for certain expenses. See the section entitled “The Agreement and Plan of Merger—Termination Fee; Expenses,” beginning on page 85.

Treatment of Stock Options, RSU Awards and Warrants (see page 69)

Stock Options

The exercise price per share of each outstanding option to purchase shares of Hansen common stock (a “Stock Option”) granted under Hansen’s 2002 Stock Option Plan and 2006 Equity Incentive Plan, as amended (collectively, the “Stock Plans”), is greater than the merger consideration of $4.00 per share. Prior to the effective time of the merger, the Board (or, if appropriate any committee thereof) will adopt appropriate resolutions to provide that, immediately prior to the effective time of the merger, each Stock Option will be cancelled for no consideration. From and after the effective time of the merger, no Stock Option will be exercisable, and no Stock Option will entitle the holder thereof to any payment in exchange therefor. Hansen has agreed to take all actions as necessary to effectuate the foregoing and to ensure that, from and after the effective time of the merger, holders of Stock Options have no rights with respect thereto.

RSU Awards and PSU Awards

Prior to the effective time of the merger, the Board (or, if appropriate, a committee thereof) will adopt appropriate resolutions to provide that, immediately prior to the effective time of the merger, each outstanding award (each, an “RSU Award”) of restricted stock units with respect to shares of Hansen common stock (“RSUs”) will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSU Award will be entitled to receive (without interest and subject to any applicable withholding taxes) a payment in cash of an amount equal to the product of (i) the merger consideration of $4.00 multiplied by (ii) the number of restricted stock units subject to such RSU Award, subject to the immediately following paragraph with respect to RSUs subject to performance conditions.

To the extent an award of RSUs is subject to performance conditions (“PSU Award”), the number of RSUs that become vested with respect to a PSU Award (“PSUs”) will be determined (a) for PSU Awards with a performance period that by its terms has ended prior to the effective time of the merger, based on actual performance through the end of such performance period, and (b) for PSU Awards with a performance period that by its terms has not ended prior to the effective time of the merger, at 100% of target levels. Hansen has agreed to take all action as necessary to ensure that, from and after the effective time of the merger, holders of RSU Awards or PSU Awards will have no rights with respect thereto other than the payments described above.

Termination of Employee Stock Purchase Plan and Stock Plans

Hansen has agreed to take, prior to the effective time of the merger, all actions necessary to terminate its 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”) and all outstanding rights thereunder as of immediately prior to the effective time of the merger. As of the effective time of the merger, all Stock Plans and the Stock Purchase Plan will terminate, and no further Stock Options, RSUs, PSUs or other rights with respect to shares of Hansen common stock will be granted thereunder.

Warrants

As the exercise price per share of each outstanding warrant to purchase Hansen common stock (a “Warrant”) is greater than the merger consideration of $4.00 per share, no provision is made in respect of the Warrants in the merger agreement. Hansen has agreed to take all actions as necessary prior to the effective time of the merger such that all Warrants terminate and cease to be of any force or effect from and after the effective time of the merger.

Interests of Directors and Executive Officers in the Merger (see page 59)

In considering the recommendation of the Board and the Special Committee that you vote “FOR” the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Hansen stockholders generally. You should keep this in mind when considering the recommendation of the Board and the Special Committee in favor of the adoption of the merger agreement. The Board and the Special Committee were aware of these interests and considered them at the time the Board and Special Committee made their recommendation to Hansen stockholders and at the time the Board approved the merger agreement.

Conditions to the Merger (see page 82)

Conditions to Each Party’s Obligations

Each party’s obligations to effect the merger are subject to the satisfaction (or mutual waiver if permitted by law) of the following conditions:

•	receipt of the requisite stockholder approval;

•

no governmental authority of competent jurisdiction having issued, enacted, entered, promulgated or enforced any law or order that is in effect and renders the completion of the merger illegal, and no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger having been issued by any court of competent jurisdiction and remaining in effect; and

•

if Auris has provided to Hansen notification that the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), are required, the waiting period (and any extensions thereof) with respect to any filings applicable to the merger under the HSR Act having expired or been terminated. As of the filing of this proxy statement, Auris has not notified Hansen that any filing under the HSR Act is required.

Additional Conditions to Auris’s and Sub’s Obligations

The obligations of Auris and Sub to effect the merger are also subject to the satisfaction or waiver by Auris of the following additional conditions:

•

in each case both as of the date of the merger agreement and as of closing date as though made on and as of the closing date (except to the extent such representations and warranties are expressly made solely as of a specific date): (i) Hansen’s representations and warranties with respect to due organization, valid existence, qualification to do business and good standing, capital structure, authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, the inapplicability of takeover statutes to the merger, requisite stockholder approval, and brokers and fees, without regard to materiality qualifiers therein (other than the material adverse effect qualifier in the representations and warranties with respect to qualification to do business and good standing) contained within such representations and warranties, being true and correct in all material respects; (ii) Hansen’s representation and warranty with respect to the absence of any material adverse effect since January 1, 2016 being true and correct in all respects; and (iii) all of other representations and warranties of Hansen contained in the merger agreement, without regard to materiality or material adverse effect qualifiers contained within such representations and warranties, being true and correct, except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Hansen;

•	Hansen having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date;

•	Auris having received a certificate signed by an executive officer of Hansen as to the satisfaction of the foregoing two conditions;

•

since the date of the merger agreement, there not having been any material adverse effect on Hansen and no event having occurred and no circumstance existing that, in combination with any other events or circumstances, would reasonably be expected to have or result in a material adverse effect on Hansen;

•

there being no pending any proceeding by any governmental authority having authority over Auris, Sub or Hansen challenging or seeking to restrain or prohibit the completion of the merger or any of the other transactions contemplated by the merger agreement;

•

since the date of the merger agreement, neither White Oak Global Advisors, LLC (“White Oak”) nor any of the lenders under the Amended and Restated Loan and Security Agreement dated as of August 23, 2013, among Hansen, White Oak and the lenders party thereto (the “White Oak agreement”), or the Forbearance Agreement dated as of April 19, 2016, among Hansen, White Oak and the lenders party thereto (the “forbearance agreement”), having exercised any of the rights and remedies available to any of them under either of such agreements upon the occurrence and during the continuance of an Event of Default (as defined in the White Oak agreement) or as a result of Hansen breaching or being in default of any of the covenants, agreements or other provisions of the forbearance agreement, other than solely delivering notice of such Event of Default or other breach or default to Hansen (the “White Oak condition”); and

•	none of the Rollover Stockholders having invalidated or terminated the investment agreement or the general release, other than with the prior written consent of Auris.

Additional Conditions to Hansen’s Obligations

Hansen’s obligations to effect the merger are also subject to the satisfaction or waiver by Hansen of the following additional conditions:

•

all of the representations and warranties of Auris and Sub contained in the merger agreement being true and correct, both as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made solely as of a specific date), except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of Auris and Sub to complete the merger and consummate the other transactions contemplated by the merger agreement;

•

each of Auris and Sub having performed or complied in all material respects with all material agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing date; and

•

Hansen having received a certificate executed by an executive officer of each of Auris and Sub as to the satisfaction of the foregoing conditions and certifying that, as of the closing, Auris has sufficient available funds to pay the aggregate cash amount payable by it under the merger agreement, subject to the terms of the investment agreement, and all of Hansen’s obligations under the White Oak agreement.

Each of Auris and Sub, on the one hand, and Hansen, on the other hand, may waive the conditions to the performance of its respective obligations under the merger agreement and effect the merger even though one or more of these conditions has not been met, to the extent permitted by applicable law. Hansen cannot give any assurance that all of the conditions of the merger will be either satisfied or waived or that the merger will occur.

Regulatory Approvals Required for the Merger (see page 66)

If Auris notifies Hansen in writing no later than June 30, 2016 that filings under the HSR Act are required for completing the merger, then both Auris and Hansen will file the required notification and report forms under the HSR Act and the respective obligations of Auris, Sub and Hansen to complete the merger will be subject to the expiration or termination of the waiting period (and any extension thereof) under the HSR Act. As of the filing of this proxy statement, Auris has not notified Hansen that any filing under the HSR Act is required.

Restriction on Solicitation of Competing Proposals (see page 76)

Under the merger agreement, Hansen was required to and was required to cause its subsidiaries to, and direct its directors, officers, investment bankers and counsel (collectively, “Hansen representatives”) to, cease any solicitations, discussions or negotiations with any persons that may have been ongoing with respect to any competing proposal (as defined in the merger agreement). In addition, subject to certain exceptions described below (except with respect to the first bullet below), the merger agreement requires that Hansen will not, and will cause its subsidiaries not to, and will direct Hansen representatives not to:

•	initiate, solicit or knowingly encourage or facilitate the submission of any competing proposal or acquisition inquiry (both as defined in the merger agreement);

•	furnish any non-public information regarding Hansen or any of its subsidiaries to any third party in connection with or in response to a competing proposal or acquisition inquiry;

•	participate in any discussions or negotiations with any third party with respect to any competing proposal or acquisition inquiry;

•	amend or waive any rights under any confidentiality, “standstill,” non-solicitation or similar agreement with any third party to which Hansen is a party or under which Hansen has any rights;

•	approve, endorse or recommend any competing proposal; or

•	enter into any letter of intent or similar document or any contract contemplating or providing for any competing proposal.

Under certain circumstances, however, and in compliance with its obligations contained in the merger agreement, Hansen is permitted to furnish non-public information with respect to it and its subsidiaries to, and participate in discussions or negotiations with, the person making a competing proposal if, in addition to other conditions, the Board or a duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, that such competing proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restriction on Solicitation of Competing Proposals,” beginning on page 76). Under certain circumstances, Hansen is permitted to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal after or concurrently with the payment of a termination fee by Hansen to Auris of $3,325,000.

Termination of the Merger Agreement (see page 84)

Termination Rights Exercisable by Either Auris or Hansen

The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Auris and Hansen. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Auris or Hansen if:

•

the merger has not been completed on or before October 19, 2016 (the “outside date”); provided, however, that the right to terminate the merger agreement is not available to any party whose material breach of any representation, warranty or covenant under the merger agreement has caused or resulted in the failure of the completion of the merger to occur on or before the outside date;

•	if the requisite stockholder approval has not been obtained upon a vote taken at the stockholder meeting, including any adjournment or postponement thereof; or

•

any governmental authority of competent jurisdiction has issued, enacted, entered, promulgated or enforced any law or order that is in effect and renders the completion of the merger illegal, or any permanent restraining order, permanent injunction or other permanent order preventing the completion of the merger has been issued by any court of competent jurisdiction, remains in effect and becomes final and non-appealable.

Hansen Termination Rights

Hansen may also terminate the merger agreement:

•

in order to enter into a proposed definitive agreement with respect to a superior proposal if the Board or a duly authorized committee thereof has effected a change of company recommendation in connection with such superior proposal to the extent permitted by the merger agreement as described in the section titled “The Agreement and Plan of Merger—Obligation of the Board with Respect to Its Recommendation,” beginning on page 78, and Hansen has otherwise fully complied with its obligations in the merger agreement relating to such superior proposal, as described in such section; or

•

(i) there is an inaccuracy in Auris’s or Sub’s representations contained in the merger agreement or Auris or Sub fails to perform its covenants contained in the merger agreement, in either case that has prevented or would reasonably be expected to prevent Auris or Sub from consummating the transactions contemplated by the merger agreement; (ii) Hansen delivers written notice to Auris of such inaccuracy or failure to perform; and (iii) such inaccuracy or failure to perform is not capable of being cured prior to the outside date or at least 30 days elapses since the date of delivery of such written notice to Auris and such inaccuracy or failure to perform is not cured.

Auris Termination Rights

Auris may also terminate the merger agreement:

•

if any of the following “triggering events” has occurred: (i) the Board makes a change of company recommendation; (ii) Hansen fails to include in the proxy statement the company recommendation or fails to include in the proxy statement a statement to the effect that the Board has determined and believes that the merger is fair to and in the best interests of Hansen stockholders (other than the Rollover Stockholders); (iii) following the public disclosure or public announcement of a competing proposal or an acquisition inquiry, the Board fails to reaffirm publicly the company recommendation within five business days after Auris requests in writing that such recommendation or determination be reaffirmed publicly; (iv) the Board publicly approves, endorses or recommends any competing proposal; (v) Hansen enters into any letter of intent or contract contemplating or providing for any competing proposal (other than an acceptable confidentiality agreement); or (vi) a tender or exchange offer relating to securities of Hansen has been commenced and Hansen does not publicly issue, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Hansen recommends rejection of such tender or exchange offer; or

•

if (i) there is an inaccuracy in Hansen’s representations contained in the merger agreement or Hansen fails to perform its covenants contained in the merger agreement, in either case, such that a condition to closing relating to the accuracy of Hansen’s representations and warranties or Hansen’s performance or compliance with its covenants and agreements would not be satisfied; (ii) Auris delivers written notice to Hansen of such inaccuracy or failure to perform; and (iii) such inaccuracy or failure to perform is not capable of being cured prior to the outside date or at least 30 days elapses since the date of delivery of such written notice to Hansen and such inaccuracy or failure to perform is not cured.

Effect of Termination

If the merger agreement is terminated, the merger agreement will be of no further force or effect without liability of any party to the merger agreement (or any director, officer or subsidiary of such party) to any other party or parties to the merger agreement, except that certain provisions of the merger agreement, including each party’s acknowledgments of absence of other representations and warranties made by the other parties other than those set forth in the merger agreement, confidentiality, the termination fee and expenses provisions, and miscellaneous other provisions, will survive any such termination. Notwithstanding the foregoing, the termination of the merger agreement will not relieve any party from any liabilities or damages incurred or suffered by another party as a result of such first party’s fraud or willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Termination Fee; Expenses (see page 85)

Certain circumstances that result in a termination of the merger agreement may trigger an obligation of Hansen to make a payment to Auris. Hansen has agreed to pay Auris a termination fee in the amount of $3,325,000 if:

•	Auris terminates the merger agreement due to the occurrence of a triggering event;

•

Hansen terminates the merger agreement in order to enter into a proposed definitive agreement with respect to a superior proposal following the Board or a duly authorized committee thereof effecting a change of company recommendation in connection with such superior proposal pursuant to the applicable provisions of the merger agreement (as described in the section titled “The Agreement and Plan of Merger—Obligation of the Board with Respect to Its Recommendation,” beginning on page 78), and Hansen has otherwise fully complied with its obligations under such provisions (as described above in such section);

•

(A) either Auris or Hansen terminates the merger agreement because either the merger has not been completed by the outside date or the requisite stockholder approval has not been obtained upon a vote taken at the stockholder meeting, including any adjournment or postponement thereof, (B) after the date of the merger agreement and prior to the obtaining of the requisite stockholder approval, a competing proposal has been publicly disclosed and not withdrawn and (C) within 12 months after the termination of the merger agreement, Hansen enters into a definitive agreement with respect to any transaction described in the definition of “competing proposal” and such transaction is subsequently completed; provided, however, that for purposes of this clause, all percentages contained in the definition of “competing proposal” shall be changed to “50%.”

Hansen has also agreed to pay Auris a nonrefundable cash amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees and expenses paid, payable or otherwise incurred by Auris in connection with the merger agreement and the transactions contemplated by the merger agreement if the merger agreement is terminated due to the failure of the White Oak condition to be satisfied on or before the outside date.

Appraisal Rights (see page 90)

Under Delaware law, holders of shares of Hansen common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. A holder of Hansen common stock who properly seeks appraisal and complies with the applicable requirements under Delaware law (“dissenting stockholders”) will forgo the merger consideration and instead receive a cash payment equal to the fair value of his, her or its shares of Hansen common stock in connection with the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger). Fair value will be determined by the Court of Chancery of the State of

Delaware following an appraisal proceeding. Dissenting stockholders will not know the appraised fair value at the time such holders must elect whether to seek appraisal. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of Hansen common stock and procedures required to exercise statutory appraisal rights is included in the section entitled “Appraisal Rights,” beginning on page 90.

To seek appraisal, a Hansen stockholder of record must deliver a written demand for appraisal to Hansen before the vote on the merger agreement at the Hansen annual meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of Hansen common stock through the effective time of the merger, and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law may result in the loss of appraisal rights.

The foregoing summary is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL which is attached to this proxy statement as Annex C.

Litigation Related to the Merger (see page 67)

Hansen, the members of the Board, Auris, Sub and the Rollover Stockholders have been named as defendants in certain lawsuits brought by purported Hansen stockholders seeking, among other things, to enjoin the proposed merger. For a further description of these matters, please refer to the discussion in the section entitled “The Merger—Litigation Related to the Merger” beginning on page 67.

Material U.S. Federal Income Tax Consequences of the Merger (see page 64)

The receipt of cash in exchange for shares of Hansen common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) who receives cash in exchange for shares of Hansen common stock in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Hansen common stock (that is, shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64, and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger.

Additional Information (see page 135)

You can find more information about Hansen in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the annual meeting of stockholders and the merger. These questions and answers do not address all questions that may be important to you as a Hansen stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Where and when will the annual meeting of stockholders be held?

A:	The annual meeting of Hansen stockholders will be held at Hansen’s offices located at 800 East Middlefield Road, Mountain View, California 94043, on July 22, 2016, at 10:00 a.m. Pacific Time.

Q:	May I attend the annual meeting in person?

A:	All stockholders of record as of the close of business on May 31, 2016, the record date for determining the stockholders entitled to notice of and to vote at the annual meeting, may attend the annual meeting. In order to be admitted to the annual meeting, a form of government-issued personal identification will be required. If your shares are held in the name of a bank, broker or other nominee holder of record, and you wish to attend the annual meeting, you must present proof of ownership of our common stock, such as a bank or brokerage account statement, to be admitted to the meeting. If you wish to vote your shares in person at the annual meeting, you also must present at the meeting a valid proxy issued to you by the nominee holder of record of your shares. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Q:	Who is entitled to vote at the annual meeting?

A:	Only holders of record of Hansen common stock as of the close of business on May 31, 2016, the record date for the annual meeting, are entitled to vote at the annual meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of Hansen common stock that you held on the record date.

Q:	What proposals will be considered at the annual meeting?

At the annual meeting, you will be asked to consider and vote on:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 59;

•

a proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement;

•	a proposal to elect the three Class I directors nominated by our Board to serve for a three-year term and until their successors are elected; and

•	a proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

You will also be asked to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Q:	What vote is required to approve each of the proposals?

A:	Adoption of the Merger Agreement (Proposal 1). The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Hansen common stock entitled to vote on such matter. Abstentions and failures to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. The vote by the Rollover Stockholders and the directors and executive officers of Hansen in favor of the adoption of the merger agreement will be sufficient to adopt the merger agreement even if other stockholders of Hansen vote against (or fail to vote in favor of) the adoption of the merger agreement.

Approval of Executive Compensation (Proposal 2). The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting entitled to vote on such matter. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Hansen or Auris or any of their respective subsidiaries, and, if the merger agreement is adopted by Hansen stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. If you fail to vote by proxy or in person, your failure to vote will have no effect on the outcome of this proposal. However, if you submit a proxy or vote in person at the annual meeting and indicate “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” this proposal.

Approval of Adjournment to Solicit Proxies (Proposal 3). The approval of the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. If you fail to vote by proxy or in person, your failure to vote will have no effect on the outcome of this proposal. However, if you submit a proxy or vote in person at the annual meeting and indicate “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” this proposal.

Election of Directors (Proposal 4). The three nominees receiving the most “FOR” votes (from the holders of shares present in person or represented by proxy and entitled to vote generally on the election of directors) will be elected. Only votes “FOR” will affect the outcome. Votes “WITHHELD”, abstentions and failures to vote will have no effect on the outcome of this proposal. Proxies may not be voted for a greater number of persons than the number of nominees named.

Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal 5). The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of Hansen for its fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the shares present at the meeting either in person or by proxy and entitled to vote thereon. If you fail to vote by proxy or in person, your failure to vote will have no effect on the outcome of this proposal. However, if you submit a proxy or vote in person at the annual meeting and you indicate “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” this proposal.

Q:	How does the Board recommend that I vote on the proposals?

A:	Upon careful consideration, the Board and the Special Committee have unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of Hansen and its stockholders (excluding the Rollover Stockholders), and the Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. The Board also unanimously recommends that you vote “FOR” the non-binding compensation advisory proposal, “FOR” the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company to solicit additional proxies in favor of the adoption of the merger agreement, “FOR” the election of each Class I director and “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm.

For a discussion of the factors that the Board and the Special Committee considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger— Reasons for Recommendation, and Background of the Merger,” beginning on page 30. In addition, in considering the recommendation of the Board and the Special Committee with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Hansen stockholders generally. See the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 59.

Q:	Do I need to attend the annual meeting in person?

A:	No. It is not necessary for you to attend the annual meeting in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:	How many shares need to be represented at the annual meeting?

A:

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Hansen common stock entitled to vote constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were 18,989,610 shares of Hansen common stock outstanding. If you are a Hansen stockholder as of the close of business on the record date and you vote by mail, by telephone, through the

Internet or in person at the annual meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of Hansen common stock (i.e., you hold your shares in the name of a bank, broker, trust or other nominee) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum.

All shares of Hansen common stock held by stockholders that are present in person, or represented by proxy, and entitled to vote at the annual meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the annual meeting may be adjourned.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger?

A:	In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Hansen is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Hansen’s named executive officers in connection with the merger. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 28.

Q:	What will happen if Hansen stockholders do not approve the non-binding compensation advisory proposal?

A:	The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to adopt the merger agreement. Approval of the non-binding compensation advisory proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Hansen or Auris or any of their respective subsidiaries. Accordingly, if the merger agreement is adopted by Hansen’s stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of Hansen common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Hansen common stock that you owned on the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote by:

•	submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•	by appearing in person at the annual meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Pacific Time on the day before the annual meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the annual meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the annual meeting in person to ensure that your shares of Hansen common stock are represented at the annual meeting.

If you sign and return your proxy card but your proxy card does not contain specific voting instructions, your shares will be voted by the persons named in the proxy in accordance with the recommendations of our Board as set forth in this proxy statement (and therefore be counted “FOR” the approval of Proposals 1, 2, 3, 4 and 5).

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:	Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Hansen common stock at the annual meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote, except for Proposal 5 (Ratification of the Appointment of Independent Registered Public Accounting Firm). You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options. Banks, brokers and other nominee holders have discretion to act upon Proposal 5 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions on Proposal 5, they may vote your shares on Proposal 5 (or elect not to vote your shares on Proposal 5) as they determine in their discretion.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:	Other than regarding Proposal 5, your bank, broker, trust or other nominee will NOT be able to vote your shares of Hansen common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of Hansen common stock, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. The failure to provide your nominee with voting instructions will have the same effect as votes “AGAINST” Proposal 3 to the extent your bank, broker, trustee or other nominee has caused your shares to be represented at the meeting, and will have no effect on Proposals 2 and 4.

Banks, brokers and other nominee holders have discretion to act upon Proposal 5 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions on Proposal 5, they may vote your shares on Proposal 5 (or elect not to vote your shares on Proposal 5) as they determine in their discretion. Additionally,, because Proposal 5 is a discretionary matter on which your bank, broker, trust or other nominee is entitled to vote without specific instructions from you, if your bank, broker, trust or other nominee causes your shares to be represented at the meeting, your shares will be included in the calculation of the number of shares of Hansen common stock present at the annual meeting for purposes of determining whether a quorum is present.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:	Yes. You may revoke your proxy or change your vote at any time before it is voted at the annual meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Hansen common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the annual meeting and voting in person. However, simply attending the annual meeting without voting will not revoke or change your proxy. “Street name” holders of shares of Hansen common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.

All properly submitted proxies received by us before the annual meeting that are not revoked or changed prior to being exercised at the annual meeting will be voted at the annual meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy card?

A:

If you receive more than one proxy card, it means that you hold shares of Hansen common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by properly completing and mailing each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	What happens if I sell my shares of Hansen common stock before the annual meeting?

A:	The record date for the annual meeting is earlier than the date of the annual meeting. If you own shares of Hansen common stock as of the close of business on the record date but transfer your shares prior to the annual meeting, you will retain your right to vote at the annual meeting, but the right to receive the merger consideration will pass to the person who holds your shares as of immediately prior to the effective time of the merger.

Q:	As a stockholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $4.00 in cash, without interest, subject to any applicable withholding taxes, for each share of Hansen common stock you own as of immediately prior to the effective time of the merger (other than shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL).

The receipt of cash in exchange for shares of Hansen common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

Q:	What will happen to outstanding Hansen equity compensation awards in the merger?

A:	For information regarding the treatment of outstanding Hansen equity awards, see the section entitled “The Agreement and Plan of Merger—Treatment of Stock Options, RSU Awards, and Warrants,” beginning on page 69.

Q:	What will happen to my account under the Hansen 2006 Employee Stock Purchase Plan?

A:	No new payment periods have commenced after April 19, 2016, and the 2006 Employee Stock Purchase Plan will be terminated as of immediately prior to the effective time of the merger. All shares of Hansen common stock in the 2006 Employee Stock Purchase Plan as of immediately prior to the effective time of the merger will be treated as outstanding shares of Hansen common stock and will be converted into the right to receive the merger consideration.

Q:	What will happen to the Hansen directors following the merger?

A:	If the merger is completed, all members of our Board, including the Class I directors to be elected at the annual meeting, will cease to be members of the Board at the effective time of the merger. The merger agreement provides that, at the effective time of the merger, the directors of Sub immediately prior to the effective time will become the directors of the surviving corporation.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:	Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, holders of record of Hansen common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Court of Chancery of the State of Delaware if the merger is completed. Appraisal rights only will be available to these holders if they deliver a written demand for an appraisal to Hansen prior to the vote on the proposal to adopt the merger agreement at the annual meeting and they comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. For additional information, see the section entitled “Appraisal Rights,” beginning on page 90.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	Should I send in my RSU Awards now?

A:	No. Shortly after the merger is completed, your RSU Awards will either be automatically exchanged for the applicable consideration, or you will receive further instructions for such exchange.

Q:	When is the merger expected to be completed?

A:	We and Auris are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed in mid-2016, but we cannot be certain when or if the conditions to the merger will be satisfied (or to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or to the extent permitted, waived), including the adoption of the merger agreement by Hansen stockholders and potentially the receipt of certain regulatory approvals. For additional information, see the section entitled “The Agreement and Plan of Merger—Conditions to the Merger,” beginning on page 82.

Q:	What happens if the merger is not completed?

A:	If the proposal to adopt the merger agreement is not approved by the holders of a majority of the outstanding shares of Hansen common stock entitled to vote on the matter or if the merger is not completed for any other reason, you will not receive any consideration from Auris for your shares of Hansen common stock. Instead, Hansen will remain a public company, and Hansen common stock will continue to be registered under the Exchange Act and listed and traded on NASDAQ. In addition, if the merger is not completed by August 17, 2016, Hansen will be in breach of the forbearance agreement and there would be an Event of Default (as such term is defined in the White Oak agreement) under the White Oak agreement which would, among other things, give the lenders the right to request immediate acceleration of repayment. Under certain circumstances, if the merger is not completed, we may be obligated to pay Auris a termination fee or reimburse Auris for its expenses. For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed,” beginning on page 63.

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne solely by us. Proxies may be solicited in person, by telephone, e-mail, facsimile or other means by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation for such services.

Q:	Are there any requirements if I plan on attending the annual meeting?

A:	If you wish to attend the annual meeting, you may be asked to present valid photo identification. Please note that, if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of Hansen.

Q:	Where can I find more information about Hansen?

A:	Hansen files periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 135.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K which we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to publish the final results.

Q:	How can I get electronic access to the Proxy Statement and Annual Report?

A:	This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on April 22, 2016, is available on the internet along with the Notice and other proxy materials at http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=proxy.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	If the merger is completed, we will not have public stockholders and there will be no public participation in any future stockholder meetings. We intend to hold the 2017 annual meeting only if the merger is not completed. If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 23, 2017, to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, CA 94043. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2017 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between March 24, 2017 and April 23, 2017; provided, however, that if our 2017 annual meeting is held before June 22, 2017 or after August 21, 2017, you must provide that specified information to us between the 120th day prior to the 2017 Annual Meeting and not later than the 90th day prior to the 2017 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2017 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this proxy statement constitutes “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•	the satisfaction of the conditions precedent to the completion of the proposed transaction, including, without limitation, the receipt of stockholder approvals;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	unanticipated difficulties or expenditures relating to the proposed transaction;

•

legal proceedings, judgments or settlements, including those that have been or may be instituted against Hansen, its Board, executive officers and others following the announcement of the proposed transaction;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed transaction;

•	the response of customers, distributors, suppliers, business partners and regulators to the announcement of the proposed transaction;

•	other factors described under the “Risk Factors” section in this proxy statement; and

•	other factors described in Hansen’s annual report on Form 10-K for the fiscal year ended December 31, 2015, as amended, filed with the SEC.

Hansen can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this proxy statement, and Hansen undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

RISK FACTORS

Risks Relating to the Pending Merger

If the proposed merger is not completed, our business could be harmed and our stock price could decline.

The completion of the merger is conditioned upon, among other things, the adoption of the merger agreement by our stockholders and other customary closing conditions. Therefore, the merger may not be completed or may not be completed in a timely manner. If the merger agreement is terminated, the market price of our common stock will likely decline. In addition, our stock price may decline as a result of the fact that we have incurred and will continue to incur significant expenses related to the merger prior to its closing that will not be recovered if the merger is not completed. If the merger agreement is terminated under certain circumstances as described below under “The Agreement and Plan of Merger—Termination Fee; Expenses”, we may be obligated to pay Auris a termination fee of $3,325,000 (approximately 3.5% of Hansen’s enterprise value as of March 31, 2016 based on the $4.00 per share purchase price) or make a nonrefundable cash payment to Auris equal to the aggregate amount of all reasonable and documented out-of-pocket fees and expenses paid, payable or otherwise incurred by Auris in connection with the merger agreement and the transactions contemplated by the merger agreement. As a consequence of the failure of the merger to be completed, as well as of some or all of these potential effects of the termination of the merger agreement, our business could be harmed in that concerns about our viability are likely to increase, making it more difficult to retain employees and existing customers and to generate new business.

The fact that there is a merger pending could harm our business, revenue and results of operations.

While the merger is pending, it creates uncertainty about our future. As a result of this uncertainty, customers may decide to delay, defer, or cancel purchases of our products pending completion of the merger or termination of the merger agreement. If these decisions represent a significant portion of our anticipated revenue, our results of operations and quarterly revenues could be substantially below the expectations of investors.

In addition, while the merger is pending, we are subject to a number of risks that may harm our business, revenue and results of operations, including:

•	the diversion of management and employee attention and the unavoidable disruption to our relationships with customers and vendors may detract from our ability to grow revenues and minimize costs;

•	we have and will continue to incur significant expenses related to the merger prior to its closing; and

•	we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

Our executive officers may have interests in the merger other than, or in addition to, the interests of our stockholders generally.

Members of our Board and our executive officers may have interests in the merger that are different from, or are in addition to, the interests of our stockholders generally. Our Board and the Special Committee was aware of these interests and considered them, among other matters, in approving the merger agreement. You should keep this in mind when considering the recommendation of the Board and the Special Committee in favor of the adoption of the merger agreement. These interests include the vesting or delivery of outstanding equity awards and payments that may come due upon a change of control under employment agreements, and the continuation of indemnification obligations and directors’ and officers’ insurance for former and continuing officers and directors.

PARTIES TO THE MERGER

Hansen

Hansen Medical, Inc., based in Mountain View, California, is a leader in intravascular robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan™ Robotic System, Magellan Robotic Catheters, and related accessories are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The Company’s mission is to enable cardiac arrhythmia and endovascular procedures and to improve patient outcomes through the use of intravascular robotics. Additional information can be found at www.hansenmedical.com.

Hansen became a publicly traded company in 2006. Shares of Hansen common stock are listed on NASDAQ and trade under the symbol “HNSN.”

Hansen’s principal executive offices are located at 800 East Middlefield Road, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.

Additional information about Hansen is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 135, for more information.

Auris

Auris Surgical Robotics, Inc., a Delaware corporation, is in the business of developing robotics technology for medical applications. Auris’s principal executive offices are located at 125 Shoreway Road, Suite D, San Carlos, California 94070, and its telephone number is (650) 837-0267. Its website address is www.aurisrobotics.com. The information provided on such website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to such website in this proxy statement.

Sub

Pineco Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Auris formed solely for the purpose of engaging in the transactions contemplated by the merger agreement. Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Auris’s acquisition of Hansen. Upon completion of the merger, Sub will merge with and into Hansen, and Sub will cease to exist. Sub’s principal executive offices are located at c/o Auris Surgical Robotics, Inc., 125 Shoreway Road, Suite D, San Carlos, California 94070, and its telephone number is (650) 837-0267.

THE ANNUAL MEETING

We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the annual meeting and at any properly convened meeting following an adjournment or postponement of the annual meeting.

Date, Time and Place of the Annual Meeting

The annual meeting will be held on July 22, 2016, at 10:00 a.m. Pacific Time at Hansen’s offices located at 800 East Middlefield Road, Mountain View, California 94043.

Hansen stockholders who wish to attend the annual meeting may be asked to present valid photo identification. Please note that, if you hold your shares of Hansen common stock in “street name” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the meeting without the approval of Hansen.

Purpose of the Annual Meeting

At the annual meeting, Hansen’s stockholders of record will be asked to consider and vote on:

•

a proposal to adopt the merger agreement, pursuant to which, subject to the satisfaction or waiver of certain specified conditions, Sub will merge with and into Hansen, with Hansen continuing as the surviving corporation;

•

a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 59;

•

a proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement;

•

a proposal to elect the three Class I directors nominated by our Board to serve for a three-year term and until their successors are elected; if the merger is completed, all members of our Board, including the Class I directors, will cease to be members of the Board at the effective time of the merger.

•	a proposal to ratify the appointment of BDO USA, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2016; and

•	such other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendation of the Special Committee and the Board

Our Board formed a Special Committee on December 8, 2015 consisting of Marjorie L. Bowen, Stephen L. Newman and William R. Rohn and, effective January 9, 2016, appointed Michael L. Eagle to the Special Committee, each of whom is an independent director, to evaluate the merger and other alternatives available to the Company and to otherwise represent the interests of our unaffiliated stockholders. The Special Committee carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Special Committee members have no personal or financial interest in the completion in the merger, other than to receive the same consideration for any shares held by them as will be paid to the unaffiliated stockholders.

The Board and the Special Committee carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, and at the recommendation of the Special Committee, the Board (i) adopted and declared advisable the merger agreement and the merger and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation by Hansen of the transactions contemplated by the merger agreement, including the merger, (iii) determined that the transactions contemplated by the merger agreement, including the merger, are in the best interests of Hansen and its stockholders (excluding the Rollover Stockholders), (iv) directed that a proposal to adopt the merger agreement be submitted to a vote at a meeting of Hansen stockholders and (v) recommended that Hansen stockholders vote in favor of the adoption of the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement.

The Board also unanimously recommends a vote “FOR” the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the annual meeting, if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement.

The Board also unanimously recommends a vote “FOR” the election of each Class I director, and “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm.

Each holder of record of shares of Hansen common stock as of the close of business on May 31, 2016, which is the record date for the annual meeting, is entitled to receive notice of, and to vote at, the annual meeting. You will be entitled to one vote for each share of Hansen common stock that you owned on the record date. As of the record date, there were 18,989,610 shares of Hansen common stock issued and outstanding and entitled to vote at the annual meeting. The presence at the annual meeting, in person or by proxy, of the holders of 9,494,806 shares of Hansen common stock (a majority of the outstanding shares of Hansen common stock entitled to vote) constitutes a quorum for the annual meeting.

If you are a Hansen stockholder of record and you vote by mail, by telephone or through the Internet or in person at the annual meeting, then your shares of Hansen common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Hansen common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. Because Proposal 5 is a discretionary matter on which your bank, broker, trustee or other nominee may vote even without instructions from you, if you are a “street name” holder of shares, your bank, broker, trustee or other nominee causes your shares to be represented at the meeting even if you do not provide your bank, broker, trust or other nominee with voting instructions.

All shares of Hansen common stock held by stockholders of record that are present in person or represented by proxy and entitled to vote at the annual meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the annual meeting may be adjourned by the chairman of the meeting or by a majority of the shares present in person or represented by proxy at the meeting.

Vote Required for Approval

Merger Agreement Proposal. The proposal to adopt the merger agreement requires the affirmative vote of a majority of the outstanding shares of Hansen common stock entitled to vote on such matter. The vote by the Rollover Stockholders and the directors and executive officers of Hansen in favor of the adoption of the merger agreement will be sufficient to adopt the merger agreement even if other stockholders of Hansen vote against (or fail to vote in favor of) the adoption of the merger agreement.

Non-Binding Compensation Advisory Proposal. The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such matter. The vote is advisory only and, therefore, is not binding on Hansen or Auris or any of their respective subsidiaries, and, if the merger agreement is adopted by Hansen stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Adjournment Proposal. The approval of the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting.

Election of Directors Proposal. The three nominees receiving the most “FOR” votes (from the holders of shares present in person or represented by proxy and entitled to vote generally on the election of directors) will be elected.

Ratification of the Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of Hansen for its fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting entitled to vote on such matter.

Effect of Abstentions and Broker Non-Votes

If your shares are held for you in “street name” by your bank, broker or other nominee holder, you should instruct them how you want them to vote your shares by following the voting instructions provided by them. If you have not received such voting instructions or require further information regarding such voting instructions, you should contact your bank, broker or other nominee holder for directions on how to vote the shares they hold for you.

Under the Nasdaq rules, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement, approval of an adjournment of the annual meeting to solicit additional proxies in favor of the adoption of the merger agreement, approval of executive compensation in connection with a merger, and the election of directors. Therefore, absent specific instructions from you, your bank, broker or other nominee are not empowered to vote the shares they hold for you with respect to the approval of Proposals 1 through 4. With respect to Proposal 5, the ratification of the appointment of our independent auditor, banks, brokers and other nominee holders do have the discretionary power to vote shares absent specific voting directions from the beneficial owners of such shares.

Shares that are not voted at the annual meeting because the bank, broker or other nominee holder did not receive voting instructions from the beneficial owner for whom they hold those shares and do not have discretion to vote the shares without such instructions, are called “broker non-votes.” Shares held by persons attending the annual meeting but not voting in person or by proxy, or shares for which we have received proxies with respect to which holders have indicated they are abstaining from voting, will be considered abstentions.

The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Hansen common stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such matter. Consequently, if you fail to vote by proxy or in person, your failure to vote will have no effect on the outcome of this proposal. However, if you submit a proxy or vote in person at the annual meeting and indicate “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” the proposal.

The proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. Consequently, if you fail to vote by proxy or in person, your failure to vote will have no effect on the outcome of this proposal. However, if you submit a proxy or vote in person at the annual meeting and indicate “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” the proposal.

For the election of directors, the three director nominees receiving the most “FOR” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” will affect the outcome. Therefore, votes “WITHHELD”, the failure to vote or the abstention from voting will have no effect on the outcome of this proposal. Proxies may not be voted for a greater number of persons than the number of nominees named.

The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of Hansen for its fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such matter. Therefore, if you fail to vote by proxy or in person, your failure to vote will have no effect on the outcome of this proposal. However, if you submit a proxy or vote in person at the annual meeting and indicate “ABSTAIN,” your abstention will have the same effect as a vote “AGAINST” the proposal.

Brokers do not have discretionary authority to vote on Proposals 1, 2, 3 or 4. Broker non-votes will count as votes “AGAINST” Proposal 1 and, to the extent your bank, broker, trustee or other nominee has caused your shares to be represented at the meeting, Proposal 3. Broker non-votes will have no effect on the outcome of Proposals 2 and 4. Banks, brokers and other nominee holders have discretion to act upon Proposal 5 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions on Proposal 5, they may vote your shares on Proposal 5 (or elect not to vote your shares on Proposal 5) as they determine in their discretion. However, if your nominee holder elects in its discretion not to vote on Proposal 5, it will have the same effect as a vote “AGAINST” Proposal 5.

How to Vote

Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Pacific Time on the day before the annual meeting.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted (or “WITHHELD” regarding Proposal 4), your shares of Hansen common stock will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” that proposal, except for Proposal 4, for which your abstention will have no effect on the outcome. If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Hansen common stock, your bank, broker, trust or other nominee will not be able to vote your shares on the proposals (except Proposal 5).

If you wish to vote in person at the annual meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the annual meeting.

If you do not submit a proxy or otherwise vote your shares of Hansen common stock in any of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on approval of the non-binding compensation advisory proposal, the approval of the proposal to adjourn the annual meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement, the election of directors or the ratification of the appointment of our independent auditor.

If you sign and return your proxy card but your proxy card does not contain specific voting instructions, your shares will be voted by the persons named in the proxy in accordance with the recommendations of our Board as set forth in this proxy statement (and therefore be counted “FOR” the approval of Proposals 1, 2, 3, 4 and 5).

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of Hansen common stock will be mailed to stockholders if the merger is completed.

Revocation of Proxies

Any proxy given by a Hansen stockholder may be revoked at any time before it is voted at the annual meeting by doing any of the following:

•	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

•

by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of Hansen common stock; or

•	by attending the annual meeting and voting in person (your attendance at the annual meeting will not, by itself, revoke your proxy; you must vote in person at the annual meeting).

“Street name” holders of shares of Hansen common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.

If a quorum is present at the annual meeting, the annual meeting may be adjourned by the chairman of the meeting or the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the annual meeting unless the adjournment is for more than 30 days or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the annual meeting. If a quorum is not present at the annual meeting, or if a quorum is present at the annual meeting but there are insufficient votes at the time of the annual meeting to adopt the merger agreement, as determined by the Company, then Hansen may seek to adjourn the annual meeting. In addition, the Board may, after consultation with Auris, postpone the annual meeting upon public announcement made prior to the date and time previously scheduled for the annual meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.

Solicitation of Proxies

Hansen is soliciting the enclosed proxy card on behalf of the Board, and Hansen will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Hansen and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Hansen will ask banks, brokers, trusts and other nominees to forward Hansen’s proxy solicitation materials to the beneficial owners of shares of Hansen common stock held of record by such banks, brokers, trusts or other nominees. Hansen will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Stockholder List

A list of Hansen stockholders entitled to vote at the annual meeting will be available for examination by any Hansen stockholder at the annual meeting. At least ten days prior to the date of the annual meeting, this stockholder list will be available for inspection by Hansen stockholders, subject to compliance with applicable provisions of Delaware law, during ordinary business hours at our corporate offices located at 800 East Middlefield Road, Mountain View, California 94043.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, Hansen stockholders will consider and vote on a proposal to adopt the merger agreement pursuant to which Hansen will be acquired by Auris. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 30, and “The Agreement and Plan of Merger,” beginning on page 67.

The Board unanimously recommends that Hansen stockholders vote “FOR” Proposal 1.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Hansen common stock represented by such proxy card will be voted “FOR” Proposal 1.

The approval of Proposal 1 requires the affirmative vote of the holders of a majority of the outstanding shares of Hansen common stock entitled to vote on such proposal.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 61, including the table entitled “Golden Parachute Payment” and accompanying footnotes. Accordingly, Hansen stockholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Hansen or the Board, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto). However, Hansen seeks your support and believes that your support is appropriate because Hansen has a comprehensive executive compensation program designed to link the compensation of our executives with Hansen’s performance and the interests of Hansen’s stockholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the stockholders of Hansen Medical, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Hansen Medical, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Directors and Executive Officers in the Merger—Golden Parachute Compensation,” beginning on page 61 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).

The Board unanimously recommends that Hansen stockholders vote “FOR” Proposal 2.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Hansen common stock represented by such proxy card will be voted “FOR” Proposal 2.

The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such matter. The vote is advisory only and, therefore, not binding on Hansen or Auris or any of their respective subsidiaries, and, if the merger agreement is adopted by Hansen’s stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE ANNUAL MEETING

Hansen stockholders may be asked to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement.

The Board unanimously recommends that stockholders vote “FOR” Proposal 3.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Hansen common stock represented by such proxy card will be voted “FOR” Proposal 3.

The approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting.

THE MERGER

Overview

Hansen is seeking the adoption by Hansen stockholders of the merger agreement Hansen entered into on April 19, 2016 with Auris and Sub. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Sub will merge with and into Hansen. Hansen will survive the merger as a wholly owned subsidiary of Auris. The Board has approved the merger agreement and unanimously recommends that Hansen stockholders vote “FOR” the proposal to adopt the merger agreement.

Upon completion of the merger, each share of Hansen common stock that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held in treasury of Hansen or owned of record by Hansen, Auris or any wholly owned subsidiary of Hansen or Auris and (ii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled and cease to exist and will automatically be converted into the right to receive $4.00 per share, in cash, without interest, subject to any applicable withholding taxes.

Following the completion of the merger, Hansen will cease to be a publicly traded company and will become a wholly owned subsidiary of Auris.

As contemplated by the merger agreement, concurrently with entering into the merger agreement, the Rollover Stockholders owning approximately 64.6% of the outstanding shares of Hansen common stock as of April 18, 2016, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, an affiliated entity of Lawrence T. Kennedy, Jr., and certain other Hansen stockholders, executed and delivered the investment agreement with Auris, pursuant to which the Rollover Stockholders have agreed to acquire, in a private placement exempt from registration under the Securities Act of 1933, as amended, shares of preferred stock of Auris at the effective time of the merger on the terms set forth therein for an aggregate purchase price of approximately $49 million, which approximately represents the aggregate amount of consideration payable to the Rollover Stockholders in the merger. The execution and delivery of the investment agreement was a condition to the transaction imposed by Auris, which was unwilling to pay on a net basis the approximately $49 million that the Rollover Stockholders would have been entitled to receive and retain absent the investment agreement. Although the Special Committee and our Board approved the merger agreement (which was conditioned on the Rollover Stockholders entering into the investment agreement), neither the Special Committee nor our Board participated in the negotiation of the terms of the investment agreement.

In addition, concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, Auris, Sub and Hansen obtained voting agreements and irrevocable proxies from each of the Rollover Stockholders and directors and executive officers of Hansen to vote all shares beneficially owned by each such person in favor of the adoption of the merger agreement and to otherwise support the merger. The voting agreements cover in the aggregate approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016 (excluding shares issuable upon the exercise of options, restricted stock units and warrants exercisable within 60 days of such date).

Reasons for Recommendation, and Background of the Merger

The Company ultimately entered into the merger agreement with Auris as a consequence of financial performance of the Company’s business, the financial constraints under which the Company has been operating, and increasing risk of the likelihood of the foreclosure of the White Oak indebtedness. Over a period of time, these factors, together with other market factors relevant to the Company’s business, made it very difficult for the Company to continue as an independent public company.

Since the Company’s formation, it has never achieved profitability, generated net income or been cash flow positive. We have financed our operations principally through equity and debt financings, as well as through the limited sale of our products and through partnering and licensing of our intellectual property. As of December 31, 2015, we had incurred cumulative net losses of approximately $453.9 million and negative working capital of $6.9 million, and our cash, cash equivalents, short-term investments and restricted cash balances were $28.0 million.

The terms of the debt that we incurred to finance our operations impose financial conditions and requirements on us. In particular, our White Oak agreement requires us to obtain an audit opinion from our independent certified public accountants on the annual financial statements that does not include a going concern qualification. If the audited financial statements include this qualification, it is an event of default under the White Oak credit agreement and gives White Oak the ability to exercise its remedies, including accelerating all amounts outstanding under the credit agreement and allowing it to foreclose on substantially all of our assets, other than intellectual property. Except for the limited forbearance agreement that White Oak ultimately entered into with us contemporaneously with our entering into the merger agreement with Auris, White Oak has consistently refused to grant us relief from the covenants and default provisions of the White Oak credit agreement.

As we described in our quarterly report on Form 10-Q for the period ended June 30, 2015, based on our operating projections at that time, we did not have sufficient liquidity to meet our anticipated cash requirements for the next twelve months. As a result, we stated in that quarterly report that there was substantial doubt about the Company’s ability to continue as a going concern. We explained that in order to continue our operations, we would need to obtain sufficient additional funding to satisfy our longer term liquidity requirements and that if such funding did not meet our longer term needs, we might be required to take various measures, including extending our existing cash and liquidity by adopting additional cost-cutting measures, any of which could harm our financial condition, and which might not be sufficient to extend our cash and liquidity.

During 2015, the Company evaluated a number of measures designed to decrease operating costs and also sought additional funding, some of which are described in more detail below. However, none of these measures was viewed as being sufficient to avoid a going concern audit qualification to the Company’s financial statements for the year ended December 31, 2015. As a result, in the second half of 2015, the Company became increasingly concerned that upon the filing of the Company’s annual report on Form 10-K for that period, there would be a going concern qualification on the financial statements and thus an event of default that would allow White Oak to accelerate the loan and potentially foreclose on substantially all of our assets, other than intellectual property.

As of December 31, 2015, we owed $35.1 million under our debt arrangement with White Oak, which exceeded our cash, cash equivalents, short-term investments and restricted cash balances as of such date by more than $7 million, even before taking into account our other liabilities and the amounts needed to fund our future operations. In short, we faced an acceleration of debt in an amount that we would be unable to pay. This acceleration of our debt upon the filing of our annual report on Form 10-K would have given White Oak the ability to foreclose on many of our significant assets, including our cash accounts. In the absence of a merger transaction or significant financing event before the filing of our annual report on Form 10-K that would give us the ability to repay the White Oak debt such that White Oak would agree to forbearance, the Company would have been unable to continue as a going concern. Our stockholders would have faced significant uncertainty as to whether they would receive anything for their Company shares once White Oak had foreclosed on our assets, our other creditors were paid and the significant costs associated with a foreclosure or bankruptcy proceeding were paid. Moreover, the ability to consummate any merger or financing transaction that would potentially forestall or prevent an event of default and acceleration of our debt was heavily dependent on factors outside our control, including market conditions generally, the ability to generate competition for the opportunity to invest in, or acquire, the Company and, to the extent any of these alternatives required a stockholder vote, the support of our stockholders for such alternatives.

The trading price of our shares reflected the difficulties faced by the Company. To maintain our listing on The NASDAQ Global Market, we are required to comply with NASDAQ Marketplace Rules, which include a minimum bid price of $1.00 per share. On December 1, 2014, we were notified by the NASDAQ Listing Qualifications Department that we did not comply with the $1.00 minimum bid threshold as our Common Stock had traded below the $1.00 minimum bid price (pre-reverse stock split as described below) for 30 consecutive business days. We were automatically provided with a 180-calendar day period, which ended June 1, 2015, within which to regain compliance. On February 20, 2015, the Company regained compliance with NASDAQ’s minimum bid price rule. However, in the third quarter of 2015, our shares traded at prices as low as $0.40 per share (pre-reverse stock split as described below). In order to help assure our ability to maintain our NASDAQ listing, the Board approved and implemented a 1-for-10 reverse stock split on September 23, 2015. Although this temporarily restored the trading value of our shares to prices in excess of $3 per share, soon our stock price continued its downward trend, and in early January 2016 our shares traded as low as $1.28 per share immediately following our public announcement that we were exploring strategic alternatives. Shortly thereafter, our shares recovered to trade at prices in excess of $2 per share over most of the period from then until the date we entered into the merger agreement with Auris.

Factors Impacting the Board and Special Committee’s Determination

During the course of the events described in more detail below, and as the Special Committee and the Board evaluated the merger agreement and the transactions contemplated thereby, including the merger, they consulted with the Company’s management team, the Company’s and the Special Committee’s respective outside legal counsel and the Special Committee’s financial advisor, and considered and evaluated a variety of factors. Such consideration and evaluation included the following factors, which the Special Committee and the Board believed supported their respective unanimous determination to approve the terms of the merger and the Board’s unanimous recommendation that holders of the Company’s common stock vote in favor of the adoption of the merger agreement:

White Oak Debt and Looming Event of Default. The Board and Special Committee considered the fact that there was an imminent event of default under the arrangement with White Oak that would give White Oak the ability to foreclose on certain of our assets, as described in greater detail above. They considered the fact that White Oak would not agree to grant forbearance on the event of default unless we were to enter into a transaction that would provide for the repayment in full of the White Oak debt and that the Company had been unable to find a source to refinance the White Oak debt. The Board and Special Committee viewed as very favorable to the Company the forbearance agreement ultimately agreed to by White Oak by which White Oak agreed that if we were to enter into the merger agreement with Auris, they would grant forbearance until August 17, 2016 of the event of default caused by the going concern audit qualification as well as the event of default expected to occur as a result of our failure to maintain a minimum level of liquidity.

Financial Condition and Prospects of the Company. Over the entire period in which the Board and Special Committee considered an acquisition by Auris and other strategic alternatives, the Board and Special Committee considered the Company’s financial condition and prospects and the risks associated with the Company’s business, financial condition and results of operation. In addition to the imminent default under the White Oak debt described above, among the risks identified by the Board and Special Committee were the inadequacy of the Company’s capital resources in light of its anticipated cash requirements, the challenges and risks associated with the Company’s inability to meet the current- and long-term liquidity requirements, the need to raise substantial capital to meet the Company’s continuing cash needs and the uncertainties and adverse impact on the stockholders, and other risks and uncertainties described in the Company’s SEC filings. The Board and Special Committee also considered that the continuing deterioration of the Company’s financial condition and its stock price was having a negative impact on the Company’s ability to retain and recruit employees.

Potential Strategic Alternatives. The Board and Special Committee considered and pursued various other potential strategic alternatives over an extended period of time, including an acquisition of the Company by third parties other than Auris, a refinancing or replacement of the White Oak debt, alternative standalone operating strategies, including a divestiture of the Sensei product line, reducing headcount and restructuring its facilities lease, and potential strategic partnerships, including a licensing of its intellectual property. The Company was not able to obtain a refinancing or replacement of the White Oak debt, and determined that cost-cutting and restructuring alone would not be sufficient to avoid an event of default under the White Oak debt. Relative to the alternative of licensing of the Company’s intellectual property, the Board and Special Committee considered the potential stockholder value that might result from such an alternative, as well as the feasibility of such an alternative and the risks and uncertainties associated with pursuing such an alternative, including risks associated with its business, financial condition and results of operations, as discussed above, but ultimately determined that the merger agreement with Auris was superior to any such alternative and to any other alternatives that the Company could feasibly pursue.

Other Potentially Interested Parties. The Board and Special Committee considered the fact that the Company had, working with Perella Weinberg Partners LP (“Perella Weinberg”), engaged in a comprehensive process over an extended period of time to solicit and pursue strategic transactions with other potentially interested parties. In January 2016, three months prior to entering into the merger agreement with Auris, the Company publicly announced that it had “entered a process to explore strategic alternatives for the company focused on enhancing stockholder value, including, but not limited to, a licensing transaction, a refinancing transaction, a strategic business combination, partnership, a possible sale or disposition of one or more corporate assets or the company itself” and formed a special committee and engaged Perella Weinberg as part of that process. Other than Auris and one other company (Company B) described below, neither the outreach process nor this public announcement had resulted in any other potential buyers or strategic partners. The Board and Special Committee also considered that if there were some other potentially interested party, under the terms of the merger agreement it would be able to submit an unsolicited competing proposal during the period between the announcement of the execution of the merger agreement with Auris and the stockholder vote to approve the merger, and subject to compliance with the terms of the merger agreement (including payment to Auris of a termination fee equal to $3,325,000, representing approximately 3.5% of Hansen’s enterprise value as of March 31, 2016 based on the $4.00 per share purchase price), the Company could potentially enter into an alternative acquisition transaction with such party.

Course of Negotiations. The Board and Special Committee considered the fact that the merger consideration to be paid pursuant to the merger agreement was the result of arms’-length negotiations with Auris over an extensive period of time, during which market volatility in general and pressure on the Company’s financial viability in particular continued to increase, while the other alternatives identified and pursued by the Company failed to develop into viable alternatives. The result of all of the foregoing, as described with greater particularity below, was significant downward pressure on the price Auris was willing to pay. The Board and Special Committee ultimately determined that the merger consideration represented the most that Auris was willing to pay, notwithstanding that it had submitted non-binding proposals earlier in the process that at the time reflected possible consideration greater than $4.00 per share. The Board and Special Committee also considered the fact that through most of the negotiating process, Auris had taken the position that it was unwilling to pay a price involving an aggregate expenditure of cash that would be sufficient to enable the Rollover Stockholders to receive and retain their shares of the merger consideration on the same basis as other stockholders, and accordingly demanded that the Rollover Stockholders invest in preferred stock of Auris cash in an amount approximately equal to their respective proceeds from the merger, which ultimately had the effect of reducing Auris’s net cash outlay in connection with the merger by approximately $49 million.

Merger Consideration. The Board and Special Committee considered that the merger consideration of $4.00 per share represented:

•	a 39.9% premium over the per share closing price of the Company’s common stock on April 19, 2016 (the last trading day prior to the execution of the merger agreement);

•

a 53.3% premium over the closing price of the Company’s common stock on March 31, 2016 (the day before an otherwise unexplainable rise in the Company’s stock price led Perella Weinberg to believe the price may have been influenced by market speculation regarding a sale of the Company); and

•

a 177% premium over the closing price of the Company’s common stock on January 14, 2016 (the day the Company publicly announced that the Board had entered a process to explore strategic alternatives for the company focused on enhancing stockholder value, that the Special Committee had been formed, and that the Special Committee had retained Perella Weinberg as its financial advisor).

Cash Consideration; Certainty of Value. The Board and Special Committee considered the fact that the merger consideration is a fixed cash amount providing the Company’s stockholders (other than the Rollover Stockholders) with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainty that would be inherent in remaining a standalone company.

No Financing Condition. The Board and Special Committee considered that the merger is not subject to a financing condition and Auris had represented that it has and, at the closing, will have sufficient available funds to consummate the transactions contemplated by the merger agreement, including repaying the White Oak indebtedness.

Opinion of the Special Committee’s Financial Advisor. The Board and Special Committee considered the oral opinion of Perella Weinberg rendered on April 19, 2016, subsequently confirmed in writing, to the Special Committee and the Board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) was fair, from a financial point of view, to such holders, which opinion is more fully described in the section entitled “—Opinion of Our Financial Advisor.”

The Merger Agreement. The Board and Special Committee considered the general terms and conditions of the merger agreement, including:

•	the parties’ representations, warranties and covenants;

•

the Company’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party that has made an acquisition proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restriction on Solicitations of Competing Proposals”), if (i) the Board determines in good faith, after consultation with the Company’s financial advisor and outside counsel, that such acquisition proposal either constitutes a superior proposal (as defined in the merger agreement and described under “The Agreement and Plan of Merger—Restriction on Solicitation of Competing Proposals”) or could reasonably be expected to result in a superior proposal and (ii) the Board determines in good faith, after having taken into account the advice of the Company’s outside counsel, that the failure to take such action would be inconsistent with the Board’s fiduciary obligations to the Company’s stockholders under Delaware law;

•

the fact that, in certain circumstances, the Board is permitted to change its recommendation that the Company’s stockholders adopt the merger agreement, and terminate the merger agreement to enter into an agreement with respect to a superior proposal, subject to the payment to Auris of a termination fee of $3,325,000 (representing approximately 3.5% of Hansen’s enterprise value as of March 31, 2016 based on the $4.00 per share purchase price) in connection with the termination of the merger agreement;

•

the fact that the structure of the transaction as a merger will result in detailed public disclosure and ample time prior to consummation of the merger during which an unsolicited superior proposal could potentially be submitted; and

•

the Board’s belief, after consulting with the Company’s and Special Committee’s outside legal advisors, that the Company’s obligation to pay Auris a termination fee of $3,325,000 if the merger agreement is terminated under certain circumstances, was reasonable and would not discourage other potential acquirers from making an alternative proposal to acquire the Company.

Conditions to the Consummation of the Merger. The Board and Special Committee considered the conditions to the consummation of the merger and the likelihood of closing and noted the fact that no third-party consents are required to consummate the merger, other than the need to comply with the HSR Act, if required.

Timing of Completion. The Board and Special Committee considered the anticipated timing of the consummation of the transactions contemplated by the merger agreement and the structure of the transaction as a merger and concluded that the merger could be completed in a reasonable timeframe, within the forbearance period under the forbearance agreement with White Oak, and in an orderly manner. The Board also considered that the potential for closing the merger in a reasonable timeframe could reduce the period during which the Company’s business would be subject to the potential uncertainty of closing and related disruption.

Availability of Appraisal Rights. The Board and Special Committee considered the availability of appraisal rights under Delaware law to the Company’s stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have the Court of Chancery of the State of Delaware determine the fair value of their shares of the Company common stock, which may be more than, less than or the same as the $4.00 per share that such stockholders would have received under the merger agreement.

In the course of its deliberations, the Board and Special Committee also considered certain risks and other potentially negative factors concerning the transactions contemplated by the merger agreement, including:

•

that, following the merger, the Company will no longer exist as an independent public company and the Company’s existing stockholders will not participate in any future earnings or growth or benefit from any synergies resulting from the consummation of the transactions contemplated by the merger agreement, except that as a result of Auris’s demand that the Rollover Stockholders make an investment in Auris preferred stock in an amount approximately equal to their share of the proceeds from the merger, the Rollover Stockholders will potentially so participate (See “The Merger—Interests of Directors and Executive Officers in the Merger”);

•	the fact that Auris refused to permit any of the Company’s stockholders, other than the Rollover Stockholders, to reinvest their merger proceeds into Auris;

•	that the Rollover Stockholders are required to reinvest their merger proceeds into Auris;

•	that the merger consideration represents a discount of 67.1% to the highest intra-day per share closing price of the Company common stock during the one-year period ending March 31, 2016;

•	that the merger agreement precludes the Company from actively soliciting alternative proposals;

•	that the merger might not be consummated in a timely manner or at all, as a result of a failure to satisfy one or more conditions;

•

the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of the Company;

•	that, for U.S. federal income tax purposes, the merger consideration will be taxable to the Company’s stockholders who are entitled to receive such consideration;

•

the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the transactions contemplated by the merger agreement, which may disrupt the Company’s business operations;

•

the risks and contingencies related to the announcement and pendency of the transactions contemplated by the merger agreement, including the impact on the Company’s employees and its relationships with existing and prospective brand partners, customers, suppliers and other third parties; and

•

that the Company’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of the Company’s stockholders (See “The Merger—Interests of Directors and Executive Officers in the Merger”).

The foregoing discussion of the information and factors considered by the Board and Special Committee is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board and Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board and Special Committee did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board and Special Committee based their recommendations on the totality of the information presented, including the factors described above.

Timeline of the Transaction

Our Board and management periodically review our long-term strategy and objectives in light of developments in the markets in which we operate. Over the past several years, we have considered a range of strategic alternatives with a view to increasing stockholder value, including accessing the public markets through public offerings, potential commercial and strategic business partnerships, and other potential strategic transactions, such as mergers and acquisitions and dispositions of assets. We have, at various times, had discussions with Auris and others (including a company we refer to as Company B) about potential partnerships and other strategic transactions.

During the first half of 2015, we also explored ways to obtain sufficient additional funding to satisfy our longer term liquidity requirements and/or take cost-cutting measures. Among other things, we explored both debt and equity as a source of capital and sought to obtain a financial instrument which would retire the White Oak note and provide the Company additional capital of up to $15 million. The Company’s management met with a total of seven potential sources of financing. Only one source engaged in any meaningful discussions with the Company but withdrew from the discussions after learning that the Company had sold no systems in the second quarter of 2015.

Shortly before the filing of our quarterly report for the period ending June 30, 2015, in which we announced that we did not have sufficient liquidity to meet our anticipated cash requirements for the next twelve months, our Board, at a meeting held on July 27 and 28, 2015, discussed the Company’s financial condition and path to reduce the Company’s cash burn rate and achieve a sustainable business. The meeting was also attended by a representative of Sidley Austin LLP, our outside counsel (“Sidley”), and, for a portion of the meeting, members of the Company’s management team. The Board evaluated the possibility of raising additional capital at a reasonable valuation and one that our stockholders would support. The Board assessed this path to be unlikely in light of recent performance of the business, specifically the fact that the Company had sold no systems in the most recent quarter. Our Board asked the Company’s management to explore divesting the Sensei product line, reducing headcount, and restructuring its facilities lease, in addition to pursuing financing alternatives.

Between that meeting and the end of August, we approached 10 companies, including Auris and some of the other companies mentioned below, regarding a potential divestiture of the Sensei product line and sought to engage them in discussions. Ultimately, none of the companies contacted wished to engage in pursuing such a transaction.

On September 24, a call was held between Frederic Moll, M.D., the chief executive officer of Auris, and Cary Vance, our chief executive officer, during which they discussed potential collaboration arrangements and other strategic activities between the two companies.

The chief executive officer of Company B called Mr. Vance on September 25 to explore a potential acquisition of the Company or acquisition or licensing of certain of our intellectual property assets. The chief executive officer sent a confirmatory email expressing Company B’s interest in exploring a potential relationship after the call.

Mr. Vance updated the members of our Board on September 27 regarding the prospect of a potential strategic transaction involving the Company, which would be further discussed at an upcoming Board meeting on October 2.

The Company entered into a mutual confidentiality agreement with Company B on September 28.

On September 30, Dr. Moll emailed an expression of interest letter from Auris to Mr. Vance and requested that the Company agree to a 60 day exclusivity period. The letter contemplated a potential acquisition of the Company or all or substantially all of its assets by Auris at a price to be agreed following due diligence. The letter specified that there would be no financing condition to the transaction.

The next day, Dr. Moll and Mr. Vance met in person to discuss further exploration of a potential transaction between the two companies. Dr. Moll requested the ability to communicate with each of the following of our stockholders: Jack Schuler, who was then also a member of our Board, Larry Feinberg and Lawrence Kennedy, to inquire as to the willingness of each of them to potentially invest in Auris and/or their willingness to support a potential transaction between Auris and the Company.

(Please note that in this section of the proxy statement, we will refer to each of Mr. Schuler, Mr. Feinberg and Mr. Kennedy in their individual capacities as a “Key Stockholder” and collectively as the “Key Stockholders.” The term “Rollover Stockholders” is used elsewhere to refer to the Key Stockholders, their respective affiliates and certain persons and entities with whom they have family connections who Auris ultimately required to enter into investment and other agreements with Auris. However, all discussions and negotiations occurred only with these three individuals, which is why we refer to Key Stockholders rather than Rollover Stockholders in this section.)

Our Board held a meeting on October 2, 2015 that was also attended by representatives of Sidley and members of the Company’s management team, during which Mr. Vance updated our Board on the status of the discussions with Auris and Company B and discussed potential financial advisors. Management also discussed the status of discussions to restructure the facility lease and potential reductions in headcount. Chris Lowe, the Company’s interim chief financial officer and a member of the Board, provided a status update on ongoing financing discussions and discussed the Company’s financial prospects in light of the Company’s inability to divest the Sensei product line. Mr. Lowe noted that without a sale or discontinuation of the Sensei product line, the Company would face a possible failure of the going concern covenant associated with the White Oak debt in the first quarter of 2016, and the potential that White Oak might then foreclose on significant assets of the Company.

In light of the potential interest expressed by Auris and Company B in a transaction, including the possibility of the sale of the Company as a whole, the Board decided to defer a decision on the future of the Sensei product line, restructuring of the lease or reductions in headcount until the Company had more information about a potential sale. Our Board also created a Transaction Committee to assist management with the process of pursuing potential strategic alternatives for the Company and interviewing potential financial advisors to assist with such a transaction and asked management to further the discussions. The Board appointed Marjorie L. Bowen, Michael L. Eagle, Stephen L. Newman and Jack Schuler to serve as members of the Transaction Committee.

Also on October 2, the Transaction Committee held a meeting that was also attended by representatives of Sidley, members of the Company’s management team, and other members of the Board, during which Mr. Vance provided an update on his conversations with Company B. The committee discussed other potential parties that might be contacted regarding a transaction, the White Oak going concern covenant and the timing of a potential transaction or financing, potential deal structures with Auris and Company B, the potential value of the Company’s net operating losses to a potential acquirer and timing regarding the engagement of a financial advisor.

From October 2 through the time the Transaction Committee involved a financial advisor in the transaction on October 20, Mr. Vance and other members of the Company’s management regularly had discussions with potential counterparties to discuss a potential strategic transaction.

Mr. Vance met with the chief executive officer of Company B on October 8. Company B’s chief executive officer proposed that Company B purchase all of our intellectual property in exchange for $40 million in cash and subject to a license back of certain intellectual property to the Company (the “Company B Initial Proposal”), which he confirmed in writing on October 9. Neither this offer from Company B nor any later offer included any assumption, or payment, of the White Oak debt. From this date forward, Company B never expressed an interest in any transaction that, like the merger agreement with Auris, would involve a sale of the entire Company and the payment of consideration directly to the Company’s stockholders. Of all of the parties contacted by the Company, only Auris was willing to entertain such a transaction.

Later on October 8, the Transaction Committee held a meeting that was also attended by representatives of Sidley, members of the Company’s management team, and other members of the Board, during which Mr. Vance provided an update on his further conversations with Auris and Company B. The Company’s management also provided the committee with information regarding the Company’s intellectual property portfolio, net operating losses and potential value of those net operating losses to third parties. The committee discussed those matters as well as potential structures for a transaction with Auris, including the fact that Auris had informed the Company that any proposal by Auris to acquire the Company might be conditioned on the Key Stockholders being required to invest in Auris an amount equal to all or a significant portion of their proceeds from such a transaction.

On October 12, Auris provided the Company with a draft nondisclosure agreement among Auris, the Company and each of the Key Stockholders. The nondisclosure agreement explicitly permitted Auris to discuss the possible transaction with the Company’s stockholders (including the Key Stockholders), including the terms of the requirement by Auris that the Key Stockholders invest in Auris an amount equal to all or a significant portion of their proceeds from any transaction.

The Transaction Committee met later on October 12. Also attending were a representative of Sidley, members of the Company’s management team, and other members of the Board. The committee reviewed and discussed the Company B Initial Proposal, the nondisclosure agreement presented by Auris that included the three Key Stockholders, whether the Key Stockholders should be included in discussions regarding a potential strategic transaction involving the Company in light of Auris’s request to involve them, the engagement of financial advisors, and the lack of any significant interest in a strategic transaction by any third parties other than Auris and Company B. The committee decided that until the Company received a formal proposal from Auris, the committee would defer a response to the Company B Initial Proposal and selection of financial advisors, but that members of the Transaction Committee and management should continue reaching out to prospective financial advisor candidates, which they did over the course of the following week. Because Auris had informed the Company that any proposal by Auris to acquire the Company might be conditioned on the Key Stockholders being required to invest in Auris an amount equal to all or a significant portion of their proceeds from such a transaction, the committee determined that it would be in the best interests of the Company and the Company’s other stockholders if the Key Stockholders were permitted to participate in, and have, discussions with Auris regarding a potential strategic transaction. The committee recognized that the views of the Key Stockholders would not necessarily be aligned either among themselves or with those of the Board or the Transaction Committee, whether as to an acceptable price per share or structure of any proposed transaction, and recognized that the interest of any Key Stockholder in any such transaction might be different from other stockholders. The committee further determined that each of Mr. Kennedy and Mr. Feinberg sign nondisclosure agreements with the Company (it being noted that Mr. Schuler, as a director of the Company, already had fiduciary obligations to the Company and thus the Company did not require a nondisclosure agreement from him).

Between October 12 and November 9, the Company, the Key Stockholders and Auris and their respective counsel engaged in discussions and negotiations regarding the proposed nondisclosure and confidentiality agreements.

We entered into a mutual confidentiality agreement with Kennedy Advisers LLC on October 14 and with Mr. Feinberg and his related entities on October 15.

The Transaction Committee held a meeting on October 15 that was also attended by representatives of Sidley, members of the Company’s management team, and other members of the Board, during which they discussed the status of the various discussions, including the possibility that Auris might require the Key Stockholders to reinvest all or a significant portion of their proceeds from a sale of the Company into Auris, to reduce Auris’s net cash outlay in connection with any acquisition transaction. The Transaction Committee and Mr. Schuler determined that Mr. Schuler should not continue as a member of the Transaction Committee in light of the possibility that he might be required to invest in Auris, and he resigned from the committee.

Mr. Vance received an expression of interest on behalf of Auris from Dr. Moll on October 18 outlining potential deal structures between the parties but lacking any valuation terms other than to propose that any acquisition of the Company would be for a mix of cash and Auris stock. Mr. Vance and Dr. Moll discussed the parties entering into a nondisclosure agreement to continue discussions and enable Auris to make a proposal on price.

On October 19-20, the Board held its regularly scheduled two-day Board meeting that was also attended by representatives of Sidley and members of the Company’s management team. Representatives of Sidley made a presentation to the Board regarding its fiduciary duties in the context of a potential strategic transaction involving the Company and how potential conflicts of interest might be addressed if they arose.

The Board further discussed the Company B Initial Proposal and the possibility of a transaction with Auris. In light of the recent interest that had been expressed by Auris and Company B, the Board also determined to proceed with contacting other companies regarding a potential sale of the Company, concurrently with the alternatives already being explored.

At the Board’s invitation, two potential financial advisory firms, including Perella Weinberg, participated in a portion of the meeting and presented their capabilities to, and discussed potential acquirers with, the Board. During and following these presentations and discussions, and with input from management and the members of the Board, the Board identified and discussed a number of third parties that could be contacted regarding a potential acquisition of the Company. The Board, based in part on input from such financial advisory firms, determined that in light of the Company’s financial and business profile, the Company should focus on strategic acquirers rather than financial sponsors. These companies were selected based on a variety of factors, including: each company’s potential interest in entering into a strategic transaction with the Company given such company’s industry position and perceived strategic priorities; such company’s financial strength and resources to pursue a strategic transaction in a timely manner; such company’s intellectual property portfolio and the proposed and perceived value of our intellectual property portfolio to such company; the risk of potential leaks in engaging with such company; and such company’s experience in efficiently evaluating, pursuing and consummating the acquisition of a public company of the size and nature of the Company.

Following the conclusion of the Board meeting on October 20, the Transaction Committee held a meeting that was also attended by a representative of Sidley, members of the Company’s management team, and other members of the Board, in which it approved, subject to the satisfactory negotiation of an engagement letter with Perella Weinberg, engaging Perella Weinberg as the Company’s financial advisor and instructed Perella Weinberg to work with management to proceed to contact potential counterparties, including Auris, Company B and others and begin discussions with Auris and Company B regarding their respective interests in a transaction.

Starting October 20 and continuing until the time we entered into the merger agreement with Auris, a discussed with and at the direction of the Transaction Committee, representatives of Perella Weinberg contacted a total of eight potential counterparties, including Auris and Company B, to discuss their potential interest in engaging in discussions regarding an acquisition of the Company. During this time, in addition to Auris and Company B, two other companies entered into nondisclosure agreements with the Company. Only Auris, Company B and these two other companies agreed to meet with representatives of the Company to discuss a potential transaction and only Auris made any proposal to acquire the Company and pay off the White Oak debt. Representatives of Perella Weinberg, together with representatives of the Company’s management and, from time to time, members of the Transaction Committee, engaged in discussions and negotiations with Auris, Company B and the two others through the time the Company entered into the merger agreement with Auris.

From October 23 through October 29, the Transaction Committee held three separate meetings that were also attended by representatives of Sidley, representatives of Perella Weinberg, members of the Company’s management team, and other members of the Board. At each meeting, a representative of Perella Weinberg updated the Transaction Committee on the outreach to potential acquirers and the status of those discussions. The Transaction Committee discussed those matters, providing management and representatives of Perella Weinberg with their views and guidance. At one of these meetings, Mr. Schuler informed the Transaction Committee that Auris had been reaching out directly to himself, Mr. Feinberg and Mr. Kennedy to discuss a transaction (including the possible terms of a required reinvestment in Auris), and recommended that representatives of Perella Weinberg seek to manage conversations with all parties. The Transaction Committee agreed to this approach. Thereafter, representatives of Perella Weinberg engaged in discussions from time to time, as directed by the Transaction Committee and which the Transaction Committee deemed appropriate, with Mr. Feinberg and Mr. Kennedy. Mr. Feinberg and Mr. Kennedy also maintained their past lines of contact with various members of the Company’s management and the Board. The Transaction Committee also discussed certain aspects of the proposed nondisclosure agreement with Auris.

On November 3, at the Transaction Committee’s direction, the Company sent Company B a counter-offer to the Company B Initial Proposal (the “Hansen Company B Initial Counter”) that contemplated a licensing arrangement, rather than a sale of intellectual property, for an upfront payment and additional yearly payments that would, in the aggregate, equal $100 million.

During the period from November 4 through November 20, the Transaction Committee held three separate meetings that were also attended by representatives of Sidley, representatives of Perella Weinberg, members of the Company’s management team, and other members of the Board. At each meeting, the Transaction Committee was given an update on, and discussed, the status of the outreach and discussion process, providing management and representatives of Perella Weinberg with views and guidance. In addition, Mr. Lowe conveyed to the Transaction Committee that the Company had not been successful in finding any funding to retire the White Oak debt and that the response from potential sources of financing was no more productive than the responses that the Company received when it unsuccessfully sought similar financing in the first half of 2015.

At the direction of the Transaction Committee and, later, at the direction of the Special Committee, at various points in November and December Mr. Lowe contacted representatives of Oracle Management (an affiliate of Mr. Feinberg) to seek their assistance in retiring the White Oak note through, among other things, a potential financing of the Company or guarantee of debt issued by another source. Following these discussions, Oracle Management expressed that it did not wish to further pursue such discussions.

We entered into a mutual non-disclosure agreement with Auris on November 9, and began sharing documents and other information with them in a due diligence process, which continued through the execution of the merger agreement.

The Board held a special meeting on November 18 that was also attended by representatives of Sidley, representatives of Perella Weinberg, and members of the Company’s management team. The Board was given an update on the upcoming diligence meeting, scheduled with Auris for November 19, and a summary of more recent conversations with Company B.

On November 20, 2015, representatives of Sidley and outside legal counsel representing Auris participated on a call where Auris’s counsel informed Sidley that the forthcoming proposal for the Company would be an all-cash proposal but that Auris would require the Key Stockholders to reinvest their proceeds in Auris, with the terms of the reinvestment to be negotiated directly between Auris and the Key Stockholders.

On November 23, at the direction of the Transaction Committee, Mr. Lowe and another member of the Company’s management team contacted Company B to outline the terms of a sale of all of our intellectual property to Company B instead of a license.

On November 24, the Transaction Committee held a meeting that was also attended by representatives of Sidley, representatives of Perella Weinberg, members of the Company’s management team, and other members of the Board. The Transaction Committee was given an update on, and discussed, the status of the outreach and discussion process, providing management and representatives of Perella Weinberg with views and guidance. The representatives of Perella Weinberg noted that only Auris and Company B remained interested in continuing discussions (and that only Auris remained interested in an acquisition of the entire Company) but, if so directed by the Transaction Committee, it would continue its outreach efforts. Representatives of Sidley discussed recent conversations with Auris and its counsel in which Auris indicated that it might make an all-cash proposal for the Company, but that the proposal would be conditioned on a reinvestment of their proceeds by the Key Stockholders in Auris. The Transaction Committee engaged in a discussion of that possibility during an executive session later in the meeting following Mr. Schuler leaving the meeting.

On November 25, representatives of Sidley and Perella Weinberg and representatives of the legal and financial advisors for Auris had a call regarding the potential structure of a proposal from Auris to acquire the Company, and communications with the Key Stockholders regarding their willingness to support a transaction that was expressly conditioned by Auris on an investment by the Key Stockholders in Auris. Auris’s financial advisor indicated a formal proposal would be submitted on December 4.

On December 2, a representative of Perella Weinberg, Mr. Lowe and a member of our management team had a telephonic meeting with members of the legal and business development teams at Company B to review the Hansen Company B Initial Counter. The parties negotiated the terms of a deal structure whereby we would sell all of our patents to Company B. The Company proposed that the consideration for such a transaction would include an upfront payment and additional yearly payments that would, in the aggregate, exceed $100 million and would be subject to a license back to the Company of the patents that enabled our vascular business. Later that day, the Company sent Company B a summary of terms for this proposed structure.

The next day, on December 3, the Transaction Committee held a meeting that was also attended by a representative of Sidley, a representative of Perella Weinberg, members of the Company’s management team, and other members of the Board. The committee was given an update on, and discussed, the status of the outreach and discussion process, including additional parties contacted by Perella Weinberg, providing management and Perella Weinberg with views and guidance.

The Company received an expression of interest from Auris on December 4 to acquire the Company for $4.50 per share, representing a 35.5% premium over the closing stock price of our common stock on December 4 (the “Auris Initial Proposal”). The proposal stated that Auris intended to further explore the requirement that the Key Stockholders acquire preferred stock in Auris contemporaneously with the closing of a merger transaction with the Company. It also noted that Auris had held initial discussions with the Key Stockholders, who indicated their willingness to entertain a requirement that they make such an investment. The proposal stated that the reinvestment of Key Stockholders into Auris, and the support of the Key Stockholders (in the form of an agreement to tender or vote their shares in the transaction), was a condition to Auris’s willingness to enter into an agreement to acquire the Company. With regard to the White Oak debt, Auris stated that the parties would discuss exploring alternatives to either have the White Oak debt continue to be outstanding following a transaction between the parties or refinance or replace the White Oak debt. However, Auris stated that the transaction between Auris and the Company would not be subject to a financing condition.

Also on December 4, we received an updated proposal from Company B (the “Company B Initial Response to Counter”). The Company B Initial Response to Counter contemplated a sale of our intellectual property to Company B to $50 million payable over three years. Company B continued to express no interest in an acquisition of the entire Company that would involve the payment of consideration directly to the Company’s stockholders or the payment by Company B of the White Oak debt.

On December 6, at the Transaction Committee’s direction, representatives from Perella Weinberg engaged in separate discussions with Mr. Schuler and Mr. Feinberg. Both communicated their views that the Auris Initial Proposal and the Company B Initial Response to Counter implied valuations of the Company that were not high enough for those stockholders to support the Company entering into either such transaction.

On December 7 and 8, our Board held our regularly scheduled Board meeting that was also attended by representatives of Sidley, representatives of Perella Weinberg, and members of the Company’s management team. A representative of Perella Weinberg provided a status update as to all contacted parties as of that date and expected future outreach. He reviewed the proposals from Auris and Company B, noted that both were seeking exclusivity, and presented some initial feedback and analysis on market dynamics based on the bids received. Our Board instructed the representatives of Perella Weinberg to respond to Auris and Company B that we did not have sufficient support from our stockholders to engage in exclusive discussions with either party based on their current proposals but would continue conversations.

On December 8, the Board reconstituted the Transaction Committee as a special committee of the Board with independent directors in accordance with Section 141(c) of the Delaware General Corporation Law. The Special Committee was comprised of Ms. Bowen as chairperson and Mr. Rohn and Dr. Newman. Among other things, the Board resolved not to approve any transaction without a favorable recommendation from the Special Committee. Later on December 8, the Special Committee held a meeting that was also attended by representatives of Sidley, who reviewed the committee’s charter with them, including the Special Committee’s ability to engage its own counsel and financial advisors and its authority to consider alternatives currently being considered by the Company and alternatives available to the Company beyond the particular proposals that were under consideration at the time.

The Company entered into an engagement letter with Perella Weinberg on December 9, formally documenting the engagement of Perella Weinberg approved by the Transaction Committee on October 20.

The Special Committee held a meeting on December 16 that was also attended by representatives of Sidley, a representative of Perella Weinberg, members of the Company’s management team, and other members of the Board (excluding Mr. Schuler). At this meeting, a representative of Perella Weinberg updated the Special Committee on a conversation held with Auris in which Perella Weinberg had informed Auris that it needed to increase the proposed price for the Company. In addition, a representative of Perella Weinberg provided an update on information he had obtained from Mr. Feinberg and Mr. Kennedy regarding discussions between such stockholders and Auris, and that they had agreed to meet with Dr. Moll, Auris’s chief executive officer, to further discuss a possible transaction and the terms that Auris would require for a reinvestment in Auris. Perella Weinberg also noted that they had encouraged Auris to submit a revised proposal reflecting a higher price. The committee also discussed outreach to additional potential acquirers.

Mr. Lowe and another member of our management team met with Mr. Feinberg and one of his associates telephonically on December 18 in advance of a scheduled meeting with Auris and the Key Stockholders to review the Company’s financial model and intellectual property landscape. Auris’s chief executive officer and a member of Auris’ board of directors met with Mr. Feinberg and Mr. Kennedy on December 21, to discuss the parameters of a reinvestment by the Key Stockholders in Auris pursuant to the reinvestment condition imposed by Auris on any deal with the Company.

On December 22, the Company communicated to Company B its response to the Company B Initial Response to Counter (the “Hansen Updated Response to Company B”). The Hansen Updated Response to Company B called for upfront consideration greater than $50 million and three annual payments of $15 million each in exchange for a sale of all of our intellectual property to Company B and included a limited buy-back right for the Company to certain intellectual property assets. None of the proceeds payable by Company B to Hansen would be distributed by the Company to its stockholders.

Also on December 22, we received an updated proposal from Auris (the “Second Auris Proposal”). The proposal included a price range from $5.50 to $6.00 per share, stating that Auris’s willingness to transact in the upper half of that range was dependent on the extent to which the Key Stockholders confirm their agreement to the material terms of the Auris Initial Proposal, which included a requirement that the Key Stockholders reinvest 100% of the consideration they would receive in a deal back into Auris, and the results of final confirmatory due diligence. The Second Auris Proposal also stated that the other terms of the Auris Initial Proposal still applied to the Second Auris Proposal.

On December 23, the Special Committee held a meeting that was also attended by representatives of Sidley, a representative of Perella Weinberg, members of the Company’s management team, and other members of the Board (excluding Mr. Schuler). The committee reviewed the Hansen Updated Response to Company B and the Second Auris Proposal and discussed whether the Key Stockholders might support a transaction with Auris in the price range indicated in the Second Auris Proposal. The committee reviewed the impact the Hansen Updated Response to Company B would have on the Company’s capital and its ability to achieve an operating plan. The committee also selected Morris, Nichols, Arsht & Tunnell LLP (“Morris, Nichols”) as independent counsel to the Special Committee.

The Special Committee held a meeting on December 29 that was also attended by representatives of Sidley, a representative of Morris, Nichols, a representative of Perella Weinberg, members of the Company’s management team, and other members of the Board. The committee discussed the timeline for an anticipated response from Company B to the Hansen Updated Response to Company B, and the Key Stockholders’ reaction to the Second Auris Proposal. A representative of Perella Weinberg informed the Special Committee that in discussing the potential transactions with the Key Stockholders, each of them indicated that they did not support the Second Auris Proposal at the indicated price range or the reinvestment terms proposed by Auris, but encouraged the Company, the Special Committee and the Company’s financial advisers to continue conversations with Auris as well as with any other potential acquirers. The committee also discussed the timing of a potential transaction in light of the expected failure in the first quarter of 2016 of the Company to comply with the going concern covenant under the White Oak debt, and the likelihood that White Oak would as a consequence foreclose on significant assets of the Company. The committee discussed the terms of a proposal to be made to the Key Stockholders requesting them to personally refinance the White Oak debt. The committee and management determined to work on the terms of such a proposal.

On January 1, 2016, after developing the proposal with members of the Special Committee, Mr. Lowe sent a financing proposal to the Key Stockholders in which the Key Stockholders would provide financing on substantially similar terms as the White Oak debt, the proceeds of which would be used to retire the existing White Oak debt.

Mr. Feinberg and Mr. Kennedy informed Mr. Lowe on January 2 that they were not interested in engaging in a financing transaction to replace the White Oak debt.

At a Special Committee meeting held on January 5 that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board, the Special Committee received an update on the discussions with Auris, Company B, other potential counterparties and the Key Stockholders. At this point, Mr. Schuler left the meeting. The representative of Perella Weinberg then discussed how the Committee might analyze and compare the two alternative transactions proposed by Auris and by Company B. The Committee discussed how to proceed with negotiations with both counterparties and the Key Stockholders and the rejection of the financing proposal by Mr. Feinberg and Mr. Kennedy. Based on conversations with the Key Stockholders, the committee discussed the Key Stockholders’ indications that they would only support a transaction with Auris if (a) the Key Stockholders were not required to use the proceeds of a sale of the Company to make an investment in Auris, and (b) Auris were to increase its offer price from the previously indicated range. It was noted that the Key Stockholders still had not identified a price that they would be prepared to accept but that there remained a significant price disparity. The committee also discussed what options the Company might have to engage in a strategic transaction without the support of the Key Stockholders.

At the meeting, Mr. Lowe also updated the Special Committee on other parties contacted regarding a potential replacement of the White Oak debt. The committee discussed that it appeared unlikely that the Company would be able to obtain financing from either traditional or non-traditional financing sources, and thus remained at risk of an impending White Oak default and foreclosure. Finally, during an executive session attended only by the Special Committee and representatives of Morris, Nichols and Sidley, the representative from Morris, Nichols reviewed the Special Committee’s fiduciary duties in connection with a potential transaction and led a discussion with the committee regarding whether to engage its own financial advisor in addition to Perella Weinberg (which was retained by the Company acting through the previously-constituted Transaction Committee), as it was empowered to do under its charter. After discussion with Morris, Nichols of various relevant factors, the committee determined to retain Perella Weinberg as its financial advisor and directed Morris, Nichols to negotiate an amendment to Perella Weinberg’s December 9 engagement letter with the Company reflecting that Perella Weinberg would report directly to the committee. The amended letter with Perella Weinberg was entered into on January 26, effective as of January 5. The committee also discussed whether it should make a counterproposal to Auris and determined that it was too soon to do so given that Auris was requiring each of the Key Stockholders to reinvest their proceeds from the merger into Auris and the committee did not have sufficient input from the Key Stockholders as to a valuation they would support.

On January 7, Mr. Schuler had separate conversations with a representative of Sidley and with Michael Eagle, one of our directors. In those conversations, Mr. Schuler conveyed that he would like to discuss resigning from the Board because he was considering proposing a transaction with the Company, either alone or in combination with other stockholders or financing partners. Both the representative of Sidley and Mr. Eagle asked Mr. Schuler to convey any and all potential proposals to Perella Weinberg or to the Special Committee.

The next day, on January 8, the Special Committee held a meeting that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, and other members of the Board (excluding

Mr. Schuler). A representative of Sidley and Mr. Eagle conveyed their conversations with Mr. Schuler from the prior day. The Special Committee discussed Mr. Schuler’s potential resignation, various potential consequences of that, the possibility that Mr. Schuler might decide to make a proposal, and other facts. The committee received an update that Company B preliminarily indicated that it might be willing to acquire all of the Company’s intellectual property, subject to certain carveouts, for a $60 million upfront payment and a $20 million loan. The committee asked that the Company’s management and Perella Weinberg prepare a term sheet memorializing this proposal (the “Second Updated Hansen Response to Company B”). The committee also determined to recommend to the Board that Mr. Eagle be added to the Special Committee. The Board added Mr. Eagle to the committee by written consent later that day.

Following the Special Committee meeting, Mr. Eagle spoke with Mr. Schuler, who informed Mr. Eagle that he was resigning from the Board. He also told Mr. Eagle that he did not believe that Auris would be able to make an acceptable proposal and thought that the proposed transaction with Company B undervalued the Company’s intellectual property. Mr. Schuler stated that he was working with his legal counsel on proposed deal structures and hoped to have something to present to the Special Committee the following week. Mr. Eagle conveyed this information to the other directors, Sidley, Morris, Nichols and Perella Weinberg.

Later on January 8, Perella Weinberg sent Company B the Second Updated Hansen Response to Company B.

During a Special Committee call on January 11, that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board, the Special Committee received an update on the respective discussions with Auris and Company B. Given the Key Stockholders’ unwillingness to agree to Auris’s requirement that they invest in Auris, representatives of Perella Weinberg were instructed to contact Auris to counter that any required investment by the Key Stockholders should be removed as a condition for a deal between the two companies.

During a Special Committee call on January 12, that was also attended by a representative of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, and other members of the Board, the Special Committee received an update on the respective discussions with Auris and Company B. A representative of Perella Weinberg informed the Special Committee that Company B expressed concerns about the initial amount of cash to be paid under the Second Updated Hansen Response to Company B. A representative of Perella Weinberg also informed the Special Committee that Perella Weinberg had not yet been able to communicate with Auris. The Special Committee discussed the proposed press release announcing Mr. Schuler’s resignation and the fact that the Company was seeking strategic alternatives.

On January 14, the Company issued a press release and filed a Current Report on Form 8-K announcing the resignation of Mr. Schuler as a member of our Board and the fact that the Company was seeking strategic alternatives and had hired Perella Weinberg and formed a Special Committee as part of that process. Later that day, we received an updated proposal from Auris (the “Third Auris Proposal”) amending its prior proposal by removing the language that had required reinvestment by the Key Stockholders and maintaining the previously proposed price range.

The Special Committee held a meeting on January 15 that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. The committee discussed the Third Auris Proposal, the potential of a proposal from Mr. Schuler, and the timing for a response from Company B on the Second Updated Hansen Response to Company B. Mr. Lowe relayed a conversation with Mr. Feinberg and Mr. Kennedy where they expressed their lack of interest in joining Mr. Schuler in proposing any transaction with the Company. The Special Committee discussed the expected timing of a proposal by Mr. Schuler and requested that Sidley and Morris, Nichols work with Mr. Schuler to enter into a mutual non-disclosure agreement with the Company and to instruct Mr. Schuler to sign the non-disclosure agreement prior to taking any action.

On January 18, we entered into a mutual non-disclosure agreement with Mr. Schuler and his affiliated entities. Also on that day, Mr. Lowe spoke with Mr. Kennedy, who conveyed that he would support the Auris deal, believed a stockholder vote was required for the deal expressed in the Second Updated Hansen Response to Company B and that he would vote against a deal with Company B in its current form.

The Special Committee held a meeting on January 22 that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, and members of the Company’s management team. A representative of Perella Weinberg discussed financial analysis materials he had prepared for the committee. He also updated the committee on communications with the Key Stockholders and their lack of support for the Auris proposal at the proposed price and the seeming disengagement by Company B from the process, noting that the Company had still not received feedback on its Second Updated Hansen Response to Company B that was sent on January 8, 2016. Mr. Eagle also shared that Mr. Feinberg and Mr. Kennedy had indicated to him in recent discussions that they would oppose a sale of the Company’s intellectual property at such a price but, assuming an acceptable offer price, would support an acquisition of the Company. The Special Committee noted that communications with Mr. Schuler seeking his support of, or otherwise regarding, the Third Auris Proposal should be deferred until Mr. Schuler stated his intentions with respect to a potential proposal.

Later in the day on January 22, Mr. Feinberg sent a letter to our Board chair and our Special Committee chair asking the Board and the Special Committee to seek to create a bidding war for the Company by making the Third Auris Proposal public, subject to consideration of the legal and contractual consequences of doing so. At the Special Committee’s direction, representatives of Perella Weinberg called Mr. Feinberg to explain that to get a deal announced with Auris, the Key Stockholders would need to agree on a price for the Auris deal and be willing to sign voting agreements with Auris to support the deal. At that time, Auris had not yet reinstituted its requirement that the Key Stockholders reinvest in Auris their proceeds from a transaction.

The Special Committee held a meeting on January 24 that was also attended by a representative of Sidley, a representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. A representative of Perella Weinberg informed the Special Committee that, as instructed by the Special Committee, Perella Weinberg had conveyed to Auris that the price range of $5.50 to $6.00 was encouraging but not yet acceptable. The representative of Perella Weinberg advised the Special Committee that Auris responded that it would not increase its offer price without further information regarding what price the Key Stockholders would consider acceptable. A representative of Perella Weinberg then conveyed the results of communications with Mr. Feinberg and Mr. Kennedy earlier in the day in which they indicated that they would likely support a transaction at approximately $8 per share, but they would confirm that the following day. The Special Committee authorized Perella Weinberg to make a counter proposal to Auris of $8 per share if Mr. Feinberg and Mr. Kennedy confirmed that they would support that price.

On January 26, the Special Committee held a meeting that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. A representative of Perella Weinberg informed the Special Committee that Mr. Feinberg and Mr. Kennedy confirmed that they would support an $8 price and that he had conveyed this to Auris and was awaiting a response. Company B still had not conveyed a response to the Company’s last proposal.

The Special Committee held a meeting on January 29 that was also attended by representatives of Sidley, a representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. A representative of Perella Weinberg informed the Special Committee that Auris had communicated to Perella Weinberg that it held a board meeting the previous evening and had not authorized any counterproposal to the Company’s latest proposal of $8 cash per share, and that any possible transaction at that price would need to include a financing contingency. Perella Weinberg indicated also that it was further informed by Auris that the treatment of the White Oak debt had become an important issue for Auris, and had also asked whether the Key Stockholders would be willing to reinvest all or a significant portion of their proceeds from the transaction into Auris, notwithstanding the removal of that condition two weeks earlier. His assessment of the conversation with Auris’s representatives was that the proposed transaction had become more uncertain, even at a price of $6 per share, as a result of recent market volatility and Auris’s continuing concern about the status of the White Oak debt. The representative of Perella Weinberg noted that there had still been no communications from Company B.

The committee then discussed various potential structures to facilitate a transaction at $6 per share without causing Auris to expend additional cash, whether through the acquisition being in a combination of cash and stock, including a contingent value right, a refinancing or rolling of the White Oak debt or other method. The committee asked Perella Weinberg to explore with Auris the possibility of Auris increasing its proposed price per share if there were a way to structure a deal that reduced the aggregate amount of cash Auris would pay at closing. The committee also instructed management to contact White Oak to assess its willingness to allow any portion of its outstanding debt to remain outstanding following a sale to Auris.

On February 1 and 2, the Board held its regularly scheduled quarterly meeting, which was also attended by representatives of Sidley, representatives of Perella Weinberg, a representative of Morris, Nichols, and members of the Company’s management team. A representative of Perella Weinberg updated the Board on his recent conversations with Auris, including outstanding issues regarding the White Oak debt and a return of the condition that the Key Stockholders invest the consideration they receive in a deal into Auris. A representative of Perella Weinberg also provided an update on his conversations with Mr. Feinberg, who stated he wanted an all cash deal of at least $6 per share and with Mr. Schuler who continued to express an interest in making a proposal to the Company. Mr. Lowe provided an update on his conversations with White Oak and the fact that they were expecting the debt to be paid in full upon the closing of an acquisition of the Company and would only grant forbearance in connection with the announcement of such an acquisition. The Special Committee asked Perella Weinberg to continue to seek a counterproposal from Auris and to ask Mr. Schuler if he intended to make a proposal.

The chair of the Special Committee and a representative of Sidley had a telephonic meeting with Mr. Schuler and his outside counsel on February 4 to discuss Mr. Schuler’s ideas for strategies to elicit potential acquirers to make their highest bids and the Special Committee’s view that unless Mr. Schuler was willing to make a bid for the Company, he should work with the Company’s financial advisor and the Special Committee on getting a revised proposal from Auris. Mr. Schuler stated his intention not to make a proposal to the Company and that he would support the Company’s financial advisor in working with Auris on a revised proposal.

The Special Committee held a meeting on February 5 that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. A representative of Perella Weinberg informed the committee that Auris had not responded to the Company’s last counterproposal, but that representatives of Auris had conveyed that though Auris’s management’s continued to support a transaction, the interest of Auris’s board in such a transaction was waning. The representative of Perella Weinberg further informed the Special Committee that David Styka, Auris’s chief financial officer, had contacted Perella Weinberg and informed it that Auris was insisting on a condition that the Key Stockholders reinvest their transaction proceeds in Auris, that $6 per share was at the high end of a fair valuation of the Company and that Auris was open to further discussing deal structure issues to see if the gap between the parties could be bridged. The Special Committee instructed Perella Weinberg, Sidley and Morris, Nichols to analyze and pursue deal structures and strategies with Auris to achieve this result. The Special Committee asked Perella Weinberg to try to convince Auris to abandon its requirement that each of the Key Stockholders invest in Auris, but understood that ultimately any transaction that would be in the best interests of the other stockholders would have to be approved by at least Mr. Schuler or Mr. Feinberg, given the significance of their respective ownership stakes, which collectively (with their respective affiliates) constitute a majority of Hansen’s outstanding shares. If both of them opposed a transaction, the Company would not be able to obtain the necessary stockholder approval for a change of control transaction. The Special Committee also discussed the call with Mr. Schuler the previous day in which he stated that he would not make a proposal to the Company. The committee instructed Perella Weinberg to discuss with Mr. Schuler the Company’s financial needs and constraints, Auris’ most recent proposal, and the Company’s limited leverage in its negotiations with Auris, now that Mr. Schuler stated that he did not intend to make an offer to acquire the Company.

On February 6, Mr. Lowe, another member of the Company’s management team and Mr. Schuler had a telephonic meeting to discuss the Company’s cash needs in order to obtain an auditor opinion without a going concern qualification in connection with its upcoming Form 10-K filing, in an attempt to avoid an event of default on the White Oak debt. Mr. Schuler asked Mr. Lowe if an infusion of $15 million to the Company would suffice. Mr. Lowe informed Mr. Schuler that the cash requirements would be significantly higher than $15 million.

Also on February 6, a representative of Perella Weinberg spoke to Dr. Moll, who confirmed the earlier statement by Mr. Styka that Auris would require the Key Stockholders to invest their proceeds from the transaction into Auris. Later on February 6, Mr. Lowe spoke with Mr. Kennedy and presented the Company’s financial position given the potential event of default with White Oak. Mr. Kennedy expressed that he understood the potential for a Company bankruptcy and that he would support a deal with Auris that required a reinvestment of the proceeds he received from the deal.

The Special Committee held a meeting on February 9 that was also attended by representatives of Sidley, a representative of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. A representative of Perella Weinberg updated the Special Committee on ongoing discussions with Auris regarding structuring options and price, as well as with the Key Stockholders regarding their support for a transaction and the significant issues facing the Company, including the potential of a default under the White Oak indebtedness. He noted that the latest Auris proposal was that Auris would not entertain a transaction that involved it investing in a transaction on a net basis more than $30 million in cash after taking into account the reinvestment by the Key Stockholders of their deal proceeds in Auris, though Mr. Styka had indicated that Auris would give further consideration to increasing the total merger consideration, with a condition to closing that White Oak roll over approximately $15 to $20 million of its debt. The committee discussed that Mr. Feinberg continued to request at least $6 per share in cash for his shares without any requirement to reinvest those proceeds in Auris. The Special Committee discussed the proposal and alternative structuring mechanisms and directed Perella Weinberg to continue negotiations with Auris. The committee also discussed with Sidley and Morris, Nichols the various legal aspects that would be involved in potentially permitting Company stockholders who satisfy the requirements of being an “accredited” investor under the securities laws to elect whether to receive cash or shares of Auris in connection with the merger (other than the Key Stockholders, who would be required to receive shares of Auris).

The following day, on February 10, the Special Committee held a meeting that was also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. A representative of Perella Weinberg updated the Special Committee on ongoing discussions with Auris regarding structuring options and price, with the current proposal from Auris being that it would proceed with an acquisition of the Company only if the net cash invested by Auris in a transaction (after taking into account the reinvestment by the Key Stockholders of their deal proceeds in Auris) was less than $35 million in cash, the Key Stockholders reinvested in Auris all of their proceeds received in a transaction in Auris, the Company’s working capital would be greater than zero at the close of a transaction, and there were some ability to address the White Oak debt through a partial or complete rollover with White Oak or another lender (the “Revised Auris Proposal”). The Special Committee continued its discussion from the prior meeting regarding the possibility of allowing Company stockholders who satisfy the requirements of being an “accredited” investor under the securities laws to elect to receive cash or shares in Auris. The Special Committee also discussed the possibility of re-engaging with Company B after the extended silence, and determined to wait until discussions with Auris were more advanced.

At the direction of the Special Committee, the Company sent an updated term sheet to Auris on February 11 proposing a transaction in which accredited Company stockholders would be given the ability to elect to receive Auris stock (subject to a cap of 70%), reinvestment of merger proceeds of Company stockholders holding at least 60% but not more than 70% of the Company’s outstanding shares, a price per share equal to the quotient determined by dividing a figure between $35 and $40 million by the number of outstanding Company shares held by persons other than those receiving, or reinvesting their proceeds in, Auris stock and a requirement that the Company would assist Auris in seeking to refinance $15 million of the White Oak debt (but no condition that such refinancing be obtained).

On February 12, 2016, Mr. Lowe had a call with White Oak at their request. They reiterated to Mr. Lowe that a deal with Auris could not require any rollover of the White Oak debt and that a new debt facility with the combined entity would require a complete diligence process with White Oak. Mr. Lowe asked White Oak if it would waive the going concern covenant and White Oak responded that any waiver would be conditioned upon the certainty of a deal and its potential to close, and would come with a cost to the Company.

On each of February 12 and 16, the Special Committee held meetings that were also attended by representatives of Sidley, representatives of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board. Representatives of Perella Weinberg and Sidley updated the Special Committee on their ongoing discussions with Auris regarding structuring options and price, with the committee providing input and guidance. During the February 16th meeting, representatives of Sidley informed the committee that Auris had rejected the proposal that accredited Company stockholders other than the Key Stockholders be given the opportunity to elect to receive either cash or Auris shares in the merger. Auris stated that it rejected this proposal because of, among other things, the requirement to publicly disclose Auris’s confidential financial information such a proposal would entail, Auris’s desire to maintain its status as a private company, and its unwillingness to entertain a complex process whereby accredited investors in the Company could potentially be identified as eligible for such a potential reinvestment. Auris stated that it would only agree to allow accredited stockholders to accept non-cash consideration if arranged directly with those stockholders before the signing of the merger agreement. Also during this meeting, Mr. Lowe updated the committee on the efforts to seek alternative lenders to replace White Oak, noting the Company had not found willing alternative lenders, but would continue its efforts in this regard.

We received a revised proposal from Auris on February 17 for $4.80 per share (which approximated the $35 million aggregate cash proceeds Auris previously indicated it was willing to spend in the acquisition), requiring that all of the Key Stockholders reinvest all of the consideration received by them in the transaction into Auris and that all of the White Oak debt remain outstanding following the transaction. This proposal was shared with the Key Stockholders.

At the Special Committee’s instruction, also on February 17, 2016, Mr. Vance exchanged messages and talked to Company B’s chief executive officer about a desire to refresh the companies’ discussions surrounding a sale of all of the Company’s intellectual property in exchange for a license back to the Company and cash consideration. Company B’s chief executive officer confirmed the cash consideration for a proposed sale of the Company’s intellectual property would be a $60 million upfront payment and $10 million loan. As with earlier proposals from Company B, none of the proceeds from such a transaction would be available for distribution to stockholders of the Company and the Company would be required to pay the White Oak debt from the proceeds received from Company B.

On February 18, Sidley sent a proposed draft of a merger agreement to Auris’s counsel, Morrison & Foerster LLP.

Also on February 18, the Company sent a revised term sheet (the “Company B Term Sheet”) to Company B with the revised financial terms.

The Special Committee held a meeting on February 19 that was also attended by a representative of Sidley, a representative of Perella Weinberg, representatives of Morris, Nichols, members of the Company’s management team, and other members of the Board, to review the state of negotiations with Auris and the Company B Term Sheet. Given the uncertainty surrounding the requirement of the Auris deal that the White Oak debt remain outstanding following the acquisition, the Special Committee instructed the Company’s financial advisor and management to pursue additional clarification and details from Company B. The Special Committee discussed the fact that the aggregate proceeds proposed by Company B would be insufficient to meet the Company’s operating needs under its current five-year operating plan, particularly given the need to utilize approximately $36 million of such proceeds to pay off the White Oak indebtedness. The Special Committee also instructed management and the legal and financial advisors to continue pursuing both transactions and to try to increase value from both. From February 19 through March 6, the Company, working with its legal and financial advisors, pursued both potential transactions. At points during this period of time, Company B requested, but was not granted, exclusivity. At one point in this process, Auris suspended negotiations regarding an acquisition based on the Key

Stockholders’ lack of support for a deal at the price Auris was proposing, and, for a period of about a week, engaged in discussions regarding a commercial deal whereby Auris would purchase certain intellectual property of the Company with a license back to the Company, before returning to pursuing an acquisition of the Company. During this period of time there were no material proposed changes in purchase price.

Between February 21 and March 4, the Special Committee held seven meetings, at which members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, to review the status of discussions with Auris, the status of discussions with Company B, the degree to which a Company B transaction would allow the Company to operate going forward, the Key Stockholders’ views as to both potential transactions, discussions with White Oak and other relevant matters.

Auris submitted a revised proposal to the Company on March 6 (the “Revised Proposal”) contemplating a price of $5 a share, and requiring the Key Stockholders to invest all of their proceeds from the transaction into Auris. Although unclear, the proposal seemed to indicate that it would be a condition that the White Oak debt remain outstanding following the closing. This revised proposal was communicated to the Key Stockholders.

Later on March 6, a representative of Perella Weinberg, together with Mr. Feinberg had a call with Dr. Moll and Mr. Styka where he stated that the Key Stockholders would support a transaction with Auris at $6 per share no financing contingency for the White Oak debt.

On March 7, Auris submitted a counterproposal for $5.50 per share without a White Oak financing contingency but continuing to include a requirement that the Key Stockholders invest their entire consideration received in the deal into Auris. Later that evening, the Special Committee met and instructed Perella Weinberg to communicate the details of the counterproposal from Auris to the Key Stockholders and to move the deal with Auris forward. The committee also received an update on the negotiations with Company B, including that the parties had not been able to agree upon terms that would be acceptable to the Company and the Key Stockholders. In particular, Company B would not agree that the Company would retain, or retain rights to, intellectual property that would be key to advancing its vascular business, which would be the Company’s remaining focus following any such transaction with Company B. The committee also discussed the White Oak debt, and instructed Mr. Lowe to contact White Oak to request forbearance for the looming going concern covenant and to negotiate a forbearance agreement with White Oak that would permit the Auris transaction to be signed and closed within a reasonable period. The committee instructed management and its legal and financial advisors that if the Key Stockholders agreed to the terms of the transaction with Auris, to proceed with negotiations with Auris and, in light of the fact that the final proposal from Company B provided neither sufficient financing, nor the operating ability, for the Company to continue its business going forward, to disengage from negotiations with Company B.

Later on March 7, representatives of Perella Weinberg communicated to the Key Stockholders the counterproposal from Auris. The Key Stockholders indicated their approval of the deal pending their completion of the negotiation of the terms of their required reinvestment into Auris.

On March 8, the terms of such reinvestment proposed by Auris were sent to the Key Stockholders and they communicated to representatives of Perella Weinberg their acceptance of the general terms. From March 8 through the execution of the merger agreement, the Key Stockholders and Auris negotiated the documentation regarding the reinvestment of their respective shares of the merger proceeds into Auris, as required by Auris.

Beginning on March 9, the parties and their respective advisors began negotiating documentation regarding the transaction. These negotiations continued through the execution of the merger agreement.

On March 10, Mr. Vance called Company B’s executive officer to inform him that we would not be pursuing the Company B deal and were moving in a different direction.

Between March 11 and March 25, the Special Committee held six separate meetings, at which members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, during which they discussed the progress that had been made in negotiations, how more progress could be made more quickly, how the White Oak debt was being addressed in these negotiations, the open issues between the parties, and the status of discussions with White Oak regarding the debt and the impact of the Company potentially being put into bankruptcy as a result of an imminent White Oak event of default arising from the going concern covenant.

Members of management for Auris visited our headquarters in Mountain View, California on March 15 and met with members of our management team. During those meetings, Mr. Styka indicated that the White Oak debt would still need to be addressed in a manner satisfactory to Auris for a transaction to be signed or closed.

On March 18, Mr. Lowe and Mr. Styka held a telephonic meeting where Auris’s Mr. Styka stated that Auris would require a debt refinancing condition to close as part of the merger agreement.

As part of the Special Committee’s discussion of the status of the transaction at its meeting on March 25, at which members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, the committee determined that Ms. Bowen and Mr. Eagle should point out to Auris that any financing source that might replace the White Oak debt following closing would want to engage in those discussions with Auris, not the Company, making it impossible for the Company on its own to find such financing or to take the risk of the transaction not closing if it could not be obtained. Ms. Bowen and Mr. Eagle had that discussion on March 27.

On March 27, the Company received a revised proposal from Auris reducing its proposal to $3.50 per share but removing any financing condition to close. The requirement that the Key Stockholders reinvest all of the merger proceeds into Auris remained.

The Special Committee held a meeting on March 28, at which members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, to discuss the revised proposal. The committee explored potential structures to keep the transaction price at $5.50, including a $3.50 payment at closing followed by a later additional payment based on the refinancing of the White Oak debt.

Later on March 28, we responded to Auris that their proposal undervalued the Company and countered with a proposal of $3.50 per share at closing plus additional consideration of between $2.00 and $2.33 payable if the White Oak debt refinancing is obtained at closing or within the 24 months post-closing. This proposal assumed full assumption of the White Oak debt at closing.

On March 29, Auris increased its proposal to a $4.00 offer price with no contingent payments and the assumption of the White Oak debt and no financing condition. The requirement that the Key Stockholders reinvest all of the merger proceeds into Auris remained.

The Special Committee met on March 30, with members of the Board, management and representatives of Perella Weinberg, Sidley and Morris Nichols present, to discuss this proposal and potential alternatives, as well as the status of discussions with White Oak.

We responded to Auris on March 31 that the proposal still undervalued the Company and countered with a proposal of $4.25 per share.

Negotiations between the parties continued. During this period of negotiations, Auris required that affiliates and individuals and entities with family connections to the Key Stockholders (i.e., the Rollover Stockholders) also reinvest the proceeds of the merger into Auris. The Special Committee held three meetings from April 1 through April 10, at which members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, during which the committee discussed the status of negotiations with Auris and with White Oak and gave its management team and legal and financial advisors guidance and direction.

On April 12, Auris responded that their board had approved a transaction price at $4.00 per share with the requirement that the Company get forbearance from White Oak through the close of the deal. The requirement that the Rollover Stockholders reinvest all of the merger proceeds into Auris remained. The price of $4.00 per share represented an equity value of the Company of approximately $80 million.

The Special Committee met on April 13 and April 18, with members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols present, to review and discuss the terms of the proposed transaction with Auris and the proposed forbearance agreement with White Oak, with input and review of relevant materials from management, Sidley, Perella Weinberg and Morris, Nichols.

On April 19, the forbearance agreement with White Oak was executed and shortly thereafter the Special Committee held a meeting, at which members of the Board, management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, during which Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Board and Special Committee that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) pursuant to the merger agreement was fair, from a financial point of view, to such holders. A representative of Sidley reviewed the terms of the merger agreement with the Special Committee. After discussion, the Special Committee unanimously approved recommending to the Board that the Board approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, recommend to the Company stockholders that they approve the merger agreement and the merger and approve the forbearance agreement with White Oak.

Immediately following such Special Committee meeting, the Board held a meeting, at which members of management and representatives of Perella Weinberg, Sidley and Morris, Nichols were present, in which the Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, determined to recommend to the Company stockholders that they approve the merger agreement and the merger and approved the forbearance agreement with White Oak.

Later in the day on April 19, the merger agreement with Auris was executed, and all signatories to the voting agreements executed such agreements and related proxies, the Rollover Stockholders executed the documentation regarding the reinvestment of their merger proceeds into Auris and general releases, and the Company and Auris jointly announced the execution of the merger agreement the morning of April 20, 2016.

Forward-Looking Financial Information

Due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, we do not as a matter of general practice publicly disclose detailed projections as to our anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results and operational metrics in our regular earnings press releases and other investor material. In connection with the evaluation of a possible transaction, our management prepared forward-looking financial information for years 2016 through 2020 based upon projections developed by our management (which we refer to as the “financial projections”), which financial projections are summarized below. These financial projections were provided to our Board and Special Committee and to Perella Weinberg for use in connection with its financial analyses and opinion.

None of the financial projections were intended for public disclosure. Nonetheless, a summary of the financial projections is included in this proxy statement only because certain of the financial projections were made available to the Board, Special Committee and Perella Weinberg. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by the Company that the information is material.

The financial projections are unaudited and were not prepared with a view toward public disclosure or compliance with the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or United States generally accepted accounting principles (which we refer to as “GAAP”) or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections.

In the view of our management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance. The financial projections have not been updated since the time of their preparation, are not facts and should not be relied upon as necessarily indicative of actual future results, and you are cautioned not to rely on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. Neither the Company nor any of its affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. Neither the Company nor any of its affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become, are or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections reflect various estimates, assumptions and methodologies of the Company, all of which are difficult to predict and many of which are beyond our control, including, among others, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to our business, including:

•	Top-line growth driven by system sales, estimated to increase approximately four times annually from 4 systems sold per quarter to 15 systems sold per quarter in 2020;

•	Uplift in service revenue benefit from increased system sales, but also increase in service renewal rate from 50%-65% between 2016 and 2020;

•	Reduction in cost of goods sold as a percentage of revenues due to manufacturing savings; and

•

Increased operating leverage in research and development and sales through initial targeted headcount reduction with minimal increases in headcount in research and development and sales during the projection period and improved utilization;

•	Long-term statutory tax rate of 35%; and

•	Federal net operating loss carryforward balance of $117 million as of December 31, 2015.

The financial projections do not necessarily reflect revised prospects for our businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial forecasts will be achieved.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the SEC. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 19. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the merger. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context.

Financial Projections

The following table summarizes the financial projections that were provided to the Board, Special Committee and Perella Weinberg in connection with the evaluation of a possible transaction.

	Fiscal Years Ending December 31, (US$ in millions)
	2016E	2017E	2018E	2019E	2020E

Revenue	$18	$25	$35	$49	$65

EBITDA*(1)	(18)	(13)	(7)	1	10

Unlevered Free Cash Flow*(2)	(20)	(16)	(11)	(4)	2

*	Before charges/gains.
(1)	Earnings before interest, income taxes, depreciation and amortization of intangible assets.
(2)	Net operating profit after taxes, plus depreciation and amortization, less capital expenditures and change in net working capital.

The following tables summarize the long-term management estimates for three cases that were provided to the Board, Special Committee and Perella Weinberg in connection with the evaluation of a possible transaction:

Management Case 1, assuming:

•	20% revenue compound annual growth rate 2020-2025 with annual revenue growth decreasing ratably at 5% per year over the prior year

•	EBITDA margin increasing ratably in projection period to 40% in 2025

	Fiscal Years Ending December 31, (US$ in millions)
	2021E	2022E	2023E	2024E	2025E

Revenue	$89	$112	$134	$154	$162

EBITDA*(1)	17	26	37	49	65

Unlevered Free Cash Flow*(2)	5	10	17	25	38

*	Before charges/gains.
(1)	Earnings before interest, income taxes, depreciation and amortization of intangible assets.
(2)	Net operating profit after taxes, plus depreciation and amortization, less capital expenditures and change in net working capital.

Management Case 2, assuming:

•	15% revenue compound annual growth rate 2020-2025 with annual revenue growth decreasing ratably at 5% per year over the prior year

•	EBITDA margin increasing ratably in projection period to 30% in 2025

	Fiscal Years Ending December 31, (US$ in millions)
	2021E	2022E	2023E	2024E	2025E

Revenue	$82	$99	$113	$125	$131

EBITDA*(1)	14	19	25	31	39

Unlevered Free Cash Flow*(2)	4	8	12	16	22

*	Before charges/gains.
(1)	Earnings before interest, income taxes, depreciation and amortization of intangible assets.
(2)	Net operating profit after taxes, plus depreciation and amortization, less capital expenditures and change in net working capital.

Management Case 3, assuming:

•	10% revenue compound annual growth rate 2020-2025 with annual revenue growth decreasing ratably at 5% per year over the prior year

•	EBITDA margin increasing ratably in projection period to 20% in 2025

	Fiscal Years Ending December 31, (US$ in millions)
	2021E	2022E	2023E	2024E	2025E

Revenue	$75	$87	$95	$100	$105

EBITDA*(1)	12	14	16	18	21

Unlevered Free Cash Flow*(2)	4	6	7	9	11

*	Before charges/gains.
(1)	Earnings before interest, income taxes, depreciation and amortization of intangible assets.
(2)	Net operating profit after taxes, plus depreciation and amortization, less capital expenditures and change in net working capital.

Non-GAAP financial measures should not be considered in isolated form, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled non-GAAP financial measures used by other companies.

The financial projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither Hansen’s independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by Hansen that the information is material.

In the view of Hansen’s management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding Hansen’s future financial performance. The financial projections are not facts and should not be relied upon as indicative of actual future results. You are cautioned not to place undue reliance on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of Hansen, or any of its respective affiliates, advisors or other representatives assumes any responsibility for the ultimate performance of Hansen relative to the financial projections. Neither Hansen nor any of its affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in Hansen’s businesses or their prospects, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial projections will be achieved.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause Hansen’s future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by Hansen or its affiliates or advisors or any other person to any Hansen stockholder or any other person regarding the actual performance of Hansen compared to the results included in the financial projections.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Hansen contained in Hansen’s public filings with the SEC. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information.” The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the merger or the failure of the merger to be completed and should not be viewed in that context.

The financial projections reflect various estimates, assumptions and methodologies of Hansen, all of which are difficult to predict and many of which are beyond Hansen’s control, including the following assumptions:

HANSEN DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinion of Our Financial Advisor

The Special Committee retained Perella Weinberg Partners LP (“Perella Weinberg”) to act as its financial advisor in connection with the Company’s exploration of strategic alternatives, including the merger. The Special Committee selected Perella Weinberg based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the business and affairs of Hansen and the industry in which Hansen conducts its business. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.

On April 19, 2016, Perella Weinberg rendered its oral opinion, subsequently confirmed in writing, to the Board and Special Committee that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Perella Weinberg’s written opinion, dated April 19, 2016, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Perella Weinberg, is attached as Annex B and is incorporated by reference herein. Holders of Hansen common stock are urged to read Perella Weinberg’s opinion carefully and in its entirety. The opinion does not address Hansen’s underlying business decision to enter into the merger agreement or the relative merits of the merger as compared with any other strategic alternative which may be available to Hansen. The opinion was not intended to be and does not constitute a recommendation to any holder of Hansen common stock as to how such holder should vote or otherwise act with respect to the merger or any other matter. The opinion does not in any manner address the prices at which Hansen common stock will trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the merger to, or any consideration received in connection with the merger by, the holders of cancelled shares or dissenting shares, the Rollover Stockholders or the holders of any other class of securities, creditors or other constituencies of Hansen. Perella Weinberg provided its opinion for the information and assistance of the Board and Special Committee in connection with, and for the purposes of their evaluation of, the merger. This summary is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Perella Weinberg, among other things:

•	reviewed certain publicly available financial statements and other business and financial information with respect to Hansen;

•

reviewed certain internal financial statements, analyses and forecasts, and other financial and operating data relating to the business of Hansen, in each case, prepared by Hansen’s management (the “Hansen Forecasts”), as described in the section titled “—Forward-Looking Financial Information” beginning on page 48;

•	discussed the past and current business, operations, financial condition and prospects of Hansen with senior executives of Hansen;

•	compared the financial performance of Hansen with that of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain transactions which Perella Weinberg believed to be generally relevant;

•	reviewed historical premiums paid for securities of certain publicly-traded companies in certain transactions which Perella Weinberg believed to be generally relevant;

•

reviewed the historical trading prices and trading activity for the Hansen shares of common stock and compared such price and trading activity of the shares of Hansen common stock with that of securities of certain publicly-traded companies which we believe to be generally relevant;

•	reviewed a draft of the merger agreement dated April 19, 2016; and

•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.

In arriving at its opinion, Perella Weinberg assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to it (including information that was available from generally recognized public sources) for purposes of the opinion and further relied upon the assurances of the management of Hansen and assumed, with the Board’s and Special Committee’s consent and at their direction, that information furnished by Hansen for purposes of Perella Weinberg’s analysis did not contain any material omissions or misstatements of material fact. With respect to the Hansen Forecasts, Perella Weinberg was advised by the management of Hansen, and assumed, with the Board’s and Special Committee’s consent, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Hansen as to the future financial performance of Hansen and the other matters covered thereby, and Perella Weinberg expressed no view as to the assumptions on which they were based.

In arriving at its opinion, Perella Weinberg did not make any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Hansen, nor was it furnished with any such valuations or appraisals nor did it assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Hansen. In addition, Perella Weinberg did not evaluate the solvency of any party to the merger agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. Perella Weinberg was informed by members of Hansen’s management that the business and prospects of Hansen were severely and negatively affected as a result of the deteriorating financial condition of Hansen and, as a result, Hansen and its Board were faced with a rapidly narrowing set of alternatives. In arriving at its opinion, Perella Weinberg also assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that the merger would be consummated in accordance with the terms set forth in the merger agreement, without material modification (including, without limitation, modification to the merger consideration or the form or structure of the transaction) or amendment, without waiver of any of its covenants or conditions, or without delay, and that the final executed merger agreement would not differ in any respect material to its analysis from the draft merger agreement that it reviewed. In addition, Perella Weinberg assumed that in connection with the receipt of all the necessary approvals of the merger, no delays, limitations, conditions or restrictions would be imposed that could have an adverse effect on Hansen, Auris or the contemplated benefits expected to be derived in the merger. Perella Weinberg relied as to all legal matters relevant to rendering its opinion upon the advice of its counsel.

Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, of the merger consideration to be received by the holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) pursuant to the merger agreement. Perella Weinberg was not asked to offer, and it did not offer, any opinion as to any other term of the merger agreement or any other related document or the form or structure of the merger or the likely timeframe in which the merger would be consummated. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration or otherwise. Perella Weinberg did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the merger agreement or any related document, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which it understood Hansen had received such advice as it deemed necessary from qualified professionals. Perella Weinberg’s opinion did not address the underlying business decision of Hansen to enter into the merger agreement or the relative merits of the merger as compared with any other strategic alternative which may have been available to Hansen.

Perella Weinberg’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion. The issuance of Perella Weinberg’s opinion was approved by a fairness opinion committee of Perella Weinberg.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses performed by Perella Weinberg and reviewed by the Board and Special Committee in connection with Perella Weinberg’s opinion relating to the merger and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format.

In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses.

Historical Stock Trading and Transaction Premium Analysis

Perella Weinberg reviewed the historical trading price per share of Hansen common stock for the one-year period ending on April 15, 2016. In addition, Perella Weinberg calculated the implied premium represented by the merger consideration relative to the following:

•

the closing sale price per share of common stock as of March 31, 2016, after which date, based upon a rise in the Company’s stock price, Perella Weinberg believed that such price may have been influenced by market speculation. The Company’s closing stock price on April 1, 2016 was $3.65, which reflected a 39.8% increase over the prior closing price, relative to a 0.9% increase in the NASDAQ composite index over that period. In addition, 517,705 shares of Hansen common stock traded on that day, a 123% increase over its average daily trading volume over the prior 90 days. Perella Weinberg informed the Company’s management that this type of trading activity is consistent with information regarding the potential transaction leaking into the market. This summary refers to March 31, 2016 as the “Unaffected Price Date” and the closing price of common stock on that date as the “Unaffected Price”;

•	the 30-day, 60-day and 90-day volume weighted-average price, or “VWAP,” as of the Unaffected Price Date; and

•	the highest intra-day sale price per share of Hansen common stock during the one-year period ended on the Unaffected Price Date.

The results of these calculations and reference points are summarized in the following table:

	Price per Share ($)	Premium (Discount) Final Offer (%)

Closing price on the Unaffected Price Date	$2.61	53.3%
30-day VWAP as of the Unaffected Price Date	$2.60	53.7%
60-day VWAP as of the Unaffected Price Date	$3.74	6.9%
90-day VWAP as of the Unaffected Price Date	$3.54	13.0%
52-week intra-day high as of the Unaffected Price Date	$12.20	(67.2)%

The historical stock trading and transaction premium analysis provided general reference points with respect to the trading prices of Hansen common stock which enabled Perella Weinberg to compare the historical prices with the merger consideration.

Implied Transaction Multiples

In performing this analysis, Perella Weinberg derived the implied enterprise value for Hansen based on the merger consideration to be received by the holders of common stock. The implied enterprise value was derived by calculating equity values of Hansen by multiplying the number of fully diluted shares of common stock on April 15, 2016 by the merger consideration to be received by the holders of shares of common stock in the merger and then, in each case, adding net debt of the Company as of December 31, 2015.

Perella Weinberg calculated the enterprise value, or “EV”, as a multiple of:

•	last twelve months, or “LTM”, revenues; and

•	estimated revenues for each of calendar year 2016 and calendar year 2017, in each case based on Hansen Forecasts.

The results of these analyses are summarized in the following table:

Based on Merger Consideration
EV/LTM Revenues	5.4x
EV/CY2016E Revenues	4.8x
EV/CY2017E Revenues	3.5x

Selected Publicly Traded Companies Analysis

Perella Weinberg reviewed and compared certain financial information for Hansen to corresponding financial information, ratios and public market multiples for certain publicly held companies in the medical devices industry. Although none of the following companies are identical to Hansen, Perella Weinberg selected these companies because they had publicly traded equity securities and were deemed to be similar to Hansen in one or more respects, including being engaged in the development, manufacture and sale of systems and/or medical devices for the treatment of various medical conditions and sharing similar business characteristics with Hansen based on operational characteristics or financial metrics.

Selected Publicly Traded Companies

Accuray Incorporated

Alphatec Holdings Inc.

Cardica, Inc.

CryoLife

Cardiovascular Systems Inc

Cutera, Inc.

Corindus Vascular Robotics Inc

LeMaitre Vascular Inc

Spectranetics Corp

Stereotaxis Inc

Titan Medical Inc.

Transenterix Inc

For each of the selected companies, Perella Weinberg calculated and compared financial information and various financial market multiples based on company filings for historical information and consensus third party research estimates prepared by FactSet, for forecasted information. In the case of Alphatec Holdings, Inc., Stereotaxis Inc. and Titan Medical Inc., no consensus third party research estimates were available. For Hansen, Perella Weinberg made calculations based on company filings for historical information and the Hansen Forecasts for forecasted information.

With respect to Hansen and each of the selected companies, Perella Weinberg reviewed the average multiples of enterprise value to next twelve months, or “NTM”, revenues during the 1-month, 3-month, 6-month, 1-year and 2-year periods prior to April 15, 2016. The results of these analyses are summarized in the following table:

Average EV/NTM Revenues Multiple
	1 Month	3 Months	6 Months	1 Year	2 Years
Hansen	2.9x	2.7x	2.4x	3.1x	4.2x
Average of Selected Publicly Traded Companies	1.8x	1.6x	1.7x	1.9x	1.7x

With respect to Hansen and each of the selected companies, Perella Weinberg also reviewed the multiples of enterprise value based on the $4.00 per share merger consideration, in the case of Hansen, and as of April 15, 2016, in the case of each of the selected companies, to estimated revenues (excluding multiples over 20.0x) for each of calendar year 2016, or “EV/2016E Revenues”, calendar year 2017, or “EV/2017E Revenues”, and calendar year 2018, or “EV/2018E Revenues”. The results of these analyses are summarized in the following table:

EV/2016E Revenues Multiple
Hansen	Median of Selected Publicly Traded Companies
4.8x	2.3x

EV/2017E Revenues Multiple
Hansen	Median of Selected Publicly Traded Companies
3.5x	2.6x

EV/2018E Revenues Multiple
Hansen	Median of Selected Publicly Traded Companies
2.5x	1.7x

Based on the multiples calculated above, Perella Weinberg’s analyses of the various selected publicly traded companies and on professional judgments made by Perella Weinberg, Perella Weinberg selected representative ranges of multiples of 1.2x – 3.2x to apply to estimated 2016 revenues of Hansen of approximately $18 million, 1.1x – 2.9x to apply to estimated 2017 revenues of Hansen of approximately $25 million and 1.0x – 2.5x to apply to estimated 2018 revenues of Hansen of approximately $35 million. Perella Weinberg applied such ranges to EV/2016E Revenues, EV/2017E Revenues and EV/2018E Revenues to derive implied per share equity reference ranges for Hansen common stock of approximately $0.74 to $2.56, $1.03 to $3.29 and $1.40 to $4.05, respectively. Perella Weinberg compared these ranges to the $4.00 per share merger consideration to be received by the holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) pursuant to the merger.

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Hansen’s business. Accordingly, Perella Weinberg’s comparison of selected companies to Hansen and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Hansen.

Selected Transactions Analysis

Using publicly available information, Perella Weinberg reviewed the terms of selected precedent transactions (the “Selected Precedent Transactions”) involving companies that are engaged in the development, manufacture and sale of systems and/or medical devices for the treatment of various medical conditions. Perella Weinberg selected these transactions in the exercise of its professional judgment and experience because Perella Weinberg deemed them to be most similar in size and scope to Hansen or otherwise relevant to the merger.

For each of the Selected Precedent Transactions, Perella Weinberg calculated and compared the resulting enterprise value in the transaction as a multiple of revenues over the last twelve months publicly reported prior to the announcement of the transaction, or “EV/LTM Revenues” and as a multiple of revenues over the next twelve months, or “EV/NTM Revenues” and the forward revenue growth rate.

Transaction Announcement Date	Acquiror	Target	EV/LTM Revenues Multiple		EV/NTM Revenues Multiple	Forward Revenue Growth Rate
October 2015	Smith & Nephew plc	Bluebelt Holdings, Inc.	14.5x		9.6x	50.0%
October 2015	Endologix, Inc.	TriVascular Technologies, Inc.	5.9x		4.9x	20.2%
October 2015	AtriCure Inc.	nContact, Inc.	17.0x	(1)(2)	13.6x	25.0%
July 2015	St. Jude Medical Inc.	Thoratec Corp.	7.3x		7.1x	1.9%
July 2015	Medtronic plc	RF Surgical Systems, Inc.	4.7x		NA	NA
May 2014	Boston Scientific Corporation	Interventional Division of Bayer AG	3.5x		NA	NA
December 2013	Covidien plc	Given Imaging Ltd.	4.4x		4.0x	11.3%
September 2013	Stryker Corp.	MAKO Surgical Corp.	14.1x		11.2x	25.8%
August 2011	Stryker Corp.	Concentric Medical, Inc.	4.5x		NA	NA
May 2011	Stryker Corp.	Orthovita Inc.	3.3x		3.1x	6.9%
April 2010	Medtronic, Inc.	ATS Medical, Inc.	4.3x		4.0x	8.2%
February 2008	Bayer AG	Possis Medical Inc.	4.4x		3.7x	16.9%

(1)	Includes $40.2M fair value of contingent payments.
(2)	Multiple based on actual revenues for 2014.

Perella Weinberg observed that the average and median EV/LTM Revenues multiples for the Selected Precedent Transactions were 7.3x and 4.6x, respectively, that the average and median EV/NTM Revenues multiples for the Selected Precedent Transactions were 6.8x and 4.9x, respectively, and that the average and median forward revenue growth rates for the Selected Precedent Transactions were 18.5% and 16.9%, respectively. Perella Weinberg also observed that the EV/LTM Revenues and EV/NTM Revenues multiples implied by the $4.00 per share merger consideration were 5.4x and 4.8x, respectively.

Based on the multiples calculated above, Perella Weinberg’s analyses of the various Selected Precedent Transactions and on professional judgments made by Perella Weinberg, Perella Weinberg selected a representative range of multiples of 4.0x – 7.0x to apply to reported 2015 revenues of Hansen of approximately $16 million and a representative range of 3.0x – 5.0x to apply to estimated 2016 revenues of Hansen of approximately $18 million. Perella Weinberg applied such ranges to EV/LTM Revenues and EV/NTM Revenues to derive implied per share equity reference ranges for Hansen common stock of approximately $2.85 to $5.26 and $2.37 to $4.20, respectively, and compared that to the $4.00 per share merger consideration.

Although the Selected Precedent Transactions were used for comparison purposes, none of the Selected Precedent Transactions nor the companies involved in them was either identical or directly comparable to the merger or Hansen.

Precedent Premium Paid Analysis

Using publicly available data from Dealogic, Perella Weinberg reviewed the premiums paid in selected acquisitions of publicly-traded companies between $50 million and $1 billion in size (excluding financial institution and real estate transactions, mergers of equals and partial acquisitions) from March 1, 2011 to March 31, 2016. From this pool, the following two types of acquisitions were selected and grouped together: (a) acquisitions with mixed cash and stock consideration, and (b) acquisitions with all stock consideration. Perella Weinberg also reviewed the premiums paid in selected healthcare transactions as a subgroup. Healthcare transactions were selected by identifying transactions where the target was categorized in the healthcare general industry group as defined by Dealogic.

For each of the transactions, based on publicly available information, Perella Weinberg calculated the premiums of the offer price in the transaction to the target company’s closing stock price 30 days prior to the announcement of the transaction, and analyzed the first quartile high, median and third quartile low premiums for each of the groups described above as well as for all the transactions as a group. The results of these analyses are summarized in the table below:

	Number of Deals	Public Transactions Premiums Paid (%)
		25th Percentile	Median	75th Percentile
All Deals
All Industries	876	19	35	60
Healthcare	107	24	40	69
Mixed Cash and Stock
All Industries	84	18	33	54
Healthcare	8	31	39	61
All Stock
All Industries	132	3	21	47
Healthcare	12	10	34	67

In addition, based on publicly available information, Perella Weinberg calculated the average premiums of the offer price in the transactions to the target company’s closing stock price 30 days prior to the announcement for the transaction for all transactions announced in calendar years 2011-2015 and all transactions announced in 2016 through April 15, 2016. The results of these analyses are summarized in the table below:

	Number of Deals	Average of 30-Day Premiums Paid in Public Transactions (%)
2011	221	72.0%
2012	211	47.1%
2013	130	41.2%
2014	138	36.2%
2015	167	51.2%
2016(1)	48	54.0%

(1)	Through April 15, 2016.

Based on the precedent premium paid data, precedent transactions data, and experience and judgment of Perella Weinberg, and recognizing that no company or transaction is identical to Hansen or to the merger, respectively, a representative range of premiums of 20% to 60% was selected and applied to the Hansen share price as of the Unaffected Price Date. This analysis resulted in an implied per share equity reference range for Hansen common stock of approximately $3.12 to $4.16 per share, compared to the $4.00 per share merger consideration.

Discounted Cash Flow Analysis

Perella Weinberg conducted a discounted cash flow analysis for Hansen based on each of Management Case 1, Management Case 2 and Management Case 3 (see “—Certain Unaudited Prospective Financial Information”) by:

•

calculating, in each case, the present value as of April 15, 2016 of the estimated standalone unlevered free cash flows (calculated as earnings before interest payments after taxes, plus depreciation and amortization, minus capital expenditures, and adjusting for changes in net working capital) that Hansen could generate for the remainder of fiscal year 2016 through fiscal year 2025 using discount rates ranging from 13.0% to 14.0% based on estimates of the weighted average cost of capital of Hansen derived using the capital asset pricing model (“CAPM”), and

•	adding, in each case, terminal values calculated using perpetuity growth rates ranging from 3.0% to 4.0% and discounted using rates ranging from 13.0% to 14.0%.

The range of perpetuity growth rates was estimated by Perella Weinberg utilizing its professional judgment and experiences, taking into account market expectations regarding long-term real growth of gross domestic product and inflation. Perella Weinberg also cross-checked these estimates of perpetuity growth rates against the total enterprise value and the EBITDA and revenues multiples implied by these growth rates and a range of discount rates to be applied to Hansen’s future unlevered cash flow forecasts.

Perella Weinberg used a range of discount rates from 13.0% to 14.0% derived by application of the CAPM, which takes into account certain company-specific metrics, including Hansen’s target capital structure, the cost of long-term debt, forecasted tax rate and Bloomberg Adjusted-beta, as well as certain financial metrics for the United States financial markets generally.

From the range of implied enterprise values, Perella Weinberg derived ranges of implied equity values for Hansen (discounted at 13.0% to 14.0% and using perpetuity growth rates ranging from 3.0% to 4.0%). To calculate the implied equity value from the implied enterprise value, Perella Weinberg subtracted debt and added cash and cash equivalents, including restricted cash, in each case as of December 31, 2015. Perella Weinberg calculated implied value per share by dividing the implied equity value by the fully diluted shares (using the treasury method). These analyses resulted in the following implied per share equity reference range for Hansen common stock:

Range of Implied Present Value Per Share
Management Case 1	$5.78 - $7.68
Management Case 2	$2.92 - $4.05
Management Case 3	$0.76 - $1.34

Miscellaneous

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole, could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to Hansen, Auris or the merger.

Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the Board and Special Committee as to the fairness, from a financial point of view, as of the date of such opinion, of the merger consideration to be received per share by holders of Hansen common stock (other than the holders of cancelled shares and dissenting shares and the Rollover Stockholders) pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Perella Weinberg’s analyses were based in part upon the Hansen Forecasts and other third party research analyst estimates, which are not necessarily indicative of actual future results, and which may be significantly more or less favorable than suggested by Perella Weinberg’s analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the merger agreement or their respective advisors, none of Hansen, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted by Hansen management or third parties.

As described above, the opinion of Perella Weinberg to the Board and Special Committee was one of many factors taken into consideration by the Board in making its determination to approve the merger. Perella Weinberg was not asked to, and did not, recommend the specific consideration to the Hansen stockholders provided for in the merger agreement, which consideration was determined through arms-length negotiations between Hansen and Auris. Perella Weinberg did not recommend any specific amount of consideration to Hansen stockholders or the Board or Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the merger.

Pursuant to the terms of the engagement letter between Perella Weinberg and Hansen, dated December 9, 2015, as amended, Hansen agreed to pay Perella Weinberg $1,000,000 upon the delivery of Perella Weinberg’s opinion. In addition, Hansen agreed to reimburse Perella Weinberg for its reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Perella Weinberg and related persons for certain liabilities that may arise out of its engagement by Hansen and the rendering of its opinion.

In the ordinary course of its business activities, Perella Weinberg or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Hansen or Auris or any of their respective affiliates. Except in connection with its engagement as financial advisor to Hansen in connection with the merger, during the two year period prior to the date of Perella Weinberg’s opinion, no material relationship existed between Perella Weinberg and its affiliates and Hansen or Auris pursuant to which compensation was received by Perella Weinberg or its affiliates; however, Perella Weinberg and its affiliates may in the future provide investment banking and other financial services to Hansen or Auris or their respective affiliates and in the future may receive compensation for the rendering of such services.

Interests of Directors and Executive Officers in the Merger

Members of the Board and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of Hansen stockholders generally. You should keep this in mind when considering the recommendation of the Board in favor of the adoption of the merger agreement. The members of the Board and the Special Committee were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that Hansen stockholders adopt the merger agreement. These interests are described below.

Treatment of Outstanding Equity Awards

The merger agreement provides that, as of immediately prior to the effective time of the merger, each RSU Award that is then outstanding will become fully vested immediately prior to the effective time of the merger and will be cancelled and terminated as of the effective time of the merger, and each holder of each such RSU Award will be paid at or promptly after the effective time of the merger, subject to applicable tax withholding, an amount in cash (without interest) equal to the number of shares of Hansen common stock subject to such cancelled RSU Award multiplied by the merger consideration of $4.00 per share; provided that the number of PSUs subject to a PSU Award that become vested will be determined (a) for PSU Awards with a performance period that by its terms has ended prior to the effective time of the merger, based on actual performance through the end of such performance period and (b) for PSU Awards with a performance period that by its terms has not ended prior to the effective time of the merger, at 100% of target levels.

Summary Tables

The following table sets forth the cash proceeds that each of our executive officers would receive at or promptly after the effective time of the merger in respect of unvested RSU Awards and PSU Awards, as of May 31, 2016, including in respect of awards that may vest prior to the completion of the merger based upon the completion of continued service and/or the prior achievement of the applicable performance goals, in either case, independent of the occurrence of the merger. All share and unit numbers have been rounded to the nearest whole number.

Executive Officer Unvested Equity Awards Summary Table

Executive Officers	PSU Awards (#)(1)	PSU Awards ($)(1)	RSU Awards (#)(2)	RSU Awards ($)(2)	Estimated Total Cash Consideration
Cary G. Vance	43,875	$175,500	177,905	$711,620	$887,120
Christopher P. Lowe	—	$—	100,000	$400,000	$400,000
Robert O. Cathcart	3,978	$15,912	13,500	$54,000	$69,912
Brian Sheahan	15,586	$62,344	14,285	$57,140	$119,484

	63,439	$253,756	305,690	$1,222,760	$1,476,516

(1)	As of immediately prior to the effective time of the merger, each outstanding PSU Award will vest in full and be canceled and terminated, and each holder of a PSU Award will be entitled to receive an amount in cash equal to the product of (i) the merger consideration of $4.00 per share and (ii) the number of PSUs earned or deemed to have been earned in accordance with the terms of the merger agreement. The applicable performance goal(s) for each PSU Award will be deemed to have been satisfied based on actual performance for PSU Awards with a performance period ending prior to the effective time of the merger, or at 100% of the target level of performance for PSU Awards with a performance period not ending prior to the effective time of the merger.
(2)	As of immediately prior to the effective time of the merger, each outstanding RSU Award will vest in full and be canceled and terminated, and each holder of an RSU Award will be entitled to receive an amount in cash equal to the product of (i) the merger consideration of $4.00 per share and (ii) the number of RSUs subject to such RSU Award.

Change in Control Severance Benefits for Executive Officers

Our executive officers have entered into retention agreements with Hansen which entitle them to the severance payments and benefits described below.

If we terminate Mr. Vance’s employment without cause or he resigns for good reason, he will be eligible for a lump-sum cash severance payment equal to 12 months of his base salary, payment of his COBRA premiums for up to 12 months and a lump-sum cash payment equal to the incentive bonus he would have earned for the year prior to his termination (had he been employed on the payment date). In the event that we terminate Mr. Vance’s employment without cause or he resigns for good reason, in either case within three months prior to, or 12 months after, a change in control, Mr. Vance will be eligible for full acceleration of his unvested equity awards.

If we terminate Mr. Lowe’s employment without cause or he resigns for good reason, in either case within three months prior to, or 12 months after, a change in control, Mr. Lowe will be eligible for full acceleration of his unvested equity awards.

If we terminate Mr. Cathcart’s employment without cause or he resigns for good reason, he will be eligible for cash severance equal to 12 months of base salary and payment of COBRA premiums for up to 12 months. In the event that we terminate Mr. Cathcart’s employment without cause or he resigns for good reason, in either case within 12 months after a change in control, Mr. Cathcart will be eligible for full acceleration of his outstanding equity awards and a prorated annual target bonus.

If we terminate Mr. Sheahan’s employment without cause or he resigns for good reason, he will be eligible for cash severance equal to six months of base salary and payment of COBRA premiums for up to three months. In the event that we terminate Mr. Sheahan’s employment without cause or he resigns for good reason, in either case three months prior to, or 12 months after, a change in control, Mr. Sheahan will be eligible for full acceleration of his outstanding equity awards, a prorated annual target bonus and payment of COBRA premiums for up to six months.

All of the severance payments and benefits described above are contingent on the executive officer’s execution of a general release of claims against us and, in the case of Messrs. Lowe and Vance, resignation from our Board upon the Board’s request.

For purposes of the retention agreements, “good reason” means a material diminution in the officer’s authority, duties or responsibilities; a material change in the geographic location at which the officer must perform services for us and the following changes in the officer’s compensation; or a material diminution in base salary other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Messrs. Vance, Lowe and Sheahan) or a material diminution in the officer’s base salary and target bonus other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Mr. Cathcart). With respect to Messrs. Vance and Sheahan, “good reason” also includes a requirement that the officer report to anyone other than the Board or the Chief Executive Officer of a successor company or our breach of the officer’s employment agreement or retention agreement. With respect to Mr. Lowe, “good reason” includes a requirement that he report to anyone other than the Chief Executive Officer of a successor company or our breach of his employment agreement or retention agreement. The officer must provide us with written notice of the good reason condition within 90 days after it comes into existence, after which we will have 30 days to cure the good reason condition. If we do not cure the good reason condition, the officer may resign within 180 days following the initial existence of the good reason condition.

New Employment Arrangements

As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Auris or any of its executive officers, directors or affiliates regarding employment with, or the right to purchase or participate in the equity of, Auris, the surviving corporation or any of their affiliates. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Auris or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Auris or certain of its affiliates, including the surviving corporation.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below present the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Hansen’s named executive officers. This merger-related compensation is subject to a non-binding advisory vote of Hansen’s stockholders. See the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 28.

The amounts set forth below have been calculated assuming the merger is completed on May 31, 2016, the latest practicable date prior to the filing of this proxy statement, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of May 31, 2016. The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

	Golden Parachute Payment(1)
Name	Cash(2)	Equity(3)	Pension/ NQDC	Perquisites/ Benefits(4)		Tax Reimbursement(5)	Other	Total
Cary G. Vance President Chief Executive Officer	$779,008	$881,156	$—	$		$—	$—	$1,660,164

Christopher P. Lowe Interim Chief Financial Officer Former Interim Chief Executive Officer	$—	$400,000	$—	$		$—	$—	$400,000

Robert Cathcart Senior Vice President of Global Sales	$302,720	$69,912	$—	$		$—	$—	$372,632

Joseph Guido(6) Senior Vice President, Marketing & Business Development	$0	$0	$—		$0	$—	$—	$0

William Sutton(7) Chief Operating Officer	$0	$0	$—		$0	$—	$—	$0

Brian Sheahan Vice President, Clinical, Regulatory and Quality Affairs,	$215,018	$116,624	$—	$		$—	$—	$331,642

(1)	All amounts reflected in the table are attributable to double-trigger arrangements (i.e., the amounts are triggered by the change in control that will occur upon completion of the merger and payment is conditioned upon the officer’s qualifying termination of employment related to the change in control), except for the accelerated vesting and payment in cancellation of RSU Awards and PSU Awards, which will occur upon completion of the merger and with respect to which payment is not conditioned upon the officer’s qualifying termination.
(2)	Amounts reflect cash severance benefits that would be payable under the retention agreements entered into with Messrs. Cathcart and Sheahan, assuming we terminate the officer’s employment without cause or the officer terminates employment for good reason, in each case within 12 months following a change in control (for Mr. Cathcart) or within three months prior to or 12 months following a change in control (for Mr. Sheahan). The severance benefits payable under the retention agreements are described in more detail above in the section entitled “—Change in Control Severance Benefits for Executive Officers.”
(3)	Amounts reflect the cash consideration to be received by each named executive officer in connection with the accelerated vesting and cancellation and termination of unvested RSU Awards and PSU Awards held by each of the named executive officers, which acceleration of vesting will occur upon completion of the merger. The cash consideration to be received by each named executive officer with respect to the accelerated vesting and cancellation of unvested RSU Awards and PSU Awards held by each of the named executive officers is summarized in the following table:

Executive Officers	Unvested PSU Awards (#)	Unvested PSU Awards ($)	Unvested RSU Awards (#)	Unvested RSU Awards ($)
Cary G. Vance	43,875	$175,500	176,414	$705,656
Christopher P. Lowe	—	$—	100,000	$400,000
Robert O. Cathcart	3,978	$15,912	13,500	$54,000
Joseph Guido	—	$—	—	$—
William Sutton	—	$—	—	$—
Brian Sheahan	15,586	$62,344	13,570	$54,280

	63,439	$253,756	305,690	$1,213,936

(4)	Amounts reflect the payments in respect of COBRA continuation coverage provided under the retention agreements entered into with Messrs. Vance, Cathcart and Sheahan. The COBRA continuation benefits under the applicable retention agreements are described in more detail above in the section entitled “—Change in Control Severance Benefits for Executive Officers.”
(5)	None of the named executive officers are eligible to receive an excise tax gross up.
(6)	Joseph Guido’s employment with us terminated on February 18, 2016.
(7)	William Sutton’s employment with us terminated on November 6, 2015.

Director and Officer Indemnification and Insurance

From and after the effective time of the merger, Auris is obligated to cause the surviving corporation to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each current or former director, officer or employee of Hansen or any of its subsidiaries against (i) damages and losses arising out of actions or omissions occurring at or prior to the effective time of the merger to the extent that they are based on or arise out of the fact that such person is or was a director or officer (which we refer to as “indemnified liabilities”), and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement.

Hansen is permitted to, prior to the effective time of the merger, and if Hansen fails to do so, Auris is obligated to cause the surviving corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from and after the effective time of the merger for events occurring prior to the effective time of the merger that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than Hansen’s existing directors’ and officers’ liability insurance policy. If Hansen and the surviving corporation for any reason fail to obtain such “tail” insurance policy as of the effective time of the merger, the surviving corporation must, and Auris must cause the surviving corporation to, continue to maintain in effect for a period of six years from and after the effective time of the merger such insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in our existing policies as of the date of the merger agreement, or the surviving corporation must, and Auris must cause the surviving corporation to, purchase comparable insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in our existing policies as of the date of the merger agreement; provided, however, that if such insurance is not available at a cost of less than 250% of the annual premium paid by Hansen in 2015 for its existing directors’ and officers’ insurance policy, Auris and the surviving corporation are only required to purchase as much coverage as is available for such amount.

In addition, the surviving corporation will assume the contractual indemnification rights, if any, in existence on the date of the merger agreement with any of the directors, officers or employees of Hansen or any of its subsidiaries, which shall continue in full force and effect in accordance with their terms following the effective time of the merger.

Certain Effects of the Merger

If the proposal to adopt the merger agreement is approved by the holders of shares of Hansen common stock representing a majority of the outstanding shares of Hansen common stock entitled to vote on such matter and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Sub will be merged with and into Hansen upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Hansen will continue to exist following the merger as a wholly owned subsidiary of Auris.

Upon completion of the merger, each share of Hansen common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and cease to exist and, and each share of Hansen common stock issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held in treasury of Hansen or owned of record by Hansen or Auris or any wholly owned subsidiary of Hansen or Auris and (ii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will automatically be converted into the right to receive the merger consideration, without interest, subject to any applicable withholding taxes. See the section of entitled “The Agreement and Plan of Merger—Merger Consideration,” beginning on page 69.

For information regarding the effects of the merger on Hansen’s outstanding equity awards, please see the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger,” beginning on page 59, and the section entitled “The Agreement and Plan of Merger—Treatment of Stock Options, RSU Awards, and Warrants,” beginning on page 69.

Hansen common stock is currently registered under the Exchange Act and trades on NASDAQ under the symbol “HNSN.” Following the completion of the merger, shares of Hansen common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Hansen common stock under the Exchange Act will be terminated, and Hansen will no longer be required to file periodic and other reports with the SEC with respect to Hansen common stock. Termination of registration of Hansen common stock under the Exchange Act will reduce the information required to be furnished by Hansen to Hansen’s stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Hansen to the extent that they apply solely as a result of the registration of Hansen common stock under the Exchange Act.

Consequences if the Merger is Not Completed

If the proposal to adopt the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of Hansen common stock entitled to vote on such matter or if the merger is not completed for any other reason, you will not receive any consideration from Auris for your shares of Hansen common stock. Instead, Hansen will remain a public company, and Hansen common stock will continue to be listed and traded on NASDAQ. If the proposal to adopt the merger agreement is not approved by the holders of shares representing a majority of the outstanding shares of Hansen common stock entitled to vote on such matter or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted. Additionally, if the merger is not completed by August 17, 2016, Hansen will be in breach of the forbearance agreement and there would be an Event of Default (as such term is defined in the White Oak agreement) under the White Oak agreement which would, among other things, give the lenders the right to request immediate acceleration of repayment.

In addition, if the merger agreement is terminated under specified circumstances, Hansen is required to pay Auris a termination fee of $3,325,000 or reimburse Auris for certain expenses. See the section entitled “The Agreement and Plan of Merger—Termination Fee; Expenses,” beginning on page 85.

Financing of the Merger

The completion of the merger is not conditioned upon Auris’s ability to obtain financing.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of material U.S. federal income tax consequences of the merger to beneficial owners of Hansen common stock who receive cash for their shares of Hansen common stock in the merger. This discussion is general in nature and does not address all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of shares in light of such beneficial owner’s particular circumstances. In addition, this discussion does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion only addresses shares of Hansen common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the U.S. federal income tax consequences to holders of shares who demand appraisal rights under Delaware law. This discussion also does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the U.S. federal income tax laws, including:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	a partnership, an S corporation or other entity treated as a pass-through entity for U.S. federal income tax purposes (or an investor in such an entity);

•	a mutual fund;

•	a real estate investment trust or regulated investment company;

•	a personal holding company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to deter U.S. federal income tax;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

•	a U.S. expatriate.

This discussion is based on the Code, the Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES OF HANSEN COMMON STOCK. WE URGE BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Hansen common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

We use the term “non-U.S. holder” to mean a beneficial owner of Hansen common stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of Hansen common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding shares of Hansen common stock should consult such partner’s tax advisor.

U.S. Holders

General. A U.S. holder’s receipt of cash in exchange for shares of Hansen common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and a U.S. holder who receives cash in exchange for shares of Hansen common stock in the merger will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of Hansen common stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time of the merger. Long-term capital gain recognized by individuals and other non-corporate persons that are U.S. holders generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.

Tax on Net Investment Income. A 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals, trusts and estates if their income exceeds certain thresholds. For individuals, the additional 3.8% tax will be imposed on the lesser of (i) an individual’s “net investment income” or (ii) the amount by which an individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed “net investment income” or (ii) the excess of adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares in the merger.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact), or (ii) provides a taxpayer identification number (a “TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and sign IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash for shares of Hansen common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are met;

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

•

we are or have been a United States real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder held our shares and the non-U.S. holder held (actually or constructively) more than five percent of our shares at any time during the five-year period ending on the date of the merger.

Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

With respect to the third bullet point above, the determination whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our United States and foreign real property interests. We believe that we have not been a USRPHC for U.S. federal income tax purposes at any time during the five-year period ending on the date of the merger.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are urged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THE FOREGOING DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF HANSEN COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

Under the merger agreement, we and the other parties to the merger agreement have agreed to use our commercially reasonable efforts to complete the transactions contemplated by the merger agreement as promptly as practicable, including obtaining all necessary governmental approvals. If Auris notifies Hansen in writing no later than June 30, 2016 that filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, are required for completing the merger, both Auris and Hansen will file the required notification and report forms under the HSR Act and the respective obligations of Auris, Sub and Hansen to complete the merger will be subject to the expiration or termination of the waiting period (and any extension thereof) under the HSR Act. As of the filing of this proxy statement, Auris has not notified Hansen that any filing under the HSR Act is required.

Litigation Related to the Merger

Between April 25, 2016 and May 6, 2016, five putative class action lawsuits were filed in the Superior Court of the State of California, County of Santa Clara (the “California Court”) against Hansen, its directors, Auris, and Sub in connection with the proposed merger between Hansen and Auris. The lawsuits are captioned Joseph Liu v. Hansen Medical, Inc., et al., 16CV294288 (April 25, 2016), Dawn Stevens-Juhl v. Hansen Medical, Inc., et al., 16CV294354 (April 26, 2016), Howard Huggins v. Hansen Medical, Inc., et al., 16CV294552 (May 2, 2016), Melvin Lax v. Michael Eagle, et al., 16CV294858 (naming Hansen’s directors, Auris, and Sub as defendants), and David Simonson v. Cary G. Vance, et al., 16CV294862 (May 6, 2016) (naming Hansen’s directors, Auris, and Sub as defendants). On May 17, 2016, pursuant to a request from the plaintiff, the California Court issued an order dismissing the Stevens-Juhl action without prejudice.

On May 20, 2016 the parties filed a stipulation and proposed order asking the California Court to consolidate the cases. The Court has not yet entered an order on the stipulation. As part of the stipulation the parties also agreed that plaintiffs would file an amended complaint. On June 10, 2016 an amended complaint was filed in the Simonson case. Plaintiffs indicated that after the California Court orders the cases consolidated, this amended complaint will become the operative complaint in the Liu, Huggins, and Lax cases. The amended complaint continues to allege that Hansen’s directors breached their fiduciary duties to Hansen stockholders by, among other things, seeking to sell Hansen through an allegedly unfair process, for an unfair price, and on unfair terms. The amended complaint also continues to allege that Auris and Sub aided and abetted those alleged breaches of fiduciary duties. In addition, the amended complaint now alleges that the Preliminary Proxy Statement filed by Hansen on May 26, 2016 is materially misleading and incomplete. Further, the amended complaint adds claims against the Rollover Stockholders for breach of fiduciary duties and unjust enrichment. The amended complaint seeks, along other things, equitable relief that would enjoin the consummation of the proposed merger, rescission of the merger agreement (to the extent it has already been implemented) or rescissory damages, compensatory damages, and attorneys’ fees and costs.

On May 10, 2016 a putative class action was filed in the Court of Chancery of the State of Delaware against Hansen, its directors, the Rollover Stockholders, Auris, and Sub. The lawsuit is captioned Windward Venture Partners, LP v. Hansen Medical, Inc., et al., Civil Action No. 12316 (the “Delaware Action”). On June 14, 2016 plaintiffs filed an amended complaint in the Delaware Action. The amended complaint continues to allege that Hansen’s directors breached their fiduciary duties to Hansen stockholders by, among other things, seeking to sell Hansen through an allegedly unfair process, for an unfair price, and on unfair terms. The amended complaint also continues to allege that the Rollover Stockholders were controlling stockholders of Hansen and breached fiduciary duties they owed to Hansen’s other stockholders by, among other things, causing Hansen to engage in an unfair transaction to the benefit of the Rollover Stockholders. Auris and Sub are alleged to have aided and abetted these breaches of fiduciary duties. In addition, the amended complaint alleges that the Preliminary Proxy Statement filed by Hansen on May 26, 2016 contains material misrepresentations and omissions. The amended complaint continues to seek equitable relief that would enjoin the consummation of the proposed merger, rescission of the merger agreement (to the extent it has already been implemented) or rescissory damages, an accounting for any damages suffered by the plaintiff and the class as a result of the defendants’ alleged wrongdoing, and attorneys’ fees and costs.

Hansen and its directors believe that the foregoing lawsuits are entirely without merit and intend to vigorously defend against the actions.

Between May 16, 2016 and June 2, 2016, Hansen received four stockholder demands for the inspection of certain books and records pursuant to Section 220 of the Delaware General Corporation Law. In general, each of the demands seek books and records related to the proposed merger between Hansen and Auris. Hansen is responding to each of the demands.

THE AGREEMENT AND PLAN OF MERGER

Explanatory Note Regarding the Merger Agreement

The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding Hansen, Auris or

Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of Hansen, in the public filings that Hansen makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section titled “Where You Can Find More Information,” beginning on page 135.

The representations, warranties, covenants and agreements made in the merger agreement by Hansen, Auris and Sub are qualified and subject to important limitations agreed to by Hansen, Auris and Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by Hansen, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Date of the Merger Agreement

The merger agreement was executed by Hansen, Auris and Sub on April 19, 2016 (the “date of the merger agreement”).

The Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, in accordance with the DGCL, at the effective time of the merger, Sub will be merged with and into Hansen, the separate existence of Sub will thereupon cease and Hansen will continue as the surviving corporation of the merger. As a result of the merger, Hansen, as the surviving corporation, will succeed to and assume all of the rights and obligations of Hansen and Sub.

Closing; Effective Time of the Merger

The merger agreement provides that the closing of the merger will take place on a date to be designated by Auris which shall be the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions to the closing set forth in the merger agreement (other than conditions that by their nature are only satisfied as of the closing, but subject to the satisfaction or waiver of each of such conditions), or such other business day agreed to in writing by the parties.

Concurrently with the closing of the merger, Hansen will file a certificate of merger with the office of the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the DGCL. The merger will become effective upon the filing of the certificate of merger with the Secretary of the State of the State of Delaware or at such other later date and time as specified in the certificate of merger.

Organizational Documents; Directors and Officers

The merger agreement provides that, at the effective time of the merger, Hansen’s amended and restated certificate of incorporation will be amended to conform to the certificate of incorporation of Sub as in effect immediately prior to the effective time and the bylaws of Sub as in effect immediately prior to the effective time will become the bylaws of the surviving corporation, except that, in each case, references to the name of Sub shall be replaced by references to “Hansen Medical, Inc.”

The merger agreement provides that, at the effective time of the merger, the directors of Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation and the officers of Sub at the effective time will be the officers of the surviving corporation.

Merger Consideration

Outstanding Hansen Common Stock

At the effective time of the merger, each share of Hansen common stock issued and outstanding immediately prior to the effective time of the merger, other than (i) shares of Hansen common stock held in treasury of Hansen or owned of record by Hansen, Auris or any wholly owned subsidiary of Hansen or Auris (collectively, the “cancelled shares”) and (ii) dissenting shares (as defined below), will be cancelled and cease to exist and will automatically be converted into the right to receive $4.00 in cash, without interest, subject to any applicable withholding taxes. At the effective time of the merger, cancelled shares will be cancelled and cease to exist, with no payment with respect thereto.

As contemplated by the merger agreement, concurrently with entering into the merger agreement, the Rollover Stockholders, who owned approximately 64.6% of the outstanding shares of Hansen common stock, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, an affiliated entity of Lawrence T. Kennedy, Jr. and certain other Hansen stockholders, executed and delivered the investment agreement with Auris pursuant to which the Rollover Stockholders have agreed to acquire, in a private placement exempt from registration under the Securities Act of 1933, as amended, shares of preferred stock of Auris at the effective time of the merger on the terms set forth therein for an aggregate purchase price of approximately $49 million, which approximately represents the aggregate amount of consideration payable to the Rollover Stockholders in the merger.

The merger agreement provides that if, from the date of the merger agreement until the effective time of the merger, the number of outstanding shares of Hansen common stock is changed by reason of any reclassification, stock split, recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or by reason of a stock dividend or stock distribution, the merger consideration will be appropriately adjusted to provide the stockholders the same economic effects as contemplated by the merger agreement prior to such event.

Sub Common Stock

At the effective time of the merger, each share of common stock of Sub that is outstanding immediately prior to the effective time of the merger will be automatically converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the surviving corporation.

Dissenting Shares

All shares of Hansen common stock issued and outstanding immediately prior to the effective time of the merger and held by Hansen stockholders who are entitled to appraisal rights under Section 262 of the DGCL and have complied with all the provisions of the DGCL concerning the right of stockholders to require appraisal of such shares (“dissenting shares”) will not be converted into the right to receive the merger consideration, but will become the right to receive the fair value of the dissenting shares in accordance with Section 262 of the DGCL. Any dissenting shares held by Hansen stockholders who fail to perfect or who withdraw or otherwise lose their rights to appraisal with respect to such shares will thereupon be deemed to be converted as of the effective time of the merger into the right to receive the merger consideration, without interest, subject to any applicable withholding taxes.

Hansen is required to provide Auris with prompt notice of any demands for appraisal received by Hansen, withdrawals of such demands and any other instruments served on Hansen pursuant to Section 262 of the DGCL. Hansen will not, without the prior written consent of Auris, make any payment with respect to, or settle or offer to settle, any such demands.

Treatment of Stock Options, RSU Awards and Warrants

Stock Options

Prior to the effective time of the merger, the Board (or, if appropriate, a committee thereof) will adopt appropriate resolutions to provide that, immediately prior to the effective time of the merger, each outstanding option to purchase shares of Hansen common stock granted under a Hansen Stock Plan (the “Stock Option”) will be cancelled for no consideration. From and after the effective time of the merger, no Stock Option will be exercisable, and no Stock Option will entitle the holder thereof to any payment in exchange therefor. Hansen is required to take all actions as necessary to effectuate the foregoing and to ensure that, from and after the effective time of the merger, holders of Stock Options have no rights with respect thereto.

RSU Awards and PSU Awards

Prior to the effective time of the merger, the Board (or, if appropriate, a committee thereof) will adopt appropriate resolutions to provide that, immediately prior to the effective time of the merger, each outstanding award (each, an “RSU

Award”) of restricted stock units with respect to shares of Hansen common stock (“RSUs”) will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSU Award will be entitled to receive (without interest and subject to any applicable withholding taxes) a payment in cash of an amount equal to the product of (i) the merger consideration of $4.00 multiplied by (ii) the number of restricted stock units subject to such RSU Award, subject to the immediately following paragraph with respect to RSUs subject to performance conditions.

To the extent an award of RSUs is subject to performance conditions (“PSU Award”), the number of RSUs that become vested with respect to a PSU Award (“PSUs”) will be determined (a) for PSU Awards with a performance period that by its terms has ended prior to the effective time of the merger, based on actual performance through the end of such performance period, and (b) for PSU Awards with a performance period that by its terms has not ended prior to the effective time of the merger, at 100% of target levels. Hansen is required to take all action as necessary to ensure that, from and after the effective time of the merger, holders of RSU Awards or PSU Awards will have no rights with respect thereto, other than the payments described above.

Termination of Employee Stock Purchase Plan and Stock Plans

Hansen is required to take, prior to the effective time of the merger, all actions necessary to terminate the Stock Purchase Plan and all outstanding rights thereunder as of immediately prior to the effective time of the merger. As of the effective time of the merger, all Stock Plans and the Stock Purchase Plan will terminate, and no further Stock Options, RSUs or other rights with respect to shares of Hansen common stock will be granted thereunder.

Warrants

As the exercise price per share of each outstanding warrant to purchase Hansen common stock (a “Warrant”) is greater than the merger consideration of $4.00, no provision is made in respect of Warrants. Hansen is required to take all actions as necessary prior to the effective time of the merger such that all Warrants terminate and cease to be of any force or effect by no later than the effective time of the merger.

Exchange Procedures

Prior to the effective time of the merger, Auris will designate a U.S.-based nationally recognized financial institution reasonably acceptable to Hansen to act as the paying agent for the merger. At or prior to the effective time of the merger, Auris will deposit with the paying agent the aggregate amount of cash necessary to complete the merger (subject to the terms of the investment agreement).

As promptly as practicable after the effective time of the merger (but in no event later than the second business day following the effective time), Auris will cause the paying agent to mail to each holder of record of a certificate which immediately prior to the effective time represented outstanding shares of Hansen common stock and whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions for surrendering the certificate shares of Hansen common stock in exchange for payment of the merger consideration. Upon surrender of a certificate together with a duly completed and validly executed letter of transmittal in proper form, the holder of such certificate will be entitled to receive the amount of cash into which the shares represented by such certificate are converted (without interest and less applicable withholding taxes). Payment of the merger consideration with respect to uncertificated shares of Hansen common stock represented by book-entry will be made to the person in whose name such shares are registered and will be made promptly following the effective time of the merger without any action on the part of such person.

No interest will be paid or accrue on any portion of the merger consideration. Certificates and uncertificated shares will be deemed from and after the effective time of the merger to evidence only the right to receive the merger consideration, without interest thereon, payable pursuant to the provisions of the merger agreement.

You should not send in your share certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing shares of Hansen common stock will be mailed to stockholders if the merger is completed.

Lost, Stolen and Destroyed Certificates

If a Hansen stock certificate is lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact and, if required by the paying agent in its reasonable discretion, provide a bond in a customary amount prior to receiving any merger consideration.

Representations and Warranties

Hansen, on the one hand, and Auris and Sub, on the other hand, have each made representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other (including in the disclosure letter delivered by Hansen in connection with the merger agreement (the “Hansen disclosure letter”)). The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or condition of Hansen, Auris, Sub or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the effective time of the merger.

Representations and Warranties of Hansen

Hansen has made customary representations and warranties to Auris and Sub in the merger agreement regarding aspects of Hansen’s business and various other matters pertinent to the merger. The topics covered by its representations and warranties include the following:

•	the organization, valid existence, qualification to do business and good standing of Hansen and its subsidiaries;

•	the capital structure of, and the absence of restrictions with respect to the capital stock of, Hansen and its subsidiaries;

•	Hansen’s authority to enter into, and, subject to Hansen stockholder approval, consummate the transactions contemplated by the merger agreement;

•

the absence of conflicts with, or violations of, laws, organizational documents or material contracts, in each case as a result of Hansen’s execution, delivery or performance by Hansen of the merger agreement, or the consummation by Hansen of the transactions contemplated by the merger agreement;

•	the governmental and regulatory approvals required for the execution, delivery or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	the governmental permits and the compliance with the terms and requirements of such permits;

•	the compliance with laws;

•	SEC filings, the financial statements contained in those filings and compliance with the NASDAQ rules;

•	the accuracy of the information contained in this proxy statement;

•	internal control over financial reporting and disclosure control and procedures;

•	the absence of material adverse effect and certain specific changes or events since January 1, 2016;

•	the absence of undisclosed liabilities;

•	the absence of pending material litigation or outstanding orders and judgments;

•	employee benefits matters;

•	labor matters;

•	tax matters;

•	real property and personal property;

•	environmental matters;

•	intellectual property;

•	material contracts;

•	insurance;

•	the opinion of Hansen’s financial advisor, Perella Weinberg Partners LP;

•	the inapplicability of takeover statutes to the merger;

•	the vote of Hansen stockholders required to approve the merger (the “requisite stockholder approval”);

•	the absence of financial advisor’s, broker’s or finder’s fees, other than those payable to Perella Weinberg Partners LP, in connection with the transactions contemplated by the merger agreement;

•	the Foreign Corrupt Practices Act of 1977;

•	products;

•	the compliance with laws regulating medical device products;

•	the absence of related-party transactions;

•	the absence of termination or waiver of any confidentiality, “standstill,” non-solicitation or similar agreement with any third party; and

•	its acknowledgment of the absence of representations and warranties made by Auris or Sub other than those set forth in the merger agreement.

Some of Hansen’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a material adverse effect on Hansen means any change, circumstance, event or effect that is or would reasonably be expected to have, individually or in the aggregate together with all other effects, a material adverse effect on the business, financial condition or continuing results of operations of Hansen and its subsidiaries taken as a whole, or the ability of Hansen to consummate the transactions contemplated by the merger agreement. However, no change, circumstance, event or effect resulting from or arising out of the following will constitute or be taken into account in determining whether there has been a material adverse effect on the business, financial condition or continuing results of operations of Hansen and its subsidiaries taken as a whole:

•

any change, circumstance, event or effect directly arising from the entry into or the announcement or pendency of the merger agreement, the transactions contemplated by the merger agreement or the consummation thereof;

•

changes in general economic or political conditions or the securities, credit or financial markets in the United States or elsewhere in the world, including any such changes affecting any business or industries in which Hansen or any of its subsidiaries operates;

•	the suspension of trading in securities generally on NASDAQ;

•	any development or change in applicable law, GAAP or accounting standards or the interpretation of any of the foregoing;

•	any action taken by Hansen or any of its subsidiaries that is required by the merger agreement;

•	the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism;

•

any actions or claims made or brought by any of the current or former Hansen stockholders (or on their behalf or on behalf of Hansen, but in any event only in their capacities as current or former stockholders) arising out of the merger agreement or any of the transactions contemplated by the merger agreement and relating to allegations of breach of fiduciary duty of the Board relating to its approval of the merger agreement or from allegations of false or misleading public disclosure by Hansen with respect to the merger agreement; or

•

any changes in the market price or trading volume of Hansen common stock, any changes in the ratings or the ratings outlook for Hansen or any of its subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to Hansen or any of its subsidiaries or any failure of Hansen to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other metrics for any period ending on or after the date of the merger agreement.

However, the exception described in the last bullet point above will not prevent or otherwise affect the underlying cause of any such change or failure from being taken into account in determining whether a material adverse effect has occurred, and any change, circumstance, event or effect underlying, causing or contributing to any litigation of the type referred to in the exception described in the second to last bullet point above may constitute, and may be taken into account in determining whether there has been or would be, a material adverse effect. Additionally, with respect to the exceptions described in the second, fourth and sixth bullet points above, any changes, circumstances, events or effects will be taken into account to the extent they disproportionately adversely affect Hansen and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which Hansen and its subsidiaries operate.

Representations and Warranties of Auris and Sub

Auris and Sub jointly made customary representations and warranties to Hansen in the merger agreement, including representations and warranties relating to the following:

•	the organization, valid existence and good standing of Auris and Sub;

•	each of Auris’s and Sub’s authority to enter into, and consummate the transactions contemplated by, the merger agreement;

•

the absence of conflicts with, or violations of, laws, organizational documents or contracts to which Auris or Sub is a party, in each case as a result of Auris’s and Sub’s execution, delivery or performance of the merger agreement by Auris and Sub or the consummation by Auris and Sub of the transactions contemplated by the merger agreement;

•	the governmental and regulatory approvals required for the execution, delivery or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	the accuracy of the information supplied by Auris and Sub for this proxy statement;

•	the absence of pending litigation and outstanding judgments which would prevent or materially delay the merger;

•	the ownership of Sub by Auris;

•	Sub’s lack of operating activities;

•	the absence of ownership of shares of Hansen common stock by Auris, Sub or any of their respective subsidiaries or their respective affiliates or associates;

•

Auris’s having sufficient available funds as of the date of the merger agreement and the closing to pay the aggregate merger consideration payable by Auris (subject to the terms of the investment agreement) and any other cash amounts payable by it or the surviving corporation pursuant to, or in connection with, the transactions contemplated by the merger agreement, including all indebtedness for borrowed money, and payment of all fees and expenses related to the foregoing;

•	the absence of broker’s or finder’s fees, other than those payable to PJT Partners, in connection with the transactions contemplated by the merger agreement;

•

the absence of contracts between Auris or Sub, on the one hand, and any part to the investment agreement or any Hansen officer, on the other hand, relating to the transactions contemplated by the merger agreement or the operations of the surviving corporation after the effective time of the merger, other than as contemplated by the merger agreement, the voting agreements and the investment agreement;

•	their acknowledgment of the absence of representations and warranties made by Hansen other than those set forth in the merger agreement; and

•	Auris acquiring shares of Hansen through the merger for its own account, for investments purposes only and not with a view to the distribution thereof.

Covenants Regarding Conduct of Business by Hansen Prior to the Merger

Between the date of the merger agreement and the earlier of effective time of the merger and the termination of the merger agreement in accordance with its terms (the “pre-closing period”), except as set forth in the Hansen disclosure letter, as expressly contemplated or as required by the merger agreement or required by applicable law, by any governmental authority of competent jurisdiction or by the rules of NASDAQ, unless Auris otherwise agrees in writing, Hansen is required to, and is required to cause each of its subsidiaries to, conduct its business and operations in the ordinary course of business consistent with past practices and in compliance in all material respects with all applicable laws. In addition, Hansen is required to use its commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and other employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, distributors, resellers, employees and other persons having business relationships with Hansen. Hansen is required to promptly notify Auris of (A) any communication from any person alleging that its consent is or may be required in connection with any of the transactions contemplated by the merger agreement, and (B) any proceeding commenced or threatened that relates to the consummation of any of the transactions contemplated by the merger agreement.

In addition, during the pre-closing period, except as set forth in the Hansen disclosure letter, as expressly contemplated or required by any provision of the merger agreement, or as required by applicable law, by any governmental entity of competent jurisdiction or by the rules of NASDAQ, Hansen may not, and may not permit any of its subsidiaries to, without prior written consent of Auris (which consent only with respect to clauses (j), (l), (m), (n) (u), (v), (z), (aa) and (bb) below may not be unreasonably withheld, conditioned or delayed):

(a)	amend Hansen’s amended and restated certificate of incorporation or bylaws;

(b)	issue or authorize the issuance of any equity securities, any securities convertible into or exchangeable or exercisable for any equity securities, or any rights to acquire any such securities, other than upon the exercise of outstanding Stock Options and options granted under the Stock Purchase Plan, Warrants and the vesting of RSUs;

(c)	other than certain exceptions, sell or otherwise dispose of any properties or non-cash assets with a value in excess of $150,000 in the aggregate;

(d)	declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of Hansen;

(e)	other than certain exceptions, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire any of its equity securities or any securities or other rights exercisable for or convertible into such equity securities;

(f)	merge or consolidate with any person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(g)	acquire or offer to acquire any material business for consideration individually in excess of $150,000 or in the aggregate in excess of $300,000;

(h)	other than certain exceptions, incur any indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly owned subsidiary) for borrowed money, in each case with the aggregate principal amount outstanding at any one time in excess of $300,000;

(i)	other than certain exceptions, make any loans, advances or capital contributions to, or investments in, any other person (other than any subsidiary);

(j)	except to the extent required by law or the terms of any benefit plan or as specifically contemplated by certain provisions in the merger agreement: (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees; (ii) grant any rights to severance or termination pay or other termination benefit, or enter into any employment or severance agreement; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement; or (iv) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any benefit plan;

(k)	except in each case to the extent required by law, file any tax return inconsistent with past practice, make any tax election inconsistent with past practice, settle or compromise any material tax proceeding, claim or assessment with respect to any tax or tax-related matter, amend or file a claim for refund with respect to any tax returns, enter into or obtain any tax ruling, enter into any tax allocation, sharing or indemnity agreement relating to taxes, consent to any extension or waiver of the limitations period applicable to any claim or assessment in respect of taxes, or take any action that would reasonably be expected to have a material and adverse impact on the tax liability;

(l)	make any material change in accounting policies or procedures, other than as required by GAAP, applicable law or any governmental entity of competent jurisdiction;

(m)	make any capital expenditures that in the aggregate exceed $300,000;

(n)	settle or compromise any proceeding that involves, individually or in the aggregate, payment of more than $150,000 (net of any amount covered by insurance or indemnification) in excess of the amount reserved on the latest consolidated balance sheet of Hansen in respect of such proceedings, as set forth in Hansen’s SEC documents, or involves any material injunction or non-monetary relief on Hansen or any of its subsidiaries;

(o)	amend or waive any of its rights under, or accelerate the vesting (other than in connection with any of the transactions to the extent contemplated by the merger agreement or as required under the applicable existing contract) under, any provision of any of the Stock Plans or any provision of any contract relating thereto, or otherwise modify any of the terms thereof, other than any acceleration of vesting that occurs in accordance with the terms of any contract in effect as of the date of the merger agreement and disclosed to Auris;

(p)	form any subsidiary or acquire any equity interest or other interest in any other entity;

(q)	other than in the ordinary course of business consistent with past practices, enter into, become bound by (or permit any assets to become bound by), or amend, terminate or waive or exercise any material right or remedy under, any material contract; provided, however, that Hansen may not amend, terminate or waive or exercise any material right or remedy under, or agree to any additional payment (other than the forbearance prepayment and the forbearance fee of $150,000, each as set forth in the forbearance agreement (as described below)) under, the White Oak agreement (as described below) or the forbearance agreement without the prior written consent of Auris;

(r)	grant any exclusive license or right with respect to any intellectual property;

(s)	enter into, renew or become bound by (or permit any assets to become bound by) any contract the effect of which would be to grant to any person following the merger any actual or potential right or license to any intellectual property right owned as of the date of the merger agreement by Hansen or Auris;

(t)	enter into, renew or become bound by (or permit any assets to become bound by) any contract containing, or otherwise subjecting Hansen to, any non-competition, exclusivity or other material restriction on the operation of the business of Hansen or Auris;

(u)	other than in the ordinary course of business consistent with past practices, enter into, renew or become bound by (or permit any assets to become bound by) any contract providing for future purchases of components, supplies or finished goods for future payment in excess of $300,000;

(v)	other than certain exceptions, acquire, lease or license any right or other asset or sell or otherwise dispose of, lease or license any right or other asset, or waive or relinquish any material right;

(w)	other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

(x)	make any pledge of any of its material assets or permit any of its material assets to become subject to any liens, except for liens that do not materially detract from the value of such assets or materially impair its operations of Hansen;

(y)	establish, adopt or amend any investment policy, make any investment that is inconsistent with any investment policy or make any investment in any mortgage-backed securities;

(z)	commence any proceeding other than proceedings commenced for the routine collection of bills;

(aa)	pay, discharge, settle or satisfy any claims, unless the only obligation involved on the part of Hansen is payment of money in an amount not to exceed $150,000 individually and not to exceed $300,000 in the aggregate for all such claims; or

(bb)	agree or commit to take any of the actions described in any of the foregoing clauses (a) through (aa).

Notwithstanding anything to the contrary in the merger agreement, Hansen may, without Auris’s consent, amend the forbearance agreement solely to extend the Forbearance Expiration Date (as defined in the forbearance agreement) if the effective time of the merger has not occurred prior to the Forbearance Expiration Date.

The “White Oak agreement” is defined in the merger agreement to mean the Amended and Restated Loan and Security Agreement, dated as of August 23, 2013, among Hansen, as borrower, the entities from time to time party thereto as lenders, and White Oak Global Advisors, LLC (“White Oak”). The “forbearance agreement” is defined in the merger agreement to mean the Forbearance Agreement dated as of the date of the merger agreement among Hansen, the lenders under the White Oak agreement, and White Oak.

Restriction on Solicitation of Competing Proposals

Hansen is required to, is required to cause its subsidiaries to, and is required to direct its directors, officers, investment bankers and counsel (collectively, “Hansen representatives”) to, cease any solicitations, discussions or negotiations with any persons that may have been ongoing with respect to any competing proposal (as described below). In addition, subject to certain exceptions described below (except with respect to the first bullet below), Hansen may not, is required to cause its subsidiaries not to, and is required to direct Hansen representatives not to:

•	initiate, solicit or knowingly encourage or facilitate the submission of any competing proposal or acquisition inquiry (as described below);

•	furnish any non-public information regarding Hansen or any of its subsidiaries to any third party in connection with or in response to a competing proposal or acquisition inquiry;

•	participate in any discussions or negotiations with any third party with respect to any competing proposal or acquisition inquiry;

•	amend or waive any rights under any confidentiality, “standstill,” non-solicitation or similar agreement with any third party to which Hansen is a party or under which Hansen has any rights;

•	approve, endorse or recommend any competing proposal; or

•	enter into any letter of intent or similar document or any contract contemplating or providing for any competing proposal.

A “competing proposal” is defined in the merger agreement to mean, other than the merger, any offer, proposal, inquiry or indication of interest from any person (other than Auris, Sub or their respective affiliates) relating to:

•

any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which Hansen is a constituent corporation; (ii) in which a person or “group” (as defined in the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing at least 15% of the outstanding securities of any class of voting securities of Hansen; (iii) immediately following the closing of which the holders of shares of Hansen common stock immediately prior to such closing continue to hold 85% or less of the outstanding securities of any class of voting securities of Hansen or any successor or resulting corporation; or (iv) in which Hansen issues securities representing at least 15% of the outstanding securities of any class of its voting securities;

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that (i) constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of Hansen or (ii) represent 15% or more of the value of Hansen; or

•	any liquidation or dissolution of Hansen.

The “acquisition inquiry” is defined in the merger agreement to mean an inquiry, indication of interest or request for information (other than any inquiry, indication or request made or submitted by Auris) that could reasonably be expected to lead to a competing proposal.

Hansen is required to promptly (and in no event later than one business day or, if less, 48 hours, after receipt thereof) advise Auris’s chief financial officer and outside counsel in writing of any competing proposal or acquisition inquiry received by Hansen or any Hansen representative, which notice is required to include the identity of the person making or submitting such competing proposal or acquisition inquiry and the material terms thereof, and provide Auris with copies of all documents relating thereto provided to Hansen by or on behalf of the person making the competing proposal or acquisition inquiry. Hansen is required to promptly (and in any event within 24 hours) inform Auris in writing with respect to any material change to any of the material terms of such competing proposal or acquisition inquiry and provide Auris with copies of all documents relating thereto provided to Hansen by the person making the competing proposal or acquisition inquiry.

Notwithstanding anything to the contrary contained in the merger agreement, if (i) Hansen receives a bona fide written competing proposal (that is not withdrawn) from a third party with respect to which Hansen has provided to Auris notifications required under the applicable provisions of the merger agreement, (ii) none of Hansen, its subsidiaries or Hansen representatives has breached in any material respect any of the non-solicitation provisions in the merger agreement, and (iii) the Board or a duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, that such competing proposal constitutes or could reasonably be expected to lead to a superior proposal (as described below), Hansen may furnish information with respect to it and its subsidiaries to, and participate in discussions or negotiations with, the person making such competing proposal and its representatives. However, Hansen is required to first enter into a confidentiality agreement on terms no less favorable to Hansen than the confidentiality agreement dated as of November 6, 2015, between Hansen and Auris (an “acceptable confidentiality agreement”) prior to furnishing such information and is required to promptly (and in any event within 24 hours thereafter) provide to Auris any material information provided or made available to such other person (or its representatives) that was not previously provided or made available to Auris.

A “superior proposal” is defined in the merger agreement to mean a competing proposal (with all percentages in the definition of competing proposal changed to 50%) made by any person on terms that the Board determines in good faith, after consultation with Hansen’s financial advisors and outside legal counsel, and considering such factors as the Board considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), are more favorable to Hansen’s stockholders from a financial point of view than the transactions contemplated by the merger agreement.

Obligation of the Board with Respect to Its Recommendation

Except as described below in this section titled “—Obligation of the Board with Respect to Its Recommendation,” neither the Board nor any committee thereof may (i) adopt, authorize, approve or recommend any competing proposal, (ii) withhold, modify or amend, in a manner adverse to Auris, the Board’s recommendation that Hansen stockholders vote to adopt the merger agreement and approve the merger (such recommendation, the “company recommendation”), or fail to include the company recommendation in the proxy statement, or (iii) allow Hansen or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any competing proposal (other than an acceptable confidentiality agreement) or requiring Hansen to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement. We refer to any action described in clause (i) or (ii) above as a “change of company recommendation.”

Notwithstanding the provisions described in the first paragraph of this section titled “—Obligation of the Board with Respect to Its Recommendation,” at any time prior to the effective time of the merger, the Board or a duly authorized committee thereof may make a change of company recommendation in connection with a competing proposal if:

•	a competing proposal is made to Hansen by a third party and is not withdrawn;

•	neither Hansen nor any of its subsidiaries or Hansen representatives has breached in any material respect any of the non-solicitation provisions in the merger agreement;

•

Hansen has received from such third party a form of definitive agreement providing for the consummation of the transaction contemplated by the competing proposal that such third party has indicated in writing that it is prepared to immediately enter into with Hansen (the “proposed definitive agreement”);

•

the Board or a duly authorized committee thereof determines in good faith, after taking into account advice of outside counsel and consulting with financial advisor(s), that such competing proposal constitutes a superior proposal and, in light of such competing proposal, the failure to withdraw or modify the company recommendation in a manner adverse to Auris or Sub would be inconsistent with the Board’s fiduciary obligations to Hansen stockholders under applicable law;

•

Hansen provides Auris prior written notice of Hansen’s intention to make a change of company recommendation and to enter into the proposed definitive agreement, which notice is required to include the identity of such third party, the material terms and conditions of such superior proposal and a copy of the proposed definitive agreement relating to the superior proposal;

•

during the four-day period after Auris’s receipt of the written notice, Hansen shall have made Hansen representatives reasonably available for the purpose of engaging in negotiations with Auris (to the extent Auris desires to negotiate) regarding a possible amendment of the merger agreement or a possible alternative transaction so that the competing proposal ceases to be a superior proposal; and

•

following the expiration of such four-day period, and after having considered any written proposal by Auris or Sub to amend the merger agreement or enter into an alternative transaction, the Board or a duly authorized committee thereof determines in good faith, after taking into account advice of outside counsel and consulting with financial advisor(s), that such competing proposal still constitutes a superior proposal and, in light of such competing proposal, the failure to withdraw or modify the company recommendation in a manner adverse to Auris or Sub would be inconsistent with the Board’s fiduciary obligations to Hansen stockholders under applicable law; provided, however, that, in the event of any amendment to the financial or other material terms of such competing proposal, Hansen is required to deliver to Auris a new notice of change of company recommendation (including a copy of the new proposed definitive agreement and any related documents), and the four-day negotiation period described above will be extended by an additional three days from the date of Auris’s receipt of such new notice.

If the Board or a duly authorized committee thereof has effected a change of company recommendation and Hansen has otherwise fully complied with the foregoing, Hansen may terminate the merger agreement and in such event must pay the termination fee (as described below in the section titled “—Termination Fee; Expenses”).

Notwithstanding the provisions described in the first paragraph of this section titled “—Obligation of the Board with Respect to Its Recommendation,” at any time prior to the effective time of the merger, the Board or a duly authorized committee thereof may make a change of company recommendation in connection with a material and fundamental development or material and fundamental change in circumstances that occurs or arises after the date of the merger agreement (or, if such development or change occurred or arose on or prior to the date of the merger agreement, the material consequences of which were not known to the Board as of the date of the merger agreement and only become known to the Board prior to the effective time of the merger) that relates to Hansen but does not relate to any competing proposal (such development or change, an “intervening event”) if:

•	Hansen did not expect and could not have reasonably expected that such intervening event could occur or arise after the date of the merger agreement;

•

the Board or a duly authorized committee thereof determines in good faith, after taking into account advice of outside counsel and consulting with financial advisor(s), that, in light of such intervening event, the failure to withdraw or modify the company recommendation in a manner adverse to Auris or Sub would be inconsistent with the Board’s fiduciary obligations to Hansen stockholders under applicable law;

•	Hansen provides Auris prior written notice of Hansen’s intention to make a change of company recommendation, including a description of such intervening event;

•

during the four-day period after Auris’s receipt of the written notice, Hansen shall have made Hansen representatives reasonably available for the purpose of engaging in negotiations with Auris (to the extent Auris desires to negotiate) regarding a possible amendment of the merger agreement or a possible alternative transaction in such a manner that obviates the need for withdrawing the company recommendation or otherwise effecting a change of company recommendation; and

•

at the end of such four-day period, after having considered any written proposal by Auris or Sub to amend the merger agreement or enter into an alternative transaction, the Board or a duly authorized committee thereof determines in good faith, after taking into account advice of outside counsel and consulting with financial advisor(s), that the failure to withdraw or modify the company recommendation would be inconsistent with the Board’s fiduciary obligations to Hansen stockholders under applicable law in light of such intervening event (taking into account any written proposal by Auris or Sub to amend the merger agreement or enter into an alternative transaction).

The merger agreement does not prohibit the Board from:

•	disclosing to Hansen stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act; or

•

making any disclosure to Hansen stockholders if the Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law; provided, however, that (x) unless such disclosure consists solely of a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act, Hansen is required to first comply with the non-solicitation provisions in the merger agreement to the extent applicable to such disclosure, and (y) Hansen acknowledges that any such disclosure (other than a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act) may constitute a triggering event (as described below in the section titled “—Termination of the Merger Agreement—Auris Termination Rights”), and that any such disclosure shall be subject to the other terms and provisions of the merger agreement.

Obligations with Respect to this Proxy Statement and the Annual Meeting

The merger agreement required that Hansen, as promptly as reasonably practicable following the date of the merger agreement, prepare and file a preliminary proxy statement with the SEC. Subject to the provisions relating to the change of company recommendation, the proxy statement is required to include the company recommendation. Auris is required to cooperate with Hansen in the preparation of the proxy statement and is required to furnish all information concerning it and Sub that is necessary or appropriate in connection with the preparation of the proxy statement. The parties are required to use their respective reasonable best efforts to have the proxy statement cleared by the SEC as promptly as reasonably practicable after such filing. Hansen is required to, as promptly as reasonably practicable after the proxy statement is cleared by the SEC for mailing to its stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (the “stockholder meeting”). Subject to the provisions relating to the change of company recommendation, the Board is required to recommend that Hansen stockholders approve the merger agreement, and Hansen is required to, unless there has been a change of company recommendation or the merger agreement has been terminated in accordance with its terms, use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

Access to Information

Hansen is required to provide, and is required to cause its subsidiaries to provide, Auris and Sub and their respective representatives, upon prior written notice to Hansen, reasonable access during normal business hours to the officers, employees, properties, offices and other facilities of Hansen and its subsidiaries and to the books, records, tax returns, work papers and other documents and information thereof in such a manner as not to unreasonably interfere with the operation of any business conducted by Hansen or its subsidiaries. In addition, Hansen is required to, and is required to cause its subsidiaries to, furnish promptly such information concerning the business, properties, contracts, assets and liabilities of Hansen and its subsidiaries as Auris or its representatives may reasonably request, in each case subject to certain customary exceptions.

Efforts to Complete the Merger

Each of Hansen and Auris is required to use (and to cause each of their respective affiliates to use) its reasonable best efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the merger set forth in the merger agreement to be satisfied. Each of Auris and Hansen is required to (and is required to cause each of their respective subsidiaries to) use reasonable best efforts to (i) promptly seek to obtain all actions or non-actions, consents, waivers, approvals, authorizations, orders, licenses, permits, certificates, franchises, variances, exemptions, qualifications, registrations and clearances from governmental authorities or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, (ii) as promptly as practicable, and in any event with respect to the filings under the HSR Act within five business days after the date on which Auris notifies Hansen in writing that such filings are required, which notification must be made (if at all) not later than June 30, 2016, make and not withdraw (without the consent of both Auris and Hansen) all registrations and filings with any governmental authority or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the merger agreement, (iii) seek to resolve any objection or assertion by any governmental authority challenging the merger agreement or the transactions contemplated by the merger agreement, and (iv) execute and deliver any additional instruments necessary or advisable to consummate the transactions contemplated by the merger agreement.

At the request of Auris, Hansen is required to agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any other action with respect to any of the businesses, product lines or assets of Hansen and its subsidiaries, provided that any such action is conditioned upon the completion of the merger.

Each party is required to consult and cooperate with the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party is required to notify and keep the other parties informed as to the status of any request, inquiry, investigation or legal proceeding by or before any governmental authority with respect to the transactions contemplated by the merger agreement, respond to any inquiries or requests (including for additional information or documentation) from any governmental authority in connection antitrust or related matters and promptly inform the other parties of any communication to and from such government authority.

Neither Auris nor Sub has any obligation under the merger agreement to dispose of or transfer any assets, discontinue offering any product or service, license or otherwise make available to any person any technology, software or other intellectual property or intellectual property right, hold separate any assets or operations, make any commitment regarding its future operations or contest any proceeding or any order, writ, injunction or decree relating to the merger or any of the other transactions contemplated by the merger agreement, in each case if Auris determines in good faith that taking such actions could reasonably be expected to materially affect the business or interests of Auris, any of its subsidiaries or the surviving corporation in any adverse way.

Director and Officer Indemnification and Insurance

From and after the effective time of the merger, Auris is obligated to cause the surviving corporation to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each current or former director, officer or employee of Hansen or any of its subsidiaries against (i) losses, expenses, judgments, fines, claims, damages or liabilities (including amounts paid in settlement) arising out of actions or omissions occurring at or prior to the effective time of the merger to the extent that they are based on or arise out of the fact that such person is or was a director or officer (“indemnified liabilities”), and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement.

Hansen is permitted to, prior to the effective time of the merger, and if Hansen fails to do so, Auris is obligated to cause the surviving corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from and after the effective time of the merger for events occurring prior to the effective time of the merger that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than Hansen’s existing directors’ and officers’ liability insurance policy. If Hansen and the surviving corporation for any reason fail to obtain such “tail” insurance policy as of the effective time of the merger, the surviving corporation is required to, and Auris is required to cause the surviving corporation to, continue to maintain in effect for a period of six years from and after the effective time of the merger such directors’ and officers’ liability insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in our existing policies as of the date of the merger agreement, or the surviving corporation must, and Auris must cause the surviving corporation to, purchase comparable directors’ and officers’ liability insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in our existing policies as of the date of the merger agreement; provided, however, that if such insurance is not available at a cost of less than 250% of the annual premium paid by Hansen in 2015 for its existing directors’ and officers’ insurance policy, Auris and the surviving corporation are only required to purchase as much coverage as is available for such amount.

In addition, the surviving corporation is required to assume the contractual indemnification rights, if any, in existence on the date of the merger agreement with any of the directors, officers or employees of Hansen or any of its subsidiaries, which shall continue in full force and effect in accordance with their terms following the effective time of the merger.

Employee Benefits

From and after the effective time of the merger, Auris is required to, or is required to cause its subsidiaries, including the surviving corporation, to, assume, honor and continue Hansen’s and its subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements in accordance with their terms as in effect as of the date of the merger agreement (and as such terms may be amended as permitted under the merger agreement), subject to the right of Auris and the surviving corporation to amend such plans, policies, programs, agreements and arrangements in accordance with the terms thereof or as otherwise permitted by law.

Following the merger, each Hansen employee’s pre-merger service with or otherwise credited by Hansen and its subsidiaries is required to be treated as service with Auris or one of its subsidiaries, including the surviving corporation, for purposes of determining eligibility to participate, level of benefits and vesting (but not for purposes of benefit accruals) under any employee benefit plan, program, policy or arrangement maintained by Auris and its subsidiaries, including the surviving corporation, except that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

Auris is required to, or is required to cause its subsidiaries, including the surviving corporation, to, waive or cause to be waived any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Auris or any of its subsidiaries, including the surviving corporation, in which Hansen employees (and their eligible dependents) will be eligible to participate from the effective time of the merger (except to the extent that such pre-existing condition limitations, exclusions, actively at work requirements or waiting periods would not have been satisfied or waived under the comparable benefit plan of Hansen immediately prior to the effective time of the merger). Auris is required to, or is required to cause its subsidiaries, including the surviving corporation, to recognize or cause to be recognized the dollar amount of all co-payments, deductibles and similar expenses incurred by each Hansen employee (and eligible dependents) during the calendar year in which the effective time of the merger occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Hansen employees (and dependents) will be eligible to participate from and after the effective time of the merger.

Notification of Certain Matters

During the pre-closing period, Hansen is required to promptly notify Auris in writing of (i) any event, condition, fact or circumstance (whether occurring or existing on or prior to the date of the merger agreement or occurring, arising or existing after the date of the merger agreement) that, to Hansen’s knowledge, causes or constitutes a material inaccuracy in any representation or warranty made by Hansen in the merger agreement, and (ii) any material breach of any covenant or obligation of Hansen under the merger agreement, which in each case would cause certain conditions to closing not to be satisfied. In addition, Hansen is required to promptly advise Auris in writing of any material proceeding commenced or threatened against or with respect to Hansen or any of its subsidiaries.

Stockholder Litigation

Hansen is required to give Auris the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation (including any class action or derivative litigation) against Hansen and/or any of our directors or officers relating to the merger agreement, the merger or any of the other transactions contemplated by the merger agreement. Hansen may not compromise or settle any such litigation in full or in part without Auris’s prior written consent (such consent not to be unreasonably withheld in certain circumstances).

Other Covenants and Agreements

Hansen and Auris have made certain other covenants to and agreements with each other regarding various other matters including:

•	public statements and disclosure concerning the merger agreement and the transactions contemplated by the merger agreement;

•	state anti-takeover or other similar laws;

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Hansen’s ability to take all actions reasonably necessary or advisable to ensure that the dispositions of equity securities of Hansen (including derivative securities) pursuant to the transactions contemplated by the merger agreement by any director or officer of Hansen who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act;

•

Hansen using commercially reasonable efforts to obtain and deliver to Auris the resignation of each of its and its subsidiaries’ directors from such positions, effective as of the effective time of the merger;

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each party being responsible for all costs and expenses incurred by it in connection with the merger agreement and the transactions contemplated by the merger agreement and the responsibility of Auris, Sub and, after the closing, the surviving corporation, for all transfer taxes incurred in connection with the transactions contemplated by the merger agreement; and

•

at or promptly following the effective time of the merger, Auris paying, or providing the surviving corporation with funds and causing the surviving corporation to pay, in full all of Hansen’s obligations under the White Oak agreement.

Conditions to the Merger

Conditions to Each Party’s Obligations

Each party’s obligations to effect the merger are subject to the satisfaction (or mutual waiver of both Auris and Hansen if permitted by law) of the following conditions:

•	receipt of the requisite stockholder approval;

•

no governmental authority of competent jurisdiction having issued, enacted, entered, promulgated or enforced any law or order that is in effect and renders the completion of the merger illegal, and no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the merger having been issued by any court of competent jurisdiction and remaining in effect; and

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if Auris has provided to Hansen notification that the filings under the HSR Act are required, the waiting period (and any extensions thereof) with respect to any filings applicable to the merger under the HSR Act having expired or been terminated. As of the filing of this proxy statement, Auris has not notified Hansen that any filing under the HSR Act is required.

Additional Conditions to Auris’s and Sub’s Obligations

The obligations of Auris and Sub to effect the merger are also subject to the satisfaction or waiver by Auris of the following additional conditions:

•

in each case both as of the date of the merger agreement and as of closing date as though made on and as of the closing date (except to the extent expressly made solely as of a specific date): (i) Hansen’s representations and warranties with respect to the due organization, valid existence, qualification to do business and good standing, the capital structure, the authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, the inapplicability of takeover statutes to the merger, the requisite stockholder approval, and brokers and fees, without regard to materiality qualifiers therein (other than the material adverse effect qualifier in the representations and warranties with respect to qualification to do business and good standing) contained within such representations and warranties, being true and correct in all material respects; (ii) Hansen’s representation and warranty with respect to the absence of any material adverse effect since January 1, 2016 being true and correct in all respects; and (iii) all of other representations and warranties of Hansen contained in the merger agreement, without regard to materiality or material adverse effect qualifiers contained within such representations and warranties, being true and correct, except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Hansen;

•	Hansen having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•	Auris having received a certificate signed by an executive officer of Hansen as to the satisfaction of the foregoing two conditions;

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since the date of the merger agreement, there not having been any material adverse effect on Hansen and no event having occurred and no circumstance existing that, in combination with any other events or circumstances, would reasonably be expected to have or result in a material adverse effect on Hansen;

•

there being no pending any proceeding by any governmental authority having authority over Auris, Sub or Hansen challenging or seeking to restrain or prohibit the completion of the merger or any of the other transactions contemplated by the merger agreement;

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since the date of the merger agreement, neither White Oak nor any of the lenders under the White Oak agreement or the forbearance agreement having exercised any of the rights and remedies available to any of them under either of such agreements upon the occurrence and during the continuance of an Event of Default (as defined in the White Oak agreement) or as a result of Hansen breaching or being in default of any of the covenants, agreements or other provisions of the forbearance agreement, other than solely delivering notice of such Event of Default or other breach or default to Hansen (the “White Oak condition”); and

•	none of the Rollover Stockholders having invalidated or terminated the investment agreement or the general release, other than with the prior written consent of Auris.

Additional Conditions to Hansen’s Obligations

Hansen’s obligations to effect the merger are also subject to the satisfaction or waiver by Hansen of the following additional conditions:

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all of the representations and warranties of Auris and Sub contained in the merger agreement being true and correct, both as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent expressly made solely as of a specific date), except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of Auris and Sub to complete the merger and consummate the other transactions contemplated by the merger agreement;

•

each of Auris and Sub having performed or complied in all material respects with all material agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date; and

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Hansen having received a certificate executed by an executive officer of each of Auris and Sub as to the satisfaction of the foregoing conditions and certifying that, as of the closing, Auris has sufficient available funds to pay the aggregate cash amount payable by it under the merger agreement, subject to the terms of the investment agreement, and all of Hansen’s obligations under the White Oak agreement.

Each of Auris and Sub, on the one hand, and Hansen, on the other hand, may waive the conditions to the performance of its respective obligations under the merger agreement and effect the merger even though one or more of these conditions has not been met, to the extent permitted by applicable law. Hansen cannot give any assurance that all of the conditions of the merger will be either satisfied or waived or that the merger will occur.

Termination of the Merger Agreement

Termination Rights Exercisable by Either Auris or Hansen

The merger agreement may be terminated prior to the effective time of the merger by the mutual written consent of Auris and Hansen. In addition, the merger agreement may be terminated prior to the effective time of the merger by either Auris or Hansen if:

•

the merger has not been completed on or before October 19, 2016 (the “outside date”); provided, however, that the right to terminate the merger agreement is not available to any party whose material breach of any representation, warranty or covenant under the merger agreement has caused or resulted in the failure of the completion of the merger to occur on or before the outside date;

•	if the requisite stockholder approval has not been obtained upon a vote taken at the stockholder meeting, including any adjournment or postponement thereof; or

•

any governmental authority of competent jurisdiction has issued, enacted, entered, promulgated or enforced any law or order that is in effect and renders the completion of the merger illegal, or any court of competent jurisdiction has issued any permanent restraining order, permanent injunction or other permanent order preventing the completion of the merger that remains in effect and becomes final and non-appealable.

Hansen Termination Rights

Hansen may also terminate the merger agreement:

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in order to enter into a proposed definitive agreement with respect to a superior proposal if the Board or a duly authorized committee thereof has effected a change of company recommendation in connection with such superior proposal to the extent permitted by the merger agreement as described in the section titled “—Obligation of the Board with Respect to Its Recommendation,” beginning on page 78, and Hansen has otherwise fully complied with its obligations in the merger agreement relating to such superior proposal, as described in such section; or

•

if (i) there is an inaccuracy in Auris’s or Sub’s representations contained in the merger agreement or Auris or Sub fails to perform its covenants contained in the merger agreement, in either case that has prevented or would reasonably be expected to prevent Auris or Sub from consummating the transactions contemplated by the merger agreement; (ii) Hansen delivers written notice to Auris of such inaccuracy or failure to perform; and (iii) such inaccuracy or failure to perform is not capable of being cured prior to the outside date or at least 30 days elapses from the date of delivery of such written notice to Auris and such inaccuracy or failure to perform is not cured.

Auris Termination Rights

Auris may also terminate the merger agreement:

•

if any of the following “triggering events” has occurred: (i) the Board makes a change of company recommendation; (ii) Hansen fails to include in the proxy statement the company recommendation or fails to include in the proxy statement a statement to the effect that the Board has determined and believes that the merger is fair to and in the best interests of Hansen stockholders (other than the Rollover Stockholders); (iii) following the public disclosure or public announcement of a competing proposal or an acquisition inquiry, the Board fails to reaffirm publicly the company recommendation within five business days after Auris requests in writing that such recommendation or determination be reaffirmed publicly; (iv) the Board publicly approves, endorses or recommends any competing proposal; (v) Hansen enters into any letter of intent or contract contemplating or providing for any competing proposal (other than an acceptable confidentiality agreement); or (vi) a tender or exchange offer relating to securities of Hansen has been commenced and Hansen does not publicly issue, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Hansen recommends rejection of such tender or exchange offer; or

•

if (i) there is an inaccuracy in Hansen’s representations contained in the merger agreement or Hansen fails to perform its covenants contained in the merger agreement, in either case, such that a condition to closing relating to the accuracy of Hansen’s representations and warranties or Hansen’s performance or compliance with its covenants and agreements would not be satisfied, (ii) Auris delivers written notice to Hansen of such inaccuracy or failure to perform; and (iii) such inaccuracy or failure to perform is not capable of being cured prior to the outside date or at least 30 days elapses from the date of delivery of such written notice to Hansen and such inaccuracy or failure to perform is not cured.

Effect of Termination

If the merger agreement is terminated, the merger agreement will be of no further force or effect without liability or obligation on the part of any party to the merger agreement (or any director, officer or subsidiaries of such party) to any other party or parties to the merger agreement, except that certain provisions of the merger agreement, including each party’s acknowledgments of absence of other representations and warranties made by the other parties other than those set forth in the merger agreement, confidentiality, the termination fee and expenses provisions and miscellaneous other provisions, will survive any such termination. Notwithstanding the foregoing, the termination of the merger agreement will not relieve any party from any liabilities or damages incurred or suffered by another party as a result of such first party’s fraud or willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Termination Fee; Expenses

Hansen has agreed to pay Auris a termination fee in the amount of $3,325,000 (the “termination fee”) if:

•	Auris terminates the merger agreement due to the occurrence of a triggering event (as described in the first bullet point under “—Termination of the Merger Agreement—Auris Termination Rights”);

•

Hansen terminates the merger agreement in order to enter into a proposed definitive agreement with respect to a superior proposal following the Board or a duly authorized committee thereof effecting a change of company recommendation in connection with such superior proposal pursuant to the applicable provisions of the merger agreement (as described in the section titled “—Obligation of the Board with Respect to Its Recommendation,” beginning on page 78), and Hansen has otherwise fully complied with its obligations under such provisions (as described above in such section); or

•

either Auris or Hansen terminates the merger agreement because either the merger has not been completed by the outside date or the requisite stockholder approval has not been obtained upon a vote taken at the stockholder meeting, including any adjournment or postponement thereof, and (A) after the date of the merger agreement and prior to the obtaining of the requisite stockholder approval, a competing proposal has been publicly disclosed and not withdrawn and (B) within 12 months after the termination of the merger agreement, Hansen shall have entered into a definitive agreement with respect to any transaction described in the definition of “competing proposal” and such transaction is subsequently completed; provided, however, that for purposes of this clause, all percentages contained in the definition of “competing proposal” shall be changed to “50%.”

Hansen has agreed to pay Auris a nonrefundable cash amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees and expenses paid, payable or otherwise incurred by Auris in connection with the merger agreement and the transactions contemplated by the merger agreement (including with respect to due diligence, the negotiation of the merger agreement and all related documents and instruments and all matters relating or incident thereto) if either Auris or Hansen terminates the merger agreement because the completion of the merger has not occurred on or before the outside date and (A) at the time of such termination the White Oak condition has not been satisfied, and (B) at the time of such termination each of the other conditions set forth in the merger agreement (as described above in the sections titled “—Conditions to the Merger—Conditions to Each Party’s Obligations” and “Additional Conditions to Auris’s and Sub’s Obligations” (other than any conditions that are only subject to being satisfied at the closing) have been satisfied or waived by Auris.

Miscellaneous

Specific Performance

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, and such remedy is in addition to any other remedy to which the parties are entitled at law or in equity.

Amendment of the Merger Agreement

The merger agreement provides that the merger agreement may be amended by Hansen, Auris and Sub by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger. However, in the event that the merger agreement has been adopted by Hansen’s stockholders in accordance with the DGCL, no amendment may be made to the merger agreement that requires the approval of such stockholders under applicable law or rules of any relevant stock exchange without obtaining such approval.

Governing Law; Submission to Jurisdiction; No Jury Trial

The merger agreement is governed by Delaware law, without giving effect to principles of conflicts of law thereof. Each of the parties to the merger agreement has irrevocably consented and submitted itself and its property in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) in the event any dispute or controversy arises out of the merger agreement. In addition, each of the parties to the merger agreement has irrevocably and unconditionally waived any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the merger agreement or any of the transactions contemplated by the merger agreement.

THE VOTING AGREEMENTS

Explanatory Note Regarding the Voting Agreements

The summary of the material provisions of the voting agreements set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached to this proxy statement as Annex D and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. We encourage you to read the form of voting agreement carefully in its entirety.

Parties to the Voting Agreements

Concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, each of the directors and executive officers of Hansen, Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, and an affiliated entity of Lawrence T. Kennedy, Jr. and certain other Hansen stockholders, who in the aggregate beneficially own approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016 (excluding shares issuable upon the exercise of options, RSUs and warrants exercisable within 60 days of such date), entered into voting agreements in favor of and for the benefit of Auris, Sub and Hansen.

Voting Agreement

During the agreement period (as described below), each stockholder party to a voting agreement is required to, or is required to cause the holder of record on any applicable record date, at any stockholder meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, or pursuant to any consent of Hansen stockholders in lieu of a meeting, to

•

be present, in person or represented by proxy, or otherwise cause shares of Hansen common stock owned beneficially and/or of record (excluding, for purposes of the voting agreements, shares of Hansen common stock issuable upon exercise of any options, RSU Awards or Warrants) (collectively, the “subject shares”) to be counted for purposes of determining the presence of a quorum at such stockholder meeting; and

•

vote, or cause to be voted, with respect to all of the subject shares, in favor of the adoption of the merger agreement and the approval of the merger and against any competing proposal, any reorganization, recapitalization, dissolution, liquidation or winding-up of Hansen or any other extraordinary transaction involving Hansen other than the merger, and in favor of the approval of any proposal to adjourn or postpone any Hansen stockholder meeting to a later date if there are not sufficient votes for approval of the merger agreement on the date on which such meeting is held.

Each stockholder agreed not to, during the agreement period, enter into any agreement or understanding with any person to vote or give instruction in any manner inconsistent with the provisions described above.

Notwithstanding the foregoing, in the event that the Board or a duly authorized committee thereof has validly adopted a change of company recommendation in compliance with the provisions described in the section titled “The Agreement and Plan of Merger—Obligation of the Board with Respect to Its Recommendation,” beginning on page 78, then during the period commencing on the adoption of such change of company recommendation and continuing until the earlier of (i) the date on which such change of company recommendation is withdrawn by the Board or a duly authorized committee thereof, or (ii) the date on which the Board or a duly authorized committee thereof makes or reinstates the company recommendation, the number of subject shares subject to the provisions described above will be limited to 61% of the subject shares or approximately 40% of the Hansen common stock as of April 18, 2016 (the “cutback condition”). Subject to the cutback condition, the vote by the Rollover Stockholders and the directors and executive officers of Hansen in favor of the adoption of the merger agreement will be sufficient to adopt the merger agreement.

Representations and Warranties

Each stockholder made the following representations and warranties to Auris and Sub with respect to the following:

•	due authority to execute and deliver, and to perform its obligations, under the voting agreement and proxy;

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the absence of conflicts with, or violations of, laws, or contracts binding upon the stockholder or any of its subject shares, or imposition of any lien on subject shares of other assets of the stockholder;

•

no consent or order of, or registration or filing with or notification to, any governmental authority or other person being required in connection with the execution and delivery of the voting agreement or the proxy or the performance by the stockholder of its obligations thereunder, except for the filing with the SEC of any Schedule 13D or 13G or any amendment thereto;

•	the ownership of subject shares; and

•	the absence of litigation or other proceeding that would reasonably be expected to prevent the stockholder from performing its obligations under the voting agreement in all material respects.

Action in Stockholder Capacity Only

Each stockholder entered into the voting agreement solely in its capacity as a record holder and/or beneficial owner of the subject shares and not in the stockholder’s capacity (if any) as a director, officer or employee of Hansen or any of its subsidiaries. Nothing in the voting agreement will limit or affect the stockholder’s ability to act as an officer, director or employee of Hansen or any of its subsidiaries consistent with the terms of the merger agreement.

No Transfer

During the agreement period, each stockholder agreed not to, without Auris’s prior written consent, directly or indirectly:

•

grant or permit the grant of any proxies, powers of attorney, rights of first offer or refusal or other authorizations in or with respect to, or enter into any voting trust or voting agreement or arrangement with respect to, any subject shares or any interest therein;

•

sell, assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each a “transfer”) any subject shares or any interest therein to any person other than Auris or Sub, or grant to any other person the right to transfer any subject shares;

•	create or otherwise permit any lien to be created on any subject shares;

•	enter into any contract with any person with respect to the direct or indirect transfer of any subject shares or any interest therein;

•	enter into a swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any subject shares; or

•	agree to do or any of the foregoing.

Notwithstanding the foregoing restrictions, each stockholder has the right to transfer any subject shares to certain permitted transferees described in the voting agreement, subject to satisfaction of certain conditions.

No Solicitation

Each Stockholder agreed that, during the agreement period, it will not, directly or indirectly, take any action that Hansen is prohibited from taking pursuant to the provisions of the merger agreement described in the section titled “The Agreement and Plan of Merger—Restriction on Solicitation of Competing Proposals,” beginning on page 76.

Proxy

Concurrently with the execution of the voting agreement, each stockholder executed and delivered to Auris a proxy, irrevocably appointing certain officers of Auris as its proxy to vote in the manner described above all subject shares, subject to the cutback condition.

Waiver of Appraisal Rights

Each stockholder irrevocably and unconditionally waived, and agreed to cause to be waived and to prevent the exercise of, any rights of appraisal, dissenters’ rights and any similar rights relating to the merger that such stockholder may have by virtue of, or with respect to the subject shares.

Termination

Each voting agreement will automatically terminate and become void and of no further force or effect on the earliest of: (i) the effective time of the merger; (ii) the mutual written consent of the stockholder, Auris, Sub and Hansen; (iii) the entry without prior written consent of the stockholder into any amendment to the merger agreement or any waiver of any of Hansen’s rights under the merger agreement, in each case, that results in a decrease in the merger consideration except as a result of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or by reason of a stock dividend or stock distribution; and (iv) the termination of the merger agreement (the period from the date of the voting agreement through the termination thereof, the “agreement period”).

No termination will relieve or release the stockholder from any liabilities arising out of its (a) fraud, (b) willful and material breach of any representation or warranty contained in the voting agreement, (c) breach of the provisions described in the sections titled “The Voting Agreements—Voting Agreement,” “—No Transfer,” or “—Waiver of Appraisal Rights” prior to the termination (if such breach causes or contributes to either (x) the failure of the requisite stockholder approval to have been obtained under the merger agreement, or (y) the failure of the stockholder to fulfill its obligations under the investment agreement), or (d) willful and material breach of any covenant or agreement contained in the voting agreement prior to the termination thereof.

Amendment

Any provision of the voting agreement or the proxy may be amended during the agreement period if, but only if, such amendment is in writing and is signed by the stockholder, Auris, Sub and Hansen. None of Hansen, Auris or Sub shall be deemed to have waived any claim arising out of the voting agreement, or any power, right, privilege or remedy under the voting agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

APPRAISAL RIGHTS

Under Delaware law, holders of shares of Hansen common stock are entitled to appraisal rights in connection with the merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL. If the merger is completed, holders of record of shares of Hansen common stock who continuously hold shares through the effective time of the merger who did not vote in favor of the adoption of the merger agreement and who otherwise complied with the applicable statutory procedures under Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and is incorporated herein by reference. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of Hansen common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to demand and perfect appraisal rights. Stockholders should carefully review the full text of Section 262 of the DGCL as well as the information discussed below.

Under the DGCL, if the merger is effected, holders of shares of Hansen common stock who (i) did not vote in favor of the adoption of the merger agreement, (ii) follow the procedures set forth in Section 262 of the DGCL and (iii) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case, in accordance with the DGCL, will be entitled to have such shares appraised by the Court of Chancery of the State of Delaware and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by such court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” could be greater than, less than or the same as the merger consideration.

Under Section 262 of the DGCL, Hansen is required, not less than 20 days before the annual meeting to vote on the merger, to notify each of the holders of any class or series of its stock who are entitled to appraisal rights that appraisal rights are available for any or all of such shares. Hansen is required to include in such notice a copy of Section 262 of the DGCL. This proxy statement constitutes a formal notice of appraisal rights under Section 262 of the DGCL. Any holder of shares of Hansen common stock who wishes to exercise such appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.

Any stockholder wishing to exercise appraisal rights should consider consulting legal counsel before attempting to exercise such rights.

If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL set forth in Annex C to this proxy statement and consider consulting your legal advisor. If you fail to timely and properly comply with the requirements of Section 262 of the DGCL, your appraisal rights may be lost. To exercise appraisal rights with respect to your shares of Hansen common stock, you must:

•	NOT vote your shares of Hansen common stock in favor of the adoption of the merger agreement;

•

deliver to Hansen a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the merger agreement at the annual meeting, as described further below under “—Written Demand by the Record Holder,” beginning on page 90;

•	continuously hold your shares of Hansen common stock through the effective time of the merger; and

•	otherwise comply with the procedures set forth in Section 262 of the DGCL.

Written Demand by the Record Holder

All written demands for appraisal should be addressed to Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, California 94043, Attention: Corporate Secretary. Such demand will be sufficient if it reasonably informs Hansen of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of such stockholder’s shares. Under Section 262 of the DGCL, a proxy or vote against the merger does not constitute such a demand.

The written demand for appraisal must be executed by or for the record holder of shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

A beneficial owner of shares of Hansen common stock held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. If the shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record stockholder. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record stockholder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares, which may be a central securities depository nominee if the shares have been so deposited.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation (which, in this case, will be Hansen), or any holder of shares of Hansen common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on Hansen in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all holders who did not adopt the merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all dissenting stockholders. Hansen is under no obligation to, and has no present intention to, file a petition, and holders should not assume that Hansen will file a petition or that it will initiate any negotiations with respect to the fair value of shares of Hansen common stock. Accordingly, it is the obligation of the holders of shares to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any holder of shares of Hansen common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the requirement that a demand for appraisal must be made by or on behalf of the record owner of shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.

Upon the filing of such petition by any such holder of shares, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Register in Chancery of the Court of Chancery of the State of Delaware (the “Delaware Register in Chancery”) a duly verified list (the “verified list”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery of the State of Delaware may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the verified list. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Court of Chancery of the State of Delaware. The costs of these notices are borne by the surviving corporation.

After notice to the stockholders as required by the Court of Chancery of the State of Delaware, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal for their shares of Hansen common stock and who hold shares represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and, if any such stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

Determination of Fair Value

After the Court of Chancery of the State of Delaware determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

In determining fair value, the Court of Chancery of the State of Delaware will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering appraisal should be aware that the fair value of their shares of Hansen common stock as so determined could be more than, the same as or less than the merger consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Although Hansen believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware. Neither Auris nor Hansen anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and Auris and Hansen reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of Hansen common stock is less than the merger consideration.

Upon application by the surviving corporation or by any holder of shares of Hansen common stock entitled to participate in the appraisal proceeding, the Court of Chancery of the State of Delaware may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares of Hansen common stock whose name appears on the verified list and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares of Hansen common stock, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be so made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and, in the case of holders of shares represented by certificates, upon the surrender to the surviving corporation of such stockholder’s certificates. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of Hansen common stock entitled to appraisal. In the absence of an order, each party bears its own expenses.

Any stockholder who has duly demanded appraisal rights for shares of Hansen common stock in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote such shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Hansen common stock as of a date or time prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the consent of Hansen. If no petition for appraisal is filed with the Court of Chancery of the State of Delaware within 120 days after the effective time of the merger, stockholders’ rights to appraisal shall cease, and all holders of shares of Hansen common stock will be entitled to receive the merger consideration. Inasmuch as Hansen has no obligation to file such a petition and has no present intention to do so, any holder of shares of Hansen common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to Hansen a written withdrawal of its demand for appraisal and acceptance of the merger consideration, except that (i) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Hansen and (ii) no appraisal proceeding in the Court of Chancery of the State of Delaware shall be dismissed as to any stockholder without the approval of the Court of Chancery of the State of Delaware, and such approval may be conditioned upon such terms as the Court of Chancery of the State of Delaware deems just. Notwithstanding the foregoing, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time of the merger.

The foregoing summary of the rights of Hansen stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by Hansen stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement.

PROPOSAL 4: ELECTION OF DIRECTORS

Our Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors unless the Board determines by resolution that any vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Our Board presently has eight members, with three members in the class whose term expires in 2016, two members in the class whose term expires in 2017 and three members in the class whose term expires in 2018. Accordingly, we have nominated three directors for election at the annual meeting. Each of the nominees listed below is currently a director of the Company. If elected at the annual meeting, each of these nominees would continue to serve until the 2019 annual meeting and until their successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings, directors are encouraged to attend. Cary G. Vance attended our 2015 annual meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote generally on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Shares represented by executed proxies cannot be voted for more than three nominees. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term expires or will continue after the annual meeting. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

If the merger is completed, all members of our Board, including the Class I directors, will cease to be members of the Board at the effective time of the merger.

THE BOARD UNANIMOUSLY RECOMMENDS

A “FOR” VOTE IN FAVOR OF EACH NAMED NOMINEE.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting

Marjorie L. Bowen

Marjorie Bowen, age 51, has served as a member of our Board since July 2013. Ms. Bowen is an experienced public and private company director who is a qualified financial expert and is well versed in corporate governance matters. In addition to Hansen, Ms. Bowen has served as a director for four publicly listed companies (Dune Energy and Illinois Power Generating Co., and previously, Talbots, and Texas Industries, Inc.) as well as four privately held companies. Ms. Bowen’s directorships follow a nearly 20 year career in investment banking at Houlihan Lokey, advising boards of public companies on transactional, strategic and other stockholder matters, and heading the firm’s industry leading fairness opinion practice. During her nearly two decades at Houlihan Lokey, Ms. Bowen was an active deal advisor to public company boards, a product and practice leader, as well as a member of the firm’s senior management. Ms. Bowen has amassed a broad base of experience on virtually every type of corporate finance transaction for both healthy and distressed companies. Ms. Bowen holds a B.A. from Colgate University and an M.B.A. from the University of Chicago. The Board appointed Ms. Bowen as a director in 2013 due to, among other things, her nearly 25 years of experience in advising both public and private companies as an investment banker and corporate director.

Kevin Hykes

Mr. Hykes, age 50, has served as a member of our Board since July 2009. Since August 2013, Mr. Hykes has served as an Operating Partner at Versant Ventures and the Chairman and CEO of Metavention, Inc., an early-stage medical device company focused on the development of interventional therapies for the treatment of type 2 diabetes since June 2013. From March 2010 until December 2012, Mr. Hykes was the President and Chief Executive Officer at Cameron Health, Inc., an implantable defibrillator company, which was acquired by Boston Scientific Corporation in June 2012. From May 2008 to

March 2010, Mr. Hykes served as the Chief Commercial Officer at Visiogen, Inc., a developer of products for cataract and refractive patients, which was acquired by Abbott Laboratories in October 2009. Previously, Mr. Hykes was employed by Medtronic, Inc., from 1992 to 2008, including as Vice President, Healthcare Systems, from December 2005 to May 2008 and as Vice President, Heart Failure Business, from May 2003 to December 2005. Mr. Hykes holds a B.A. in Business Administration from the University of Wisconsin, Madison and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Hykes’ knowledge of our industry, his experience as a senior officer of other medical device companies and his ability to provide insight into our sales and marketing strategies contributed to our conclusion that he should serve as a director.

Nadim Yared

Mr. Yared, age 48, has served as a member of our Board since July 2012. Mr. Yared’s career in the medical device industry has spanned nearly 20 years. He has served as the President and Chief Executive Officer of CVRx, Inc. since September 2006. CVRx is a privately-held medical device company developing the Barostim neo™ system, an active implantable device for the treatment of hypertension and heart failure. Mr. Yared has helped CVRx raise significant funding to develop the company’s next generation technology and conduct clinical trials. Preceding his term at CVRx, Mr. Yared served as Vice President and General Manager of Medtronic, Inc. for four years. During his tenure, he directed sales, marketing, business development, product/technology development and manufacturing of surgical medical imaging products. Until 2002, Mr. Yared held increasingly senior positions at GE Medical Systems over a period of nine years. Much of his focus during this time was medical device sales and marketing management. Mr. Yared also currently serves on the boards of the medical device industry trade group, AdvaMed and the medical device innovation consortium, MDIC, a public-private partnership. Mr. Yared holds an M.B.A. from Insead in Paris, France, and an engineering degree from Ecole Nationale Superieure des Telecommunications. Mr. Yared’s knowledge of our industry, his current experience as a Chief Executive Officer of a medical device company, his prior senior management experiences in the medical industry, and his ability to provide insight into our engineering, marketing and sales strategies contributed to our conclusion that he should serve as a director.

Class II Directors Continuing in Office until the 2017 Annual Meeting

Michael L. Eagle

Mr. Eagle, age 68, has served as a member of our Board since February 2012 and as the Chairman of our Board since December 2012. Mr. Eagle previously served as the Vice President of Global Manufacturing for Eli Lilly and Company from 1993 through 2001 and held a number of executive management positions with Eli Lilly and Company and its subsidiaries throughout his career there. Since retiring from Eli Lilly and Company, he has been a founding member of Barnard Life Sciences, LLC, a life sciences consulting company. Mr. Eagle was a member of the board of directors and served on the audit committee of Cadence Pharmaceuticals, Inc., a biopharmaceutical company, from 2010 through 2014 and was a member of the board of directors and served on the audit and compensation committees of Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company from 2007 through 2013. Mr. Eagle holds a B.M.E. from Kettering University and an M.S.I.A. from Purdue University. Mr. Eagle’s more than forty years of experience in executive management and engineering, primarily focused on the manufacture of pharmaceutical products and medical devices, and his experience on the boards of other public companies contributed to our conclusion that he should serve as a director.

Christopher P. Lowe

Mr. Lowe, age 48, has served as a member of our Board since September 2006, as our Interim Chief Executive Officer from February 2014 to May 2014 and our Interim Chief Financial Officer since June 2014. Mr. Lowe served as Vice President, Administration and Chief Financial Officer of Anthera Pharmaceuticals, Inc., a drug development company, from November 2007 through June 2013, and additionally served as its Chief Business Officer from January 2011 until June 2013. Since leaving Anthera, Mr. Lowe was an independent consultant to life sciences companies until joining FLG Partners, LLC, a CFO consulting, services and board advisory firm, as a partner in January 2014. Mr. Lowe served as Vice President, Finance and Administration of Asthmatx, Inc., a medical device company, since September 2005 and as its Chief Financial Officer from January 2006 to November 2007. Mr. Lowe also serves on the board of Pacific Pharmaceutical Services, a cGMP facility providing temperature controlled storage, powder dispensing, in-house label printing and clinical trial materials labeling, clinical distribution logistics and CMC advisory services to the pharmaceutical industry, clinical researchers and academic laboratories. Mr. Lowe holds a B.S. from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas. Mr. Lowe’s understanding of our industry, his senior management experience with companies in our industry contributed to our conclusion that he should serve as a director.

Class III Directors Continuing in Office until the 2018 Annual Meeting

Dr. Stephen L. Newman

Dr. Newman, age 65, has served as a member of our Board since July 2012. Having served in increasingly senior positions at Tenet Healthcare Corporation over the past 14 years, Dr. Newman has extensive healthcare operations experience. Dr. Newman was the Vice Chairman of Tenet Healthcare Corporation from January 2012 until June 2012. In that role, Dr. Newman led Tenet’s health information technology project deployment, the company’s medical staff development efforts and its quality, safety and service initiative. Prior to his appointment to Vice Chairman in January 2012, Dr. Newman served as Corporate Chief Operating Officer, Executive Vice President from January 2007 through December 2011, where his responsibilities included strategic and operational oversight of Tenet’s 49 hospitals and 100 ambulatory and imaging centers. Before his tenure at Tenet, Dr. Newman served as President and Chief Executive Officer of HCA’s Louisville HealthCare Network, where he had operating responsibilities for three hospitals and 3,000 employees within a $500 million business. Dr. Newman served on the board of directors of Cadence Pharmaceuticals, Inc. and was member of its nominating and corporate governance committee from 2013 through 2014. Dr. Newman served on the board of directors of Optimer Pharmaceuticals, Inc. from 2012 through October 2013, and was a member of its audit committee, compensation committee and nominating and corporate governance committee. Dr. Newman also currently serves on the Federal Reserve Bank of Atlanta’s Labor, Education and Healthcare Council and recently completed a five year term on the board of directors of the Federation of American Hospitals. Dr. Newman holds an M.B.A. from Tulane University’s AB Freeman School of Business, an M.D. from the University of Tennessee Center for Health Sciences and a Bachelor’s degree from Rutgers University. Dr. Newman’s extensive, senior management experience in healthcare operations and his ability to provide insight into the customers of our products contributed to our conclusion that he should serve as a director.

William R. Rohn

William R. Rohn, age 72, has served as a member of our Board since March 2012. Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceuticals, a biotechnology company, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1985 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company that has since been acquired by Pfizer Inc., most recently as Senior Vice President of Sales and Marketing. Mr. Rohn is a director of Pfenex Inc. Mr. Rohn holds a Bachelor’s degree in Marketing from Michigan State University and completed graduate-level coursework in Business Administration at Indiana State University. Mr. Rohn’s knowledge of our industry and his prior and current experience as a senior officer and director of other healthcare companies contributed to our conclusion that he should serve as a director.

Cary G. Vance

Cary G. Vance, age 50, has served as our President and Chief Executive Officer, and as a member of our Board, since May 2014. Mr. Vance served as President of the Anesthesia & Respiratory global business at Teleflex Incorporated, a specialty medical device company, from May 2011 until May 2014 and as their Executive Vice President North America from February 2010 to May 2011. Mr. Vance joined Covidien, a global health care products company and manufacturer, in 2007 as Vice President & General Manager for their Energy-based Devices and was appointed as Vice President & General Manager of Interventional Oncology - Americas in 2008. Mr. Vance served in a series of roles with progressive responsibility at GE Healthcare from 1997 to 2007, principally in diagnostic imaging sales, sales and marketing management and executive leadership. Mr. Vance holds a B.A. in Economics and an M.B.A. from Marquette University. Mr. Vance’s executive experience in the medical device space contributed to our conclusion that he should serve as a director. As a member of management, Mr. Vance provides significant industry-specific experience as well as executive leadership and management experience.

CORPORATE GOVERNANCE

Independence of the Board

As required under the listing standards of The Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board consults with our outside legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that the following six directors who presently serve on our Board are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Bowen, Mr. Eagle, Mr. Hykes, Dr. Newman, Mr. Rohn, and Mr. Yared. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Lowe, the Company’s Interim Chief Financial Officer and former Interim Chief Executive Officer, is not an independent director by virtue of his interim employment with the Company. Mr. Vance, the President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. There are no familial relationships among our directors and executive officers.

Meetings of the Board

The Board met fifteen times during the fiscal year ended December 31, 2015. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member during 2015. As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2015, the Company’s independent directors met at least four times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding the Board and its Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In addition, the Board has delegated limited authority to a one person equity award committee as described below. The following table provides membership and meeting information for each of the Board committees as of December 31, 2015:

Name	Audit		Compensation		Nominating and Corporate Governance
Marjorie L. Bowen	X	*
Michael L. Eagle	X
Kevin Hykes			X	**
Christopher P. Lowe**
Stephen L. Newman, M.D.	X				X
William Rohn			X	*
Cary G. Vance			X
Nadim Yared***			X		X
Total meetings in fiscal 2015	6		6		1

*	Committee Chairperson
**	Mr. Hykes joined the Nominating and Corporate Governance Committee in April 2015.
***	Mr. Yared joined the Compensation Committee in February 2016.

Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Among other things, our Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines and approves the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviews and approves or rejects all related-party transactions;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•

establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2015, the Audit Committee consisted of three directors: Ms. Bowen (Chairman), Michael L. Eagle and Dr. Newman. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=irol-govHighlights.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq listing standards). The Board has also determined that Ms. Bowen is an “audit committee financial expert” as defined under applicable SEC rules.

Report of the Audit Committee of the Board(1)

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company that are included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015. The Audit Committee has discussed with BDO USA, LLP, its independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, as amended (Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from BDO USA, LLP, its independent registered public accounting firm, required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. Based on the foregoing, the Audit Committee unanimously recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015.

From the members of our Audit Committee:

Marjorie L. Bowen, Chairman
Michael L. Eagle
Dr. Stephen L. Newman

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Hansen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee was formed in October 2004. As of December 31, 2015, the Compensation Committee consisted of three directors: Mr. Rohn (Chairman), Mr. Hykes, and Mr. Yared. All members of our Compensation Committee are independent (as independence is currently defined in Nasdaq listing standards). The Compensation Committee met six times during the fiscal year ended December 31, 2015.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•

review and determination or recommendation, as applicable, of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the executive officers and non-employee directors;

•	review and approval of appropriate insurance coverage for our officers and directors;

•	administration of the Company’s equity compensation plans, deferred compensation plans and other similar plans and programs;

•

reviewing with management our compensation-related disclosures, including the Executive Compensation included in this proxy, and recommending that the Board include such Executive Compensation in proxy statements and other Company filings;

•

overseeing our submission to stockholder votes of matters related to compensation, including approval of equity compensation plans and non-binding advisory votes approving executive compensation and the frequency of such votes, and considering compensation strategy, plans, programs and policies in light of the results of such votes; and

•

annually review our risk management processes relating to our compensation programs, including determination of whether any such program encourages undue or inappropriate risk-taking by our personnel that is reasonably likely to have a material adverse effect on us.

The current written charter is available to stockholders on the Company’s website at http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=irol-govHighlights.

Compensation Committee Processes and Procedures

The agenda for each Compensation Committee meeting is usually developed by the Chief Executive Officer and the Chairman of the Compensation Committee, with input from the Interim Chief Financial Officer and our human resources department. The Compensation Committee meets regularly in executive session and with various members of management. From time to time, outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide compensation and financial data or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, at the Company’s expense, compensation consultants, legal counsel and other advisors to assist in its evaluation of executive and director compensation, including the authority to approve the advisors’ reasonable fees and other retention terms.

To assist it in making 2015 compensation decisions, the Compensation Committee engaged Compensia, an independent compensation consultant, to assist the Compensation Committee in its deliberations on compensation payable to our named executive officers in 2015. Our Compensation Committee has assessed the independence of Compensia pursuant to SEC and Nasdaq listing rules and determined that their work did not give rise to any conflicts of interest.

Typically, the Compensation Committee makes most significant adjustments, if any, to annual compensation and determines target bonus and equity awards at one or more meetings held during the fourth quarter of the preceding year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer on which compensation determinations are then made. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board any adjustments to his compensation as well as equity awards to be granted.

For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, survey data, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

As required under its charter, the Compensation Committee reviews, discusses and assesses its own performance at least annually. As required under applicable law and current Nasdaq listing standards, the Compensation Committee also periodically, but at least annually, reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities.

The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 2015 are described in greater detail in the Executive Compensation section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2015, the Compensation Committee consisted of three directors: Mr. Rohn (Chairman), Mr. Hykes, and Mr. Schuler. During 2015, none of Mr. Rohn, Mr. Hykes or Mr. Schuler was a then present or former officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Equity Award Committee

Our Board has delegated to an Equity Award Committee, comprised of one member of the Board, a limited power to grant stock options and restricted stock units under certain circumstances. The Equity Award Committee may only grant awards to newly hired non-executive employees who do not directly report to the sole member of the Equity Award Committee; such awards must have a four-year vesting schedule with a one-year cliff, and must be made pursuant to a form of stock option or stock unit agreement adopted by the Board or the Compensation Committee. The awards granted by the Equity Award Committee cannot exceed either (i) 100,000 shares to any individual in any calendar year or (ii) 500,000 shares in total to all individuals in any calendar year, and the number of shares subject to each award must also be within guidelines established by the Board or the Compensation Committee from time to time. Stock option grants are effective on the last trading day of the calendar month occurring on or after the date of approval by the Equity Award Committee or, if later, the employee’s employment commencement date. Restricted stock unit grants are effective on the date of approval by the Equity Award Committee or, if later, the employee’s employment commencement date. The sole member of the Equity Award Committee is appointed by the action of the full Board, considering the recommendation of the Nominating and Corporate Governance Committee, if any. Cary G. Vance, our President and Chief Executive Officer, was the sole member of the Equity Award Committee in 2015.

Board Leadership Structure

Under the Board’s current leadership structure, Mr. Eagle, an independent, non-management member of the Board, serves as the Chairman of our Board. As Chairman, Mr. Eagle has authority to call meetings of our Board and presides over meetings of our Board. In addition, in his role as Chairman, Mr. Eagle coordinates with the Chief Executive Officer on agendas for meetings of the Board and on the quality, quantity and timeliness of information submitted by management to independent directors, serves as the principal liaison between the independent directors and the Chief Executive Officer, and has such further responsibilities as the Board may designate from time to time. While the Board believes that the current and past separation of the chairman and principal executive officer positions has served Hansen well, the Board does not believe that it is appropriate to prohibit one person from serving as both chairman and chief executive officer. However, at the present time, based on the skills, experience and time availability of Mr. Eagle, the other members of the Board and of management, having a separate Chairman of the Board of Director and Chief Executive Officer enhances the Board’s oversight of management, the Board’s independence and our overall leadership structure. The Board is aware of the dynamic environment in which the Company operates and periodically assesses whether the current leadership structure remains appropriate.

Risk Oversight Management

The Board takes an active role, as a whole and at the committee level, in overseeing management of our Company’s risks. Our management keeps the Board apprised of significant risks facing the Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation

Committee; and risks associated with director independence and potential conflicts of interest are overseen by the Nominating and Corporate Governance Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by our Chairman, our full Board, our independent directors or the appropriate committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is comprised of three directors: Dr. Newman (Chairman), Mr. Hykes and Mr. Yared. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq listing standards). In addition, from December 2014 to March 2015, Mr. Lowe was a member of the Nominating and Corporate Governance Committee; however, he is not considered independent because he served as our Interim Chief Executive Officer and currently serves as our Interim Chief Financial Officer, and as a result, he no longer serves on this committee. The Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2015. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=irol-govHighlights.

The Board and the Company seek to maintain a board comprised of members who can productively contribute to the success of the Company. Accordingly, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the perceived needs of the Company at that time. This assessment includes consideration of issues of, among other things, judgment, diversity, age, skills, background and industry knowledge. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications with the Board

The Company has not established a formal process related to stockholder communications with the Board due to the limited number of such communications historically. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the full Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been appropriate. Our stockholders may direct communications to a particular director or to the directors generally, in care of Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, CA 94043.

Code of Business Conduct and Ethics

We have adopted the Hansen Medical, Inc. Code of Business Conduct and Ethics, which applies to all directors and employees, including executive officers, including, without limitation, our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=irol-govHighlights. If we grant any waivers from, or makes any substantive amendments to, a provision of the Code of Business Conduct and Ethics, we will promptly disclose the nature of the amendment or waiver on our website. In addition, we intend to promptly disclose (1) the nature of any amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Business Conduct and Ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future. The inclusion of our website address in this report does not include or incorporate by reference the information on our website into this proxy statement.

Director Compensation

During 2015 our non-employee directors were eligible to receive the cash and equity compensation described below.

•	$45,000 per year for service as a Board member;

•	$30,000 per year for service as chairman of the Board (in addition to the cash compensation payable for service as a board member);

•	$20,000 per year for service as chairman of the Audit Committee;

•	$13,000 per year for service as chairman of the Compensation Committee;

•	$9,000 per year for service as chairman of the nominating and corporate governance committee;

•	$10,000 per year for service as a non-chairman member of the Audit Committee;

•	$6,000 per year for service as a non-chairman member of the Compensation Committee; and

•	$5,000 per year for service as a non-chairman member of the nominating and corporate governance committee.

We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and of committees of our Board.

Non-employee directors receive automatic grants of non-statutory stock options under our 2006 Equity Incentive Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. Each non-employee director joining our Board is automatically granted a non-statutory stock option to purchase 7,500 shares of our common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably over 36 months of service.

In addition, on the date of each Annual Meeting of our stockholders, each non-employee director is automatically granted a non-statutory stock option to purchase 6,000 shares of our common stock (except for the chairman of the Board, if any, who automatically receives a grant for 7,000 shares) with an exercise price equal to the fair market value of our common stock on the grant date. However, the number of shares subject to an annual grant will be reduced on a pro rata basis for each quarter that the director did not serve as a non-employee director during the 12-month period beginning on the date of the previous Annual Meeting. Automatic annual grants vest ratably over 12 months of service. If a non-employee director’s service is terminated within 12 months after we are subject to a change in control other than as a result of a director’s voluntary resignation, then all of the director’s automatic grants will become fully vested. In general, options held by our non-employee directors remain exercisable for up to 12 months from the date of such director’s termination of service. All automatic director options have a maximum term of up to ten years.

2015 Director Compensation Table

The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Mr. Eagle	$85,000	$35,694	$120,694
Ms. Bowen	$65,000	$30,595	$95,595
Mr. Hykes	$52,250	$30,595	$82,845
Dr. Newman	$64,000	$30,595	$94,595
Mr. Rohn	$58,250	$30,595	$88,845
Mr. Schuler	$51,000	$30,595	$81,595
Mr. Yared	$50,250	$30,595	$80,845

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in our fiscal year 2015 computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on April 22, 2016, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. Amount consists of: (a) $35,694 with respect to the options granted to Mr. Eagle on June 15, 2015; and (b) $30,595 with respect to the option granted to Ms. Bowen and Messrs. Hykes, Rohn, Schuler, Yared and Dr. Newman on June 15, 2015.
(2)	As of December 31, 2015, our non-employee directors held outstanding stock options as follows:

Name	Shares of Common Stock Subject to Stock Options
Mr. Eagle	18,250
Ms. Bowen	14,000
Mr. Hykes	18,000
Dr. Newman	15,000
Mr. Rohn	15,250
Mr. Schuler	14,000
Mr. Yared	15,000

(3)	On June 15, 2015, Mr. Eagle received an option to purchase 7,000 shares of our common stock, and each of Ms. Bowen and Messrs. Hykes, Rohn, Schuler, Yared and Dr. Newman received an option to purchase 6,000 shares of our common stock, at an exercise price of $9.15 per share.

Director Stock Ownership Guidelines

Our Board believes that directors should have a significant financial stake in Hansen to help align their interests with those of our stockholders and to promote sound corporate governance. In December 2013, our Board (upon recommendation of our Compensation Committee) adopted stock ownership guidelines providing that each non-employee director should own shares or certain share equivalents with a value equal to at least twice their annual base cash retainer. Non-employee directors have five years from the later of (i) December 11, 2013, or (ii) the date such non-employee director joined our Board to achieve this ownership level. Thereafter, compliance will be measured annually. At its discretion, our Board may waive this requirement if a non-employee director would otherwise incur a hardship. We anticipate that all non-employee directors with at least one year of service will satisfy the stock ownership guidelines when they become effective at the end of the compliance period.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO USA, LLP (“BDO”), an independent registered accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. BDO USA, LLP has been the Company’s Independent Registered Public Accounting Firm since October 2014. Representatives of BDO USA, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board unanimously recommends that stockholders vote “FOR” Proposal 5.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of Hansen common stock represented by such proxy card will be voted “FOR” Proposal 5.

The approval of Proposal 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Principal Accountant Fees and Services

From September 2010 through September 2014, the Company engaged Deloitte & Touche LLP as the Company’s independent accountants. Effective October 6, 2014, the Audit Committee approved the dismissal of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years and through October 2014 there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter in connection with their reports on the Company’s financial statements for such years; and there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Since October 2014, the Company has engaged BDO USA, LLP as its independent accountants. The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and December 31, 2015 by both firms.

	Fiscal Year Ended (in thousands)	Fiscal Year Ended (in thousands)
	2015	2014
BDO USA, LLP
Audit Fees	$719.8	$604.0
Audit-related Fees	—	—
Tax Fees	—	—
All other Fees	—	—
Deloitte & Touche LLP
Audit Fees	$50.0	$372.0
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	$34.0	$2.0

Total Fees	$803.8	$979.0

All fees described above were approved by the Audit Committee.

Audit Fees

Audit fees consist of the aggregate fees for professional services rendered by BDO USA LLP and Deloitte & Touche LLP: (i) for the audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and reviews of the Company’s unaudited condensed consolidated interim financial statements for fiscal years 2015 and 2014, (ii) review of the Registration Statement on Form S-8, the Registration Statement on Form S-3 and the Prospectus Supplement filed by the Company with the SEC during fiscal years 2014 and 2015.

Audit-Related Fees

Fees for audit-related services that are not categorized as audit fees.

Tax Fees

There were no tax services rendered by BDO USA LLP or Deloitte & Touche LLP.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by BDO USA LLP or Deloitte & Touche LLP other than those described above. Fees for professional services amounts included fees for accounting library software.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, BDO USA, LLP. The policy generally pre-approves specified services in the defined categories of audit services and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by BDO USA, LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD UNANIMOUSLY RECOMMENDS

A “FOR” VOTE IN FAVOR OF PROPOSAL 5.

EXECUTIVE OFFICERS

Our executive officers and their respective ages and positions as of May 31, 2016 are as follows:

Name	Age	Position
Cary G. Vance	50	Chief Executive Officer, President and Director
Robert Cathcart	55	Senior Vice President of Global Sales
Christopher P. Lowe	48	Interim Chief Financial Officer and Director
Brian Sheahan	51	Vice President, Regulatory, Clinical and Quality Affairs

Set forth below is a brief description as of May 31, 2016 of the business experience of all executive officers other than Mr. Vance and Mr. Lowe, who are also directors and whose business experience is set forth above in “Proposal 4: Election of Directors.”

Robert Cathcart joined Hansen in January 2013 as Senior Vice President of Global Sales. Prior to joining Hansen, Mr. Cathcart served as the Chief Commercial Officer of HyperBranch Medical Technology, a surgical medical device company, from October 2011 until April 2012. From April 2009 to August 2011, he served as the President and CEO of FlowCo, Inc./3DT Holdings, a privately-held medical device company focused on interventional cardiology. From 2001 to 2009, Mr. Cathcart worked at Datascope Corporation (acquired by Maquet); where he served as the Division President and Vice President of Sales in the Cardiac Assist Division, and later the President of the Interventional Products Division. Mr. Cathcart has also led the sales functions of Promedix Inc., Bard Access Systems and MedChem Products. He began his career at Davis + Geck, where he served as a sales representative, global training manager, regional manager, and eventually area director of the endo-surgery division. Mr. Cathcart holds a Bachelor of Arts degree from DePauw University.

Brian Sheahan joined Hansen in October 2014 as Vice President of Clinical, Regulatory and Quality Affairs. Mr. Sheahan has over 25 years of experience in the medical device field. From April 2006 to October 2014, he served as Senior Vice President of Clinical and Regulatory Affairs and Quality Assurance for Direct Flow Medical, Inc., a company focused on developing heart valve technologies.

EXECUTIVE COMPENSATION

Impact of the Merger

The merger agreement provides for the treatment described below of outstanding equity awards, including those grants made in 2015. While the merger will impact outstanding equity awards as described below, the Compensation Discussion and Analysis section of this proxy describes the original terms of the 2015 grants, without taking into consideration the impact of the merger as the merger was not completed as of December 31, 2015.

Pursuant to the merger agreement, immediately prior to the effective time of the merger, each outstanding option to purchase shares of Hansen common stock granted under a Hansen stock plan will be cancelled for no consideration. Additionally, immediately prior to the effective time of the merger, each outstanding award of restricted stock units with respect to shares of Hansen common stock (each, an “RSU Award”) granted pursuant to a Hansen stock plan will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSU Award will be entitled to receive, in consideration of the cancellation of such RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the merger consideration multiplied by (ii) the number of restricted stock units subject to such RSU Award, without interest (less any required tax withholdings). To the extent an RSU Award is subject to performance conditions (“PSU Award”), the number of restricted stock units that vest with respect to a PSU Award (“PSUs”) will be determined (A) for PSU Awards with a performance period that by its terms has ended prior to the effective time of the merger, based on actual performance through the end of such performance period, and (B) for PSU Awards with a performance period that by its terms has not ended prior to the effective time of the merger, by deeming such performance conditions to have been satisfied at 100% of the target levels specified in the applicable equity plans and award agreements. Hansen is required to take all action as necessary to ensure that, from and after the effective time of the merger, holders of RSU Awards and PSU Awards will have no rights with respect thereto other than the payments described above.

Compensation Discussion and Analysis

Introduction

This section discusses our executive compensation policies and arrangements as they related in 2015 to Messrs. Vance, Lowe, Cathcart, Guido, Sheahan and Sutton, whom we also refer to as our “named executive officers” or “NEOs”. The following discussion should be read together with the compensation tables and related disclosures set forth below.

Objectives of Hansen’s Executive Compensation Program

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. Our initial products were developed for the field of electrophysiology (EP) and first commercialized in 2007, and we subsequently expanded our catheter-based robotics technology into the field of vascular disease. Our flexible robotics system for peripheral vascular markets received regulatory clearance for sale in Europe in October 2011 and in the United States in June 2012.

Because our success, like that of many technology companies, is significantly influenced by the quality of our workforce, our goals are to attract and retain talented employees, maintain an executive compensation program that will fairly compensate those individuals and reward them for achieving, and incent them to achieve, our business objectives, and align employees’ interests with those of our stockholders.

2015 Compensation Overview

Our named executive officers’ compensation consists of a combination of base salary, short-term incentives and long-term equity compensation, in addition to broad-based employee benefit programs and severance protection. Each of these compensation elements is described in greater detail below.

In determining the amount and mix of compensation elements, our Board and the compensation committee of the Board (the “Compensation Committee”) have historically relied on their judgment and experience in a rapidly changing business environment, rather than on rigid guidelines. While this experience and judgment continues to play an important role, our Board and Compensation Committee undertook a review of the compensation of our executive officers with assistance from Compensia.

We generally view the 50th percentile of the competitive market as the guideline against which to compare the compensation of our named executive officers, in order to establish a compensation program that is likely to attract and retain employees. However, we may determine a higher or lower percentile is appropriate for an individual employee, based on relevant factors that include the employee’s years of experience and performance. We also believe that assigning a higher weighting to long-term equity incentives should help align officers’ interests with the long-term interests of our stockholders. Although our Board and Compensation Committee believe it is useful to review comparative data as a reference point, they do not set compensation at a specific benchmark. In addition, we have no formal policies or guidelines for allocating compensation between short- and long-term incentives or cash and non-cash compensation, although we have typically relied more heavily on long-term, equity-based incentives to motivate, incentivize and retain our executive officers.

Role of the Board and Compensation Committee

The Compensation Committee of our Board administers and oversees our compensation policies, plans and programs. It reviews and makes recommendations to our Board regarding the compensation of our Chief Executive Officer, and it reviews and approves the compensation of our other executive officers.

During their respective deliberations and in reaching decisions related to compensation matters, our Board and Compensation Committee consider such matters as they deem appropriate, as determined by the Company, our financial and operating performance, the specific responsibilities, achievements and anticipated future contributions of our executive officers, the alignment of interests between our executive officers and our stockholders, the performance of our common stock and our ability to attract and retain qualified individuals.

Role of the Chief Executive Officer

For executive compensation decisions, including decisions relating to the grant of equity awards, the Compensation Committee typically considers the recommendations of our Chief Executive Officer as manager of our executive team, and our Chief Executive Officer generally participates in the Compensation Committee’s deliberations about executive compensation matters. Our Chief Executive Officer does not participate, and is not present, in the deliberation or determination of his own compensation.

Role of Compensation Consultants and Advisors

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. In accordance with this authority and as described in the “Corporate Governance—Compensation Committee Processes and Procedures” section above, in 2015 the Compensation Committee retained Compensia, an independent compensation consultant, to assist the Compensation Committee in its deliberations on compensation payable to our named executive officers. The Compensation Committee also considered input from Compensia on compensation payable to non-employee members of our Board. Compensia does not provide any services to management. However, the Company pays the cost for Compensia’s services.

The nature and scope of services provided by Compensia in 2015 included:

•	developing a peer group for use in executive compensation analysis;

•	providing advice regarding best practices and market trends in executive compensation;

•	assisting with the design of our equity compensation program, and other executive compensation arrangements, as needed; and

•	preparing for and attending Compensation Committee meetings, as requested by our Compensation Committee.

Use of Peer Group and Comparative Data

As part of our compensation process, our Board and Compensation Committee, with input from Compensia, established a peer group that it used in evaluating compensation for our Chief Executive Officer and Chief Financial Officer and other named executive officers. The peer group included similar publicly traded medical technology companies operating in a comparable market for executive talent and meeting specified financial criteria. Companies included had revenues and market capitalization of a magnitude that our Board and Compensation Committee felt were appropriate for comparison. The peer group approved in 2015 consists of the following companies:

Accuray Incorporated	Cardica, Inc.

Cogentix Medical, Inc.	Corindus Vascular Robotics, Inc.

CryoLife, Inc.	Cutera, Inc.

GenMark Diagnostics, Inc.	Harvard Bioscience, Inc.

Iridex Corporation	LeMaitre Vascular, Inc.

Misonix, Inc.	Staar Surgical Company

Stereotaxis, Inc.	SurModics, Inc.

Symmetry Surgical Inc.	Transenterix, Inc.

TriVascular Technologies Inc.

Our Compensation Committee also reviewed compensation data from the 2015 Radford Global Technology Survey (the “Radford Survey”) in evaluating compensation for select positions where market data was not available through the public filings of our peers.

At our 2011 Annual Meeting, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, every three years. Subsequently, our Board adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We will hold our next “say on pay” vote in 2017.

Stockholder Non-Binding Advisory Vote on Executive Compensation

More than 98% of the shares voted at our April 2014 annual meeting of stockholders were in favor of the compensation of our named executive officers. In light of strong stockholder support, our Compensation Committee has made no changes to the structure of our named executive officers’ 2015 compensation programs in response to the April 2014 stockholder vote. In addition, as we evaluated our compensation practices throughout fiscal year 2015, we were mindful of the strong support our stockholders expressed for our compensation practices and policies.

Compensation Elements

Base Salary. The base salaries paid to our named executive officers are designed to attract and retain a high quality, stable management team by providing a base level of compensation that generally is not subject to performance risk. Our named executive officers’ base salaries reflect the scope of their responsibilities, taking into account competitive market compensation paid by other medical device companies for similar positions, and are adjusted as necessary to recruit or retain specific individuals for certain positions. We generally review the base salaries of our named executive officers in December of each fiscal year in connection with a review of their performance, with any increase effective as of January 1 of the following year.

Base salaries for Messrs. Vance, Lowe, Cathcart, Guido, Sheahan and Sutton were determined at the time of their hire for their current roles. Their initial base salaries were the product of negotiation at the time they were hired, and ultimately determined at the discretion of the Compensation Committee competitive market data and the relative base salaries of our other executive officers.

Base salaries for our named executive officers for our fiscal years 2014 and 2015 were:

Named Executive Officer	2014 Base Salary	2015 Base Salary Effective 1/1/2015		Percentage Increase
Mr. Vance	$450,000	$450,000		N/A
Mr. Lowe	$435,000	$435,000	*	N/A
Mr. Cathcart	$254,616	$254,616		N/A
Mr. Guido	$248,745	$273,620	**	10%
Mr. Sutton	$358,000	$368,740	***	3%
Mr. Sheahan	$285,000	$285,000		N/A

*	Mr. Lowe. On June 10, 2014, our Board appointed Mr. Lowe as our interim Chief Financial Officer. Mr. Lowe received a monthly salary of $36,250. For the months of January through September, 2015, Mr. Lowe served part-time as our Interim Chief Financial Officer and received a monthly salary of $14,500.
**	Mr. Guido. In December 2014, Mr. Guido was promoted to Senior Vice President, Marketing and Business Development. The Compensation Committee approved a 3% annual merit increase and a 7% promotion increase, effective January 1, 2015. Mr. Guido resigned his employment with the Company on February 18, 2016.
****	Mr. Sutton. In January 2015, Mr. Sutton received a 3% annual merit increase. Mr. Sutton resigned his employment with the Company on November 6, 2015.

Annual Incentive Compensation. Our annual incentive compensation program is designed to reward our management team for achieving, or achieving progress toward, discrete goals with a time horizon of one year or less. For sales employees (including Mr. Cathcart), our commission plan (as further described below) provides cash-based incentives that reward employees in direct proportion to the volume and value of goods, products and services sold.

2015 Bonus Program

Mr. Lowe, as part of his employment agreement to serve as Interim Chief Financial Officer, agreed to forgo a bonus opportunity for 2015.

In lieu of a cash bonus program, our Chief Executive Officer and other named executive officers received PSUs, as indicated below. The size of the award was intended to approximate the target cash bonus opportunity each officer might have otherwise been eligible to receive, using an assumed stock price of $9.20 per share, the fair market value of our stock on April 23, 2015.

One hundred percent of the PSUs granted to Mr. Vance were subject to vesting based on the achievement of two company-wide performance goals for 2015, which our Board approved in December 2014 and which are described below. Fifty percent of the PSUs granted to our other named executive officers were subject to the achievement of the same company-wide performance goals, while the remaining fifty percent were subject to the achievement of departmental goals, which our Board approved in December 2014 and which are described below.

The table below shows each named executive officer’s target bonus as a percentage of base salary (which remained at the same levels as with respect to fiscal year 2014), the number of PSUs granted to that officer and the number of PSUs that ultimately vested (as further described under “—Corporate Goals—Goal Achievement” below).

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary	Number of PSUs Granted	Number of PSUs Vested
Mr. Vance	60%	44,022	0
Mr. Lowe	N/A	N/A	N/A
Mr. Cathcart	10%	3,805	616
Mr. Guido	35%	14,313	4,293
Mr. Sutton	40%	22,044	0
Mr. Sheahan	35%	14,907	7,454

Corporate Goals

The company-wide performance goals included two objectives related to revenue and gross margin. These goals applied to all of our named executive officers:

Corporate Goals	Weighting
1. Total Revenue - $27.1M at target	60%
2. Gross Margin reported at 10-K filing- 30% at target	40%

Goal Achievement

Our Board and Compensation Committee determined that the Company did not achieve the company-wide performance goals, resulting in each of our named executive officers earning none of the portion of the PSUs related to the achievement of company-wide goals. In light of Mr. Vance’s role in 2015 while the Company considered strategic alternatives, and the fact Mr. Vance received no bonus under the Company’s 2015 Bonus Plan based on the scoring of the 2015 Bonus Plan, the Board approved a cash bonus of $75,000 for Mr. Vance on February 9, 2016.

In February 2016, our Board and Compensation Committee scored the departmental goals for Messrs. Cathcart, Guido and Sheahan. Mr. Cathcart received a payout commensurate with the scoring of his departmental goals of 32.2%, Mr. Guido received a payout commensurate with the scoring of his departmental goals of 60%, and Mr. Sheahan received a payout commensurate with the scoring of his departmental goals of 100%. Mr. Sutton separated from the Company in November 2015 and thus was not eligible to receive a payout with respect to his departmental goals.

Departmental Goals

Fifty percent of the bonuses for each of Messrs. Cathcart, Guido, Sutton and Sheahan were subject to vesting based on achievement of departmental milestones related to their functional areas of responsibility. These departmental goals, described below, are intended to set objective milestones which the Company strives to achieve in the given year and were intended to be challenging but achievable with strong management performance.

U.S. Commercial Operations and EMEA (Mr. Cathcart). Mr. Cathcart’s commercial operations departmental goals related to worldwide sales objectives, utilization objectives, and completion of training programs. Our Board and Compensation Committee determined that the goal achievement for the department was 32.5% for 2015.

Marketing and Business Development (Mr. Guido). Mr. Guido’s departmental goals related to a specified number of annual sales, product launch planning and implementation of the Magellan 10Fr catheter, completion of a specified number of data publications on the Magellan System, increasing utilization per installed system and increasing awareness for Magellan through hospital-supported marketing campaigns. Our Board and Compensation Committee determined that the goal achievement for the department was 60% for 2015.

Research and Development, Engineering, Manufacturing and Field Service (Mr. Sutton). Mr. Sutton’s research and development and engineering departmental goals related to the commercial release of active drive robotics by year end, development of micro-catheter capability by year end, achieving 6 FR high pressure FDA submissions by June 1, 2015 and developing electromagnetic sensing study by year end. His engineering goals included achieving cost improvement targets for certain products, ensuring timely response to all CAPAs, complaints and investigations. Mr. Sutton’s manufacturing goals included reducing manufacturing inventory by six percent, reducing manufacturing related variances by forty percent, supplying to forecast, and achieving cost improvement targets for both catheter and system builds. His field service goals included ensuring system up-time of 99%, achieving warranty system renewal revenue targets, and reducing service inventory levels by ten percent. Our Board and Compensation Committee determined that the goal achievement for each of Mr. Sutton’s departments was 95%, 100%, 100% and 100%, respectively, for 2015. As noted above, in light of Mr. Sutton’s 2015 separation from the Company, he forfeited his 2015 PSU grant.

Regulatory, Clinical, Training & Quality Affairs (Mr. Sheahan). Mr. Sheahan’s regulatory goals included setting and submitting the pre-market authorization shell and negotiating the various modules of the premarket approval with FDA on or before December 31, 2015, receiving 10Fr FDA and DEKRA approval and initiating the Japanese regulatory process and initial submission for Magellan. His clinical goals included enrollment and expansion of the Rover Registry, completing enrollment of all patients in the initial cohort and additional patients as needed per protocol for the Company’s IDE, and completion of certain conference presentations and manuscripts. Mr. Sheahan’s clinical engineering goals included providing support to the research and development team on the 10 Fr project, eKit and other research and development initiatives, supporting commercialization activities and updating procedural workflows. His quality goals included successfully passing the DEKRA recertification audit, revising and implementing improved usability compliance system and reducing complaint closure and CAPAs to 100 days at a maximum. Our Board and Compensation Committee determined that the goal achievement for Mr. Sheahan’s departments was 100%, 100%, and 100%, respectively, for 2015.

Commissions

During 2015, our sales employees, including Mr. Cathcart, were eligible to earn cash commissions. Mr. Cathcart’s 2015 commission opportunity was based on sales of our products both within and outside of the U.S. His commission opportunity with respect to robotic systems was 1.0% of orders up to a specified 2015 base revenue target and 2.0% of orders above such target. In addition, Mr. Cathcart was eligible to receive a 0.5% commission on CoHesion™ upgrades. Base revenue is defined as all systems, sales and new service contracts (including CoHesion upgrades), which are booked and shipped in the month.

Mr. Cathcart was also eligible for quarterly bonuses based on the global number of clinical procedures performed using our catheters in our robotic system and global catheter sales targets. No quarterly bonus was earned unless at least 90% of the applicable target was met. With respect to both the procedure and catheter sale bonuses, the quarterly bonus amount was $1,875 if 90-94% of the applicable target was achieved, $2,344 at 95-99% of target, $3,125 at 100-109% of target and $3,594 at 110% or more of target.

The commission opportunities for Mr. Cathcart are included in the 2015 Grants of Plan-Based Awards Table. The actual commissions earned by Mr. Cathcart pursuant to these arrangements are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Equity-Based Incentive Awards

Our long-term equity compensation has historically consisted of a mix of stock options, restricted stock units (or RSUs) and performance stock units (or PSUs). The Committee views stock options as an important component of executive compensation as they give our executive officers a continuing stake in our long-term success by allowing them to participate in the appreciation of our common stock while accepting personal accountability for our financial results. Because the exercise price of our stock options is equal to the fair market value of our common stock on the date of grant, the option grant will provide a return only if our common stock appreciates over the option term. Additionally, stock options provide a means of enhancing the retention of those executives, inasmuch as they are subject to vesting over an extended period of time.

The Committee has also awarded RSUs and PSUs as an additional element of compensation. RSUs represent the right to receive a specified number of shares of our common stock at no cost to the employee provided the employee remains employed by us when the RSUs vest. As a result, RSUs retain some value even if our stock price declines or does not appreciate significantly and help reduce dilution as typically the number of shares subject to an RSU award is smaller than the number of shares subject to an option.

In 2014, we hired Compensia to evaluate our long-term equity-based incentive awards. This review was intended to ensure ongoing alignment of the Company’s compensation program with the Company’s strategic objectives and maintain a strong link between executive compensation and company performance. Following this review, the Committee approved executive equity grants in 2014 that consisted of a mix of stock options, RSUs and PSUs and in 2015 that consisted of RSUs and PSUs.

When establishing the size of the annual equity award grants to our named executive officers, our Board and Compensation Committee consider the size of awards held by our other officers, the individual’s performance, potential for future retention, responsibility and promotion, competitive compensation data from the Radford Survey and the peer group, level of contribution, industry experience, and other factors they deem relevant. The relative weight given to these factors varies among individuals at the discretion of the Board and Compensation Committee.

In March 2015, Mr. Vance received inducement grants in the form of two long-term equity incentive RSUs granted outside the Company’s 2006 Equity Incentive Plan in accordance with the terms of Mr. Vance’s offer letter. One RSU was for 23,849 shares with 25% of the shares vesting on June 1, 2015 and an additional 2.06% of the shares vesting on each of the Company’s quarterly vesting dates on March 1, June 1, September 1 and December 1 thereafter. Mr. Vance’s other RSU grant was for 23,849 shares. The RSU award vests based on performance goals tied to a minimum 2015 revenue target of $38 million dollars as determined by an approval date that is thirty day after the Company files its 10-K for fiscal year 2015 (the “Approval Date”). On April 28, 2016, the Compensation Committee determined that the minimum revenue target was not met for 2015 and all of the RSU Awards were forfeited. In addition, Messrs. Cathcart and Sheahan received similar RSUs in February 2014 and October 2014, respectively. None of the RSU shares pursuant to their respective grants vested based on the Compensation Committee’s determination on April 28, 2016.

In addition, in April of 2015, Mr. Vance was granted an option for 30,000 shares as part of our long-term equity-based incentive awards. Twenty-five percent of the shares subject to such option vest on the first anniversary of the effective date of grant and 1/48th thereafter on a monthly basis over the next three years of service.

2015 Retention Equity Awards

Messrs. Vance, Guido, Cathcart, Sutton and Sheahan received retention RSUs in the first quarter of 2015. One hundred percent of the RSUs shall vest, if at all, on February 3, 2019 so long as the named executive officers have not ended their continuous service with the Company. If a named executive officer is terminated without cause or good reason, as those terms are defined in the named executive officer’s award agreement, after February 3, 2017 but before February 3, 2018, 50% of each respective award shall vest. If a named executive officer is terminated without cause or good reason, as those terms are defined in the named executive officer’s award agreement, after February 3, 2018 but before February 3, 2019, 75% of each respective award shall vest.

On June 12, 2015, Mr. Lowe received a retention option for 7,500 shares for his continued role as the Company’s Interim CFO. The shares vest monthly over twelve months.

Severance Benefits

Our named executive officers are eligible for severance payments and vesting acceleration benefits pursuant to written retention agreements. We believe that severance protection is necessary to attract officers to us and important for the retention of these officers. In particular, these arrangements are intended to mitigate some of the risks that exist for executives working at a smaller public company and therefore help attract and retain qualified executives who could have job alternatives at companies that appear less risky to them.

In March 2013, our Compensation Committee adopted a new form of retention agreement, effective for use with executive officers hired on or after January 1, 2013 (including Messrs. Cathcart and Sheahan but excluding our Chief Executive Officer). Pursuant to the revised form of retention agreement, severance benefits are reduced for executive officers who have not completed at least 12 months of continuous service with us, unless the termination of employment occurs within 12 months after a change in control of Hansen.

In May 2014, our Compensation Committee approved an amendment to the retention agreement with Mr. Cathcart. If Mr. Cathcart’s employment is terminated without cause or if he resigns for good reason, he will be eligible to receive salary continuation payments for 12 months, the payment by us of COBRA premiums for himself and his eligible dependents for up to 12 months and, under certain circumstances, a prorated target bonus payable ratably during the severance period.

Pursuant to his May 2014 offer letter, we entered into a retention agreement with Mr. Vance. Pursuant to the retention agreement, in the event that Mr. Vance’s employment is terminated without cause or he resigns for good reason, he will be eligible for the following severance benefits: (1) a lump sum severance payment equal to twelve months’ worth of his then-current base salary, (2) to the extent not already paid, he will remain eligible to receive a bonus payment for the prior fiscal year (if applicable), (3) payment of his and his dependents’ COBRA premiums for up to twelve months and (4) if the termination occurs within three months prior to or within 12 months after a change in control, full acceleration of any unvested equity awards subject to time-based vesting then held by him. All of the foregoing severance benefits would be contingent on Mr. Vance’s execution of a release of claims and his resignation as a member of our Board.

On November 14, 2015, we entered into a separation agreement with Mr. Sutton in connection with the end of his employment with us on November 6, 2015. Pursuant to the separation agreement, Mr. Sutton received a lump sum payment of $92,185, which is equal to three months of his most recent base salary.

On March 9, 2016, we entered into a separation agreement with Mr. Guido in connection with the end of his employment with us on February 19, 2016. Pursuant to the separation agreement, Mr. Guido received a lump sum payment of $68,405, which is equal to three months of his most recent base salary.

In April 2016, our Compensation Committee approved the entry into a retention agreement with Mr. Lowe. Pursuant to the retention agreement, in the event that Mr. Lowe’s employment is terminated without cause or he resigns for good reason, he will be eligible for the following severance benefits: (1) to the extent not already paid, he will remain eligible to receive a bonus payment for the prior fiscal year (if applicable), and (2) if the termination occurs within three months prior to or within 12 months after a change in control, full acceleration of any unvested equity awards subject to time-based vesting then held by him. All of the foregoing severance benefits would be contingent on Mr. Lowe’s execution of a release of claims and his resignation as a member of our Board.

A summary of the material terms of the severance arrangements with our named executive officers, together with a quantification of the payments and benefits under these arrangements, may be found in the section of this Amended Report entitled “—Potential Payments Upon Termination or Change in Control.”

In addition, pursuant to our 2006 Equity Incentive Plan, all of our employees’ equity awards will fully vest if they are not continued or replaced by an acquirer in connection with a change in control. We believe this protection is appropriate to keep our executives and employees focused on our business rather than on the potential risks they may perceive if we are acquired. At the same time, this provision allows an acquirer to maintain the incentive and retention value inherent in our equity awards by continuing them after a change in control.

Perquisites and Other Personal Benefits

Pursuant to his May 2014 offer letter, Mr. Vance is provided a housing and relocation allowance of $15,000 per month during the first twelve months of Mr. Vance’s employment in order to assist him in relocating to the San Francisco Bay Area and we paid $750 in outside legal fees incurred by Mr. Vance in negotiating his employment offer. Additionally, we paid Mr. Vance $100,000 for the actual loss Mr. Vance incurred on the sale of his primary residence in 2015.

In February 2014, we entered into an employment letter agreement with Mr. Lowe, to serve as our Interim Chief Executive Officer. Pursuant to the agreement, Mr. Lowe was reimbursed for his reasonable travel expenses as well as for temporary living expenses. In June 2014, we appointed Mr. Lowe as our interim Chief Financial Officer. Mr. Lowe will continue to be reimbursed for his reasonable business travel expenses.

Pursuant to his October 2014 offer letter, Mr. Sheahan is reimbursed for his reasonable travel expenses up to $4,000 per calendar month for reasonable expenses incurred in connection with housing and travel to and from our Mountain View facility and for any amounts in excess of $4,000 which are authorized by the Company in writing in advance of incurring such expenses.

Because Mr. Cathcart’s position as Senior Vice President of Global Sales involves significant travel, we offer him a monthly car allowance of $600.

Executive Officer Stock Ownership Guidelines

Our Board believes that our executive officers should have a significant financial stake in Hansen to help align their interests with those of our stockholders and to promote sound corporate governance. In December 2013, our Board (upon recommendation of our Compensation Committee) adopted stock ownership guidelines providing that each executive officer should own shares or certain share equivalents with a value equal to at least (i) the officer’s base salary, in the case of our chief executive officer and (ii) one-half of the officer’s base salary, in the case of all other executive officers. Executive officers have five years from the later of (i) December 11, 2013, or (ii) the date such individual commenced service as an executive officer to achieve this ownership level. Thereafter, compliance will be measured annually. At its discretion, our Board may waive this requirement if an executive officer would otherwise incur a hardship.

Financial Restatement

Our Compensation Committee has not adopted a policy on whether or not we will make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding any such restatement are known.

Tax and Accounting Effects

We consider the impact of federal tax laws in developing and implementing our compensation programs, including Section 162(m) of the Internal Revenue Code. However, to maintain flexibility in compensating officers in a manner designed to promote varying corporate and governance goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. In particular, the deductibility of certain equity awards granted to our named executive officers may be limited. Our Board and Compensation Committee have and may continue to approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate. In addition, although we have not typically tailored our executive compensation program to achieve particular accounting results, our Compensation Committee considers the impact of the accounting treatment of stock-based awards when making compensation decisions.

Compensation Committee Report(1)

Our Compensation Committee has reviewed and discussed the Executive Compensation contained in this Amended Report with management. Based on our Compensation Committee’s review of, and the discussions with management with respect to, the Executive Compensation, our Compensation Committee on April 28, 2016 recommended to the Board that the Executive Compensation be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s proxy statement for its 2016 annual meeting of stockholders.

From the members of our Compensation Committee:

William Rohn, Chairman
Kevin Hykes
Nadim Yared

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Hansen under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

2015 Summary Compensation Table

The following summary compensation table shows, for the fiscal years ended December 31, 2015 and, if required by applicable SEC executive compensation disclosure rules, December 31, 2014 and December 31, 2013, information regarding the compensation awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer, three other executive officers who were serving as executive officers as of December 31, 2015 and one former executive officer. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)			Option Awards ($)(1)		Stock Awards ($)(2)			Non-Equity Incentive Plan Compensation ($)			All Other Compensation ($)			Total ($)

Cary G. Vance(3) President and Chief Executive Officer	2015 2014	$ $	461,250 272,727	$ $	75,000 190,000	(4) (7)	$ $	153,426 1,462,560	$ $	1,320,268 —	(5)	$ $	— —		$ $	67,500 212,500	(6) (6)	$ $	2,077,444 2,137,787

Christopher P. Lowe(8) Interim Chief Financial Officer and Former Interim Chief Executive Officer	2015 2014	$ $	244,193 467,904	$ $	— —		$ $	38,449 303,600	$ $	— —		$ $	— —		$ $	— —		$ $	282,642 771,504

Robert Cathcart Senior Vice President of Global Sales	2015 2014 2013	$ $ $	254,616 247,200 230,000	$ $ $	— 49,440 —		$ $ $	— 534,246 417,587	$ $ $	168,005 101,149 16,575	(5)	$ $ $	93,504 118,936 59,564	(9)	$ $ $	7,200 7,200 —	(10)	$ $ $	523,325 1,058,171 723,726

Joseph Guido Senior Vice President, Marketing & Business Development	2015 2014 2013	$ $ $	273,670 248,745 241,500	$ $ $	— 49,749 —		$ $ $	— 337,524 107,144	$ $ $	256,778 60,876 53,885	(5)	$ $	— 50,000 —	(11)	$ $	— — —		$ $ $	530,448 746,894 402,529

William Sutton Chief Operating Officer	2015 2014 2013	$ $ $	330,330 333,083 275,000	$ $ $	100,000 86,962 —	(12)	$ $ $	0 549,546 —	$ $ $	400,982 109,578 53,551	(5)	$ $ $	— — —		$ $ $	92,185 50,000 110,000	(13) (14)	$ $ $	923,497 1,129,169 438,551

Brian Sheahan(15) Vice President Clinical, Regulatory and Quality Affairs	2015 2014	$ $	285,000 62,614	$ $	— —		$ $	— 194,781	$ $	263,628 141,422	(5)	$ $	— —		$ $	48,000 12,000		$ $	596,628 410,817

(1)	The amounts in this column represent the aggregate grant date fair value of option awards or stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on April 22, 2016 for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. In accordance with SEC rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions, which, as of the grant date, was the maximum achievement level.
(2)	The amounts in this column reflect the dollar amount of restricted stock units (RSUs) and performance stock units (PSUs) awarded to the officer in the applicable fiscal year.
(3)	Mr. Vance’s employment with us began on May 23, 2014.
(4)	In light of Mr. Vance’s role in 2015 while the Company considered strategic alternatives, and the fact Mr. Vance received no bonus under the Company’s 2015 Bonus Plan based on the scoring of the 2015 Bonus Plan, the Board approved a 2015 cash bonus of $75,000 for Mr. Vance on February 9, 2016.
(5)	As noted in footnote 1, amount reflects the probable achievement of performance conditions applicable to the PSUs granted to the officers. The maximum grant date fair value of these awards, assuming all of the milestones had been achieved, was $1,320,269 for Mr. Vance, $168,005 for Mr. Cathcart, $256,778 for Mr. Guido, $400,982 for Mr. Sutton, and $263,628 for Mr. Sheahan.
(6)	Represents a housing and relocation allowance of $67,500 in 2015. Pursuant to his letter agreement with us, Mr. Vance must repay all of the allowance that he receives if he voluntarily resigns his employment within 12 months of his employment commencement date and 50% of the amount he receives if he voluntarily resigns his employment within 24 months of his employment commencement date. The amount reported for 2014 also includes $100,000 of actual loss protection paid to Mr. Vance from the sale of Mr. Vance’s primary residence.

(7)	2014 bonus amount represents minimum guarantee of $190,000 pursuant to Mr. Vance’s employment letter agreement.
(8)	Mr. Lowe’s employment as our interim Chief Executive Officer began on February 9, 2014 and ended on May 23, 2014. Mr. Lowe became our interim Chief Financial Officer on June 10, 2014. 2014 compensation includes compensation that Mr. Lowe received as non-executive director in 2014 prior to February 9, 2014.
(9)	Amount represents $93,504 from commissions pursuant to our sales commission plan, as described in greater detail in “—Compensation Discussion and Analysis.”
(10)	Amount reflects automobile allowance.
(11)	Amount represents a spot bonus paid in the form of a 3.5% sales commission approved by the Compensation Committee in August, 2014 related to the sale of systems in Japan.
(12)	Mr. Sutton entered into a retention agreement on May 12, 2014 pursuant to which Mr. Sutton received a 26.4% salary increase and the right to earn a lump-sum cash bonus of $50,000 on each of September 30, 2014, March 31, 2015, September 30, 2015 and March 31, 2016 subject to Mr. Sutton remaining continuously employed by us through each such date. Mr. Sutton’s employment terminated with us on November 6, 2015.
(13)	Amount includes severance pay of $92,185 pursuant to a separation agreement between the Company and Mr. Sutton, which is equal to three months of his most recent base salary. Mr. Sutton’s employment terminated with us on November 6, 2015.
(14)	Mr. Sheahan’s employment with us began on October 13, 2014.
(15)	Amount reflects housing allowance of $4,000 per month.

2015 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2015. Except as otherwise indicated in the footnotes below, all of the equity awards described below were made under our 2006 Equity Incentive Plan. For a description of the vesting acceleration applicable to the stock options and stock units granted to our officers, see the section of this Amended Report entitled “—Potential Payments Upon Termination or Change in Control.”

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Date of Board or Compensation Committee Approval		Threshold ($)		Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Vance	2/3/15	2/3/15	(2)	—		—		—	—	—	—	38,000	—		—	$349,600
Mr. Vance	3/17/15	4/29/14	(3)(4)	—		—		—	3,975	15,899	23,849	—	—		—	$181,252	(9)
Mr. Vance	3/17/15	4/29/14	(4)(5)	—		—		—	—	—	—	23,849	—		—	$181,252
Mr. Vance	4/23/15	4/23/15	(6)	—		—		—	—	—	—	—	30,000	(7)	$9.21	$153,426
Mr. Vance	4/23/15	4/23/15	(8)	—		—		—	17,609	44,022	66,033	—	—		—	$608,614	(9)
Mr. Lowe	6/12/15	6/12/15	(10)	—		—		—	—	—	—	—	7,500		$9.20	$38,449
Mr. Cathcart	2/3/15	2/3/15	(2)	—		—		—	—	—	—	13,500	—		—	$124,200
Mr. Cathcart	4/23/15	4/23/15	(8)	—		—		—	285	3,805	4,756	—	—		—	$43,805	(9)
Mr. Cathcart				—		$145,000	(11)	—	—	—	—	—	—		—	—
Mr. Cathcart				$1,875	(12)	$25,000		$28,752	—	—	—	—	—		—	—
Mr. Cathcart				$1,875	(13)	$25,000		$28,752	—	—	—	—	—		—	—
Mr. Guido	2/3/15	2/3/15	(2)	—		—		—	—	—	—	10,000	—		—	$92,000
Mr. Guido	4/23/15	4/23/15	(8)	—		—		—	1,431	14,313	17,891	—	—		—	$164,778	(9)
Mr. Sutton	2/3/15	2/3/15	(2)	—		—		—	—	—	—	16,000	—		—	$147,200
Mr. Sutton	4/23/15	4/23/15	(8)	—		—		—	1,102	22,044	27,555	—	—		—	$253,782	(9)
Mr. Sheahan	2/3/15	2/3/15	(2)	—		—		—	—	—	—	10,000	—		—	$92,000
Mr. Sheahan	4/23/15	4/23/15	(8)	—		—		—	745	14,908	18,635		—		—	$171,628	(9)

(1)	The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer, computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on April 22, 2016, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards.
(2)	The RSUs were granted to our named executive officers on February 3, 2015 as part of long-term equity based retention awards as described in “—Compensation Discussion and Analysis.” The RSU awards vest as to 100% on February 3, 2019 provided the named executive officer remains in continuous service with the Company and 50% of the RSUs will vest if the event of a termination of employment on or after February 3, 2017 but before February 3, 2018 due to the named executive officer’s termination without cause or good reason, as those terms are defined in the named executive officer’s award agreement. If a named executive officer is terminated without cause or good reason as those terms are defined in the named executive officer’s award agreement after February 3, 2018 but before February 3, 2019, 75% of each respective award shall vest.
(3)	RSU inducement award granted to Mr. Vance outside our 2006 Equity Plan. The RSU award vests based on the achievement of performance goals as follows: the amount shown in the “threshold” column reflect the shares vested if the minimum revenue target of $38 million was achieved in 2015 as approved within thirty day after the Company filed its 10-K for fiscal year 2015 (the “Approval Date”). On April 28, 2016, the Compensation Committee determined that the minimum revenue target was not met for 2015 and all of the RSU Awards were forfeited.
(4)	The stock awards were granted effective on the date of our Registration Statement on Form S-8 as filed with the SEC on March 17, 2015.

(5)	RSU inducement award granted to Mr. Vance outside our 2006 Equity Plan. 25% of the award vested on June 1, 2015 and 6.25% of the award vests on each Company vesting date thereafter (“Company Vesting Dates”), provided Mr. Vance remains in continuous service with the Company. The Company Vesting Dates are March 1, June 1, September 1 and December 1.
(6)	Pursuant to our general policy of not granting stock options when our officers and directors are precluded from trading under our insider trading policy, the option was granted effective as of the first trading day when our officers and directors were permitted to sell shares under our insider trading policy.
(7)	Option vests over four years of service from April 23, 2015, with 25% vesting on April 23, 2016 and in equal monthly installments thereafter and is fully vested as of April 23, 2019.
(8)	As described in greater detail in “—Compensation Discussion and Analysis” our named executive officers were granted PSU awards in lieu of a 2015 cash bonus opportunity. The PSUs vested based on achievement of 2015 company-wide and departmental goals described in “—Compensation Discussion and Analysis.” The amounts shown in the “threshold” column reflect the minimum amount payable if a single goal with the lowest weighting was achieved. The amounts shown in the “target” column reflect the amounts payable if all of the goals were achieved. On February 2, 2016, our Board and Compensation Committee determined that 0 units vested with respect to Mr. Vance due to Mr. Vance’s 2015 bonus being tied 100% to the company-wide goals as described in “—Compensation Discussion and Analysis”, 616 units vested with respect to Mr. Cathcart, 4,293 units vested with respect to Mr. Guido, 0 units vested with respect to Mr. Sutton due to his departure from the Company, and 7,454 units vested with respect to Mr. Sheahan.
(9)	In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the condition.
(10)	Option vests in equal monthly installments over twelve months and is fully vested as of June 12, 2016.
(11)	Reflects Mr. Cathcart’s commission opportunity based on sales of our robotic systems, as described in greater detail in “—Compensation Discussion and Analysis.” The amount shown in the target column is based on achievement of target sales. No “threshold” or “maximum” applies to this award
(12)	Reflects Mr. Cathcart’s bonus opportunity based on sales of our catheters, as described in greater detail in “—Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the minimum bonus payable for a single quarter if 90% of the target number of catheters were sold for that quarter in a single region during the third or fourth quarter of our 2015 fiscal year. The amount shown in the “target” column reflects the amount payable if the target number of catheters were sold in all four quarters. The amount shown in the “maximum” column reflects the amount payable if 110% or more of the target number of catheters were sold in all four quarters.
(13)	Reflects Mr. Cathcart’s bonus opportunity based on the number of clinical procedures performed, as described in greater detail in “—Compensation Discussion and Analysis.” The amount shown in the “threshold” column reflects the minimum bonus payable for a single quarter if 90% of the target number of procedures were performed for that quarter in a single region during the third or fourth quarter of our 2015 fiscal year. The amount shown in the “target” column reflects the amount payable if the target number of procedures were performed in all four quarters. The amount shown in the “maximum” column reflects the amount payable if 110% or more of the target number of procedures were performed in all four quarters.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Vance	33,723	(3)	51,469	$14.00	5/23/24	—		—	—	—
Mr. Vance	10,965	(4)	32,895	$6.50	12/8/24	—		—	—	—
Mr. Vance	—	(5)	57,500	$6.45	12/9/24	—		—	—	—
Mr. Vance	—	(6)	30,000	$9.21	4/23/25	—		—	—	—
Mr. Vance	—		—	—	—	38,000	(7)	$88,540	—	—
Mr. Vance	—		—	—	—	13,414	(8)	$31,255	—	—
Mr. Cathcart	21,251	(9)	8,749	$21.60	2/27/20	—		—	—	—
Mr. Cathcart	10,965	(4)	32,894	$6.50	12/8/24	—		—	—	—
Mr. Cathcart	—	(5)	20,500	$6.45	12/9/24	—		—	—	—
Mr. Cathcart	5,159	(10)	6,091	$23.00	2/25/24	—		—	—	—
Mr. Cathcart	—		—	—	—	13,500	(7)	$31,455	—	—
Mr. Cathcart	—		—	—	—	616	(11)	$1,435	—	—
Mr. Guido	22,920	(12)	2,080	$31.60	4/29/19	—		—	—	—
Mr. Guido	12,500	(13)	—	$21.80	11/11/19	—		—	—	—
Mr. Guido	5,156	(14)	2,344	$22.22	3/13/20	—		—	—	—
Mr. Guido	7,312	(4)	21,928	$6.50	12/8/24	—		—	—	—
Mr. Guido	—	(5)	14,500	$6.45	12/9/24	—		—	—	—
Mr. Guido	2,867	(10)	3,383	$23.00	2/25/24	—		—	—	—
Mr. Guido	—		—	—	—	10,000	(7)	$23,300	—	—
Mr. Guido	—		—	—	—	4,294	(11)	$10,005	—	—
Mr. Lowe	3,125	(15)	—	$77.60	9/20/16	—		—	—	—
Mr. Lowe	1,000	(16)	—	$171.50	6/18/15	—		—	—	—
Mr. Lowe	1,000	(17)	—	$48.80	6/16/16	—		—	—	—
Mr. Lowe	1,000	(18)	—	$21.30	6/14/17	—		—	—	—
Mr. Lowe	1,000	(19)	—	$26.70	6/14/18	—		—	—	—
Mr. Lowe	1,000	(20)	—	$24.90	5/24/19	—		—	—	—
Mr. Lowe	3,000	(21)	—	$17.20	5/29/20	—		—	—	—
Mr. Lowe	12,000	(22)	—	$23.00	2/25/24	—		—	—	—
Mr. Lowe	7,500	(23)	—	$14.10	6/10/24	—		—	—	—
Mr. Lowe	3,750	(24)	—	$9.20	6/11/25
Mr. Sutton	24,794	(25)	—	$20.80	12/9/19	—		—	—	—
Mr. Sutton	4691	(10)	—	$23.00	2/25/24	—		—	—	—
Mr. Sheahan	—	(5)	—	$6.45	12/9/24	—		—	—	—
Mr. Sheahan	8114	(26)	—	$9.10	10/30/24	—		—	—	—
Mr. Sheahan	—		—	—	—	10,000	(7)	$23,300	—	—
Mr. Sheahan	—		—	—	—	7,454	(11)	$17,368	—	—
Mr. Sheahan	—		—	—	—	3,927	(27)	$9,150	—	—

(1)	Table excludes an inducement RSU award to Mr. Vance for 23,849 shares granted in March 2015, an RSU award to Mr. Sheahan for 8,571 shares granted in October 2014, and an RSU award to Mr. Cathcart for 6,716 shares granted in February 2014 (the “RSU Awards”). The RSU Awards all contained similar vesting provisions based on achievement of revenue targets for fiscal year 2015. Based on the Company’s revenue performance as of December 31, 2015, the Company attributed no value to the RSU Awards based on the likelihood of all of the RSU Awards being subject to forfeiture. On April 28, 2016, the Compensation Committee determined that the minimum revenue target was not met for 2015 and all of the RSU Awards were forfeited.
(2)	Computed in accordance with SEC rules as the number of unvested units multiplied by the closing price of our common stock on the last trading day of the 2015 fiscal year, which was $2.33 on December 31, 2015. The actual value realized by the officer depends on whether the units vest and the future performance of our common stock.
(3)	Option vests over four years of service from May 23, 2014, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.
(4)	Option vests over four years of service from December 8, 2014, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.
(5)	Option vests over four years of service from December 9, 2014, with 20% vesting upon completion of two years of service, 30% additional vesting upon completion of three years of service, and the remaining 50% vesting upon completion of four years of service.
(6)	Option vests over four years of service from April 23, 2015, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.
(7)	The RSUs were granted to our named executive officers on February 3, 2015 as part of retention awards as described in “—Compensation Discussion and Analysis.” 100% of the RSUs shall vest, if at all, on February 3, 2019 so long as the named executive officers have not ended their continuous service with the Company. If a named executive officer is terminated without cause or good reason as those terms are defined in the named executive officer’s award agreement after February 3, 2017 but before February 3, 2018, 50% of each respective award shall vest. If a named executive officer is terminated without cause or good reason as those terms are defined in the named executive officer’s award agreement after February 3, 2018 but before February 3, 2019, 75% of each respective award shall vest.
(8)	RSU award granted to Mr. Vance outside our 2006 Equity Plan. 25% of the award vested on June 1, 2015 and 6.25% of the award vests on each Company vesting date thereafter (“Company Vesting Dates”), provided Mr. Vance remains in continuous service with the Company. The Company Vesting Dates are March 1, June 1, September 1 and December 1.
(9)	Option vests over four years of service from January 16, 2013, with 25% vesting upon completion of one year of service and in equal monthly installments thereafter.
(10)	Option vests over four years of service from February 25, 2014, with 25% vesting upon completion of one year of service and in equal monthly installments thereafter.
(11)	The PSUs were granted to our named executive officers in lieu of a 2015 cash bonus opportunity and vested based on achievement of 2015 company-wide and departmental goals as described in “—Compensation Discussion and Analysis.” The amount shown reflects the units that vested based on actual performance through December 31, 2015. On February 2, 2016, our Board and Compensation Committee determined that 616 units vested with respect to Mr. Cathcart, 4,294 units vested with respect to Mr. Guido, and 7,454 units vested with respect to Mr. Sheahan. In order to receive award, NEO had to be there through the approval date.

(12)	Option vests over four years of service from April 2, 2012, with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.
(13)	Represents the vested portion of a retention-based option granted to Mr. Guido on November 12, 2012.
(14)	Option vests in equal monthly installments over 48 months of service following March 4, 2013.
(15)	Represents the vested portion of an option granted to Mr. Lowe on September 21, 2006 in connection with his service on the Board.
(16)	Represents the vested portion of an option granted to Mr. Lowe on June 19, 2008 in connection with his service on the Board.
(17)	Represents the vested portion of an option granted to Mr. Lowe on June 17, 2009 in connection with his service on the Board.
(18)	Represents the vested portion of an option granted to Mr. Lowe on June 15, 2010 in connection with his service on the Board.
(19)	Represents the vested portion of an option granted to Mr. Lowe on June 15, 2011 in connection with his service on the Board.
(20)	Represents the vested portion of an option granted to Mr. Lowe on May 25, 2012 in connection with his service on the Board.
(21)	Represents the vested portion of an option granted to Mr. Lowe on May 30, 2015 in connection with his service on the Board.
(22)	Represents the vested portion of an option granted to Mr. Lowe on February 25, 2014 in connection with his service as Interim Chief Executive Officer.
(23)	Represents the vested portion of an option granted to Mr. Lowe on June 10, 2014 in connection with his service as Interim Chief Financial Officer.
(24)	Option vests in equal monthly installments over twelve months and is fully vested as of June 12, 2016.
(25)	Option vests over four years of service from December 12, 2012 with 25% vesting upon completion of one year of service and in 36 equal monthly installments thereafter.
(26)	Option vests over four years of service from October 13, 2014, with 25% vesting upon completion of one year of service and in equal monthly installments thereafter.
(27)	25% of the RSU award vested on September 1, 2015 and 6.25% of the award vested on December 1, 2015. The remaining shares shall vest as to 6.25% of the award on each Company vesting date thereafter (“Company Vesting Dates”), provided Mr. Sheahan remains in continuous service with the Company. The Company Vesting Dates are March 1, June 1, September 1 and December 1.

2015 Option Exercises and Stock Vested

The following table shows the stock options exercised and the vesting of RSUs held by our named executive officers during the 2015 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Vance	—	—	10,435	83,000
Mr. Lowe	—	—	—	—
Mr. Cathcart	—	—	—	—
Mr. Guido	—	—	—	—
Mr. Sutton	—	—	—	—
Mr. Sheahan	—	—	1,787	$9,069

(1)	Computed in accordance with SEC rules based on the fair market value of our common stock on the vesting date multiplied by the number of units vested and does not necessarily reflect proceeds received by the officer

Separation Agreements

On November 14, 2015, we entered into a separation agreement with Mr. Sutton in connection with the end of his employment with us on November 6, 2015. Pursuant to the separation agreement, Mr. Sutton received a lump sum payment of $92,185, which is equal to three months of his most recent base salary.

On March 9, 2016, we entered into a separation agreement with Mr. Guido in connection with the end of his employment with us on February 19, 2016. Pursuant to the separation agreement, Mr. Guido received a lump sum payment of $68,405, which is equal to three months of his most recent base salary.

Mr. Sutton’s employment with the Company terminated prior to December 31, 2015. As a result, Mr. Sutton is excluded from the discussion in the section entitled “—Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

Our named executive officers are party to retention agreements which entitle them to the severance payments and benefits described below.

Pursuant to his retention agreement, if we terminate Mr. Vance’s employment without cause or he resigns for good reason, he will be entitled to a lump-sum cash severance payment equal to 12 months of his base salary, payment of his COBRA premiums for up to 12 months and any earned but unpaid portion of his incentive bonus for the prior year. In the event that we terminate Mr. Vance’s employment without cause or he resigns for good reason, in either case within 3 months prior to, or 12 months after, our change in control, Mr. Vance will be entitled to full acceleration of his equity awards.

Pursuant to a retention agreement that we entered into in 2016 with Mr. Lowe, if we terminate Mr. Lowe’s employment without cause or he resigns for good reason, he will be eligible to receive any earned but unpaid portion of his incentive bonus for the prior year. In the event that we terminate Mr. Lowe’s employment without cause or he resigns for good reason, in either case within 3 months prior to, or 12 months after, our change of control, Mr. Lowe will be entitled to full acceleration of his equity awards.

Pursuant to his retention agreement, Mr. Cathcart is entitled to cash severance equal to 12 months of base salary, all bonuses earned through the date of termination and payment of COBRA premiums for up to 12 months if we terminate his employment without cause or he resigns for good reason.

Pursuant to his retention agreement, Mr. Sheahan is entitled to cash severance equal to six months of base salary, all bonuses earned through the date of termination and payment of COBRA premiums for up to three months if we terminate his employment without cause or he resigns for good reason.

In the event that we terminate the Messrs. Cathcart or Sheahan’s employment without cause or the officer resigns for good reason, in either case within 12 months after our change in control, the officer will also be entitled to a prorated annual target bonus and full acceleration of outstanding equity awards.

All of the severance payments and benefits described above are contingent on the officer’s executing a general release of claims against us and, in the case of Messrs. Lowe and Vance, their resignation from our Board.

All of our employees, including our named executive officers, also receive payment for accrued but unused vacation in the event of any termination of employment.

The following definitions are used in the retention agreements with our named executive officers:

“Cause” means an intentional unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us, a material breach by the officer of any agreement with us, a material failure to comply with our written policies or rules, the officer’s conviction of or plea to a felony, the officer’s gross negligence or willful misconduct, or the officer’s continued failure to perform assigned duties after receiving written notification of such failure from our Board.

“Change in Control” means a transaction or series of transactions in which any person acquires more than 50% of our voting stock, a change in a majority of our directors over a two-year period (excluding any new director whose nomination for election is approved by two-thirds of the existing directors), or a merger or asset sale unless our stockholders continue to own a majority of the voting stock of the resulting corporation and no one person or group owns 50% or more of the voting stock of the resulting corporation.

“Good Reason” means a material diminution in the officer’s authority, duties or responsibilities; a material change in the geographic location at which the officer must perform services for us and the following changes in the officer’s compensation: a material diminution in base salary other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Mr. Vance) and a material diminution in the officer’s base salary and target bonus other than in connection with certain across-the-board reductions in the compensation of the Company’s senior management (Messrs. Cathcart, Guido and Sutton). With respect to Mr. Vance, “Good Reason” also includes a requirement that he report to anyone other than the Board or the Chief Executive Officer of a successor company or our breach of Mr. Vance’s employment agreement or retention agreement. The officer must provide us with written notice of the good reason condition within 90 days after it comes into existence, after which we will have 30 days to cure the good reason condition. If we do not cure the good reason condition, the officer may resign within 180 days following the initial existence of the good reason condition.

The following table estimates, with respect to our named executive officers (other than Mr. Sutton, whose employment with the Company terminated as described above in the section entitled “—Separation Agreements”), the amount of compensation and benefits payable to each of our named executive officers under the agreements described above, assuming a termination of employment occurred on December 31, 2015.

Benefits and Payments upon Termination	Termination without Cause or resignation for Good Reason prior to, or more than 12 months after, a Change in Control	Termination without Cause or resignation for Good Reason within 12 months after a Change in Control(1)
Mr. Vance
Compensation:
Salary	$468,000	$468,000
Bonus	$281,000	$281,000
Accelerated vesting(1)(2)	$—	$277,936
Benefits and perquisites:
Health care(3)	$30,008	$30,008
Total:	$779,008	$1,056,944
Mr. Lowe
Compensation:
Salary	$—	$—
Bonus	$—	$—
Accelerated vesting(1)(2)	$—	$—
Benefits and perquisites:
Health care(3)	$—	$—
Total:	$—	$—
Mr. Cathcart
Compensation:
Salary	$254,616	$254,616
Bonus	$25,461	$25,461
Accelerated vesting(1)(2)	—	$55,968
Benefits and perquisites:
Health care(3)	$22,643	$22,643
Total:	$302,720	$358,688
Mr. Sheahan
Compensation:
Salary	$142,500	$142,500
Bonus	$49,875	$49,875
Accelerated vesting(1)(2)	—	$87,156
Benefits and perquisites:
Health care(3)	$22,643	$22,643
Total:	$215,068	$302,174

(1)	As of December 31, 2015, the acceleration of vesting for the named executive officers includes the full acceleration of their equity awards within 3 months prior to, or within 12 months following a change in control. On April 18, 2016, Mr. Lowe entered into a retention agreement with the Company providing for the full acceleration of his equity awards within 3 months prior to, or within 12 months following a change in control.
(2)	Because all of the options held by these named executive officers have exercise prices greater than $2.33 per share, the closing price of our common stock on December 31, 2015 (the last trading day in 2015), no value was assigned to the acceleration of our named executive officers’ options. In the case of stock units, the value of vesting acceleration was calculated by multiplying the number of unvested stock units (including all performance stock units that were outstanding but unvested as of December 31, 2015) by $2.33, the closing price of our common stock on December 31, 2015.
(3)	Represents the cost of the executive’s monthly health care premiums (consisting of dental, medical and vision coverage) under COBRA for the severance period based on the rates in effect on December 31, 2015. For our fiscal year 2015, Messrs. Guido and Lowe opted out of all health care plans offered by Hansen.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2015:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)
Equity compensation plans approved by security holders	994,275	(1)	$10.26	(2)	566,351	(3)
Equity compensation plans not approved by security holders	122,456	(4)	$9.74		—

Total	1,116,731		$10.2		566,351

(1)	Includes 705,054 shares issuable upon exercise of outstanding options.
(2)	Does not take into account restricted stock units, which have no exercise price.
(3)

On January 1st of each year, the number of authorized shares under (a) the 2006 Equity Incentive Plan automatically increases by a number of shares equal to the lesser of (i) 3,500,000 shares, (ii) 4% of the outstanding shares on December 31st of the preceding calendar year, and (iii) such other lesser number as determined by the Board and (b) the 2006 Employee Stock Purchase Plan automatically increases by a number of shares equal to the lesser of (i) 2% of the outstanding shares on December 31st of the preceding calendar year, (ii) 750,000 shares of common stock, and (iii) such other lesser number as determined by the Board.

(4)	On May 23, 2014 we granted an option to Mr. Vance, our President and CEO, to purchase 85,192 shares of the Company’s Common Stock, 25% of which vested after 12 months of continuous employment, and the balance of vested or are scheduled to vest in 36 successive equal monthly installments thereafter (the “Inducement Option”). On March 17, 2015, Mr. Vance received an RSU stock award for 23,849 shares with 25% of the shares vesting on June 1, 2015 and an additional 2.06% of the shares vesting on each of the Company’s quarterly vesting dates on March 1, June 1, September 1 and December 1 thereafter. On March 17, 2015 Mr. Vance received an RSU stock award for 23,849 shares. The RSU award vests based on performance goals achieved as of the approval date that is thirty day after the Company filed its 10-K for fiscal year 2015 (the “Approval Date”). On April 28, 2016, the Compensation Committee determined that the minimum revenue target was not met for 2015 and all of the RSU Awards were forfeited.

Potential Change in Control

On April 19, 2016, the Company entered into the merger agreement with Auris and Sub, pursuant to which, subject to satisfaction or waiver of the conditions therein, Sub will merge with and into Hansen, with Hansen surviving the merger as a wholly owned subsidiary of Auris. At the effective time of the merger, each share of Hansen common stock issued and outstanding immediately prior to the effective time (other than (i) shares held in treasury of Hansen or owned of record by Hansen, Auris or any wholly owned subsidiary of Hansen or Auris and (ii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement ad who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled and cease to exist and will automatically be converted into the right to receive the merger consideration of $4.00 in cash, without interest. Concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, Auris, Sub and Hansen obtained voting agreements and irrevocable proxies from each of the Rollover Stockholders and directors and executive officers of Hansen to vote all shares beneficially owned by each such person in favor of the adoption of the merger agreement and to otherwise support the merger. The voting agreements cover in the aggregate approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock and preferred stock as of April 25, 2016 by: (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of our common stock. Unless otherwise specified in the following table, the address of each beneficial owner is 800 East Middlefield Road, Mountain View, CA 94043.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Total
5% Stockholders:
Larry Feinberg and affiliated entities(2) c/o Oracle Investment Management, Inc. 200 Greenwich Avenue Greenwich, CT 06830	6,529,118	31.04%

Jack W. Schuler and affiliated entities(3) c/o Crabtree Partners LLC 100 N Field Drive, STE 360 Lake Forest, Illinois 60045	7,507,455	34.87%
Westwood SPV LLC (4) 1700 Madison Road, Suite 200 Cincinnati, OH 45206	1,820,487	9.58%
Named Executive Officers and Directors:
Marjorie L. Bowen(5)	28,329	*
Michael L. Eagle(6)	20,875	*
Kevin Hykes(7)	88,810	*
Christopher P. Lowe(8)	41,375	*
Dr. Stephen L. Newman(9)	36,386	*
William Rohn(10)	40,710	*
Nadim Yared(11)	19,997	*
Robert Cathcart(12)	47,877	*
Brian Sheahan (13)	17,164	*
Cary G. Vance(14)	95,185	*
All directors and executive officers as a group (10 persons)(15)	436,708	2.26%

*	Represents less than one percent.

(1)	This table is based solely upon information supplied by officers, directors and principal stockholders, and Schedules 13G and Form 4s, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on April 25, 2016 adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options and/or restricted stock units outstanding as of April 25, 2016 that were then exercisable or are exercisable within 60 days of April 25, 2016 are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options and/or RSUs but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.
(2)	Based solely on a Schedule 13D/A filed with the SEC on April 22, 2016. Includes 4,437,955 shares owned by Oracle Associates, LLC (“Associates”) and 2,045,504 shares of common stock which may be acquired upon the exercise of warrants, which are exercisable within sixty days by Associates 3,090,732 shares owned by Oracle Partners, LP. (“Partners”) and 1,373,998 shares of common stock which may be acquired upon the exercise of warrants, which are exercisable within sixty days by Partners, 873,427 shares owned by Oracle Investment Management, Inc. (“Oracle Management”) and 420,635 shares of common stock which may be acquired upon the exercise of warrants, which are exercisable within sixty days by Oracle Management, 492,846 shares owned by Oracle Institutional Partners, L.P. (“Institutional Partners”) and 250,871 shares of common stock which may be acquired upon the exercise of warrants, which are exercisable within sixty days by Institutional Partners, 854,377 shares owned by Oracle Ten Fund Master, L.P. (“Ten Fund”) and 420,635 shares of common stock which may be acquired upon the exercise of warrants, which are exercisable within sixty days by Ten Fund, 3,950 shares owned by The Feinberg Family Foundation, 19,050 shares owned by Oracle Investment Management, Inc. Employees’ Retirement Plan and 22,659 shares owned by Larry N. Feinberg.
(3)	Based solely on a Schedule 13D/A filed with the SEC on April 22, 2016. Includes 4,433,407 shares owned by the Schuler Family Foundation and 2,537,961 shares of common stock which may be acquired upon the exercise of warrants, 531,976 shares owned by Jack W. Schuler and 4,111 shares of common stock which may be acquired upon the exercise of vested stock options granted to Mr. Schuler within sixty days of April 25, 2015, and 1,600 shares owned by Renate Schuler. Mr. Schuler and Mrs. Schuler disclaim any beneficial interest in any of the shares owned by the Schuler Family Foundation.
(4)	Based solely on a Schedule 13D filed with the SEC on April 25, 2016. Westwood SPV LLC has sole voting power with respect to 1,820,487 shares and sole dispositive power with respect to 1,820,487 shares.
(5)	Includes 13,235 shares owned by Ms. Bowen and warrants exercisable for up to an aggregate of 1,370 held by Ms. Bowen. Also includes 13,724 shares that Ms. Bowen has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(6)	Includes 2,625 shares owned by Mr. Eagle and 18,250 shares that Mr. Eagle has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(7)	Includes 70,110 shares owned by Mr. Hykes or the Hykes Family 2013 Irrevocable Trust and warrants exercisable for up to an aggregate of 700 shares held by Mr. Hykes or the Hykes Family 2013 Irrevocable Trust. Also includes 18,000 shares that Mr. Hykes or the Hykes Family 2013 Irrevocable Trust has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(8)	Includes 4,250 shares owned by Mr. Lowe and 37,125 shares that Mr. Lowe has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(9)	Includes 19,386 shares owned by Dr. Newman and warrants exercisable for up to an aggregate of 2,000 shares held by Dr. Newman. Also includes 15,000 shares that Dr. Newman has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(10)	Includes 23,000 shares owned by the William R. Rohn and Mary Jane Rohn Family Trust dated August 12, 1999 and warrants exercisable for up to an aggregate of 2,460 shares held by William R. Rohn and Mary Jane Rohn Family Trust dated August 12, 1999. Also includes 15,250 shares that the William R. Rohn and Mary Jane Rohn Family Trust dated August 12, 1999 has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.

(11)	Includes 4,697 shares owned by Mr. Yared and warrants exercisable for up to an aggregate of 300 shares held by Mr. Yared. Also includes 15,000 shares that Mr. Yared has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(12)	Includes 721 shares owned by Mr. Cathcart and 47,156 shares that Mr. Cathcart has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(13)	Includes 14,597 shares owned by Mr. Vance and 80,588 shares that Mr. Vance has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(14)	Includes 5,215 shares owned by Mr. Sheahan and 11,949 shares that Mr. Sheahan has the right to acquire upon the exercise of stock options within 60 days of April 25, 2016.
(15)	Includes 4,911,574 issuable upon exercise of warrants, stock options or settlement of restricted stock units within 60 days of April 25, 2016. Excludes 869,085 warrants, shares or restricted stock units that are not exercisable within 60 days of April 25, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with except that Mr. Sheahan and Mr. Vance each filed a late Form 4 on one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Person Transactions Policy and Procedures

We have a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and each significant stockholder. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Hansen and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of transactions since January 1, 2015 in which the amount in the transaction exceeded $120,000, and in which any of our executive officers, directors or 5% stockholders at the time of the transaction had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in control and other arrangements which are described under the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

2015 Financing. In March 2015, we entered into an agreement with certain existing stockholders pursuant to which we (i) issued and sold an aggregate of 53,846 shares of Series A Preferred Stock at a per share price of $650.00 and (ii) issued Series E Warrants to purchase an aggregate of 53,846,000 shares of common stock. On May 12, 2015, the Series A Preferred Stock converted into 5,509,492 shares of common stock. Upon the closing of the financing, the Company raised $35.0 million in proceeds.

The table below sets forth the number of shares of Series A Preferred Stock issued to our directors, executive officers and 5% stockholders and their affiliates in the 2015 financing, the number or shares of common stock issued upon the conversion of the Series A Preferred Stock on May 12, 2015, and the number of Series E Warrants issued to such persons in the 2015 financing.

Warrantholder	Series A Preferred Stock Converted	Common Stock Issued Upon Series A Conversion	Series E Warrants Issued
Oracle Partners, LP	12,308	1,259,347	1,230,800
Oracle Institutional Partners, L.P.	2,308	236,153	230,800
Oracle Ten Fund Master, L.P.	3,846	393,521	384,600
Schuler Family Foundation	23,077	2,361,225	2,307,700

Total	41,539	4,250,246	4,153,900

See “Security Ownership of Certain Beneficial Owners and Management” for additional information about the entities described above and elsewhere in this section.

Investor Rights Agreement. In connection with our March 2015 financing, we entered into a Second Amended and Restated Investor Rights Agreement with certain holders of our common stock and warrants to purchase our common stock, including certain of our directors and 5% stockholders. Pursuant to this agreement, we granted such stockholders certain registration rights in connection with the common stock and warrants to purchase common stock purchased by them in private placements. Additionally, pursuant to the agreement and as was required under the prior Amended and Restated Investor Rights Agreement, we agreed to nominate Mr. Schuler or any other person nominated by Mr. Schuler and reasonably acceptable to us if he is unavailable, for so long as the Schuler Family Foundation (or an affiliate thereof) continues to beneficially own at least 50% of the shares and warrants initially issued to it in the private placement transaction. See the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” for additional information about Mr. Schuler and the Schuler Family Foundation.

Merger Agreement and Related Agreements. Pursuant to the merger agreement and subject to satisfaction or waiver of the conditions set forth therein, at the effective time of the merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than (i) shares held in treasury of Hansen or owned of record by Hansen or Auris or any wholly owned subsidiary of Hansen or Auris and (ii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled and cease to exist and will automatically be converted into the right to receive the merger consideration.

The shares of the Company’s common stock held by executive officers and directors as of April 28, 2016 are set forth in the table below:

Name	Number of Shares of Common Stock
Michael Eagle	2,625
Marjorie Bowen	13,235
Kevin Hykes	70,110
Stephen Newman	19,386
William Rohn	23,000
Nadim Yared	4,697
Cary Vance	14,597
Chris Lowe	4,250
Robert Cathcart	721
Brian Sheahan	5,215

Total	157,836

Immediately prior to the effective time of the merger, each outstanding option to purchase shares of Company common stock granted under a Company stock plan will be cancelled for no consideration. Additionally, immediately prior to the effective time of the merger, each outstanding award of restricted stock units and performance stock units with respect to shares of Company common stock (each, a “Stock Award”) granted pursuant to a Company stock plan will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled Stock Award will be entitled to receive, in consideration of the cancellation of such Stock Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the merger consideration multiplied by (ii) the number of restricted stock units subject to such Stock Award, without interest (less any required tax withholdings). To the extent a Stock Award is subject to performance conditions, the number of restricted stock units that vest will be determined (A) for Stock Awards with a performance period that by its terms has ended prior to the effective time of the merger, based on actual performance through the end of such performance period, and (B) for Stock Awards with a performance period that by its terms has not ended prior to the effective time, by deeming such performance conditions to have been satisfied at 100% of the target levels specified in the applicable equity plans and award agreements.

The Stock Awards held by executive officers and directors as of April 28, 2016 are set forth in the table below:

Name	Number of Stock Awards
Cary Vance	220,289
Chris Lowe	100,000
Robert Cathcart	17,478
Brian Sheahan	29,156

Total	366,923

Concurrently with entering into the merger agreement, and as an inducement to Auris and Sub entering into the merger agreement, Auris, Sub and Hansen obtained voting agreements and irrevocable proxies from each of the Rollover Stockholders and directors and executive officers of Hansen to vote all shares beneficially owned by each such person in favor of the adoption of the merger agreement and to otherwise support the merger. The voting agreements cover in the aggregate approximately 65.4% of the outstanding shares of Hansen common stock as of April 18, 2016.

Additionally, concurrently with entering into the merger agreement, the Rollover Stockholders, who owned approximately 64.6% of the outstanding shares of Hansen common stock as of April 18, 2016, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities, an affiliated entity of Lawrence T. Kennedy, Jr. and certain other Hansen stockholders executed and delivered the investment agreement with Auris, pursuant to which the Rollover Stockholders have agreed to purchase in the aggregate approximately $49 million of preferred stock of Auris, which approximately represents the aggregate amount of consideration payable to the Rollover Stockholders in the merger.

Indemnification of Officers and Directors. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the indemnification agreements provide that so long as we maintain a directors and officers’ insurance policy, parties to our indemnification agreements will be covered by such directors and officers insurance. Our indemnification agreements with our non-employee directors have provided that upon their resigning as a non-employee director or the expiration of their term as a non-employee director, we will use commercially reasonable efforts to purchase a tail insurance policy providing liability insurance for the non-employee director for claims that would be covered by directors’ and officers’ insurance but for the policy limits of such insurance, with such tail insurance having an aggregate policy limit of not less than $5 million and a policy term of at least five years from the date the non-employee director ceases to be a director.

MARKET PRICE AND DIVIDEND DATA

Hansen common stock is traded on NASDAQ under the symbol “HNSN.” As of the close of business on June 20, 2016, the latest practicable trading day before the filing of this proxy statement, there were 18,997,272 shares of Hansen common stock outstanding and entitled to vote, held by approximately 138 holders of record of Hansen common stock. The following table presents the high and low sale prices of Hansen common stock for the period indicated in published financial sources:

	High	Low
Fiscal Year Ended December 31, 2014
First Quarter	$2.89	$1.62
Second Quarter	$2.84	$1.10
Third Quarter	$1.36	$1.12
Fourth Quarter	$1.21	$0.52
Fiscal Year Ended December 31, 2015
First Quarter	$1.23	$0.56
Second Quarter	$1.22	$0.78
Third Quarter*	$4.88	$0.40
Fourth Quarter	$4.68	$2.28
Fiscal Year Ending December 31, 2016
First Quarter	$5.10	$1.28
Second Quarter (through May 24, 2016)	$4.29	$2.57

*	The Company effected a reverse stock split of its outstanding shares of Hansen common stock at a ratio of one-for-ten effective on September 22, 2015 which is reflected in the table above.

The following table sets forth the closing sale prices per share of Hansen common stock, as reported on the NASDAQ Global Market on April 19, 2016, the last full trading day before the public announcement of the proposed merger, and on June 20, 2016, the latest practicable date before the printing of this proxy statement:

April 19, 2016	$2.86
June 20, 2016	$3.99

If the merger is completed, each share of Hansen common stock (other than (i) shares held in treasury of Hansen or owned of record by Hansen or Auris or any wholly owned subsidiary of Hansen or Auris and (ii) shares held by stockholders who have not voted in favor of the adoption of the merger agreement and who have perfected their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL) will be cancelled and cease to exist and will automatically be converted into the right to receive $4.00 in cash, without interest and less any applicable withholding taxes, and Hansen common stock will be removed from quotation on the NASDAQ Global Market and there will be no further public market for shares of Hansen common stock.

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Payments of any cash dividends in the future will be within the discretion of our Board and will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our Board.

OTHER MATTERS

Other Matters for Action at the Annual Meeting

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations for 2017 Annual Meeting

If the merger is completed, we will not have public stockholders and there will be no public participation in any future stockholder meetings. We intend to hold the 2017 annual meeting only if the merger is not completed. If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 23, 2017, to Hansen’s Corporate Secretary at 800 East Middlefield Road, Mountain View, CA 94043. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the 2017 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between March 24, 2017 and April 23, 2017; provided, however, that if our 2017 annual meeting is held before June 22, 2017 or after August 21, 2017, you must provide that specified information to us between the 120th day prior to the 2017 Annual Meeting and not later than the 90th day prior to the 2017 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2017 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

HOUSEHOLDING OF PROXY MATERIAL

If you and other residents at your mailing address own shares of Hansen common stock in “street name,” your bank, broker, trust or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement or notice of internet availability of proxy for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the bank, broker, trust or other nominee will assume that you have consented and will send only one copy of our annual report and proxy statement or notice of internet availability of proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or if you wish to receive individual copies of our proxy statements, annual reports or notices of internet availability of proxy, as applicable, for future meetings, we will send a copy to you if you write or call our Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043 or telephone: (650) 404-5800.

If you and other residents at your mailing address are registered stockholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of internet availability of proxy, you may request, in writing, that Hansen eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Corporate Secretary at 800 East Middlefield Road, Mountain View, California 94043.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the annual meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Hansen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on April 25, 2016, as amended by Amendment No. 1, filed on April 29, 2016;

•	Hansen’s Quarterly Report on Form 10-Q (for the Quarter ended March 31, 2016, filed on May 16, 2016); and

•

Hansen’s Current Reports on Form 8-K filed on January 14, 2016 (solely with respect to items 5.02 and 8.01), Form 8-K filed on February 24, 2016, Form 8-K/A filed on March 9, 2016, Form 8-K filed on March 31, 2016, Form 8-K filed on April 6, 2016, Form 8-K filed on April 20, 2016 and Form 8-K filed on April 22, 2016.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Hansen Medical, Inc., 800 East Middlefield Road, Mountain View, California 94043, Attention: Corporate Secretary or by calling (650) 404-5800.

If you would like to request documents from us, please do so at least five business days before the date of the annual meeting in order to receive timely delivery of those documents prior to the annual meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 20, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

AURIS SURGICAL ROBOTICS, INC.,

PINECO ACQUISITION CORP.

and

HANSEN MEDICAL, INC.

Dated as of April 19, 2016

A-i

A-ii

Annex I         Defined Terms

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2016 (this “Agreement”), by and among AURIS SURGICAL ROBOTICS, INC., a Delaware corporation (“Parent”), PINECO ACQUISITION CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Sub”), and HANSEN MEDICAL, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Annex I, and other capitalized terms used in this Agreement are defined in the Sections where such terms first appear.

RECITALS

WHEREAS, the respective boards of directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the “Merger” and together with the other transactions contemplated by this Agreement, the “Transactions”) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding Share, other than the Cancelled Shares and Dissenting Shares, will be converted into the right to receive the Merger Consideration in cash, without interest;

WHEREAS, the board of directors of Parent has determined that this Agreement and the Transactions are advisable and in the best interests of Parent and has approved this Agreement and the Transactions;

WHEREAS, the board of directors of Sub has (a) determined that this Agreement and the Transactions are in the best interests of Sub and its sole stockholder, (b) approved this Agreement and the Transactions and (c) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that the sole stockholder of Sub adopt this Agreement;

WHEREAS, Parent, as sole stockholder of Sub, shall adopt this Agreement immediately following the execution and delivery of this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that the Transactions are in the best interests of the Company and its stockholders (other than the Rollover Stockholders), (b) approved and declared advisable this Agreement and the consummation by the Company of the Transactions, and (c) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that the stockholders of the Company vote to adopt this Agreement and approve the Merger (the “Company Recommendation”);

WHEREAS, in order to induce Parent and Sub to enter into this Agreement and to consummate the Transactions, concurrently with the execution and delivery of this Agreement certain stockholders of the Company (including all directors and executive officers of the Company) are executing and delivering Voting Agreements in favor of Parent and Sub (the “Voting Agreements”), and the Company Board has approved the Voting Agreements;

WHEREAS, in order to induce Parent and Sub to enter into this Agreement and to consummate the Transactions, concurrently with the execution and delivery of this Agreement certain stockholders of the Company are executing and delivering (a) that certain Series C Stock Purchase Agreement with Parent (the “Investment Agreement”), whereby each of such stockholders (each a “Rollover Stockholder”) has unconditionally agreed, immediately following the Effective Time, to acquire shares of preferred stock of Parent on the terms set forth therein, and (b) a General Release in favor of Parent, Sub, the Company and certain other persons (the “General Release”); and

WHEREAS, each of Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions set forth in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Sub shall be merged with and into the Company, whereupon the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the properties, rights, privileges, immunities, powers, franchises, debts, liabilities, obligations and duties of Sub and the Company in accordance with Section 259 of the DGCL.

Section 1.02 Closing. The closing of the Merger (the “Closing”) will take place on a date to be designated by Parent which shall be the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article VI (other than conditions that by their nature are only satisfied as of the Closing, but subject to the satisfaction or waiver of each of such conditions), or such other Business Day agreed to in writing by the parties. The Closing will take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, or at another place agreed to in writing by the parties.

Section 1.03 Effective Time. Concurrently with the Closing, the Company shall file a certificate of merger (the “Certificate of Merger”) with the office of the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other later date and time as is agreed between the parties and specified in the Certificate of Merger (such date and time, the “Effective Time”).

Section 1.04 Organizational Documents, Directors and Officers of the Surviving Corporation.

(a) Organizational Documents. At the Effective Time (i) the Company Charter shall be amended to conform to the certificate of incorporation of Sub as in effect immediately prior to the Effective Time (except that references to the name of Sub shall be replaced by references to the name of the Surviving Corporation and except for the incorporator of Sub), until amended in accordance with applicable Laws, and (ii) the Company By-laws shall be amended and restated in their entirety to read as the bylaws of Sub, as in effect immediately prior to the Effective Time, and as so amended and restated, shall be the by-laws of the Surviving Corporation (except that references to the name of Sub shall be replaced by references to the name of the Surviving Corporation), in each case until, subject to Section 5.08, thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation and by-laws of the Surviving Corporation.

(b) Directors. Subject to applicable Law, the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(c) Officers. From and after the Effective Time, the officers of Sub at the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE  II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any capital stock of the Company or Sub:

(i) Conversion of Company Common Stock. Each share of Company Common Stock (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled in accordance with Section 2.01(a)(ii) and other than Dissenting Shares, shall automatically be converted into the right to receive $4.00 in cash, without interest (the “Merger Consideration”), and all of such Shares shall cease to be outstanding, shall cease to exist, and each certificate representing a Share (a “Certificate”) or non-certificated Share represented by book-entry (“Book-Entry Shares”) that formerly represented any of the Shares (other than Shares to be cancelled in accordance with Section 2.01(a)(ii) and other than Dissenting Shares) shall thereafter be cancelled and cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest thereon, subject to Section 2.05.

(ii) Cancellation of Company-Owned Shares and Parent-Owned Shares. All Shares that are held in the treasury of the Company or owned of record by the Company or any wholly-owned Company Subsidiary and all Shares owned of record by Parent or any of its wholly-owned Subsidiaries (such Shares, the “Cancelled Shares”) shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(iii) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Merger Consideration Adjustment. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or by reason of a stock dividend or stock distribution, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02 Exchange of Certificates; Payment for Shares.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a U.S.-based nationally recognized financial institution reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which such holders shall become entitled pursuant to this Agreement. At or prior to the Effective Time, Parent shall deposit with the Paying Agent, in immediately available funds, subject to the terms of the Investment Agreement, the aggregate amount of cash necessary to consummate the Merger (the “Exchange Fund”). For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of such stockholder or its Shares. In the event the Exchange Fund shall be insufficient to make the payments contemplated by this Section 2.02, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount sufficient to make such payments. Funds made available to the Paying Agent may be invested by the Paying Agent, as directed by Parent, but only in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than 30 days or in commercial paper obligations rated A-1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, pending payment thereof by the Paying Agent to the holders of Shares pursuant to this Section 2.02; provided, that no investment of such deposited funds shall relieve Parent, the Surviving Corporation or the Paying Agent from promptly making the payments required by this Section 2.02, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent, for the benefit of the holders of Shares, in the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited with the Paying Agent to make the payments contemplated by this Section 2.02. Any interest or income produced by such investments will be payable to Sub or Parent, as Parent directs. Parent shall direct the Paying Agent to hold the Exchange Fund for the benefit of the former holders of Shares and to make payments from the Exchange Fund in accordance with this Section 2.02. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to this Section 2.02, except as expressly provided for in this Agreement.

(b) Procedures for Surrender. As promptly as practicable after the Effective Time (but in no event later than the second Business Day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration pursuant to this Agreement: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e) to the Paying Agent) and shall otherwise be in such form and have such other provisions as Parent may reasonably specify after consultation with the Company and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration with respect to each Share evidenced thereby. Upon surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) for cancellation to the Paying Agent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificate, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i) (less any required Tax withholdings as provided in Section 2.05), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and the person requesting such payment shall pay to the Paying Agent any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes either have been paid or are not required to be paid. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered and shall be made promptly following the Effective Time without any action on the part of the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) or Book-Entry Share.

(c) Transfer Books; No Further Ownership Rights in Shares. As of the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Shares on the records of the Company. The Merger Consideration paid in accordance with the terms of this Article II upon surrender of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund; Abandoned Property; No Liability. At any time following the date 180 days after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) not disbursed to holders of Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) with respect to the Merger Consideration payable upon due surrender of their Shares and compliance with the procedures set forth in Section 2.02(b), without interest. If any Certificate has not been surrendered by the earlier of (i) the fifth anniversary of the Effective Time or (ii) the date immediately prior to the date on which the consideration that such Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Entity, then such consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claim or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Share for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall issue in exchange for such lost, stolen or destroyed Certificate the amount of cash into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i); provided, however, that the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such cash, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount.

Section 2.03 Treatment of Company Options, RSUs, Equity Plans and Company Warrants.

(a) Treatment of Company Options. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, immediately prior to the Effective Time, each outstanding option to purchase Shares granted under a Company Stock Plan (the “Company Options”) shall be cancelled for no consideration. From and after the Effective Time, no Company Option shall be exercisable, and no Company Option shall entitle the holder thereof to any payment in exchange therefor. Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Stock Plans and otherwise) to effectuate the provisions of this Section 2.03(a) and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto.

(b) Treatment of Restricted Stock Units. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, immediately prior to the Effective Time, each outstanding award of restricted stock units (“RSUs”) with respect to Shares (each, an “RSU Award”) granted pursuant to a Company Stock Plan shall be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSU Award shall be entitled to receive, in consideration of the cancellation of such RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of restricted stock units subject to such RSU Award, without interest (such amounts payable hereunder, the “RSU Payments”) (less any required Tax withholdings as provided in Section 2.05). To the extent an RSU Award is subject to performance conditions, the number of RSUs that become vested pursuant to this Section 2.03(b) shall be determined (A) for RSU Awards with a performance period that by its terms has ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for RSU Awards with a performance period that by its terms has not ended prior to the Effective Time, at 100% of target levels. Prior to the Effective Time, the Company shall take all action that may be necessary (under the Company Stock Plans and otherwise) to effectuate the provisions of this Section 2.03(b) and to ensure that, from and after the Effective Time, holders of RSUs have no rights with respect thereto other than those specifically provided in this Section 2.03(b).

(c) Company Stock Purchase Plan. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Company Stock Purchase Plan and all outstanding rights thereunder as of immediately prior to the Effective Time; provided, however, that from and after the date hereof, the Company shall take all actions necessary to ensure that no new “Offering” (as such term is defined in the Company Stock Purchase Plan) commences after the date hereof. If the Effective Time occurs during the Offering in effect as of the date of this Agreement, then such Offering shall terminate no later than the day immediately prior to the Effective Time, as determined by the Company (the “ESPP Termination Date”), and the Company shall cause the purchase date applicable to such Offering to accelerate and occur on the ESPP Termination Date with respect to any then-outstanding options.

(d) Termination of Company Stock Plans. As of the Effective Time, all Company Stock Plans and the Company Stock Purchase Plan shall terminate, and no further Company Options, RSUs or other rights with respect to Shares shall be granted thereunder.

(e) Parent Funding. At the Effective Time, to the extent necessary to enable the Surviving Corporation to pay its obligations under this Article II, Parent shall deposit with the Surviving Corporation cash in the amount necessary to make the payments required under this Section 2.03. Parent shall cause the Surviving Corporation to pay through the Payroll Agent the applicable RSU Payments to the holders of Company RSUs, subject to Section 2.05.

(f) Treatment of Company Warrants. As the exercise price per Share of each Company Warrant is greater than the Merger Consideration, no provision is made in respect of Company Warrants. The Company shall take all actions as necessary prior to the Effective Time such that all Company Warrants will terminate and cease to be of any force or effect by no later than the Effective Time.

Section 2.04 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a “Dissenting Stockholder”) who is entitled to appraisal rights under Section 262 of the DGCL and has complied with all the provisions of the DGCL concerning the right of holders of Shares to require appraisal of such Shares (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as described in Section 2.01(a)(i), but shall become the right to receive the fair value of such Shares pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder withdraws such Dissenting Stockholder’s demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder’s right of appraisal with respect to such Shares, in any case to the extent permitted pursuant to the DGCL, such Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for each such Share, without interest and subject to Section 2.05. The Company shall give Parent prompt notice of any demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 262 of the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.05 Withholding Rights. Each of Parent, Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement in respect of the Shares, Company Options and RSU Awards vested or cancelled in the Merger, such amounts as it is required to deduct and withhold with respect to the making of such payment, or the vesting, waiver of restrictions or other actions provided for in this Agreement, under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, Sub, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts (a) shall be remitted by the Surviving Corporation, Parent, Sub or the Paying Agent, as applicable, to the applicable Governmental Entity, and (b) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options or RSU Awards in respect of which such deduction and withholding was made by Parent, Sub, the Surviving Corporation or the Paying Agent, as the case may be.

Section 2.06 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Sub, in the name of the Company and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed or furnished prior to the date of this Agreement, other than statements in the “Risk Factors” sections of any such filings (excluding statements of fact) and any disclosure of risks included in any “forward-looking statements” disclaimer contained in any such filings (excluding statements of fact), or (b) as disclosed in the separate disclosure letter that is being delivered by the Company to Parent on the date hereof (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed to be disclosed only with respect to (x) the corresponding section or subsection in this Agreement and (y) any other section or subsection in this Agreement to which the relevance of such item is readily apparent), the Company hereby represents and warrants to Parent and Sub as follows:

Section 3.01 Organization and Qualification; Subsidiaries.

(a) The Company and each Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each other jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has no Subsidiaries, and does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Section 3.01(b) of the Company Disclosure Letter. The Company has not agreed and is not obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(c) The Company has Made Available to Parent true and complete copies of (i) the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Company Charter”) and (ii) the Amended and Restated Bylaws of the Company (the “Company By-laws”), and the equivalent organizational documents of each of the Company Subsidiaries. Each of the Company Charter and the Company By-laws and each of such equivalent organizational documents of each of the Company Subsidiaries is in full force and effect, and neither the Company nor any of the Company Subsidiaries is in violation of any of the provisions of any of such documents.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 30,000,000 Shares and 10,000,000 shares of the Company’s preferred stock, par value $0.0001 per share (“Company Preferred Stock”). As of the close of business on the date that is one Business Day before the date of this Agreement (the “Specified Date”), (i) 18,989,280 Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no Shares were held in treasury. To the Company’s knowledge, the Company has not issued any Shares between the Specified Date and the date of this Agreement.

(b) As of the close of business on the Specified Date, the Company had no Shares or Company Preferred Stock reserved for issuance, except for 1,937,287 Shares reserved for issuance pursuant to the Company Stock Plans (including 688,549 Shares for outstanding Company Options, 1,024,952 Shares for outstanding RSUs, 223,786 Shares reserved for issuance pursuant to the Company Stock Purchase Plan) and 6,079,284 Shares reserved for issuance pursuant to the exercise of Company Warrants.

(c) Section 3.02(c) of the Company Disclosure Letter contains a correct and complete list as of the Specified Date of outstanding Company Options, RSUs, and Company Warrants including for each of them (as applicable) the holder, type of award, number of Shares, the applicable Company Stock Plan, grant date, vesting status, expiration date and exercise price with respect to Company Options and Company Warrants, as applicable, and in the case of Company Options, whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Except for the foregoing, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company. There is no outstanding Company Option and no outstanding Company Warrant with respect to which the exercise price per Share is less than the Merger Consideration. To the Company’s knowledge, the Company has not issued any Company Options, RSUs or Company Warrants between the Specified Date and the date of this Agreement.

(d) As of the date of this Agreement, except for the Company Options, RSUs and Company Warrants referred to in Section 3.02(b) and Section 3.02(c) and the related award agreements, there are no outstanding or existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company or any of the Company Subsidiaries is a party obligating the Company or any of the Company Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in the Company or any of the Company Subsidiaries or securities convertible into or exchangeable for such shares or equity interests relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (ii) obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or equity securities of the Company or any of the Company Subsidiaries, (iii) preemptive right, right of participation, right of maintenance or any similar right granted by the Company relating to any capital stock of the Company, (iv) Company Common Stock subject to any right of first refusal in favor of the Company, (v) Company Contract relating to the voting or registration of, or restricting any person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Shares, (vi) Contract pursuant to which the Company is or may become obligated to repurchase, redeem or otherwise acquire any outstanding Shares or other securities, (vii) voting trusts or similar agreements to which the Company is a party with respect to the voting of any Company Common Stock, or (viii) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) The Company has Made Available to Parent accurate and complete copies of all equity plans pursuant to which any outstanding Company Options and RSU Awards were granted by the Company, and the forms of all award agreements evidencing such Company Options and RSU Awards. The exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option.

(f) The Company has Made Available to Parent accurate and complete copies of all Company Warrants and all related agreements. Except for the Company Warrants, there are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Company or any Company Subsidiary may vote.

(g) All outstanding Shares, Company Options, Company Warrants and other securities of the Company have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Laws; and (ii) all requirements set forth in applicable Contracts.

(h) None of the Shares are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with the Company or under which the Company has any repurchase rights.

(i) The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity securities of each of the Company Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws or applicable foreign Laws), and all of such outstanding shares of capital stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding Shares.

Section 3.03 Authority.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval, to consummate the Transactions. Assuming the accuracy of the representation and warranty contained in the last sentence of Section 4.06(b), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company Board, and, subject to the obtaining of the Company Stockholder Approval, no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company Board has unanimously (i) adopted and declared advisable this Agreement and the consummation by the Company of the Transactions, (ii) approved the execution, delivery and performance of this Agreement and the consummation by the Company of the Transactions, (iii) determined that this Agreement and the Transactions are in the best interests of the Company and its stockholders (other than the Rollover Stockholders), (iv) recommended that the stockholders of the Company vote to adopt this Agreement and approve the Merger, and (v) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Law that might otherwise apply to the Merger or any of the other Transactions, in each case, by resolutions duly adopted, which resolutions, subject to Section 5.03, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

(c) Prior to the execution of the Voting Agreements, the Company Board approved the Voting Agreements and the matters contemplated thereby for purposes of Section 203 of the

DGCL. The Company Board has taken, and during the Pre-Closing Period the Company Board will take, all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation the Merger and the other Transactions or by the Voting Agreements.

Section 3.04 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will: (i) conflict with or violate any provision of the Company Charter or Company By-laws or any equivalent organizational or governing documents of any Company Subsidiary; (ii) assuming that the Company Stockholder Approval and all consents, approvals and authorizations described in Section 3.04(b) have been obtained and all filings and notifications described in Section 3.04(b) have been made and any waiting periods thereunder have terminated or expired, contravene, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Company Material Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets are bound) or any Company Permit, except, with respect to clause (iii), as contemplated by Section 2.03; and (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any Company Subsidiary or that otherwise relates to the business of the Company or any Company Subsidiary or to any of the assets owned or used by the Company or any Company Subsidiary.

(b) None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties or assets, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) to the extent required, the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”), (iii) compliance with, and such filings as may be required under, Environmental Laws, (iv) compliance with the applicable requirements of the Securities Act or the Exchange Act, (v) filings as may be required under the rules and regulations of NASDAQ, (vi) compliance with any applicable international, federal or state securities or “blue sky” Laws, (vii) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates and (viii) any other consents, approvals, authorizations or Permits of, or filings or registrations with or notifications to, any Governmental Entity where the failure to obtain such other consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.05 Permits; Compliance with Laws.

(a) The Company and each Company Subsidiary is in possession of all material authorizations, licenses, permits, licenses, certificates, franchises, variances, exemptions, approvals, orders, qualifications, registrations and clearances granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law and rights under any Contract with any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (the “Company Permits”), and all such Company Permits are valid and in full force and effect. The Company and each Company Subsidiary is, and at all times has been, in compliance with the terms and requirements of such Permit. Since January 1, 2012, neither the Company nor any Company Subsidiary has received any written notice or, to the knowledge of the Company, other communication from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Permit; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Permit. No Governmental Entity has at any time challenged in writing the right of the Company to design, manufacture, offer or sell any product or service.

(b) The Company and each of the Company Subsidiaries have been and are in compliance with all Laws in all material respects applicable to the Company, the Company Subsidiaries and their respective businesses and activities. To the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending, nor has any Governmental Entity indicated to the Company or any Company Subsidiary an intention to conduct any such investigation. Neither the Company nor any Company Subsidiary has received any written notice (or to the knowledge of the Company other communication) from any Governmental Entity or other person or otherwise obtained knowledge regarding any actual or possible violation of, inquiry or investigation relating to or failure of the Company or any Company Subsidiary, or any Company Representatives, to comply with any Law in any material respect, or any actual or possible violation by any person of, or failure by any person to comply with, any Law relating to the Company Common Stock or the purchase or sale of Company Common Stock, or any inquiry or investigation relating to any of the foregoing, in each case other than any violation, inquiry, investigation or failure to comply that has been resolved.

Section 3.06 Company SEC Documents; Financial Statements.

(a) The Company has filed with or furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. None of the Company Subsidiaries is currently required to file periodic reports with the SEC. The Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (x) were, except as may be indicated in the notes thereto, prepared in accordance with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved except, in the case of unaudited statements, as permitted by SEC rules and regulations and (y) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments that were not or will not be material in amount or effect). There are no unconsolidated Subsidiaries of the Company.

(b) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents (as amended prior to the date of this Agreement): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any person other than the Company and its consolidated Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. With respect to the financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents, there have been no deficiencies or weaknesses identified by the Company or identified in writing by the Company’s independent auditors (whether current or former) in the design or operation of internal controls of financial reporting utilized by the Company and its consolidated Subsidiaries.

(c) The Company’s auditor has at all relevant times been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(d) Section 3.06(d) of the Company Disclosure Letter lists all securitization transactions, special purpose entities, unconsolidated Subsidiaries, joint ventures, material minority interest investments and all other “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by the Company or any Company Subsidiary since January 1, 2012. The Company does not have any obligation or other commitment to become a party to any such “off-balance sheet arrangements” in the future.

(e) As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents.

(f) The Company is in compliance with the applicable rules and regulations of NASDAQ, and has not received any written notice asserting any non-compliance therewith.

Section 3.07 Proxy Statement. The proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information regarding Parent or Sub supplied by Parent or Sub or any of their representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.

Section 3.08 Internal Controls and Disclosure Controls. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

Section 3.09 Absence of Certain Changes.

(a) Except as otherwise expressly contemplated by this Agreement, from January 1, 2016 through the date of this Agreement, the operations and businesses of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects.

(b) From January 1, 2016 through the date of this Agreement, there have not been any changes, circumstances, events or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(c) From January 1, 2016 through the date of this Agreement:

(i) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company or any Company Subsidiary (whether or not covered by insurance);

(ii) the Company has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, other than repurchases from employees of the Company following termination of employment pursuant to the terms of applicable pre-existing restricted stock purchase agreements;

(iii) except as set forth in Section 3.02(c) of the Company Disclosure Letter, the Company has not sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security, except for Company Common Stock issued upon the valid exercise of outstanding Company Options, the settlement of RSUs or the purchase of shares under the Company Stock Purchase Plan; (ii) any option, warrant or right to acquire any capital stock or any other security; or (iii) any other instrument convertible into or exchangeable for any capital stock or other security;

(iv) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting other than in connection with the Transactions, under: (i) any provision of any of the Company Stock Plans; (ii) any provision of any Contract evidencing any outstanding Company Option; (iii) any restricted stock agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(v) there has been no amendment to the Company Charter or the Company By-Laws, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(vi) the Company has not: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

(vii) except in the ordinary course of business and consistent with past practices, and except for any Company Contract listed in Section 3.18(b) of the Company Disclosure Letter that is identified therein with an execution date on or after January 1, 2016, neither the Company nor any Company Subsidiary has: (i) entered into, become bound by or permitted any of the assets owned or used by it to become bound by any Company Contract that constitutes a Company Material Contract; or (ii) amended or terminated, waived or exercised any material right or remedy under, any Company Contract that constitutes a Company Material Contract;

(viii) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other Indebtedness;

(ix) the Company has not: (i) made any pledge of any of its assets; or (ii) otherwise permitted any of its assets to become subject to any Lien, except for pledges of or Liens with respect to immaterial assets made in the ordinary course of business and consistent with past practices;

(x) the Company has not: (i) lent money to any Person (other than advancements of travel expenses or other out-of-pocket expenses to employees in the ordinary course of business); or (ii) incurred or guaranteed any Indebtedness (other than Indebtedness for reimbursement of expenses made in the ordinary course of business);

(xi) the Company has not: (i) adopted, established or entered into any Company Employee Plan; (ii) caused or permitted any Company Employee Plan to be amended in any material respect; or (iii) materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers or other employees;

(xii) there has been no violation of, and neither the Company Board nor any committee of the Company Board has granted any waiver with respect to, the Company’s Code of Business Conduct and Ethics;

(xiii) the Company has not changed any of its methods of accounting or accounting practices in any material respect, except as required by GAAP or applicable Law;

(xiv) the Company has not made any material Tax election;

(xv) the Company has not commenced, been served with, received a written notice (or to the knowledge of the Company other communication) with respect to or settled any Proceeding to which it is or was a party, and no event, change or circumstance with respect to any Proceeding has occurred or arisen that requires accrual of liability pursuant to GAAP;

(xvi) the Company has not taken any action described in any of the provisions included in Section 5.01(a) through Section 5.01(bb);

(xvii) the Company has not agreed or committed to take any of the actions referred to in clauses (i) through (xv) above.

Section 3.10 Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto or, to the Company’s knowledge as of the date of this Agreement, other material liabilities or obligations, other than liabilities and obligations (a) disclosed, reserved against or provided for in the condensed consolidated balance sheet of the Company as of December 31, 2015 (the “Most Recent Balance Sheet”) or in the notes thereto, (b) incurred in the ordinary course of business since December 31, 2015, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the Transactions, or (d) that have been discharged or paid in full.

Section 3.11 Litigation.

(a) There is no pending Proceeding, and, to the knowledge of the Company, no person has threatened to commence any Proceeding: (i) that involves the Company or any Company Subsidiary or any of the assets owned or used by the Company or any Company Subsidiary, which would, individually or in the aggregate, involve more than $100,000 or otherwise be material to the Company and the Company Subsidiaries, taken as a whole; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Transactions.

(b) There is no Order to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, is subject. To the knowledge of the Company, no officer or other key employee of the Company is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any Company Subsidiary.

Section 3.12 Employee Benefits.

(a) The Company has Made Available to Parent accurate and complete copies of all material employee manuals, handbooks and policy statements relating to the employment of Company Associates.

(b) To the knowledge of the Company, no employee of the Company or any Company Affiliate is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that reasonably would be expected to have a material effect on the business or operations of the Company or any Company Affiliate or, following the Merger, Parent or any of its Subsidiaries.

(c) Neither the Company nor any Company Affiliate is a party to or bound by any collective bargaining agreement or union contract, and no collective bargaining agreement is being negotiated by the Company or any Company Affiliate. To the knowledge of the Company, there are no activities or proceedings of any labor union to organize any employees. There is no labor dispute, strike or work stoppage pending against the Company or any Company Affiliate or, to the knowledge of the Company, threatened or reasonably anticipated that could interfere materially with the business activities of the Company or any Company Affiliate. Neither the Company nor any Company Affiliate has committed any unfair labor practice in connection with the operation of its business that would reasonably be expected to result in a material liability.

There are no material actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Company Associate, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would reasonably be expected to result in a material liability to the Company or any Company Affiliate.

(d) None of the current or former independent contractors of the Company or any Company Affiliate should be reclassified as an employee, except as would not reasonably be expected to result in a material liability.

(e) The Company has Made Available to Parent accurate and complete copies of each material Company Employee Plan and each material Company Employee Agreement. The Company does not intend, and the Company has not committed, to establish or enter into any new Company Employee Plan, Foreign Plan or Company Employee Agreement, or to modify any Company Employee Plan, Foreign Plan or Company Employee Agreement (except to conform any such Company Employee Plan, Foreign Plan or Company Employee Agreement to the requirements of Section 409A of the Code and any other applicable Law, in each case as previously disclosed to Parent in writing or as required by this Agreement). All Foreign Plans of the Company and the Company Subsidiaries are identified as such in Section 3.12(e) of the Company Disclosure Letter.

(f) The Company has Made Available to Parent accurate and complete copies of: (i) all documents setting forth the terms of each Company Employee Plan, each Foreign Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports/filings, if any, required under applicable Law in connection with each Company Employee Plan; (iii) the most recent annual and periodic accounting of Company Employee Plan assets, if any, for each Company Employee Plan; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Law with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all written materials provided to any Company Associate relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would reasonably be expected to result in any material liability to the Company or any Company Affiliate; (vii) all material correspondence to or from any Governmental Entity relating to any Company Employee Plan since January 1, 2012; (viii) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (ix) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

(g) The Company and each of the Company Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, each Foreign Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable Law. No material oral or written representation or commitment with respect to any

Company Employee Plan or Foreign Plan has been made to any employee of the Company and Company Affiliates by an authorized employee of the Company and Company Affiliates that is not materially in accordance with the written or otherwise preexisting terms of such Company Employee Plan or Foreign Plan and that would reasonably be expected to result in material liability to the Company and Company Affiliates. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable, on which the adopting employer is entitled to rely) as to its qualified status under the Code. Each Company Employee Plan intended to be tax qualified under applicable Law is so tax qualified, and no event has occurred and no circumstance or condition exists that would reasonably be expected to result in the disqualification of any such Company Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, that is not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan and would reasonably be expected to result in material liability to the Company or any Company Affiliates. There are no claims or Proceedings pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Company Affiliate (other than the benefits provided under such Company Employee Plan and applicable administration expenses). There are no audits, inquiries or Proceedings pending or, to the knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan that would reasonably be expected to result in material liability to the Company or any Company Affiliates. Neither the Company nor any Company Affiliate has ever incurred any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code or any material penalty or Tax under applicable Law. The Company and each of the Company Affiliates has made all contributions and other payments required by and due under the terms of each Company Employee Plan. Each Company Plan and Foreign Plan, and the Company Stock Plan and Company Stock Purchase Plan can be amended, terminated or otherwise discontinued after the date of amendment, termination or discontinuation in accordance with its terms, with no more than thirty (30) days advance notice without liability to Company, any Subsidiary, or Parent (except for benefits accrued as of the Effective Time under or are otherwise protected under Section 411(d) of the Code or Section 204(g) of ERISA, and other than ordinary administration expenses typically incurred in a termination event).

(h) Neither the Company nor any Company Affiliate has at any time since January 1, 2012 maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of the Company or any Company Affiliate is or was held as a plan asset. There are no liabilities of the Company with respect to any Company Employee Plan that are not properly accrued and reflected in the financial statements of the Company in accordance with GAAP.

(i) No Company Employee Plan, Foreign Plan or Company Employee Agreement provides (except at no cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company and Company Affiliates to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Law or during any period in which such Person is entitled to severance benefits. Other than commitments made that involve no future costs to the Company and Company Affiliates, neither the Company nor any Company Affiliates has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person that such Company Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Law or during any period in which such Person is entitled to severance benefits.

(j) Except as expressly required or provided by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the Merger or any of the other Transactions will (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan, Foreign Plan, Company Employee Agreement or other Company Contract, trust or loan that may result (either alone or in connection with any other circumstance or event) in or give rise directly or indirectly to: (i) any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate; (ii) any “parachute payment” within the meaning of Section 280G(b)(2) of the Code: or (iii) the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws).

(k) With respect to each “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code), (i) such plan has been operated since January 1, 2005, in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code and so as to avoid any tax, interest or penalty thereunder, (ii) the document or documents that evidence each such plan have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008, (iii) as to any such plan in existence prior to January 1, 2005, and not subject to Section 409A of the Code, such plan has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004 or has been modified to comply to the requirements of Section 409A of the Code. There is no written or unwritten agreement, plan, arrangement or other contract or commitment by which the Company or any of the Company Subsidiaries is bound to compensate any Person for taxes, penalties or interest paid or payable pursuant to Section 409A of the Code.

(l) The Company and each of the Company Affiliates: (i) is, and at all times since January 1, 2012 has been, in compliance in all material respects with all applicable Law respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Associates, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of other applicable Law; (ii) has withheld and reported in all material respects all amounts required by applicable Law or by applicable Contracts to be withheld and reported with respect to wages, salaries and other payments to Company Associates; (iii) is not liable in any material respect for any arrears of wages or any Taxes or any penalty for failure to comply with the Law applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Associates (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no pending or, to the knowledge of the Company, threatened or reasonably anticipated claims or Proceedings against the Company or any Company Affiliate under any worker’s compensation policy or long-term disability policy, other than routine claims for benefits under any such policy.

(m) There is no agreement, plan, arrangement or other Contract covering any Company Associate, and no payments have been made or will be made to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). The Company is not a party to any agreement to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.

(n) To the knowledge of the Company, no Company Associate is obligated under any Contract or subject to any Order of any court or other Governmental Entity that would interfere with such Company Associate’s efforts to promote the interests of the Company or the interests of Parent or any of its Subsidiaries following the Merger or that would interfere with the businesses of the Company or any Company Affiliate or the business of Parent or any of its Subsidiaries following the Merger. None of: (i) the execution and delivery of this Agreement or the Voting Agreements, (ii) the carrying on of the business of the Company or any Company Affiliate or the business of Parent or any of its Subsidiaries following the Merger, and (iii) any activity of any Company Associate in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted or the business of Parent or any of its Subsidiaries following the Merger will, to the knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of or constitute a default under, any Contract by which any Company Associate is now bound.

(o) There are no loans or other advances that have been made by the Company to any Company Associate that are currently outstanding, other than routine travel advances made to employees in the ordinary course of business.

(p) To the knowledge of the Company, no executive officer of the Company or other employee of the Company at the level of Vice President or above: (i) has indicated his or her intent to terminate his or her employment with the Company; or (ii) has received an offer to join a business that could reasonably be expected to be competitive with the Company’s business.

Section 3.13 Labor. As of the date of this Agreement, there is no labor strike or lockout, or, to the knowledge of the Company, threat thereof, against the Company or any

Company Subsidiary. As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement or similar agreement or arrangement with any labor union.

Section 3.14 Tax Matters.

(a) Each income and other material Tax Return required to be filed by or on behalf of the Company and each Company Subsidiary with respect to any taxable period ending before the Effective Time (the “Company Returns”): (i) has been or will be filed on or before the applicable due date (taking into account any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Laws. All income and other material Taxes of the Company and each Company Subsidiary (whether or not shown on the Company Returns) due before the Effective Time have been or will be paid before the Effective Time. The Company and each Company Subsidiary has (i) timely withheld and timely paid all material Taxes which are required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, supplier, stockholder or other Person and (ii) to the Company’s knowledge, complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or any corresponding or similar provisions of state, local or foreign Tax Law). There are no material unsatisfied liabilities of the Company or any Company Subsidiary (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to any Tax (other than liabilities for Taxes that are being contested in good faith by the Company or any Company Subsidiary and with respect to which adequate reserves for payment have been established on the Most Recent Balance Sheet).

(b) No Company Return is currently or has been within the last five years the subject of any examination or audit by any Governmental Entity. No currently effective extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received any written notice (or to the knowledge of the Company other communication) that the Company Return will be subject to an audit that has not commenced.

(c) No claim or Proceeding with respect to Tax is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company or any Company Subsidiary. There are no liens for material Taxes upon any of the assets of the Company or any Company Subsidiary except liens for current Taxes not yet due and payable.

(d) Neither the Company nor any Company Subsidiary has been, and neither the Company nor any Company Subsidiary will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(e) Section 3.14(e)(i) of the Company Disclosure Letter sets forth each country or state (or similar jurisdiction outside the United States) in which the Company or any Company Subsidiary files, is required to file or has been required to file an income Tax Return or is or has been liable for any income Taxes. Section 3.14(e)(ii) of the Company Disclosure Letter sets forth all countries in which the Company or any Company Subsidiary has a permanent establishment (as such may be defined in an applicable treaty with the United States) or operates or conducts business through a branch. No written claim has ever been received by the Company or any Company Subsidiary from any Governmental Entity in a jurisdiction where neither the Company nor any Company Subsidiary files a Tax Return that it is or may be subject to taxation by that jurisdiction.

(f) There are no agreements relating to allocating or sharing of Taxes to which the Company or any Company Subsidiary is a party. Neither the Company nor any Company Subsidiary is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes or is a party to any agreement providing for payments by the Company or any Company Subsidiary with respect to any amount of Taxes of any other Person. For the purposes of this Section 3.14(f), commercially reasonable agreements providing for the allocation or payment of real property Taxes attributable to real property leased or occupied by the Company or any Company Subsidiary and commercially reasonable agreements for the allocation of payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by the Company or any Company Subsidiary in the ordinary course of business shall be disregarded.

(g) Neither the Company nor any Company Subsidiary has, since January 1, 2012, been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(h) Neither the Company nor any Company Subsidiary is or has, within the last five years, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(i) Neither the Company nor any Company Subsidiary is or has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Law to which the Company or any Company Subsidiary may be subject, other than the affiliated group of which the Company is the common parent. Neither the Company nor any Company Subsidiary has any liability for the Taxes of any person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Tax Law), as a transferee or successor, by contract (other than any contract, the principal subject matter of which is not Taxes) or otherwise.

(j) The Company has Made Available to Parent accurate and complete copies of all federal and state income Tax Returns of the Company and each Company Subsidiary for all Tax years that remain open or are otherwise subject to audit, and all other material Tax Returns of the Company since January 1, 2012. The Company has disclosed on its federal income Tax Returns all positions that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code or any similar Law.

(k) Neither the Company nor any Company Subsidiary has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or similar transaction under any corresponding or similar Law.

(l) The Company has Made Available to Parent an analysis under Section 382 of the Code.

(m) Section 3.14(m) of the Company Disclosure Letter sets forth a complete and accurate list of any entity owned in whole or in part by the Company or any Company Subsidiary for which a “check-the-box” election under Section 7701 of the Code has been made.

(n) The Company is not, and no Company Subsidiary is or has ever been, a passive foreign investment company within the meaning of Sections 1291 through 1297 of the Code.

(o) Neither the Company nor any Company Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.

(p) None of the transactions between the Company or any Company Subsidiary (or other related party) is subject to any material adjustment, apportionment, allocation or recharacterization under Section 482 of the Code or any corresponding or similar provision of federal, state, local or foreign Tax Law.

(q) No private letter rulings, technical advice memoranda, or similar agreements or rulings have been requested, entered into, or issued by any Governmental Entity with respect to the Company or any Company Subsidiary.

(r) The Company and each Company Subsidiary is in compliance with all material terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any Governmental Entity, and the consummation of the Merger and the other Transactions will not have any adverse effect on the validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

Section 3.15 Properties. Section 3.15 of the Company Disclosure Letter sets forth an accurate and complete list of each real property lease pursuant to which the Company or any Company Subsidiary leases real property from any other Person. (All real property leased to the Company or any Company Subsidiary, including all buildings, structures, fixtures and other improvements leased to the Company, are referred to as the “Leased Real Property.”) There is no Proceeding pending, and to the knowledge of the Company no Proceeding has been threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present ownership, use or operation of any Leased Real Property. Neither the Company nor any Company Subsidiary owns any real property. All material items of equipment and other material tangible assets owned by or leased to the Company (including the Leased Real Property) are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Company and the Company Subsidiaries in the manner in which such businesses are currently being conducted.

Section 3.16 Environmental Matters.

(a) The Company and each Company Subsidiary is in material compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and there are no administrative or judicial Proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and in the three years preceding the date of this Agreement none of the Company or any Company Subsidiary has received any written notice, demand, letter or claim, in either case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law.

(b) Neither the Company nor any Company Subsidiary has received any written notice (or to the knowledge of the Company other communication) of, and to the knowledge of the Company there are no, Hazardous Substances present in, at, on, under any of the real property leased by the Company or any Company Subsidiary, either as a result of the operations of the Company or any Company Subsidiary or, to the knowledge of the Company, otherwise, that, in either case, would reasonably be expected to result in a material liability under Environmental Laws on the part of the Company or any Company Subsidiary.

Section 3.17 Intellectual Property.

(a) The Company has Made Available to Parent the name of each Company Product that is currently being manufactured, marketed, distributed, provided, leased, licensed or sold by or on behalf of the Company or any Company Subsidiary, or that the Company or any Company Subsidiary currently supports or maintains or is obligated to support or maintain, or that is currently under development by or for the Company or any Company Subsidiary (whether or not in collaboration with another person). Section 3.17(a) of the Company Disclosure Letter actually identifies and describes:

(i) in Section 3.17(a)(i) of the Company Disclosure Letter: (A) each item of Registered IP in which the Company or any Company Subsidiary has or purports to have an ownership interest of any nature (whether exclusively, jointly with another person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) all Proceedings or actions before any Governmental Entity (including the United States Patent and Trademark Office or equivalent authority anywhere else in the world) relating to each item of Registered IP required to be listed in (A) above; and (D) any other person that has an ownership interest in such item of Registered IP and the nature of such ownership interest;

(ii) in Section 3.17(a)(ii) of the Company Disclosure Letter, each Company Contract (including any Company Contract entered into in settlement or avoidance of litigation) pursuant to which any Intellectual Property Rights or Intellectual Property is licensed or otherwise provided (but not assigned) to the Company or any Company Subsidiary (other than software license agreements for any third-party software that is generally available on standard terms or is licensed under an Open Source License); and

(iii) in Section 3.17(a)(iii) of the Company Disclosure Letter, each Company Contract pursuant to which any person has been granted any license under, or otherwise has received or acquired any right or interest in, any Company Owned IP.

(b) The Company has Made Available to Parent a complete and accurate copy of each of the following Company Contracts:

(i) any Contract or terms and conditions for the sale, lease, license or provisioning of any Company Product (in connection with quotations, purchase orders, purchase order acknowledgments, invoices or otherwise);

(ii) any purchase or supply Contract for the sale to the Company or any Company Subsidiary of any part or component of any Company Product;

(iii) any reseller, sales representative or distribution Contract for the sale or distribution of any Company Product;

(iv) the standard form of all Contracts with any Company Associate containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; and

(v) the standard form of all consulting or independent contractor Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or pertaining to the design or development of any Company Product.

(c) The Company (or a Company Subsidiary) exclusively owns all right, title and interest to and in the Company IP (other than: (i) Intellectual Property Rights licensed to the Company or any Company Subsidiary, as identified in Section 3.17(a)(ii) of the Company Disclosure Letter; and (ii) Intellectual Property Rights or Intellectual Property licensed to the Company or any Company Subsidiary that is generally available on standard terms or is licensed under an Open Source License) free and clear of any Liens (other than licenses granted pursuant to the Contracts listed in Section 3.17(a)(iii) of the Company Disclosure Letter). Without limiting the generality of the foregoing:

(i) all documents and instruments necessary to perfect the rights of the Company or any Company Subsidiary in the Company Owned IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entity;

(ii) each Company Associate who is or was involved in the creation or development of any Company Owned IP has signed an agreement containing (A) an assignment of Intellectual Property Rights to the Company or the Company Subsidiary for which such Company Associate is or was an employee or independent contractor and (B) confidentiality provisions reasonably protecting the Company IP;

(iii) the Company and each Company Subsidiary owns or otherwise has valid rights or licenses to the Company IP and after the Closing the Surviving Corporation will continue to own or otherwise have valid rights or licenses to the Company IP as necessary to conduct the business of the Company and Company Subsidiaries as currently conducted;

(iv) no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company Owned IP that is material to the business of the Company and the Company Subsidiaries as currently conducted;

(v) neither the Company nor any Company Subsidiary is bound by, and no Company Owned IP is subject to, any settlement, Proceeding, Order or stipulation that limits or restricts, or would limit or restrict, in any material respect the ability of the Company or any Company Subsidiary to use, transfer, license, exploit, assert or enforce any Company Owned IP or that may have a material adversely effect on the validity of any Company Owned IP;

(vi) no funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Owned IP that is material to the business of the Company and the Company Subsidiaries as currently conducted;

(vii) the Company and each Company Subsidiary has taken all reasonable steps to maintain the confidentiality of and otherwise protect its rights in, all confidential information owned by the Company or any Company Subsidiary and Company and each Company Subsidiary has not disclosed to any third party any confidential information that is material to the business of the Company and the Company Subsidiaries as currently conducted, except under and subject to written and enforceable agreements binding such third party to maintain the confidentiality of such confidential information;

(viii) neither the Company nor any Company Subsidiary has assigned or otherwise transferred to any other person ownership of, or, except as set forth in the Company Contracts listed or required to be listed in Section 3.17(a)(iii) of the Company Disclosure Letter, granted an exclusive license to or agreed to grant an exclusive license to, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right that is material to the business of the Company and the Company Subsidiaries as currently conducted; and

(ix) the Company or a Company Subsidiary owns or otherwise has valid licenses to, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Company and the Company Subsidiaries as currently conducted or as currently proposed to be conducted.

(d) All Company Owned IP, and to Company’s knowledge, all other Company IP is, valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i) all filings, payments and other actions required to be made or taken to maintain the Company Owned IP, and to Company’s knowledge, all Company IP, in full force and effect have been made by the applicable deadline;

(ii) all Company Products that embody any invention covered by one or more Patents owned by the Company or any Company Subsidiary have been properly marked in accordance with applicable Patent marking laws;

(iii) except as listed in Section 3.17(d)(iii) of the Company Disclosure Letter, to the knowledge of the Company, no Trademark used by the Company or any Company Subsidiary infringes any Trademark owned by any other person;

(iv) no application for a Patent or for a Copyright, mask work or Trademark registration or any other type of Registered IP and included within the Company Owned IP, or, to the Company’s knowledge, any other Company IP in each case that is material to the business of the Company as currently conducted, has been abandoned or allowed to lapse by the Company, any Subsidiary Company or, to the knowledge of Company, by any Third Party, and all documents and instruments necessary to perfect the rights of the Company in any such item of material Company Owned IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entity;

(v) no interference, opposition, reissue, reexamination or other Proceeding of any nature with respect to Company Owned IP, or, to Company’s knowledge, any other Company IP, in each case that is material to the business of the Company as currently conducted is or has been pending or, to the knowledge of the Company, threatened, in which the scope, validity or enforceability of any such material Company Owned IP or other Company IP is being, has been or could reasonably be expected to be contested or challenged; and

(vi) with respect to Company Owned IP and, to the Company’s knowledge, other Company IP, there is no reasonable basis for a claim that could reasonably be expected to result in a ruling, judgment or determination by any Governmental Entity that any Company Owned IP or other Company IP, in each case that is material to the business of the Company or any Company Subsidiary as currently conducted, is invalid or unenforceable.

(e) Neither the execution, delivery or performance of this Agreement or the Voting Agreements, nor the consummation of the Merger or any of the other Transactions will, with or without notice or the lapse of time, result in or give any other person the right or option to cause, impose or declare: (i) a loss of, or Lien on, any Company Owned IP that is material to the business of the Company or any Company Subsidiary as currently conducted; (ii) an obligation to make any payment or royalties or the loss or acceleration of any payment or royalties; (iii) a breach, modification, cancellation, termination or suspension of any Company Contract listed or required to be listed in Section 3.17(a)(iii) of the Company Disclosure Letter; (iv) the release, disclosure or delivery of any source code of any software that is Company IP to a third party by any escrow agent or any other person; (v) the grant, assignment or transfer to any other person of any license or other right or interest under, to or in any Company Owned IP; or (vi) any restriction on pursuing any claim or enforcing Company Owned IP or any other restriction, including any noncompetition restriction, on the operation or scope of the business of the Company or any Company Subsidiary as currently conducted. Subject to the provisions of the Company Contracts listed or required to be listed in Section 3.17(a)(iii) of the Company Disclosure Letter, all Company Owned IP is and after the consummation of the Merger or any of the other Transactions will be fully transferable, alienable and licensable without material restriction and without any material payment of any kind to any person.

(f) To the knowledge of the Company, no person has infringed, misappropriated or otherwise violated, and no person is currently infringing, misappropriating or otherwise violating, any Company Owned IP that is material to the business of the Company or any Company Subsidiary as currently conducted.

(g) Neither the business of the Company or any Company Subsidiary as currently conducted nor any of the Company Products infringes (directly, contributorily, by inducement or otherwise), misappropriates or otherwise violates, nor to the Company’s knowledge, since January 1, 2012, has any Company Product infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other person.

(h) No claim or Proceeding alleging that the business of the Company or any Company Subsidiary or any of the Company Products infringes or misappropriates (or has infringed or misappropriated) the Intellectual Property Rights of any other person is pending or, to the knowledge of the Company, threatened against: (i) the Company or any Company Subsidiary; or (ii) any person that is, or has asserted or could reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by the Company or any Company Subsidiary with respect to such claim or Proceeding (including any claim or Proceeding that has been settled, dismissed or otherwise concluded).

(i) Except for the obligations of the Company and Company Subsidiaries to indemnify customers, manufacturers, distributors, resellers, licensees and sales representatives against third party infringement claims based on Company Products or products, software or components incorporated therein that are contained in Company Contracts entered into in the ordinary course of business, neither the Company nor any Company Subsidiary has assumed, or agreed to discharge or otherwise take responsibility for, any obligation to indemnify, defend, hold harmless or reimburse any other person with respect to any infringement, misappropriation or similar claim relating to the Intellectual Property Rights of any other person.

(j) To the knowledge of the Company, no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Company or any Company Subsidiary that is material to the business of the Company or any Company Subsidiary as currently conducted is pending has been threatened, except for any such claim or Proceeding that, if adversely determined, would not have a material adverse effect on: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Company or any Company Subsidiary; or (B) the manufacturing, distribution, sale or support of any Company Product.

(k) The Company has complied in all material respects with all Company Privacy Policies and, to the knowledge of the Company, with all applicable Laws pertaining to privacy, user data, or Personal Data in connection with the operation of the business of the Company or any Company Subsidiary as currently conducted. None of (i) the execution, delivery, or performance of this Agreement or the Stockholder Agreement, (ii) the consummation of the Merger or any of the other Transactions, or (iii) Parent’s possession or use of any user data, will result in any violation of any Company Privacy Policy or, to the knowledge of the Company, any applicable Law pertaining to privacy or Personal Data.

(l) Section 3.17(l) of the Company Disclosure Letter lists all of the Software included in the existing Company Products. Other than Open Source Software and third party software that is generally available on standard terms, no Company Software contained in the existing Company Products contains or is derived from any programming code that is owned (or claimed to be owned) by any third party.

(m) None of the Company Software contained in any existing Company Product incorporates, is integrated or bundled with, links to, or is otherwise used with Open Source Software in a manner that would require as a condition of distribution of such Company Software that such Company Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, (C) be redistributed, hosted or otherwise made available at no or minimal charge, or (D) be licensed, sold or otherwise made available on terms that (1) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with the marketing, licensing or distribution of such Company Software or (2) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such Company Software. The Company has taken commercially reasonable steps to identify Open Source Software contained in the Company Software incorporated in the existing Company Products.

Section 3.18 Material Contracts.

(a) All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed.

(b) Other than the Contracts described in Section 3.18(a) and any Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC, Section 3.18(b) of the Company Disclosure Letter sets forth a complete list, and the Company has Made Available to Parent true and complete copies, of each Contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing between the Company and any of the Company Subsidiaries or between any wholly-owned Company Subsidiaries), as of the date of this Agreement, that:

(i) relates to a partnership, joint venture or similar arrangement that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii) relates to the creation, incurrence, assumption or guarantee of Indebtedness of the Company or any Company Subsidiary in an amount in excess of $250,000 (except for such Indebtedness between the Company and any of the Company Subsidiaries or between the Company Subsidiaries, guarantees by the Company of Indebtedness of any of the Company Subsidiaries and guarantees by any of the Company Subsidiaries of Indebtedness of the Company or any other Company Subsidiary);

(iii) that is a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC or is a Contract with an affiliate that would be required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act;

(iv) grants any rights of first refusal, rights of first negotiation or other similar rights to any person with respect to the sale of any material business of the Company and the Company Subsidiaries, taken as a whole;

(v) would materially restrict the ability of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) following the Effective Time to compete in any line of business that is material to Parent or its Subsidiaries or in any geographic territory that is material to Parent and its Subsidiaries;

(vi) obligates the Company to make any capital commitment or expenditure in excess of $250,000;

(vii) that relates to the disposition or acquisition by the Company of a business unit or material amount of assets outside the ordinary course of business;

(viii) (A) other than set forth in Section 3.02(c) of the Company Disclosure Letter, that relates to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) that provides any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing to or imposing upon the Company or any Company Subsidiary any right of first refusal with respect to, or right or obligation to repurchase or redeem, any securities;

(ix) that relates to any currency hedging, swap or other financial derivative, material credit facility, outstanding letter of credit or bank guarantee;

(x) that is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien, other than a Permitted Lien, on any material property or asset of the Company or any Company Subsidiary (other than any such item that relates to Indebtedness that is not required to be listed by Section 3.18(b)(ii)); or

(xi) that, if a breach or termination by any party of such Contract occurred, would reasonably be expected to have or result in a Company Material Adverse Effect.

Each Contract described in Section 3.18(a) and any of the foregoing subsections of Section 3.18(b) is referred to in this Agreement as a “Company Material Contract.” Without limiting the foregoing, each of the White Oak Agreement and the Forbearance Agreement shall be considered a Company Material Contract for all purposes of this Agreement.

(c) Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract in any material respect, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, except as disclosed below in this Section 3.18(c). To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract in any material respect. There does not exist any “Default” or “Event of Default” under (and as such terms are defined in) the White Oak Agreement, other than as of the date of this Agreement the Specified Events of Default (as defined in the Forbearance Agreement), and the Forbearance Effective Date has occurred under the

Forbearance Agreement as a result of the satisfaction by the Company of all of the Forbearance Conditions Precedent thereunder. As of the date of this Agreement, each Company Material Contract is a valid and binding obligation of the Company or a Company Subsidiary that is a party thereto and, to the knowledge of the Company, is in full force and effect. Neither the execution and delivery of this Agreement, nor the consummation of the Merger or any of the other Transactions will result in any breach of or default under the terms of any Company Material Contract.

Section 3.19 Insurance. The Company has Made Available to Parent a copy of all Insurance Policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiaries. Each of such Insurance Policies is in full force and effect. Since January 1, 2012, neither the Company nor any Company Subsidiary has received any (a) written notice regarding any actual or possible cancellation or invalidation of any such Insurance Policy; or (b) written notice of refusal of any coverage or rejection of any material claim under any such Insurance Policy. There is no pending workers’ compensation or other material claim under or based upon any Insurance Policy. With respect to each Proceeding that has been filed since January 1, 2012 against the Company or any Company Subsidiary, the Company has provided written notice of such Proceeding to the appropriate insurance carrier(s), if any, and, no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Proceeding, or informed the Company or any Company Subsidiary of its intent to do so.

Section 3.20 Opinion of Financial Advisor. On or prior to the date of this Agreement, the Company Board has received the opinion of Perella Weinberg Partners LP, to the effect that, as of the date of such opinion and based upon and subject to the assumptions and limitations set forth therein, $4.00 per share of Company Common Stock in cash to be paid to the holders of Shares (other than the Rollover Stockholders) pursuant to this Agreement is fair, from a financial point of view, to such holders. An executed copy of such opinion will be made available to Parent solely for informational purposes after the execution of this Agreement, and it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Sub.

Section 3.21 Takeover Statutes. Assuming the accuracy of the representation contained in the last sentence of Section 4.06(b), either no “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) or none of the restrictions on business combinations contained in any such Takeover Statute is applicable to this Agreement or any of the Transactions.

Section 3.22 Vote Required. The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote thereon at the Company Stockholder Meeting is the only vote required (under applicable Law, the Company Charter, the Company By-laws, or otherwise) of the holders of capital stock of the Company to adopt this Agreement and approve the transactions contemplated hereby (including the Merger) (the “Company Stockholder Approval”).

Section 3.23 Brokers. No broker, finder or investment banker other than Perella Weinberg Partners LP is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of the Company or any of the Company Subsidiaries. The Company has Made Available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Perella Weinberg Partners LP.

Section 3.24 Certain Business Practices. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee or agent of the Company or any Company Subsidiary, has violated or operated in noncompliance with, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and, to the knowledge of the Company, neither the Company nor any Company Subsidiary nor any such director, officer, employee or agent has: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns; (c) made, accepted or received any other unlawful contribution, payment, expenditure or gift; or (d) violated or operated in noncompliance with, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations, embargo regulations or similar Law. The Company has established reasonable internal controls and procedures to ensure compliance with the FCPA.

Section 3.25 Company Products.

(a) Each Company Product sold, leased, licensed, delivered, installed, provided or otherwise made available by the Company or a Company Subsidiary or accepted by any customer of the Company or a Company Subsidiary since January 1, 2012 conformed and complied in all material respects with the terms and requirements of any applicable warranty and with all applicable Laws. No Company Product has ever been the subject of any recall or other similar action of any Governmental Entity.

(b) Since January 1, 2012, no customer or other Person has asserted, continued to assert or threatened to assert any claim against the Company or any Company Subsidiary under or based upon any warranty provided by or on behalf of the Company or any Company Subsidiary.

(c) Since January 1, 2012, neither the Company nor any Company Subsidiary has received any written notice indicating that any supplier (including any manufacturing partner, foundry or component supplier), reseller, sales representative or distributor that is material to the operation of the business of the Company and the Company Subsidiaries as currently conducted intends or expects to cease dealing with the Company or any Company Subsidiary.

(d) None of the Company Products is subject to, and neither the Company nor any Company Subsidiary is bound by, any Contract that materially limits or restricts the ability of the Company or any Company Subsidiary to develop, manufacture, market or sell any Company Product for any period of time, in any territory, to or for any particular customer or group of customers or in any other material respect.

Section 3.26 Medical Devices. Without limiting the generality of Section 3.25:

(a) Each product and product candidate that is subject to the Food and Drug Regulations or similar Laws in any domestic or foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of the Company or any of the Company Subsidiaries (each such product or product candidate, a “Medical Device”) is being or has been developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the Food and Drug Regulations or similar Laws, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, good manufacturing practices, good clinical practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security. Except as set forth in Section 3.26(a) of the Company Disclosure Letter, none of the Company Products has been, is required to be or is in the process of being registered, approved or cleared under the rules or regulations of the FDA or similar regulatory body in the United States or outside the United States (whether voluntarily or otherwise). The Company has not received any notice or other communication from the FDA or any other Governmental Entity: (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any Company Product; or (B) otherwise alleging any violation applicable to any Medical Device by the Company or any of the Company Subsidiaries of any Law.

(b) As to each Medical Device for which a premarket approval application, premarket notification, investigational device exemption or similar state or foreign regulatory application has been cleared or approved, the Company is in compliance in all material respects with 21 U.S.C. §§ 360 and 360e and 21 C.F.R. Parts 812 or 814, respectively, and similar Laws and all terms and conditions of such applications. As to each Medical Device, the Company, and the manager, employees, consultants or agents of the Company, have included in the application for such Medical Device, where required, the certification described in 21 U.S.C. § 335a(k)(1) or any similar Law and the list described in 21 U.S.C. § 335a(k)(2) or any similar Law, and each such certification and list was true, complete and correct when made. In addition, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360 and 21 C.F.R. Part 807 and all similar Laws.

(c) No article of any Medical Device manufactured and/or distributed by the Company is or was at the time of distribution (A) adulterated within the meaning of 21 U.S.C. § 351 (or similar Laws), (B) misbranded within the meaning of 21 U.S.C. § 352 (or similar Laws) or (C) a product that is in violation of 21 U.S.C. §§ 360 or 360e (or similar Laws).

(d) Neither the Company, nor any officer, consultant, or, to the knowledge of the Company, agent or distributor of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company, nor any officer, consultant or, to the knowledge of the Company, agent, of the Company, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither the Company, nor any officer, consultant or, to the knowledge of the Company, agent of the Company, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the Federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”), or any similar Law.

(e) The Company has not received any notice or other written communication that the FDA or any other Governmental Entity has: (A) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Medical Device; (B) commenced, or threatened to initiate, any action to enjoin production of any Medical Device; or (C) commenced, or threatened to initiate, any action to enjoin the production of any Medical Device produced at any facility where any Medical Device is manufactured, tested or packaged. The Company has not received a warning letter or Section 305 notice from the FDA or any similar notice from any similar Governmental Entity.

(f) The Company has not received or otherwise been made aware of any written notices, citations or decisions by any Governmental Entity that any of the Company Products are defective or fail to meet any applicable standards promulgated by any such Governmental Entity. The Company has obtained, in all countries where it is marketing or has marketed any Company Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of such Company Products currently or previously marketed by the company in such countries.

(g) The Company has identified and Made Available to Parent all material information relating to the regulation of the Company Products, including licenses, registrations, approvals, permits, device listing, inspections, product recalls and product actions, audits and its ongoing field tests and clinical studies.

Section 3.27 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, between January 1, 2012 and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 3.28 Termination of Rights. Between January 1, 2016 and the date of this Agreement, the Company has not terminated or waived any rights under any confidentiality, “standstill,” nonsolicitation or similar agreement with any third party to which the Company is or was a party or under which the Company has or had any rights.

Section 3.29 Acknowledgment of No Other Representations or Warranties. The Company acknowledges and agrees that, except for the representations and warranties contained in Article IV, none of Parent or Sub or any of their respective affiliates or representatives makes or has made any representation or warranty, either express or implied, concerning Parent or Sub or the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware. Each of Parent and Sub has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where any such failure to be so incorporated, existing, in good standing or have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions. Parent has made available to the Company accurate and complete copies of the currently effective certificate of incorporation and bylaws, including all amendments thereto. Parent is not in violation of its certificate of incorporation.

Section 4.02 Authority. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by them of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement or the consummation by Parent or Sub of the Transactions other than the adoption of this Agreement by Parent in its capacity as sole stockholder of Sub (which adoption shall occur immediately following the execution of this Agreement). This Agreement has been duly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery of this Agreement by the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.03 No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Transactions will: (i) conflict with or violate any provision of the certificate of incorporation or by-laws of Parent or Sub; (ii) assuming that all consents, approvals and authorizations described in Section 4.03(b) have been obtained and all filings and notifications described in Section 4.03(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Sub or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both) any Contract to which Parent or Sub is a party (or by which any of their respective properties or assets is bound), except, with respect to clauses (ii) and (iii), for (A) any such consents and approvals, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Transactions and (B) any such conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Transactions.

(b) None of the execution, delivery or performance of this Agreement by or on behalf of Parent or Sub or the consummation by Parent or Sub or any of their respective affiliates of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) to the extent required, the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under any Antitrust Laws, (iii) compliance with, and such filings as may be required under, Environmental Laws, (iv) compliance with the applicable requirements of the Securities Act or the Exchange Act; (v) compliance with any applicable international, federal or state securities “blue sky” Laws; and (vi) any other consents, approvals, authorizations or Permits of, or filings or registrations with or notifications to, any Governmental Entity where the failure to obtain such other consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Transactions.

Section 4.04 Information Supplied. None of the information regarding Parent or Sub supplied or to be supplied by or on behalf of Parent or Sub or any of their respective affiliates expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.05 Litigation. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries that would reasonably be expected to prevent or materially delay the consummation of the Transactions. As of the date of this Agreement, none of Parent or any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.06 Capitalization and Operations of Sub; No Ownership of Company Common Stock.

(a) As of the date of this Agreement, Parent is the record and beneficial owner of all outstanding shares of the capital stock of Sub, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to this Agreement.

(b) As of the date of this Agreement, except with respect to the Voting Agreements, none of Parent, Sub or any of their respective Subsidiaries beneficially owns (as defined in Rule

13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, other than pursuant to this Agreement. None of Parent, Sub, any of their respective Subsidiaries, or the “affiliates” or “Associates” of any such entity is, and at no time during the last three years has been, an “Interested Stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 4.07 Sufficiency of Funds. Parent has, and at the Closing Parent will have, sufficient available funds to pay the aggregate cash amounts payable by it under Article II and any other cash amounts payable by it or the Surviving Corporation pursuant to, or in connection with the Transactions, subject to the terms of the Investment Agreement, including any obligations of the Surviving Corporation described in this Agreement that become due or payable by the Surviving Corporation in connection with, or as a result of, the Transactions, including all indebtedness for borrowed money, and payment of all fees and expenses related to the foregoing.

Section 4.08 Brokers. No broker, finder or investment banker other than PJT Partners is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of Parent, Sub or any of their respective affiliates.

Section 4.09 Absence of Certain Arrangements. Other than as contemplated by this Agreement, the Voting Agreements and the Investment Agreement, as of the date hereof, there are no Contracts between Parent or Sub, on the one hand, and any party to the Investment Agreement or any officer of the Company, on the other hand, relating to the Transactions or the operations of the Surviving Corporation after the Effective Time.

Section 4.10 Acknowledgment of No Other Representations or Warranties. Each of Parent and Sub acknowledges and agrees that except for the representations and warranties contained in Article III as modified by the Company Disclosure Letter, none of the Company, the Company Subsidiaries or any of their respective affiliates or representatives makes or has made any representation or warranty, either express or implied, concerning the Company or the Company Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the Transactions.

Section 4.11 Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or as required by any other provision of this Agreement or required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the NASDAQ, unless Parent shall otherwise agree in writing: (i) the Company will, and will cause each Company Subsidiary to, conduct its business and operations: (a) in the ordinary course and in accordance with past practices; and (b) in compliance in all material respects with all applicable Laws; (ii) the Company shall use its commercially reasonable efforts to preserve intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, distributors, resellers, employees and other persons having business relationships with the Company; and (iv) the Company shall promptly notify Parent in writing of (A) any written notice or other communication of which the Company has knowledge from any person alleging that the Consent of such person is or may be required in connection with any of the Transactions, and (B) any Proceeding commenced, or, to the knowledge of the Company, threatened against, relating to, involving or otherwise affecting the Company that relates to the consummation of the Merger or any of the other Transactions. Without limiting the foregoing, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the NASDAQ, the Company shall not, and shall not permit any Company Subsidiary to, during the Pre-Closing Period, do any of the following without the prior written consent of Parent (which consent solely in the case of clauses (j), (l), (m), (n), (u), (v), (z), (aa) and (bb) below shall not be unreasonably withheld, delayed or conditioned):

(a) amend the Company Charter or the Company By-laws;

(b) issue or authorize the issuance of any equity securities in the Company or any Company Subsidiary, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities, other than the issuance of Shares upon the exercise of Company Options and options granted under the Company Stock Purchase Plan, Company Warrants and the vesting of RSUs, in each case outstanding as of the date of this Agreement or otherwise permitted to be granted hereunder;

(c) sell or otherwise dispose of any properties or non-cash assets with a value in excess of $150,000 in the aggregate, except (i) sales or dispositions made in connection with any transaction between or among the Company and any of the Company Subsidiaries or between or among the Company Subsidiaries or (ii) sales or dispositions made in the ordinary course of business;

(d) declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof;

(e) other than (i) in the case of Company Subsidiaries, (ii) in connection with the exercise of any outstanding Company Options or Company Warrants permitted by the terms of such Company Options or Company Warrants, or the payment of related withholding Taxes, by net exercise, or Tax withholdings on the vesting or payment of RSUs or (iii) the purchase of shares pursuant to existing “10b5-1” plans, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its equity securities or any options, warrants, securities or other rights exercisable for or convertible into any such equity securities;

(f) merge or consolidate the Company or any Company Subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, other than the merger of one or more Company Subsidiaries with or into one or more other Company Subsidiaries;

(g) make or offer to make any acquisition of a material business (including by merger, consolidation or acquisition of stock or assets), other than any acquisitions for consideration that is individually not in excess of $150,000, or in the aggregate not in excess of $300,000;

(h) incur any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Company Subsidiary) for borrowed money, except (i) in connection with transactions permitted pursuant to Section 5.01(g), (ii) Indebtedness among the Company and any wholly-owned Company Subsidiaries or among wholly-owned Company Subsidiaries, (iii) for any guarantees by the Company of Indebtedness of any wholly-owned Company Subsidiaries or guarantees by wholly-owned Company Subsidiaries of Indebtedness of the Company or any other wholly-owned Company Subsidiaries and (iv) with respect to any Indebtedness not in accordance with clauses (i) through (iii), for any Indebtedness not to exceed $300,000 in the aggregate principal amount outstanding at any one time;

(i) make any loans, advances or capital contributions to, or investments in, any other person (other than any Company Subsidiary) other than (i) loans made in the ordinary course of business not to exceed $150,000 in the aggregate and (ii) in connection with transactions permitted pursuant to Section 5.01(g);

(j) except to the extent required by Law or the terms of any Company Benefit Plan or as specifically contemplated by Section 2.03 or Section 5.10: (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees; (ii) grant any rights to severance or termination pay or other termination benefit, or enter into any employment or severance agreement; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement; or (iv) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan;

(k) except in each case to the extent required by Law, file any Tax Return inconsistent with past practice, make any Tax election inconsistent with past practice, settle or compromise any material Tax Proceeding, claim or assessment with respect to any Tax or Tax-related matter, amend or file a claim for refund with respect to any Company Returns, enter into or obtain any Tax ruling, enter into any Tax allocation, sharing or indemnity agreement relating to Taxes, consent to any extension or waiver of the limitations period applicable to any claim or assessment in respect of Taxes, or take any action that would reasonably be expected to have a material and adverse impact on the Tax liability of the Company or any Company Subsidiary;

(l) make any material change in accounting policies or procedures, other than as required by GAAP, applicable Law or any Governmental Entity of competent jurisdiction;

(m) make any capital expenditures that in the aggregate exceed $300,000;

(n) settle or compromise any Proceeding or series of Proceedings other than settlements or compromises of Proceedings that do not, individually or in the aggregate, involve the payment of more than $150,000 (net of any amount covered by insurance or indemnification) in excess of the amount reserved on the latest consolidated balance sheet of the Company in respect of such Proceedings, as set forth in the Company SEC Documents, and do not involve any material injunction or non-monetary relief on the Company or any of the Company Subsidiaries;

(o) amend or waive any of its rights under, or accelerate the vesting (other than in connection with any of the Transactions to the extent contemplated by this Agreement or as required under the applicable Contract existing as of the date of this Agreement) under, any provision of any of the Company Stock Plans or any provision of any Contract evidencing any outstanding Company Option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, restricted stock units, warrant or other security or any related Contract, other than any acceleration of vesting that occurs in accordance with the terms of a Company Contract in effect as of the date of this Agreement and disclosed in writing to Parent;

(p) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(q) other than in the ordinary course of business consistent with past practices (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Material Contract or (B) amend or terminate, or waive or exercise any material right or remedy under, any Company Material Contract other than expiration of any Company Material Contract in accordance with its terms; provided, however, that notwithstanding the foregoing, except as specifically provided in the last sentence of this Section 5.01, the Company shall not amend or terminate, or waive or exercise any material right or remedy under, or agree to any additional payment (other than the Forbearance Prepayment (as defined in the Forbearance Agreement) and the forbearance fee of $150,000, each as set forth in the Forbearance Agreement) under, the White Oak Agreement or the Forbearance Agreement without the prior written consent of Parent;

(r) grant any exclusive license or right with respect to any Company IP;

(s) except to the extent described in Section 5.01(s) of the Company Disclosure Letter, enter into, renew or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract the effect of which would be to grant to any person following the Merger any actual or potential right or license to any Intellectual Property Right owned as of the date of this Agreement by the Company or Parent;

(t) enter into, renew or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract containing, or otherwise subjecting the Company to, any non-competition, exclusivity or other material restriction on the operation of the business of the Company or Parent;

(u) other than in the ordinary course of business consistent with past practices, enter into, renew or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract providing for future purchases of components, supplies or finished goods from any person providing contract manufacturing or other component manufacturing or aggregation services for future payment in excess of $300,000;

(v) acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, lease or license any right or other asset to any other person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or, other than in the ordinary course of business in connection with the collection of accounts receivable, waive or relinquish any material right;

(w) other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other Indebtedness;

(x) make any pledge of any of its material assets or permit any of its material assets to become subject to any Liens, except for Liens that do not materially detract from the value of such assets or materially impair the operations of the Company;

(y) establish, adopt or amend any investment policy of the Company, make any investment that is inconsistent with any investment policy of the Company or make any investment in any mortgage-backed securities;

(z) commence any Proceeding other than Proceedings commenced for the routine collection of bills;

(aa) pay, discharge, settle or satisfy any claims (whether or not commenced prior to the date of this Agreement), except that the Company may pay, discharge, settle or satisfy any claim if the only obligation involved on the part of the Company will be payment of money in an amount not to exceed $150,000 individually and not to exceed $300,000 in the aggregate for all such claims during the Pre-Closing Period;

(bb) agree or commit to take any of the actions described in any of the foregoing clauses of this Section 5.01.

Nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, subject to the terms and conditions of this

Agreement, complete unilateral control and supervision over its business operations. Notwithstanding anything to the contrary in this Agreement, the Company may, without Parent’s consent, amend the Forbearance Agreement solely to extend the Forbearance Expiration Date thereunder if the Effective Time has not occurred prior to the Forbearance Expiration Date.

Section 5.02 Agreements Concerning Parent and Sub.

(a) During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or expressly contemplated by this Agreement.

(b) Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Sub of, and the compliance by Sub with, all of the covenants, agreements, obligations and undertakings of Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Sub hereunder. Parent shall, immediately following execution of this Agreement, adopt this Agreement in its capacity as sole stockholder of Sub in accordance with applicable Law and the certificate of incorporation and by-laws of Sub.

Section 5.03 No Solicitation; Change of Company Recommendation.

(a) (i) The Company shall, and shall cause the Company Subsidiaries to, and shall direct the Company’s directors, officers, investment bankers and counsel (collectively, the “Company Representatives”) to, cease any solicitations, discussions or negotiations with any persons that may be ongoing with respect to any Competing Proposal, (ii) except as permitted by this Section 5.03, the Company shall not, shall cause the Company Subsidiaries to not, and shall direct all Company Representatives not to, initiate, solicit or knowingly encourage or facilitate the submission of any Competing Proposal or Acquisition Inquiry, and (iii) except as permitted by this Section 5.03, the Company shall not, shall cause the Company Subsidiaries to not, and shall direct all Company Representatives not to, (A) furnish any non-public information regarding the Company or any Company Subsidiary to any third party in connection with or in response to a Competing Proposal or Acquisition Inquiry, (B) participate in any discussions or negotiations with any third party with respect to any Competing Proposal or Acquisition Inquiry, (C) amend or waive any rights under any confidentiality, “standstill,” nonsolicitation or similar agreement with any third party to which the Company is a party or under which the Company has any rights, (D) approve, endorse or recommend any Competing Proposal or (E) enter into any letter of intent or similar document or any Contract contemplating or providing for any Competing Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by any Company Representative that, if taken by the Company would constitute a breach of this Section 5.03, shall be deemed to constitute a breach of this Section 5.03 by the Company (whether or not such Company Representative is purporting to act on behalf of the Company).

(b) If the Company or any Company Representative receives a Competing Proposal or an Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one Business Day or, if less, 48 hours, after receipt of such Competing Proposal or Acquisition Inquiry) advise Parent’s chief financial officer and outside counsel in writing by email of such Competing Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Competing Proposal or Acquisition Inquiry and the material terms thereof) and provide Parent with copies of all documents relating thereto provided to the Company by or on behalf of the Person making the Competing Proposal or Acquisition Inquiry to the Company or any Company Representative. The Company shall promptly (and in no event later than 24 hours after any material change to such material terms) inform Parent in writing with respect to any material change to any of the material terms of such Competing Proposal or Acquisition Inquiry, and provide Parent with copies of all documents relating thereto provided to the Company by or on behalf of the Person making the Competing Proposal or Acquisition Inquiry to the Company or any Company Representative.

(c) Notwithstanding anything to the contrary contained in this Agreement, if (i) the Company receives a bona fide written Competing Proposal (that is not withdrawn) from a third party with respect to which the Company has provided to Parent any notifications required by Section 5.03(b), (ii) neither the Company nor any Company Subsidiary or Company Representative shall have breached in any material respect any of the provisions set forth in this Section 5.03, and (iii) the Company Board or a duly authorized committee thereof determines in good faith, after consultation with its financial advisors and outside counsel, that such Competing Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the person making such Competing Proposal and its representatives and (B) participate in discussions or negotiations with the person making such Competing Proposal and its representatives regarding such Competing Proposal; provided, however, that the Company (x) will not, will not permit the Company Subsidiaries to, and will not authorize the Company Representatives to, disclose any non-public information regarding the Company to such person without first entering into an Acceptable Confidentiality Agreement with such person, and (y) will as promptly as practicable (and in any event within 24 hours thereafter) provide to Parent any material information concerning the Company or the Company Subsidiaries provided or made available to such other person (or its representatives) that was not previously provided or made available to Parent.

(d) Except as set forth in Section 5.03(e) or Section 5.03(f), neither the Company Board nor any committee thereof shall (i) adopt, authorize, approve or recommend any Competing Proposal, (ii) withhold, modify or amend, in a manner adverse to Parent, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement (any action set forth in the foregoing clause (i) or clause (ii), a “Change of Company Recommendation”) or (iii) allow the Company or any of the Company Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Competing Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate or fail to consummate the Transactions.

(e) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Effective Time, the Company Board or a duly authorized committee thereof may make a Change of Company Recommendation in connection with a Competing Proposal if:

(i) a Competing Proposal is made to the Company by a third party and such Competing Proposal is not withdrawn;

(ii) neither the Company nor any Company Subsidiary or Company Representative shall have breached in any material respect any of the provisions set forth in this Section 5.03;

(iii) the Company shall have received from the third party making such Competing Proposal a form of definitive agreement providing for the consummation of the transaction contemplated by such Competing Proposal that such third party has indicated in writing it is prepared to immediately enter into with the Company (the “Proposed Definitive Agreement”);

(iv) the Company Board or a duly authorized committee thereof determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), (x) that such Competing Proposal constitutes a Superior Proposal and (y) that in light of such Competing Proposal, the failure to withdraw or modify the Company Recommendation in a manner adverse to Parent or Sub would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law;

(v) the Company provides Parent prior written notice of the Company’s intention to make a Change of Company Recommendation (a “Notice of Change of Recommendation”), which notice shall identify the person making such Superior Proposal and include the material terms and conditions of such Superior Proposal (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor the public announcement that the Company Board is considering making a Change of Company Recommendation under applicable Law shall constitute a Change of Company Recommendation), including as an attachment the Proposed Definitive Agreement relating to such Superior Proposal, and stating that the Company intends to enter into the Proposed Definitive Agreement relating to such Superior Proposal;

(vi) during the four-day period commencing on the date of Parent’s receipt of such Notice of Change of Recommendation (as such period may be extended as provided below), the Company shall have made the Company Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Competing Proposal that is the subject of the Notice of Change of Recommendation ceases to be a Superior Proposal; and

(vii) any written proposal made by Parent or Sub to amend this Agreement or enter into an alternative transaction during the negotiations described in clause (vi) above shall have been considered by the Company Board or a duly authorized committee thereof in good faith, and, after the expiration of the negotiation period described in clause (vi) above, the Company Board or a duly authorized committee thereof determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), (x) that such Competing Proposal still constitutes a Superior Proposal and

(y) that in light of such Competing Proposal, the failure to withdraw or modify the Company Recommendation in a manner adverse to Parent or Sub would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law; provided, however, that, in the event of any amendment to the financial or other material terms of such Competing Proposal, the Company shall be required to deliver to Parent a new Notice of Change of Recommendation (including as attachments thereto a copy of the new Proposed Definitive Agreement relating to such amended Competing Proposal and copies of any related documents), and the negotiation period described in clause (vi) above shall be extended by an additional three days from the date of Parent’s receipt of such new Notice of Change of Recommendation.

(f) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Effective Time, the Company Board or a duly authorized committee thereof may make a Change of Company Recommendation other than in connection with a Superior Proposal if:

(i) there shall occur or arise after the date of this Agreement a material and fundamental development or material and fundamental change in circumstances (or if such material or fundamental development or material and fundamental change in circumstances occurred or arose on or prior to the date of this Agreement, the material consequences of which were not known to the Company Board as of the date of this Agreement and only become known to the Company Board prior to the Effective Time) that relates to the Company but does not relate to any Competing Proposal (as to which Section 5.03(e) shall apply) (any such material development or material change in circumstances unrelated to an Competing Proposal being referred to as an “Intervening Event”);

(ii) the Company did not expect and could not have reasonably expected that such Intervening Event could occur or arise after the date of this Agreement;

(iii) the Company Board or a duly authorized committee thereof determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), that, in light of such Intervening Event, the failure to withdraw or modify the Company Recommendation in a manner adverse to Parent or Sub would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law;

(iv) the Company provides Parent a Notice of Change of Recommendation, which notice shall describe the Intervening Event (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor the public announcement that the Company Board is considering making a Change of Company Recommendation under applicable Law shall constitute a Change of Company Recommendation);

(v) during the four-day period commencing on the date of Parent’s receipt of such Notice of Change of Recommendation, the Company shall have made the Company Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or an alternative transaction in such a manner that obviates the need for withdrawing the Company Recommendation or otherwise effecting a Change of Company Recommendation; and

(vi) any written proposal made by Parent or Sub to amend this Agreement or enter into an alternative transaction during the negotiations described in clause (v) above shall have been considered by the Company Board or a duly authorized committee thereof in good faith, and, at the end of such four day period, the Company Board or a duly authorized committee thereof reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), that the failure to withdraw or modify the Company Recommendation would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law in light of such Intervening Event (taking into account any written proposal submitted to the Company by Parent or Sub to amend this Agreement or enter into an alternative transaction as a result of the negotiations contemplated by clause (v) above).

(g) Nothing contained in this Section 5.03 shall prohibit the Company Board from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to the stockholders of the Company (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” communication pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Company Recommendation); provided, however, that (x) unless such disclosure consists solely of a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act, the Company shall first comply with Section 5.03 to the extent applicable to such disclosure, and (y) the Company acknowledges that any such disclosure (other than a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act) may constitute a Triggering Event, and that any such disclosure shall be subject to the other terms and provisions of this Agreement.

Section 5.04 Proxy Statement; Stockholder Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file a preliminary Proxy Statement with the SEC. Subject to Section 5.03, the Proxy Statement shall include the Company Recommendation. Parent shall cooperate with the Company in the preparation of the Proxy Statement, and shall furnish all information concerning it and Sub that is necessary or appropriate in connection with the preparation of the Proxy Statement. The parties shall use their respective reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. Prior to filing or mailing the Proxy Statement or any related documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, to the extent reasonably practicable, the Company shall provide Parent with an opportunity to review and comment on such document or response and shall consider in good faith any comments on such document or response reasonably proposed by Parent. The Company shall notify Parent promptly of the receipt of any comments to the Proxy Statement from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the transactions contemplated by this Agreement.

(b) If, at any time prior to the Company Stockholder Meeting, any information relating to the Company or Parent, Sub or any of their respective affiliates, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party. Following such notification, the Company shall file with the SEC an appropriate amendment or supplement describing such information as promptly as practicable after Parent has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, the Company shall disseminate such amendment or supplement to the stockholders of the Company.

(c) The Company shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders in accordance with Section 5.04(a), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”). Notwithstanding any provision of this Agreement to the contrary, the Company may, in its reasonable discretion, adjourn, recess or postpone the Company Stockholder Meeting (i) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholder Meeting, (ii) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Company Stockholder Approval at the Company Stockholder Meeting or (iii) to the extent required by applicable Law. Subject to Section 5.03, the Company Board shall recommend that the Company’s stockholders approve this Agreement, and the Company shall, unless there has been a Change of Company Recommendation or this Agreement has been terminated in accordance with its terms, use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement.

Section 5.05 Access to Information. From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to: (a) provide to Parent and Sub and their respective representatives reasonable access during normal business hours in such a manner as not to unreasonably interfere with the operation of any business conducted by the Company or any Company Subsidiary, upon prior written notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books, records, Tax Returns, work papers and other documents and information thereof; and (b) furnish promptly such information concerning the business, properties, Contracts, assets and liabilities of the Company and Company Subsidiaries as Parent or its representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that doing so would: (i) result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); or (ii) breach, contravene or violate any applicable Law (including the HSR Act or any other Antitrust Law). Parent shall, and shall cause each of its Subsidiaries and its and their respective representatives, to hold all information provided or furnished pursuant to this Section 5.05 confidential in accordance with the terms of the Confidentiality Agreement. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, each of Parent and Sub shall, and shall cause their respective representatives accessing such properties to, comply with all applicable Laws and all of the Company’s and the Company Subsidiaries’ safety and security procedures.

Section 5.06 Appropriate Action; Consents; Filings.

(a) Subject to Section 5.03, each of Parent and the Company shall (and Parent shall cause each of its affiliates to) use its reasonable best efforts to consummate the Transactions and to cause the conditions set forth in Article VI to be satisfied. Without limiting the generality of the foregoing, Parent shall (and shall cause Sub and each of Parent’s or Sub’s affiliates to) and the Company shall (and shall cause each of the Company Subsidiaries to) use its reasonable best efforts to (i) promptly seek to obtain all actions or nonactions, consents, Permits (including Environmental Permits), waivers, approvals, authorizations and orders from Governmental Entities or other persons necessary or advisable in connection with the consummation of the Transactions, (ii) as promptly as practicable, and in any event with respect to the filings required under the HSR Act within five Business Days after the date on which Parent notifies the Company in writing that such filings are required, which notification must be made (if at all) not later than June 30, 2016, make and not withdraw (without the consent of both Parent and the Company) all registrations and filings with any Governmental Entity or other persons necessary or advisable in connection with the consummation of the Transactions, including the filings required of the parties or their “ultimate parent entities” under the HSR Act or any other Antitrust Law, and promptly make any further filings pursuant thereto that may be necessary or advisable, (iii) seek to resolve any objection or assertion by any Governmental Entity challenging this Agreement or the Transactions and (iv) execute and deliver any additional instruments necessary or advisable to consummate the Transactions.

(b) At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any other action with respect to any of the businesses, product lines or assets of the Company and the Company Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger.

(c) Without limiting the generality of anything contained in this Section 5.06, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or legal Proceeding by or before any Governmental Entity with respect to the Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or legal Proceeding; (iii) respond as promptly as practicable to (x) any inquiries or requests received from the FTC or the Antitrust Division for additional information or documentation and (y) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Entity in connection with antitrust or related matters, and (iv) promptly inform the other parties of any communication to or from the FTC, the Antitrust Division or any other Governmental Entity regarding the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation or legal Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation or legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or legal Proceeding.

(d) Notwithstanding anything to the contrary contained in this Section 5.06 or elsewhere in this Agreement, neither Parent nor Sub shall have any obligation under this Agreement to take any of the following actions, if Parent determines in good faith that taking such actions could reasonably be expected to materially affect the business or interests of Parent, any of Parent’s Subsidiaries or the Surviving Corporation in any adverse way: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause the Company to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any person any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause the Company to license or otherwise make available to any person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Effective Time), or to commit to cause the Company to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment, or to commit to cause the Company to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of the Company; or (vi) to contest any Proceeding or any order, writ, injunction or decree relating to the Merger or any of the other Transactions.

Section 5.07 Public Announcements. The initial press release issued by Parent and the Company concerning this Agreement and the Transactions shall be a joint press release, and thereafter, except with respect to any Change of Company Recommendation, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

Section 5.08 Directors & Officers Indemnification and Insurance.

(a) Indemnification. From and after the Effective Time, Parent shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director, officer or employee of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director or officer (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the Transactions, whether asserted or claimed prior to, at or after the Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.08.

(b) Insurance. The Company shall be permitted to, prior to the Effective Time, and if the Company fails to do so, Parent shall cause the Surviving Corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that if such D&O Insurance is not available at a cost of less than 250% of the annual premium paid by the Company in 2015 for the Company’s existing directors’ and officers’ liability insurance policy, Parent and the Surviving Corporation shall only be required to purchase as much coverage as is available for such amount.

(c) Continuation. The contractual indemnification rights, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.

(d) Benefit. The provisions of this Section 5.08 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, each Indemnified Party’s heirs, executors or administrators, shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation and shall not be amended in a manner that is adverse to any Indemnified Parties (including their heirs, executors or administrators) without the consent of the Indemnified Party (including the heirs, executors or administrators) affected thereby.

(e) Non-Exclusivity. The provisions of this Section 5.08 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.08, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.09 Takeover Statutes. The parties shall use all reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to restrict or prohibit the Transactions and (b) if any Takeover Statute is or becomes applicable to restrict or prohibit any of the Transactions, to take all action necessary so that such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such Transactions.

Section 5.10 Employee Benefit Matters.

(a) From and after the Effective Time, Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to, assume, honor and continue all of the Company’s and the Company Subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreement between the Company or any Company Subsidiary and any individual who is an employee of the Company or a Company Subsidiary immediately prior to the Effective Time (each a “Company Employee”)), in each case, in accordance with their terms as in effect as of the date hereof, and as may have been amended in accordance with Section 5.01(j), including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event), subject to the right of Parent and the Surviving Corporation to amend such plans, policies, programs, agreements and arrangements in accordance with the terms thereof or as otherwise permitted by Law.

(b) For purposes of determining eligibility to participate, level of benefits and vesting (but not for purposes of benefit accruals) under any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA) and any other employee benefit plan, program, policy or arrangement maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, including any vacation, paid time off and severance plans, each Company Employee’s service with or otherwise credited by the Company or any Company Subsidiary shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c) Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable

Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Company Employee (and dependents) will be eligible to participate from and after the Effective Time.

(d) Notwithstanding the foregoing, nothing contained in this Agreement shall (i) be treated as an amendment of any Company Benefit Plan, (ii) give any employee or former employee or any other individual associated therewith or any employee benefit plan or trustee thereof or any other third person any right to enforce the provisions of this Section 5.10, (iii) obligate Parent, the Surviving Corporation or any of their affiliates to (A) maintain any particular benefit plan, except in accordance with the terms of such plan or (B) retain the employment of any particular employee or (iv) be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent.

(e) Unless otherwise requested by Parent in writing at least 10 days prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Effective Time written evidence of the adoption by the Company Board of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request. Parent shall cause any plan maintained by Parent or one of its affiliates that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code to accept rollovers of distributions from the Company 401(k) Plan, including rollovers of outstanding participant loans.

Section 5.11 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such expense. Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses of the Paying Agent in connection with the transactions contemplated in Article II. All Transfer Taxes incurred in connection with the Transactions shall be paid when due by Parent, Sub or, after the Closing, the Surviving Corporation.

Section 5.12 Notification of Certain Matters. During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the Company obtaining knowledge of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement, to the extent that, to the Company’s knowledge, such event, condition, fact or circumstance causes or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement, if such event, condition, fact or circumstance would cause the condition set forth in Section 6.02(a) not to be satisfied; (ii) the Company obtaining knowledge of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement, to the extent that, to the Company’s knowledge, such event, condition, fact or circumstance would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, if such event, condition, fact or circumstance would cause the condition set forth in Section 6.02(a) not to be satisfied; and (iii) any material breach of any covenant or obligation of the Company set forth in this Agreement that would cause the condition set forth in Section 6.02(b) not to be satisfied. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any material Proceeding commenced or, to the Company’s knowledge, threatened against or with respect to the Company or any Company Subsidiary. No notification given to Parent pursuant to this Section 5.12 or any information or knowledge obtained pursuant to Section 5.05 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

Section 5.13 Rule 16b-3 Matters. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to take such actions as may be reasonably necessary or advisable to ensure that the dispositions of equity securities of the Company (including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to the Transactions are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Resignations. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each director of the Company and each Company Subsidiary from their position as such (but not as an employee, if applicable), effective as of the Effective Time.

Section 5.15 Stockholder Litigation. The Company shall give Parent the opportunity to participate in (but not control) the defense or settlement of any stockholder litigation (including any class action or derivative litigation) against the Company and/or any of its directors or officers relating to this Agreement, the Merger or any of the other Transactions, and no compromise or full or partial settlement of any such litigation shall be agreed to by the Company without Parent’s prior written consent, not to be unreasonably withheld in the case of any such compromise or settlement that does not involve any of the following: (a) any cash settlement payments in excess of $500,000 in the aggregate paid by the Company or payable by Parent; (b) any agreement by the Company or any Company Subsidiary to take any other action other than the amendment of the Proxy Statement or any other filing with the SEC; or (c) any restriction on the conduct by the Company or any Company Subsidiary of its business or operations.

Section 5.16 Indebtedness. At or promptly following the Effective Time, Parent shall pay, or provide the Surviving Corporation with the funds and cause the Surviving Corporation to pay in full all of the Company’s obligations under that certain Amended and Restated Loan and Security Agreement, dated as of August 23, 2013, among the Company, as borrower, the entities from time to time party thereto as lenders, and White Oak Global Advisors, LLC (“White Oak”), as agent (the “White Oak Agreement”).

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction (or to the extent permitted by Law, mutual waiver by both the Company and Parent) at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) No Injunction. No Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law that is in effect and renders the consummation of the Merger illegal, and no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect; provided, however, that the condition in this Section 6.01(b) shall not be available to any party (i) whose failure to fulfill its obligations pursuant to Section 5.06 results in the failure of the condition to be satisfied or (ii) in connection with or as a result of any Law by any non-U.S. Governmental Entity pursuant to or under any Antitrust Law.

(c) Antitrust Approval. If Parent shall have provided to the Company the notification described in Section 5.06(a)(ii), the waiting period (and any extensions thereof) with respect to any filings applicable to the Merger under the HSR Act shall have expired or been terminated.

Section 6.02 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. (i) All of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.09(b), Section 3.21, Section 3.22 and Section 3.23), without regard to any materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.21, Section 3.22 and Section 3.23), without regard to any materiality (other than the Company Material Adverse Effect qualifier in Section 3.01(a)) contained within such representations and warranties, shall be true and correct in all material respects; and (iii) the representations and warranties of the Company set forth in Section 3.09(b) shall be true and correct in all respects; in the case of each of clause (i), clause (ii) and clause (iii), both (x) as of the date of this Agreement and (y) as of the Closing Date as though made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such specific date).

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in Section 6.02(a) and Section 6.02(b).

(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

(e) No Pending Proceedings. There shall not be pending any Proceeding by any Governmental Entity having authority over Parent, Sub or the Company challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions.

(f) White Oak Agreement and Forbearance Agreement. Since the date of this Agreement, neither White Oak nor any of the lenders under the White Oak Agreement or the Forbearance Agreement shall have exercised any of the rights and remedies available to any of them under either of such agreements upon the occurrence and during the continuance of an Event of Default (as defined in the White Oak Agreement) or as a result of the Company breaching or being in default of any of the covenants, agreements or other provisions of the Forbearance Agreement, including an Announced Transaction Default (as defined therein), including any exercise of any of the Lenders’ Default Rights and Remedies (as defined in the Forbearance Agreement), other than solely delivering notice of the Event of Default or other breach or default to the Company pursuant to the White Oak Agreement or the Forbearance Agreement as a result of any breach or alleged breach by the Company of the White Oak Agreement or the Forbearance Agreement, any Event of Default or alleged Event of Default under the White Oak Agreement, or any Announced Transaction Default or other default under the Forbearance Agreement.

(g) Investment Agreement and General Release. None of the Rollover Stockholders shall have invalidated or terminated the Investment Agreement or any of the General Releases, other than with the prior written consent of Parent.

Section 6.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. All of the representations and warranties of Parent and Sub contained in this Agreement, shall be true and correct except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the ability of Parent and Sub to consummate the Merger and the other Transactions; in the case of each of such representations, both (x) as of the date of this Agreement and (y) as of the Closing Date as though made on and as of such date (except to the extent expressly made as of a specific date, in which case as of such specific date).

(b) Agreements and Covenants. Each of Parent and Sub shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Officers’ Certificate. The Company shall have received a certificate signed on behalf of Parent and Sub by an executive officer of each of Parent and Sub as to the satisfaction of the conditions in Section 6.03(a) and Section 6.03(b) and certifying that, as of the Closing, Parent has sufficient available funds to pay the aggregate cash amounts payable by it under Article II, subject to the terms of the Investment Agreement, and the amount payable pursuant to Section 5.16.

ARTICLE  VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent, if the Effective Time shall not have occurred on or before the date that is six months after the date of this Agreement (such date, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose material breach of any representation, warranty or covenant under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the Outside Date;

(c) by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting, including any adjournment or postponement thereof;

(d) by either the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law that is in effect and renders the consummation of the Merger illegal, or any permanent restraining order, permanent injunction or other permanent order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction, remain in effect and become final and non-appealable;

(e) by Parent, if any Triggering Event shall have occurred;

(f) by the Company in order to enter into a Proposed Definitive Agreement with respect to a Superior Proposal if the Company Board or a duly authorized committee thereof shall have effected a Change of Company Recommendation pursuant to Section 5.03(e) in order to enter into such agreement and the Company shall have otherwise fully complied with the provisions of Section 5.03(e);

(g) by Parent, if: (i)(A) there is an inaccuracy in the Company’s representations contained in this Agreement or (B) the Company has failed to perform its covenants contained in this Agreement, in either case, such that the conditions set forth in Section 6.02(a) or

Section 6.02(b) would not be satisfied; (ii) Parent shall have delivered to the Company written notice of such inaccuracy or failure to perform; and (iii) either such inaccuracy or failure to perform is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such inaccuracy or failure to perform shall not have been cured; or

(h) by the Company, if (i)(A) there is an inaccuracy in Parent’s or Sub’s representations contained in this Agreement or (B) Parent or Sub fails to perform its covenants contained in this Agreement, in either case that has prevented or would reasonably be expected to prevent Parent or Sub from consummating the Transactions; (ii) the Company shall have delivered to Parent written notice of such inaccuracy or failure to perform; and (iii) either such inaccuracy or failure to perform is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such inaccuracy or failure to perform shall not have been cured.

Section 7.02 Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective Subsidiaries, officers or directors, in either case, except (i) Section 3.29, Section 4.10, the penultimate sentence of Section 5.05, this Section 7.02 and Article VIII shall survive the termination of this Agreement and remain in full force and effect, and (ii) subject to Section 3.29 and Section 4.10, the termination of this Agreement shall not relieve any party from any liabilities or damages incurred or suffered by another party as a result of such first party’s fraud or willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(b) In the event that this Agreement is terminated:

(i) by (A) Parent pursuant to Section 7.01(e) or (B) the Company pursuant to Section 7.01(f), then the Company shall pay to Parent or its designee, within two Business Days following the date of such termination by Parent pursuant to clause (A), or prior to or concurrently with such termination by the Company pursuant to clause (B), the Company Termination Fee;

(ii) by either Parent or the Company pursuant to Section 7.01(b) or Section 7.01(c) before obtaining the Company Stockholder Approval, and (A) after the date hereof and prior to the Company Stockholder Approval a Competing Proposal shall have been publicly disclosed and not withdrawn, and (B) within 12 months after the termination of this Agreement, the Company shall have entered into a definitive agreement with respect to any transaction described in the definition of “Competing Proposal” and such transaction is subsequently consummated, then the Company shall pay to Parent or its designee, contemporaneously with the consummation of such transaction, the Company Termination Fee; provided, however, that for purposes of this Section 7.02(b)(ii), the term “Competing Proposal” shall have the meaning assigned to such term, except that all percentages therein shall be changed to “50%”; and

(iii) by Parent or the Company pursuant to Section 7.01(b), and (A) at the time of such termination the condition set forth in Section 6.02(f) has not been satisfied, and (B) at the time of such termination each of the other conditions set forth in Sections 6.01 and 6.02 (other than any conditions that are only subject to being satisfied at the Closing) have been satisfied or waived by Parent, then the Company shall within two Business Days after such termination pay to Parent a nonrefundable cash amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees and expenses paid, payable or otherwise incurred by Parent in connection with this Agreement and the Transactions (including with respect to due diligence, the negotiation of this Agreement and all related documents and instruments and all matters relating or incident thereto).

(c) If the Company fails to pay when due any amount payable under Section 7.02(b), then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 7.02, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 300 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such amount was originally required to be paid.

(d) Each of the Company, Parent and Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the Transactions and (ii) without these agreements, Parent, Sub and the Company would not enter into this Agreement. In no event shall the Company be required to pay to Parent more than one Company Termination Fee pursuant to Section  7.02(b).

Section 7.03 Amendment. Subject to Section 5.08(d), this Agreement may be amended by the Company, Parent and Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the Company Stockholder Approval has been obtained, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires approval by the holders of Shares without obtaining such approval.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

Section 7.04 Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach or inaccuracy of the representations and warranties of the other contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the covenants or conditions contained in this Agreement; provided, however, that after the Company Stockholder Approval has been obtained, there may not be any extension or waiver of this Agreement that decreases the Merger Consideration or that adversely affects the rights of the holders of Shares hereunder without the approval of the holders of Shares at a duly convened meeting of the holders of Shares called to obtain approval of such extension or waiver. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Non-Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants and agreements of the parties contained this Agreement shall survive the Effective Time.

Section 8.02 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission or e-mail (provided that telephonic confirmation of facsimile or e-mail transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to Parent or Sub:

Auris Surgical Robotics, Inc.

125 Shoreway Road, Suite D

San Carlos, California 94070

Attention: David Styka, Chief Financial Officer

Facsimile: 650-837-0267

with a copy to (for information purposes only):

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

Fax: (650) 494-0792

Email: modonnell@mofo.com

Attention: Michael J. O’Donnell

If to the Company:

Hansen Medical, Inc.

800 E. Middlefield Road

Mountain View, California 94043

Attention: Cary Vance, Chief Executive Officer

Facsimile: 650-404-5901

with a copy to (for information purposes only):

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, California 94304

Fax: (650) 565-7100

Email: sflanagan@sidley.com

Attention: Sharon R. Flanagan

Section 8.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.04 Entire Agreement. This Agreement (together with the Annexes, Exhibits, the Company Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

Section 8.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, provided that Parent may transfer or assign its rights and delegate its obligations hereunder, in whole or in part, to any of its Subsidiaries at any time and, after the Effective Time, to any person. No transfer or assignment by any party shall relieve such party of any of its obligations hereunder. Any assignment or transfer in violation of the preceding sentence shall be void.

Section 8.06 Parties in Interest. Except for (a) Article II, which shall be for the benefit of any person entitled to payment thereunder, and (b) Section 5.08, which shall be for the benefit of each Indemnified Party, such Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives, Parent, Sub and the Company hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The parties further agree that the rights of third-party beneficiaries under clauses (a) and (b) of the preceding sentence shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties may be subject to waiver by the parties in accordance with Section 7.04 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.07 Mutual Drafting; Interpretation; Headings. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; and (d) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. In this Agreement, references to “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.08 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

(b) Each of the parties irrevocably agrees that any legal Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement or the Transactions. Each of the parties agrees not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that service of process upon such party in any such Proceeding shall be effective if given in accordance with Section 8.02 or such other manner as may be permitted by applicable Law, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described in this Agreement for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.08(c).

Section 8.09 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.10 Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) Each of the parties agrees that, (i) the seeking of remedies pursuant to this Section 8.10 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.02, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party’s right to institute any Proceeding for) specific performance under this Section 8.10 prior, or as a condition, to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit a party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter and (iii) no party shall require the other to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.10.

*  *  *  *  *  *  *  *

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

AURIS SURGICAL ROBOTICS, INC.

By:	/s/ Frederic H. Moll
Name:	Frederic H. Moll
Title:	Chief Executive Officer

PINECO ACQUISITION CORP.

By:	/s/ David Styka
Name:	David Styka
Title:	Chief Financial Officer

HANSEN MEDICAL, INC.

By:	/s/ Cary G. Vance
Name:	Cary G. Vance
Title:	President & CEO

[Signature Page to Merger Agreement]

Annex I

“Acceptable Confidentiality Agreement” means a confidentiality agreement between the Company and a third person that submitted an unsolicited Competing Proposal that contains confidentiality, standstill and nonsolicitation terms no less favorable to the Company than those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.03.

“Acquisition Inquiry” means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to a Competing Proposal.

“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first-mentioned person.

“Antitrust Division” means the Antitrust Division of the Department of Justice.

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in San Francisco, California or New York, New York.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Affiliate” means any person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.

“Company Associate” means any current employee, independent contractor, consultant or director of or to the Company or any Company Affiliate and any former employee, independent contractor, consultant or director of or to the Company or any Company to whom the Company or any such Affiliate has any current or future obligations.

“Company Common Stock” means common stock, par value $0.0001 per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any Company Subsidiary is a party; (b) by which the Company or any Company Subsidiary or any Company IP or any other asset of the Company or any Company Subsidiary is bound or under which the Company has any obligation; or (c) under which the Company or any Company Subsidiary has any right or interest.

“Company Employee Agreement” means any management, employment, severance, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Associate, other than: (i) any such Contract which is terminable “at will” without any obligation

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on the part of the Company or any Company Affiliate to make any severance, change in control or similar payment or provide any benefit; (ii) any Company Employee Plan; and (iii) any Foreign Plan.

“Company Employee Plan” means any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether written, unwritten or otherwise and whether funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by the Company or any Company Affiliate for the benefit of any Company Associate; and (b) with respect to which the Company or any Company Affiliate has or may incur or become subject to any liability or obligation; provided, however, that Company Employee Agreements and Foreign Plans shall not be considered Company Employee Plans.

“Company IP” means: (a) all Intellectual Property and Intellectual Property Rights in or to any Company Product; and (b) all other Intellectual Property Rights and Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Company Material Adverse Effect” means any change, circumstance, event or effect (each an “Effect”) that, is, or would reasonably be expected to have, individually or in the aggregate together with all other Effects, a material adverse effect on the business, financial condition or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or the ability of the Company to consummate any of the Transactions; provided, however, that subject to the next sentence, none of the following, and no Effect arising out of or resulting from the following shall constitute or be taken into account in determining whether there has been, a “Company Material Adverse Effect”: (a) any Effect directly arising from the entry into or the announcement or pendency of this Agreement or the Transactions or the consummation of the Transactions; (b) changes in general economic or political conditions or the securities, credit or financial markets in the United States or elsewhere in the world, including any such changes affecting any business or industries in which the Company or any of the Company Subsidiaries operates; (c) the suspension of trading in securities generally on NASDAQ; (d) any development or change in applicable Law, GAAP or accounting standards or the interpretation of any of the foregoing; (e) any action taken by the Company or any of the Company Subsidiaries that is required by this Agreement; (f) the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism; (g) any actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders) arising out of this Agreement or any of the Transactions and relating to allegations of breach of fiduciary duty of the Company Board relating to its approval of this Agreement or from allegations of false or misleading public disclosure by the Company with respect to this Agreement; or (h) any changes in the market price or trading volume of the Shares, any changes in the ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of the Company

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Subsidiaries or any failure of the Company to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other metrics for any period ending on or after the date of this Agreement. Notwithstanding any of the foregoing, it is understood and agreed that: (x) the exceptions in clause (h) above shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (a) through (g)) from being taken into account in determining whether a Company Material Adverse Effect has occurred); (y) any Effect underlying, causing or contributing to any litigation of the type referred to in clause (g) above may constitute, and may be taken into account in determining whether there has been or would be, a Company Material Adverse Effect; and (z) with respect to clauses (b), (d) and (f) above, such Effects shall be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and the Company Subsidiaries operate.

“Company Owned IP” means Company IP owned by the Company or any Company Subsidiary.

“Company Pension Plan” means each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“Company Privacy Policy” means each external or internal, past or current privacy policy of the Company or any Company Subsidiary, including any policy relating to: (a) the privacy of any user of any Company Product or any user of any website of the Company or any Company Subsidiary; (b) the collection, storage, disclosure or transfer of any Personal Data; or (c) any employee information.

“Company Product” means any product (including any system, platform, switch, router, equipment, module, tool, subassembly, part or component), software or service: (a) the Company or any Company Subsidiary manufactured, marketed, distributed, provided, leased, licensed or sold by or on behalf of the Company or any Company Subsidiary; (b) that the Company or any Company Subsidiary currently supports or is obligated to support or maintain; or (c) currently under development by or for the Company or any Company Subsidiary (whether or not in collaboration with another person).

“Company Software” means all Software included in the Company IP.

“Company Stock Plans” means (i) the Company’s 2002 Stock Option Plan and (ii) the Company’s 2006 Equity Incentive Plan, as amended.

“Company Stock Purchase Plan” means the Company’s 2006 Employee Stock Purchase Plan.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Termination Fee” means $3,325,000.

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“Company Warrants” means the Company’s warrants to purchase shares of Company Common Stock.

“Competing Proposal” means, other than the Transactions, any offer, proposal, inquiry or indication of interest from any person (other than Parent, Sub or any of their respective affiliates) relating to (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a person or “group” (as defined in the Exchange Act and the rules thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing at least 15% of the outstanding securities of any class of voting securities of the Company; (iii) immediately following the closing of which the holders of Shares immediately prior to such closing continue to hold 85% or less of the outstanding securities of any class of voting securities of the Company or any successor or resulting corporation; or (iv) in which the Company issues securities representing at least 15% of the outstanding securities of any class of voting securities of the Company, (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that (i) constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company or (ii) represent 15% or more of the value of the Company; or (c) any liquidation or dissolution of the Company.

“Confidentiality Agreement” means the letter regarding confidentiality between the Company and Parent dated November 6, 2015.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Company Permit).

“Contract” means any written, oral or other agreement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of Indebtedness, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license or other legal commitment (other than any purchase or sale order) to which a person is a party or to which the properties or assets of such person are subject.

“Copyrights” means United States and non-United States copyrights and mask works (as defined in 17 U.S.C. §901) and registrations and pending applications to register the same.

“DOL” means the United States Department of Labor.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Laws” means all Laws that (a) regulate or relate to the protection or clean up of the environment, occupational safety and health in respect of Hazardous Substances or the use, treatment, storage, transportation, handling, exposure to, disposal or release of Hazardous Substances or (b) impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or standards of care with respect to any of the foregoing.

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“Environmental Permits” means any permit, registration, identification number, license or other authorization required under any applicable Environmental Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FMLA” means the Family Medical Leave Act of 1993, as amended.

“Forbearance Agreement” means that certain Forbearance Agreement dated as of the date of this Agreement among the Company, the entities party to the White Oak Agreement as lenders, and White Oak.

“Foreign Plan” means any (a) plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Entity outside the United States to which the Company is required to contribute or under which the Company has or may have any material liability, (b) Employee Plan that is subject to any of the Laws of any jurisdiction outside the United States or (c) Employee Plan that covers any Company Associate whose services are or have been performed primarily outside of the United States, but in each case excluding any plan, program or arrangement administered by a Governmental Entity pursuant to which the Company’s only financial obligation is to make periodic contributions or premium payments.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any national, federal, state, county, municipal or local government, or other governmental or regulatory body or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); and any self-regulatory organization (including NASDAQ).

“Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Law, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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“Indebtedness” means all (a) indebtedness of the Company or any of the Company Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), other than indebtedness for borrowed money between the Company and any of the Company Subsidiaries or between the Company Subsidiaries; (b) obligations of the Company or any of the Company Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments; (c) obligations of the Company or any of the Company Subsidiaries under capitalized leases; (d) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements (other than foreign exchange hedges entered into with respect to non-monetary assets or liabilities reflected on the consolidated balance sheet of the Company and the Company Subsidiaries); and (e) obligations of the Company or any of the Company Subsidiaries to guarantee any of the foregoing types of payment obligations on behalf of any person other than the Company or any of the Company Subsidiaries.

“Insurance Policies” means all material insurance policies and arrangements held, as of the date of this Agreement, by or for the benefit of the Company, any Company Subsidiary, or the business, assets or properties owned, leased or operated by the Company or any Company Subsidiary.

“Intellectual Property” means algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), circuit designs and assemblies, IP cores, net lists, photomasks, mask works, layouts, architectures or topology, network configurations and architectures, gate arrays, logic devices, mechanical designs, development tools, files, records and data, all schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, boards and other devices, processes, know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including firmware, source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, Copyrights, moral rights and mask works; (b) Trademark and trade name rights and similar rights; (c) Trade Secret rights; (d) Patent and industrial property rights; (e) other proprietary rights in Intellectual Property; (f) Internet domain names; and (g) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above.

“IRS” means the United States Internal Revenue Service.

“knowledge” means, (a) with respect to the Company, (i) the actual knowledge of any of the members of the Company Board, any executive officers of the Company and any of the additional individuals listed in Section 1.1 of the Company Disclosure Letter, and (ii) any knowledge that any of such individuals would have obtained if such individual had performed

A-A-6

his or her duties in a manner reasonably expected of someone holding the position such individual holds with the Company, and (b) with respect to Parent, (i) the actual knowledge of any of the members of the board of directors of Parent or any executive officers of Parent, and (ii) any knowledge that any of such individuals would have obtained if such individual had performed his or her duties in a manner reasonably expected of someone holding the position such individual holds with Parent.

“Law” means any federal, state, local or foreign law, statute, code, directive, ordinance, rule, regulation or Order.

“Lien” means any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Any statement in this Agreement to the effect that any information, document or other material has been “Made Available to Parent” means that (a) such information, document or material was contained in the registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents filed or furnished by the Company with the SEC prior to the execution of this Agreement, (b) such information, document or material was made available by the Company for review for a reasonable period of time by Parent or Parent’s representatives prior to the execution of this Agreement in the virtual data room maintained by the Company with RR Donnelley Venue in connection with the Transactions (it being understood that a document that was only made available for review in the virtual data room in the 48 hours prior to the execution of this Agreement shall only be deemed to have been made available for a reasonable period of time if the Company shall have promptly notified Parent or its outside legal counsel that such document was uploaded into the virtual data room), and with respect to such information, document or material available in the virtual data room, Parent and Parent’s representatives had passworded access to such information, document or material throughout such period of time, or (c) such information, document or material was directly provided by the Company to Parent or Parent’s representatives prior to the execution of this Agreement.

“NASDAQ” means the NASDAQ Stock Market.

“Open Source License” means any license that has been designated as an approved “open source license” on www.opensource.org (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards Source License (SISSL) and the Apache License).

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“Open Source Software” means Software that is distributed under an open source license approved as an open source license by the Open Source Initiative located at www.opensource.org/licenses.

“Order” means any order, writ, injunction, judgment or decree issued, entered or otherwise promulgated by a court of competent jurisdiction or other Governmental Entity.

“Patents” means United States and non-United States patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith, and for which, in each case, appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise in the ordinary course of business, (c) Liens securing Indebtedness or liabilities that are reflected in the Company SEC Documents filed on or prior to the date of this Agreement or that the Company or any Company Subsidiary is permitted to incur under Section 5.01, (d) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that would be disclosed by an accurate survey or a personal inspection of the property (other than such matters that, individually or in the aggregate, materially adversely impair the current use of the subject real property), (e) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (f) rights of parties in possession, (g) Liens imposed or promulgated by Law with respect to real property and improvements, including zoning regulations, and (h) such other Liens that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

“person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including any person as defined in Section 13(d)(3) of the Exchange Act).

“Personal Data” shall include (a) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number and customer or account number, (b) any other piece of information that allows the identification of a natural person and (c) any other data or information collected by or on behalf of the Company from users of Company Products or any website of the Company.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Registered IP” means all Intellectual Property Rights that are registered or filed with, or issued under the authority of, any Governmental Entity, including all Patents, registered Copyrights, registered mask works and registered Trademarks and all applications for any of the foregoing.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means all computer programs and other software, including firmware and microcode, and including software implementations of algorithms, models, and methodologies, whether in source code or object code, including libraries, subroutines, user interfaces and other components thereof.

“Subsidiary” of any person means another person, of which at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first person or by one or more of its Subsidiaries.

“Superior Proposal” means a Competing Proposal (with all percentages in the definition of Competing Proposal changed to 50%) made by any person on terms that the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, and considering such factors as the Company Board considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), are more favorable to the Company’s stockholders from a financial point of view than the Transactions.

“Tax” and “Taxes” means (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar, including FICA), alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Tax period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or clause (ii) of this sentence as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, by contract or otherwise.

“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax including any information return, claim for refund, amended return or declaration of estimated Tax.

“Trademarks” means United States, state and non-United States trademarks, service marks, trade names, designs, logos, slogans and general intangibles of like nature, and pending registrations and applications to register the foregoing.

A-A-9

“Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

“Transfer Taxes” means all sales, use, value added, documentary, stamp duty, gross receipts, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar taxes and fees, including any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

“Treasury Regulation” means any regulation promulgated under the Code.

A “Triggering Event” shall be deemed to have occurred if: (i) Company Board shall have made a Change of Company Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Recommendation or shall have failed to include in the Proxy Statement a statement to the effect that Company Board has determined and believes that the Merger is fair to and in the best interests of the Company’s stockholders (other than the Rollover Stockholders); (iii) following the public disclosure or public announcement of a Competing Proposal or an Acquisition Inquiry, the Company Board fails to reaffirm publicly the Company Recommendation within five Business Days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (iv) the Company Board shall have publicly approved, endorsed or recommended any Competing Proposal; (v) the Company shall have entered into any letter of intent or Contract contemplating or providing for any Competing Proposal (other than an Acceptable Confidentiality Agreement); or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have publicly issued, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Antitrust Laws	Section 3.04(b)
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Shares	Section 2.01(a)(i)
Cancelled Shares	Section 2.01(a)(ii)
Certificate	Section 2.01(a)(i)
Certificate of Merger	Section 1.03
Change of Company Recommendation	Section 5.03(d)
Closing	Section 1.02
Company	Preamble
Company Benefit Plan	Section 3.12(a)
Company Board	Recitals
Company By-laws	Section 3.01(c)
Company Charter	Section 3.01(c)
Company Common Stock	Recitals

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Company Disclosure Letter	Article III
Company Employees	Section 5.10(a)
Company Financial Statements	Section 3.06(a)
Company Material Contract	Section 3.18(b)
Company Options	Section 2.03(a)
Company Permits	Section 3.05(a)
Company Preferred Stock	Section 3.02(a)
Company Recommendation	Recitals
Company Representatives	Section 5.03(a)
Company Returns	Section 3.14(a)
Company SEC Documents	Section 3.06(a)
Company Stockholder Approval	Section 3.22
Company Stockholder Meeting	Section 5.04(c)
Company 401(k) Plan	Section 5.10(e)
D&O Insurance	Section 5.08(b)
DGCL	Recitals
Dissenting Shares	Section 2.04
Dissenting Stockholder	Section 2.04
Effective Time	Section 1.03
ERISA	Section 3.12(a)
ESPP Termination Date	Section 2.03(c)
Exchange Fund	Section 2.02(a)
FCPA	Section 3.24
General Release	Recitals
Indemnified Liabilities	Section 5.08(a)
Indemnified Party	Section 5.08(a)
Intervening Event	Section 5.03(f)(i)
Investment Agreement	Recitals
Leased Real Property	Section 3.15
Medical Device	Section 3.26(a)
Merger	Recitals
Merger Consideration	Section 2.01(a)(i)
Most Recent Balance Sheet	Section 3.10
Notice of Change of Recommendation	Section 5.03(e)(v)
Outside Date	Section 7.01(b)
Parent	Preamble
Paying Agent	Section 2.02(a)
Permit	Section 3.05(a)
Pre-Closing Period	Section 5.01
Proceeding	Section 3.11
Proposed Definitive Agreement	Section 5.03(e)(iii)
Proxy Statement	Section 3.07
RSUs	Section 2.03(b)
RSU Award	Section 2.03(b)
RSU Payments	Section 2.03(b)
Sarbanes-Oxley Act	Section 3.06(a)

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Shares	Section 2.01(a)(i)
Social Security Act	Section 3.26(d)
Specified Date	Section 3.02(a)
Sub	Preamble
Surviving Corporation	Section 1.01
Takeover Statute	Section 3.21
Transactions	Recitals
Voting Agreements	Recitals
White Oak	Section 5.16
White Oak Agreement	Section 5.16

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Annex B

P/W/P / PERELLA WEINBERG PARTNERS	767 Fifth Avenue New York, NY 10153
T 212.287.3200 F 212.287.3201 pwcpartners.com

April 19, 2016

The Board of Directors and the Special Committee of the Board of Directors

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, California 94043

Members of the Board of Directors and the Special Committee of the Board of Directors:

We understand that Hansen Medical, Inc., a Delaware corporation (the “Company”), is considering a transaction whereby Auris Surgical Robotics, Inc., a Delaware corporation (“Parent”), will acquire the Company by effecting a merger involving the Company. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Parent, Pineco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company (the “Merger”) and as a result thereof, among other things, (a) the Company will become a wholly owned subsidiary of Parent, and (b) each share of the Company’s common stock, par value $0.0001 per share (the “Shares”), issued and outstanding immediately prior to the effective time of the Merger, other than Excluded Shares (as defined below), will be converted into the right to receive $4.00 in cash (the “Merger Consideration”). As used herein, Excluded Shares mean Dissenting Shares (as defined in the Merger Agreement) and Shares that are held in treasury or owned of record by the Company, Parent or any wholly-owned subsidiary of the Company or Parent immediately prior to the effective time of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Shares, other than the holders of the Excluded Shares and the holders of the Shares who, concurrently with the execution and delivery of the Merger Agreement, are executing and delivering the Investment Agreement (as defined in the Merger Agreement) (holders of the Shares, other than the holders of the Excluded Shares and the holders of the Shares who, concurrently with the execution and delivery of the Merger Agreement, are executing and delivering the Investment Agreement, being the “Holders”), of the Merger Consideration to be received by such Holders in the proposed Merger.

For purposes of the opinion set forth herein, we have, among other things:

1.	reviewed certain publicly available financial statements and other business and financial information with respect to the Company;

2.	reviewed certain internal financial statements, analyses and forecasts, and other financial and operating data relating to the business of the Company, in each case, prepared by the Company’s management (the “Company Forecasts”);

3.	discussed the past and current business, operations, financial condition and prospects of the Company with senior executives of the Company;

4.	compared the financial performance of the Company with that of certain publicly-traded companies which we believe to be generally relevant;

5.	compared the financial terms of the Merger with the publicly available financial terms of certain transactions which we believe to be generally relevant;

6.	reviewed historical premiums paid for securities of certain publicly-traded companies in certain transactions which we believe to be generally relevant;

7.	reviewed the historical trading prices and trading activity for the Shares and compared such price and trading activity of the Shares with that of securities of certain publicly-traded companies which we believe to be generally relevant;

8.	reviewed a draft, dated April 19, 2016, of the Merger Agreement; and

9.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of this opinion and have further relied upon the assurances of the management of the Company and assumed, with your consent and at your direction, that information furnished by the Company for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the Company Forecasts, we have been advised by the management of the Company, and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the assumptions on which they are based. In arriving at our opinion, we have not made any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals nor have we assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company. In addition, we have not evaluated the solvency of any party to the Merger Agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have been informed by members of the Company’s management that the business and prospects of the Company have been severely and negatively affected as a result of the deteriorating financial condition of the Company and, as a result, the Company and its Board of Directors are faced with a rapidly narrowing set of alternatives. In arriving at our opinion, we have also assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without material modification (including, without limitation, modification to the Merger Consideration or the form or structure of the transaction) or amendment, without waiver of any of its covenants or conditions, or without delay, and that the final executed Merger Agreement will not differ in any respect material to our analysis from the draft Merger Agreement reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company, Parent or the contemplated benefits expected to be derived in the proposed Merger. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Merger Consideration to be received by the Holders pursuant to the Merger Agreement. We have not been asked to offer, and we do not offer, any opinion as to any other term of the Merger Agreement or any other related document or the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any related document, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals. Our opinion does not address the underlying business decision of the Company to enter into the Merger or the relative merits of the Merger as compared with any other strategic alternative which may be available to the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will be entitled to receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities and other items arising out of our engagement. Except in connection with its engagement as financial advisor to the Company in connection with the proposed Merger, during the two year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP and its affiliates and the Company or Parent pursuant to which compensation was received by Perella Weinberg Partners LP or its affiliates; however Perella Weinberg Partners LP and its affiliates may in the future provide investment banking and other financial services to the Company or Parent or their respective affiliates for which they would expect to receive compensation. In the ordinary course of our business activities, Perella Weinberg Partners LP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or Parent or any of their respective affiliates. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

It is understood that this opinion is for the information and assistance of the Board of Directors and the Special Committee of the Board of Directors of the Company acting in their respective capacities as such in connection with, and for the purposes of Board of Directors and the Special Committee of the Board of Directors’ evaluation of, the Merger and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, without or prior written consent, except as otherwise contemplated by the terms of our engagement letter, dated December 9, 2015, as amended effective January 5, 2016. This opinion is not intended to be and does not constitute a recommendation to any Holder as to how to vote or otherwise act with respect to the proposed Merger or any other matter. This opinion does not in any manner address the prices at which the Shares will trade at any time. In addition, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of the Company, including the holders of the Shares who, concurrently with the execution and delivery of the Merger Agreement, are executing and delivering the Investment Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, on the date hereof, the Merger Consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Very truly yours,

/s/ PERELLA WEINBERG PARTNERS LP

Annex C

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) dated as of April 19, 2016, is entered into by the undersigned (the “Stockholder”) in favor of and for the benefit of AURIS SURGICAL ROBOTICS, INC., a Delaware corporation (“Parent”), PINECO ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and HANSEN MEDICAL, INC., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) among Parent, Sub and the Company.

RECITALS

A. As of the date of this Agreement, the Stockholder owns beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and/or of record (as specified on Schedule A) the Shares set forth opposite the Stockholder’s name on Schedule A (all such Shares that are outstanding as of the date hereof, together with any other Shares that are hereafter issued to, or are otherwise acquired or owned, beneficially or of record by, the Stockholder during the Agreement Period (as defined below), including through the exercise of any Company Options, Company Warrants, convertible or exchangeable securities or other similar instruments of the Company, and any other securities of the Company described in Section 9, collectively, the “Subject Shares”).

B. Concurrently with the execution and delivery of this Agreement, Parent, Sub and the Company are entering into the Merger Agreement, a copy of which has been made available to and reviewed by the Stockholder, which provides for, among other things, the merger of Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth therein.

C. As an inducement to and condition to Parent’s and Sub’s willingness to enter into and consummate the transactions contemplated by the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

AGREEMENT

In consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the Stockholder hereby agrees as follows:

SECTION 1. Voting Agreement.

(a) Voting Agreement. During the Agreement Period, the Stockholder irrevocably and unconditionally agrees that the Stockholder shall, or shall cause the holder of record thereof on any applicable record date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called (each, a “Company Stockholder Meeting”), or, if applicable, pursuant to any consent of the stockholders of the Company in lieu of a meeting or otherwise, to:

(i) be present, in person or represented by proxy, or otherwise cause the Subject Shares to be counted for purposes of determining the presence of a quorum at such meeting (to the fullest extent that the Subject Shares may be counted for quorum purposes under applicable Law); and

(ii) vote, or cause to be voted, with respect to all of the Subject Shares to the fullest extent that the Subject Shares are entitled to be voted at the time of any vote:

(x) in favor of: (A) the adoption of the Merger Agreement and the approval of the Merger; and (B) without limitation of the preceding clause “(A),” the approval of any proposal to adjourn or postpone the Company Stockholder Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Stockholder Meeting is held; and

(y) against (A) any Competing Proposal, (B) any reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger, or (C) any other matters relating to, or in connection with, any of the matters described in this clause (y).

During the Agreement Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instruction in any manner inconsistent with this Section 1(a).

(b) Change of Company Recommendation. Notwithstanding anything to the contrary in Section 1(a), in the event that the Company Board or a duly authorized committee thereof shall have validly adopted a Change of Company Recommendation in compliance with the provisions of Section 5.03(f) of the Merger Agreement, then during the period commencing on the adoption of such Change of Company Recommendation and continuing until the earlier of (i) the date on which such Change of Company Recommendation is withdrawn by the Company Board or a duly authorized committee thereof, or (ii) the date on which the Company Board or a duly authorized committee thereof makes or reinstates the Company Recommendation, the number of Subject Shares subject to the provisions of Section 1(a) shall be limited to 61% of the Subject Shares. Subject only to the foregoing and to Section 6, all Subject Shares shall in such event continue to be subject to all other provisions of this Agreement.

SECTION 2. Documentation and Information. The Stockholder: (a) consents to and authorizes the publication and disclosure by Parent, Sub and the Company, as applicable, of the Stockholder’s identity and holdings of Subject Shares, the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent, Sub or the Company, as applicable, determines in good faith is required to be disclosed by applicable Law in the Proxy Statement, any press release or any other disclosure document (whether or not filed with the SEC) in connection with the Merger and the other Transactions; and (b) agrees to promptly give to Parent, Sub and the Company, as applicable, any information it may reasonably require for the preparation of any such documents. The Stockholder agrees to promptly notify Parent, Sub and the Company, as applicable, of any required corrections with respect to any information provided by or on behalf of the Stockholder pursuant to this Section 2, if and to the extent that any such information shall have become false or misleading in any material respect. The Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior written approval of Parent, except as may be required by applicable Laws.

SECTION 3. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent and Sub as follows:

(a) Authorization. If the Stockholder is not an individual, it has full corporate, limited liability company, partnership or trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Stockholder is an individual, he or she (or the representative or fiduciary signing on his or her behalf, as applicable) has full legal capacity, right and authority to execute and deliver this Agreement and the Proxy and to perform his or her obligations hereunder. If the Stockholder is not an individual, the execution, delivery and performance by the Stockholder of this

Agreement and the Proxy and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or trust action on the part of the Stockholder. This Agreement and the Proxy have been duly executed and delivered by or on behalf of the Stockholder and constitute valid and legally binding obligations of the Stockholder in accordance with their terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

(b) No Violation.

(i) The execution and delivery of this Agreement and the Proxy by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder will not: (A) assuming compliance with the matters referred to in Section 3(b)(ii), contravene, conflict with, or result in a violation or breach of any Law or any Order of any Governmental Entity with competent jurisdiction applicable to the Stockholder or any of the Subject Shares; or (B) constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Stockholder is entitled under any provision of any Contract binding upon the Stockholder or any of the Subject Shares, or result in the imposition of any Lien on the Subject Shares or any other assets of the Stockholder.

(ii) No consent or order of, or registration or filing with or notification to, any Governmental Entity or any other person is required by the Stockholder in connection with the execution and delivery of this Agreement or the Proxy by the Stockholder or the performance by the Stockholder of the Stockholder’s obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Securities Exchange Act of 1934, as amended, as may be required in connection with this Agreement and the transactions contemplated hereby.

(c) Ownership of Subject Shares. The Stockholder is the beneficial and/or record owner (as specified on Schedule A) of, and has good and marketable title to, the Subject Shares free and clear of all Liens. The Stockholder has the complete and exclusive power to, directly or indirectly: (i) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 1; (ii) agree to all matters set forth in this Agreement; and (iii) demand and waive appraisal or dissenters’ rights with respect to the Subject Shares. The number of Shares set forth on Schedule A opposite the name of the Stockholder are the only Shares owned beneficially and/or of record by the Stockholder as of the date hereof. As of the date hereof, other than the Subject Shares and any Shares that are the subject of unexercised Company Options (the number of which is set forth opposite the name of the Stockholder on Schedule A) or Company Warrants held by the Stockholder, the Stockholder does not directly or indirectly own any Shares or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company. Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Stockholder is a party obligating the Stockholder to Transfer or cause to be Transferred, any of the Subject Shares. Except pursuant to this Agreement, no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(d) Absence of Litigation. As of the date hereof, there is no action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) (or any hearing, inquiry, audit or examination of which the Stockholder is or becomes aware) commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel pending against the Stockholder or any of the Subject Shares that would reasonably be expected to prevent the Stockholder from performing its obligations hereunder in all material respects.

SECTION 4. Action in Stockholder Capacity Only. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record holder and/or beneficial owner, as applicable, of the Subject Shares and not in the Stockholder’s capacity (if any) as a director, officer or employee of the Company or any Company Subsidiary. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer, director or employee of the Company or any Company Subsidiary, if applicable, consistent with the terms of the Merger Agreement.

SECTION 5. No Transfer; No Solicitation.

(a) Prohibition on Transfer. Except pursuant to the terms of this Agreement, during the Agreement Period, the Stockholder shall not (and the Stockholder shall not cause or permit any person to), without the prior written consent of Parent, directly or indirectly: (i) grant or permit the grant of any proxies, powers of attorney, rights of first offer or refusal or other authorizations in or with respect to, or enter into any voting trust or voting agreement or arrangement with respect to, any Subject Shares or any interest therein; (ii) sell, assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any Subject Shares or any interest therein to any person other than Parent or Sub, or grant to any other person the right to Transfer any Subject Shares; (iii) create or otherwise permit any Lien to be created on any Subject Shares; (iv) enter into any Contract with any person with respect to the direct or indirect Transfer of any Subject Shares or any interest therein; (v) enter into a swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any Subject Shares; or (vi) agree to do or any of the foregoing.

(b) Exceptions. Notwithstanding the foregoing, the Stockholder shall have the right to Transfer all or any portion of the Subject Shares to a Permitted Transferee of the Stockholder if and only if prior thereto and as a condition to the effectiveness of such Transfer, such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent: (i) to accept the Subject Shares subject to the terms and conditions of this Agreement; and (ii) to be bound by this Agreement and to agree and acknowledge that such person shall constitute a Stockholder for all purposes of this Agreement; provided that notwithstanding any such Transfer, the Stockholder shall continue to be liable for any breach by any Permitted Transferee of his, her or its agreements and covenants under this Agreement. “Permitted Transferee” means, with respect to the Stockholder: (A) if the Stockholder is an individual, any member of the immediate family of the Stockholder; (B) any trust, the trustees of which include only the Stockholder and/or the other persons named in clause “(A)” of this sentence and the beneficiaries of which include only the Stockholder and/or the persons named in clause “(A)” of this sentence; (C) any corporation, limited liability company or partnership, the shareholders, members or general and limited partners of which include only the persons named in clause “(A)” of this sentence; or (D) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust if they are persons named in clause “(A)” of this sentence.

(c) Effect of Attempted Transfer. Any attempted Transfer of Subject Shares, or any interest therein, in violation of this Section 5 shall be null and void. If so requested by Parent, the Stockholder agrees that the Subject Shares shall bear a legend, reasonably acceptable in form and substance to Parent, stating that they are subject to this Agreement.

(d) No Solicitation. The Stockholder agrees that during the Agreement Period, the Stockholder shall not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.03 of the Merger Agreement.

SECTION 6. Proxy.

(a) Proxy. Contemporaneously with the execution of this Agreement: (i) the Stockholder shall execute and deliver to Parent a proxy in substantially the form attached to this Agreement as Exhibit I, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the end of the Agreement Period) with respect to the Subject Shares referred to therein (the “Proxy”); and (ii) if applicable, the Stockholder shall cause to be executed and delivered to Parent an additional proxy (in substantially the form attached hereto as Exhibit I) executed on behalf of the record owner of any outstanding Subject Shares that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by the Stockholder and covering such Subject Shares beneficially owned by the Stockholder.

(b) Change of Company Recommendation. Notwithstanding anything to the contrary in Section 6(a)(i) or 6(a)(ii), in the event that the Company Board or a duly authorized committee thereof shall have validly adopted a Change of Company Recommendation in compliance with the provisions of Section 5.03(f) of the Merger Agreement, then during the period commencing on the adoption of such Change of Company Recommendation and continuing until the earlier of (A) the date on which such Change of Company Recommendation is withdrawn by the Company Board or a duly authorized committee thereof, or (B) the date on which the Company Board or a duly authorized committee thereof makes or reinstates the Company Recommendation, the number of shares subject to the provisions of Sections 6(a)(i) and 6(a)(ii) shall be limited to 61% of the Subject Shares.

SECTION 7. Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any and all rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger that Stockholder may have by virtue of, or with respect to, the Subject Shares (including all rights under Section 262 of the DGCL).

SECTION 8. Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, all further transfers, assignments, endorsements, consents and other documents and instruments and shall (at Stockholder’s sole expense) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, or as Parent may reasonably request, to perform its obligations under, carry out, and further the intent of, this Agreement.

SECTION 9. Certain Adjustments. In the event of a stock dividend or distribution, stock split, reverse stock split, recapitalization, subdivision, combination, merger, consolidation, reclassification, spin-off, readjustment, exchange of shares or the like, on, of or affecting the Subject Shares, the term “Subject Shares” shall be deemed to refer to and include such Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in the transaction.

SECTION 10. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (i) if delivered by hand, when delivered; (ii) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (iii) if sent by electronic mail, or other electronic transmission, upon delivery; (iv) if sent by registered, certified or first class mail, the third Business Day after being sent; and (v) if sent by overnight delivery via a national delivery service, one Business Day after being sent, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent or Sub, to:

Auris Surgical Robotics, Inc.

125 Shoreway Road, Suite D

San Carlos, California 94070

Attention: David Styka, Chief Financial Officer

Facsimile: 650-837-0267

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

Attention: Michael J. O’Donnell, Esq.

Facsimile: 650-494-0792

If to the Company:

Hansen Medical, Inc.

800 E. Middlefield Road

Mountain View, California 94043

Attention: Christopher P. Lowe, Chief Financial Officer

Facsimile: 650-404-5901

with a copy to (for information purposes only):

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, California 94304

Fax: (650) 565-7100

Email: sflanagan@sidley.com

Attention: Sharon R. Flanagan

If to the Stockholder, to his, her or its address set forth on a signature page hereto.

(b) Amendment and Waivers.

(i) Any provision of this Agreement or the Proxy may be amended during the Agreement Period if, but only if, such amendment is in writing and is signed by the Stockholder, Parent, Sub and the Company.

(ii) No failure on the part of the Company, Parent or Sub to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company, Parent or Sub in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. None of the Company, Parent or Sub shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(iii) The Stockholder shall not enter into any agreement, arrangement or understanding with respect to the Subject Shares (other than the Proxy) that is inconsistent with any of the terms of this Agreement with the Company, Parent or Sub without the prior written consent of the Company, Parent and Sub.

(c) Binding Effect; Benefit; Assignment.

(i) The provisions of this Agreement shall be binding upon the Stockholder and shall inure to the benefit of the Company, Parent and Sub and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the Company, Parent and Sub and their respective successors and permitted assigns. Without limiting any of the restrictions set forth in Section 5 or elsewhere in this Agreement, this Agreement shall be binding upon any person to whom any Subject Shares are Transferred prior to the end of the Agreement Period.

(ii) Neither the Stockholder, on the one hand, nor the Company, Parent or Sub, on the other hand, may assign this Agreement or any of his, her or its rights, interests or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of the Company and Parent or the Stockholder, as applicable, except that each of Parent and Sub may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their respective Subsidiaries at any time.

(d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of: (i) the Effective Time; (ii) the mutual written consent of the Stockholder, Parent, Sub and the Company; (iii) the entry without prior written consent of the Stockholder into any amendment to the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that results in a decrease in the Merger Consideration except as a result of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or by reason of a stock dividend or stock distribution; and (iv) the termination of the Merger Agreement (the period from the date of this Agreement through the termination of this Agreement being referred to as the “Agreement Period”); provided that: (A) Section 10(a) shall survive such termination; and (B) no such termination shall relieve or release the Stockholder from any liabilities arising out of his, her or its (w) fraud, (x) willful and material breach of any representation or warranty contained in this Agreement, (y) breach of Section 1, Section 5(a) or Section 7 of this Agreement prior to the termination of this Agreement (if such breach causes or contributes to either (1) the failure of the Company Stockholder Approval to have been obtained under the Merger Agreement, or (2) the failure of the Stockholder to fulfill his, her or its obligations under the Investment Agreement described in the Merger Agreement), or (z) willful and material breach of any covenant or agreement contained in this Agreement prior to the termination of this Agreement.

(e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) In any Proceeding between or among the parties arising out of or relating to this Agreement or any of the Transactions, the Stockholder: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this sentence, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agrees that service of process upon the Stockholder in any such action or proceeding shall be effective if given in accordance with Section 10(a) or in any other manner as may be permitted by applicable Law.

(ii) THE STOCKHOLDER ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY IRREVOCABLY WAIVES ANY RIGHT THE STOCKHOLDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. THE STOCKHOLDER ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (A) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (B) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (C) THE COMPANY, PARENT AND SUB HAVE BEEN INDUCED TO ENTER INTO THE MERGER AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e)(ii).

(iii) This Agreement and the agreements, instruments and documents contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable principles of conflicts of law that might require the application of the Laws of any other jurisdiction.

(f) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

(g) Enforcement. The Stockholder acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, the Company, Parent and Sub shall be entitled to obtain, without proof of actual damages: (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (ii) an injunction restraining such breach or threatened breach; this being in addition to any other remedy to which the Company, Parent or Sub is entitled at law or in equity.

(h) Independence of Obligations. The covenants and obligations of the Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between or among the Stockholder, on the one hand, and the Company, Parent or Sub, on the other hand. The existence of any claim or cause of action by the Stockholder against the Company, Parent or Sub shall not constitute a defense to the enforcement of any of such covenants or obligations against the Stockholder.

(i) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

(j) Effectiveness. The delivery of a signed copy of this Agreement or of any other document contemplated by this Agreement (including any amendment or any other change thereto) by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement or other document for all purposes. The signature of the Stockholder transmitted by any electronic means referenced in the preceding sentence shall be deemed to be an original signature for all purposes

(k) Entire Agreement. This Agreement, including the schedules, exhibits, and amendments hereto, and the Proxy constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

(l) Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(m) Interpretation.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(ii) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv) Unless otherwise indicated or the context otherwise requires: (A) any definition of or reference to any agreement, instrument or other document or any Law herein shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified; (B) any reference herein to any person shall be construed to include such person’s successors and assigns; (C) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (D) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(n) No Obligation to Exercise Company Options or Company Warrants. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall obligate the Stockholder to exercise any Company Option, Company Warrants or other right to acquire Shares, nor shall the Shares beneficially owned by the Stockholder for purposes of this Agreement be deemed to include any shares of common stock of the Company issuable upon exercise of any Company Option or Company Warrants or settlement of any RSU Award unless and until the Stockholder actually exercises any such Company Option or Company Warrant or settles any such RSU Award.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Stockholder has executed this Agreement as of the date first written above.

STOCKHOLDER
Print Name of Stockholder

By:
Name:
Title:

Address:

[Signature Page to Voting Agreement]

SCHEDULE A

Ownership of Company Common Stock

Name of Stockholder	Number of Shares Beneficially Owned		Number of Shares Owned of Record
[●]	[●	]	[●	]

EXHIBIT I

FORM OF IRREVOCABLE PROXY

April 19, 2016

The undersigned stockholder (the “Stockholder”) of Hansen Medical, Inc., a Delaware corporation (the “Company”), by executing and delivering this Irrevocable Proxy (this “Proxy”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes David Styka and Matthew Chen of Auris Surgical Robotics, Inc., a Delaware corporation (“Parent”), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the fullest extent of the Stockholder’s rights to do so) (but subject to the third and fourth paragraphs of this Proxy) with respect to: (i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this Proxy; and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire of record on or after the date hereof; provided, however, that in the event that the Company Board or a duly authorized committee thereof shall have validly adopted a Change of Company Recommendation in compliance with the provisions of Section 5.03(f) of the Merger Agreement, then during the period commencing on the adoption of such Change of Company Recommendation and continuing until the earlier of (A) the date on which such Change of Company Recommendation is withdrawn by the Company Board or a duly authorized committee thereof, or (B) the date on which the Company Board or a duly authorized committee thereof makes or reinstates the Company Recommendation, the number of shares subject to clauses “(i)” and “(ii)” shall be limited to 61% of such shares. (The shares of the capital stock of the Company referred to in clauses “(i)” and “(ii),” subject to the proviso, of the immediately preceding sentence are collectively referred to as the “Record Shares.”) Upon the execution hereof, all prior proxies given by the Stockholder with respect to the voting of any Record Shares inconsistent with the terms of this Proxy or the Voting Agreement (as defined below) are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to the voting of any Record Shares inconsistent with the terms of this Proxy or the Voting Agreement until after the end of the Agreement Period.

This Proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for the Stockholder’s performance under, the Voting Agreement, dated as of the date hereof, among Parent, Pineco Acquisition Corp., a wholly-owned subsidiary of Parent (“Sub”), the Company and the Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Sub and the Company (the “Merger Agreement”). This Proxy will terminate at the end of the Agreement Period (as defined in the Voting Agreement). Capitalized terms used in this Proxy and not defined in this Proxy have the meanings set forth in the Voting Agreement.

Each of the attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote the Record Shares at any time until the end of the Agreement Period at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

(i) in favor of: (A) the adoption of the Merger Agreement and the approval of the Merger; and (B) without limitation of the preceding clause “(A),” the approval of any proposal to adjourn or postpone the Company Stockholder Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Stockholder Meeting is held; and

(ii) against (A) any Competing Proposal, (B) any reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger, or (C) any other matters relating to, or in connection with, any of the matters described in this clause (ii).

The Stockholder may vote the Record Shares on all other matters not referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters.

This Proxy shall be binding upon the heirs, estate, executors, successors and assigns of the Stockholder (including any transferee of any of the Record Shares).

If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party to the Voting Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such parties shall negotiate in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

IN WITNESS WHEREOF, the Stockholder has executed this Proxy as of the date first set forth above.

STOCKHOLDER
Print Name of Stockholder

By:
Name:
Title:

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Hansen Medical, Inc. 02CUAF 1 U PX + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 5 and FOR all the nominees listed in Proposal 4. For Against Abstain 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2016 (as it may be amended from time to time, the “merger agreement”), by and among Hansen, Auris Surgical Robotics, Inc., a Delaware corporation (“Auris”), and Pineco Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Auris, which provides for a merger in which Hansen will become a wholly owned subsidiary of Auris (the “merger”). 01 - Kevin Hykes 02 - Nadim Yared 4. To elect the three Class I directors nominated by our Board to serve for a three-year term and until their successors are elected. For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 03 - Marjorie L. Bowen For Withhold 2. To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement. 3. To consider and vote on a proposal to adjourn the annual meeting to a later date or time if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the annual meeting, or any adjournment or postponement thereof, to adopt the merger agreement. 5. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. For Against Abstain THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 4, “FOR” WITH RESPECT TO PROPOSAL 1, “FOR” WITH RESPECT TO PROPOSAL 2, “FOR” WITH RESPECT TO PROPOSAL 3 AND “FOR” WITH RESPECT TO PROPOSAL 5. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 MMMMMMM 2 7 5 3 0 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on July 21, 2016. Vote by Internet Go to www.investorvote.com/HNSN Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message . Notice of 2016 Annual Meeting of Stockholders – July 22, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HANSEN MEDICAL, INC. The undersigned hereby appoints Cary G. Vance and Christopher P. Lowe and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hansen Medical, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of stockholders of the company to be held at 10:00 a.m. local time on July 22, 2016 at 800 East Middlefield Road, Mountain View, California 94043, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. Continued and to be marked, dated and signed, on the other side. Proxy — Hansen Medical, Inc.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: http://investor-relations.hansenmedical.com/phoenix.zhtml?c=202676&p=proxy Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.